                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement                    [ ] Confidential, for
                                                            Use of the
                                                            Commission Only (as
                                                            permitted by Rule
                                                            14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 240.14a-12

                            THE CERPLEX GROUP, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            THE CERPLEX GROUP, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14(a)-6(i)(2) or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Aurora Electronics, Inc. common stock, par value $.03 per share (Aurora Common Stock).
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        41,600,000
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
        $0.34 per share, calculated by dividing the proposed maximum offering price by the amount of Aurora Common Stock to be issued in the transaction.
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of the transaction:
        $13,140,486, calculated by multiplying (a) the average of the high and low prices per share of The Cerplex Group, Inc. common stock, par value $.001 per share, (Cerplex Common Stock) on March 20, 1998, as reported by the Over-the-Counter Bulletin Board, by (b) the amount of Cerplex Common Stock to be received in exchange for the Aurora Common Stock.
--------------------------------------------------------------------------------
     (5) Total fee paid:
        $2,628, calculated pursuant to Rule 14a-6 and Rule 0-11 of the Securities and Exchange Act of 1934, as amended, based upon the average of the high and low prices per share of Cerplex Common Stock on March 20, 1998, as reported by the Over-the-Counter Bulletin Board, and the amount of Cerplex Common Stock to be received or canceled in exchange for the Aurora Common Stock.
--------------------------------------------------------------------------------

     [X] Fee previously paid with preliminary materials. $2,664
--------------------------------------------------------------------------------

     [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $2,664
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.: Schedule 14A
--------------------------------------------------------------------------------
     (3) Filing Party: Aurora Electronics, Inc.
--------------------------------------------------------------------------------
     (4) Date Filed: February 26, 1998
--------------------------------------------------------------------------------

---------------

1 The Proxy Statement filed herewith is the Joint Proxy Statement of the
  Registrant named above and Aurora Electronics, Inc.

                            AURORA ELECTRONICS, INC.
                         9477 WAPLES STREET, SUITE 150
                          SAN DIEGO, CALIFORNIA 92121

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1998
                             ---------------------

     As a stockholder of Aurora Electronics, Inc. ("Aurora"), you are hereby given notice of and invited to attend in person or by proxy the Special Meeting of Stockholders of Aurora to be held on Thursday, April 23, 1998 at the corporate headquarters of The Cerplex Group, Inc. located at 1382 Bell Avenue, Tustin, California 92780, at 10:00 a.m., local time, for the following purposes:

          1. To approve an amendment to Aurora's Amended and Restated Certificate of Incorporation (the "Aurora Charter") to increase the number of authorized shares of Aurora common stock, $.03 par value per share, from 50,000,000 to 300,000,000; and

          2. To approve an amendment to the Aurora Charter to change the name of Aurora to "The Cerplex Group, Inc."

     The Board of Directors has fixed the close of business on March 20, 1998 as the record date (the "Aurora Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment(s) thereof. Only stockholders of record at the close of business on the Aurora Record Date are entitled to notice of and to vote at such meeting. The transfer books of Aurora will not be closed.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, MANAGEMENT WISHES TO HAVE THE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE, AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a stockholder at any time prior to its use as specified in the enclosed Joint Proxy Statement/Prospectus.

                                            By Order of the Board of Directors

                                            F. WAYNE WITHERS
                                            Secretary

San Diego, California
March 27, 1998

                            YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND PROMPTLY RETURN THE
                 ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                            THE CERPLEX GROUP, INC.
                                1382 BELL AVENUE
                                TUSTIN, CA 92780
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1998
                             ---------------------

     As a stockholder of The Cerplex Group, Inc. ("Cerplex"), you are hereby given notice of and invited to attend in person or by proxy the Special Meeting of Stockholders of Cerplex (the "Cerplex Special Meeting") to be held on Thursday, April 23, 1998 at Cerplex's corporate headquarters located at 1382 Bell Avenue, Tustin, California 92780, at 11:00 a.m., local time. The Cerplex Special Meeting is being held to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement") among Aurora Electronics, Inc. ("Aurora"), Holly Acquisition Corp., a wholly-owned subsidiary of Aurora ("Sub"), and Cerplex, pursuant to which Sub will be merged with and into Cerplex, with Cerplex surviving as a wholly-owned subsidiary of Aurora, and the transactions contemplated by the Merger Agreement. Each share of capital stock of Cerplex outstanding at the effective time of the merger will be converted into shares of Aurora common stock, $.03 par value, as provided in the Merger Agreement. A copy of the Merger Agreement is attached to the Joint Proxy Statement/Prospectus that accompanies this Notice of Special Meeting of Stockholders.

     The Board of Directors has fixed the close of business on March 20, 1998 as the record date (the "Cerplex Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment(s) thereof. Only stockholders of record at the close of business on the Cerplex Record Date are entitled to notice of and to vote at such meeting. The transfer books of Cerplex will not be closed.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE, AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a stockholder any time prior to its use as specified in the enclosed Joint Proxy Statement/Prospectus.

                                            By Order of the Board of Directors

                                            FREDERIC A. RANDALL, JR.
                                            Secretary
Tustin, California
March 27, 1998

                            YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND RETURN PROMPTLY THE
              ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED HEREIN.

  A GLOSSARY OF TERMS USED THROUGHOUT THIS JOINT PROXY STATEMENT/PROSPECTUS IS
                         PROVIDED STARTING ON PAGE 115.

                            AURORA ELECTRONICS, INC.

                            THE CERPLEX GROUP, INC.

                        JOINT PROXY STATEMENT/PROSPECTUS

     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Cerplex Board for use at the Cerplex Special Meeting to be held on Thursday, April 23, 1998, at Cerplex's headquarters located at 1382 Bell Avenue, Tustin, California 92780, at 11:00 a.m., local time, or any adjournments or postponements thereof. At the Cerplex Special Meeting, holders of Cerplex Common Stock will consider and vote upon a proposal to approve the Merger pursuant to the terms and subject to the conditions set forth in the Merger Agreement. See "The Cerplex Special Meeting."

     This Joint Proxy Statement/Prospectus is also furnished in connection with the solicitation of proxies by the Aurora Board for use at the Aurora Special Meeting to be held on Thursday, April 23, 1998, at Cerplex's headquarters located at 1382 Bell Avenue, Tustin, California 92780, at 10:00 a.m., local time, or any adjournments or postponements thereof. At the Aurora Special Meeting, Aurora stockholders will consider and vote upon the following proposals: (1) to approve an amendment to the Aurora Charter to increase the number of authorized shares of Aurora Common Stock from 50,000,000 to 300,000,000, in part to assure that a sufficient number of shares of Aurora Common Stock are available to be issued in the Merger to the Cerplex stockholders and upon conversion of New Aurora Preferred Stock being issued in financing transactions related to the Merger; and (2) to approve an amendment to the Aurora Charter to change the name of Aurora to "The Cerplex Group, Inc." See "The Aurora Special Meeting."

     As a result of the Merger, Cerplex will become a wholly-owned subsidiary of Aurora, and Aurora will change its name to The Cerplex Group, Inc. Each outstanding share of Cerplex Common Stock will be converted into the right to receive 1.076368 shares of Aurora Common Stock, subject to adjustment as described herein. On March 25, 1998, the closing sale price of Aurora Common Stock on the Bulletin Board was $0.41 per share. On March 25, 1998, the closing sale price of Cerplex Common Stock on the Bulletin Board was $0.34 per share. Subject to stockholder approvals, the closing of the Merger will occur promptly after the satisfaction of the conditions precedent contained in the Merger Agreement, unless otherwise agreed by Aurora and Cerplex. See "The Merger Agreement -- Conditions to Consummation of the Merger."

     Subject to the consummation of the Merger and certain other conditions, Aurora's principal stockholder, WCAS, has agreed to provide up to $33 million of financing to Aurora as part of the WCAS Financing pursuant to the Purchase and Exchange Agreement. In the WCAS Financing, WCAS will purchase, subject to the Rights Offering, up to 15,000 WCAS Units consisting of an aggregate $15 million principal amount of Aurora Series A Senior Subordinated Notes and $18 million of shares of New Aurora Preferred Stock. Pursuant to the Rights Offering, Aurora has agreed to offer the Aurora Public Stockholders the opportunity to, and the aggregate value of WCAS Units purchased by WCAS will be decreased to the extent Aurora Public Stockholders do, purchase on a pro rata basis up to an aggregate 32,976 Rights Units consisting of an aggregate $2,747,890 principal amount of Aurora Series B Senior Subordinated Notes and 32,976 shares of New Aurora Preferred Stock. The proceeds of the WCAS Financing, the Rights Offering and the New Senior Loan, which must be in place as a condition precedent to the Merger, will be used by Aurora to repay certain senior bank indebtedness of Cerplex and for general corporate purposes. See "Other Transactions Related to the Merger -- New Senior Loan," "Other Transactions Related to the Merger -- WCAS Financing" and "Other Transactions Related to the Merger -- Rights Offering."

     This Joint Proxy Statement/Prospectus also constitutes the prospectus of Aurora that is part of the Registration Statement of Aurora filed with the Commission with respect to the issuance of up to approximately 41,600,000 shares of Aurora Common Stock to be issued pursuant to the Merger. All information contained herein with respect to Aurora has been furnished by Aurora, and all information contained herein with respect to Cerplex has been furnished by Cerplex.

      SEE "RISK FACTORS" STARTING ON PAGE 21 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY THE STOCKHOLDERS OF AURORA WITH RESPECT TO THE AURORA CHARTER AMENDMENTS AND BY THE STOCKHOLDERS OF CERPLEX WITH RESPECT TO THE MERGER AND AN INVESTMENT IN AURORA AS A RESULT OF THE MERGER.

     This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Aurora and Cerplex, respectively, on or about March 30, 1998.
NEITHER THIS TRANSACTION NOR THE SECURITIES OF AURORA TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

      The date of this Joint Proxy Statement/Prospectus is March 27, 1998.

                             AVAILABLE INFORMATION

     Both Aurora and Cerplex are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information filed by Aurora and Cerplex with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site where reports, proxy statements, and other information filed by publicly traded companies, including Aurora and Cerplex, may be retrieved. The address of this site is http://www.sec.gov. Aurora Common Stock and Cerplex Common Stock trade on the Bulletin Board. Upon consummation of the Merger, all the Cerplex Common Stock will be deregistered under the Exchange Act, and its trading on the Bulletin Board will cease.

     Aurora has filed a Registration Statement with the Commission under the Securities Act, covering the shares of Aurora Common Stock to be issued in the Merger. This Joint Proxy Statement/Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the schedules and exhibits filed as a part thereof or incorporated by reference therein. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed as an exhibit hereto or as otherwise filed with the Commission. The Registration Statement and the exhibits and schedules thereto may be inspected, without charge, and copies thereof may be obtained at prescribed rates, at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement may also be retrieved from the Commission's Web site at http://www.sec.gov.

                             ---------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/ PROSPECTUS, OR A SOLICITATION OF A PROXY FROM ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER, SOLICITATION OF AN OFFER, OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS JOINT PROXY STATEMENT/ PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AURORA OR CERPLEX AT ANY TIME SUBSEQUENT TO THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

     Aurora was incorporated in Delaware in 1983. The term "Aurora" as used herein includes all subsidiaries and predecessors of Aurora, except as the context may otherwise require. Cerplex was incorporated in California in 1990 and reincorporated in Delaware in 1993. The term "Cerplex" as used herein includes all subsidiaries and predecessors of Cerplex, except as the context may otherwise require.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................    ii
SUMMARY.....................................................     1
  The Companies.............................................     1
  Aurora Special Meeting....................................     2
  Cerplex Special Meeting...................................     2
  The Merger................................................     3
  Certain Related Transactions..............................     8
  Reasons for the Merger....................................    13
  Recommendation of the Aurora Board........................    14
  Recommendation of the Cerplex Board.......................    14
  Interests of Certain Persons in the Merger................    14
  Comparative Market Price Data.............................    15
  Dividend Policy...........................................    16
  Summary Aurora Historical Consolidated Financial Data.....    17
  Summary Cerplex Historical Consolidated Financial Data....    18
  Selected Unaudited Pro Forma Combined Financial
     Information............................................    19
  Comparative Per Share Data of Aurora and Cerplex..........    20
RISK FACTORS................................................    21
  Implementation of Business Strategy.......................    21
  New Management............................................    21
  High Degree of Leverage; Future Capital Requirements......    21
  Issuance of New Aurora Preferred Stock; Dilution..........    22
  Failure to Obtain New Senior Loan.........................    22
  Control by WCAS...........................................    23
  Aurora's Net Operating Loss Carryforwards and Possible
     Future Acquisitions....................................    23
  Exchange Ratio............................................    23
  Losses and Accumulated Deficit............................    23
  Limited Trading Market and Possible Volatility of Stock
     Price..................................................    24
  Shares Available for Future Sale..........................    24
  Dependence on the Electronics and Computer Industry.......    24
  Inventory Obsolescence....................................    24
  Reliance on Short-Term Purchase Orders and Contracts......    25
  Dependence on Key Customers...............................    25
  Competition...............................................    25
  Discontinued Operations; Change in Strategy...............    25
  Reliance on International Sales...........................    26
  Other Uncertainties.......................................    26
THE AURORA SPECIAL MEETING..................................    27
  Place, Date and Time......................................    27
  Matters to Be Considered..................................    27
  Record Date and Voting....................................    28
  Vote Required.............................................    28
  Proxy Solicitation, Revocation, and Expenses..............    29
  Dissenters' Appraisal Rights..............................    29
THE CERPLEX SPECIAL MEETING.................................    29
  Place, Date and Time......................................    29
  Matters to Be Considered..................................    29
  Record Date and Voting....................................    29

                                                              PAGE
                                                              ----
  Vote Required.............................................    30
  Proxy Solicitation, Revocation, and Expenses..............    30
  Dissenters' Appraisal Rights..............................    30
THE PROPOSED MERGER.........................................    31
  Description of the Merger.................................    31
  Background of the Merger..................................    32
  Aurora's Reasons for the Merger...........................    34
  Aurora Board Approval of the Merger.......................    34
  Opinion of Financial Advisor to Aurora....................    35
  Cerplex's Reasons for the Merger..........................    38
  Cerplex Board Approval and Recommendation of the Merger...    40
  Opinion of Financial Advisor to Cerplex...................    40
  Interests of Certain Persons in the Merger................    43
  Governmental and Regulatory Approvals.....................    44
  Accounting Treatment......................................    44
  Dissenters' Appraisal Rights..............................    44
  Certain Federal Income Tax Consequences...................    46
OTHER TRANSACTIONS RELATED TO THE MERGER....................    49
  New Senior Loan...........................................    49
  Forbearance Agreement.....................................    49
  WCAS Financing............................................    49
  Rights Offering...........................................    54
  Aurora Financing of Cerplex Working Capital...............    55
  WCAS Purchase of Certain Cerplex Securities...............    55
  Interim Management Agreement..............................    55
  Proxy and Option Agreement with Certain Stockholders of
     Cerplex................................................    55
  WCAS Stockholders Agreement...............................    56
  Registration Rights Agreement.............................    57
THE MERGER AGREEMENT........................................    57
  Terms of the Merger.......................................    57
  The Exchange Ratio........................................    58
  Fractional Shares.........................................    58
  Effective Time of the Merger..............................    58
  Effect on Cerplex Stock Options and Cerplex Stock Purchase
     Rights.................................................    59
  Dissenters' Appraisal Rights..............................    59
  Surrender of Cerplex Common Stock Certificates............    60
  Bulletin Board Listing of Aurora Common Stock.............    60
  Representations and Warranties............................    60
  Conduct of Aurora Business Pending the Merger.............    61
  Conduct of Cerplex Business Pending the Merger............    61
  Conditions to Consummation of the Merger..................    62
  Regulatory Approvals Required.............................    63
  Indemnification and Insurance.............................    64
  Waiver and Amendment......................................    64
  Termination; Termination Fee..............................    64
  Limitation on Negotiations................................    65
  Expenses..................................................    66
  Resale of Aurora Common Stock.............................    66
MANAGEMENT AFTER THE MERGER.................................    67
  Directors and Executive Officers of Aurora after the
     Merger.................................................    67

                                                              PAGE
                                                              ----
SELECTED FINANCIAL INFORMATION..............................    69
  Selected Aurora Historical Financial Information..........    69
  Aurora Management's Discussion and Analysis of Financial
     Condition and
     Results of Operations..................................    70
  Selected Cerplex Historical Financial Information.........    74
  Cerplex Management's Discussion and Analysis of Financial
     Condition and
     Results of Operations..................................    75
  Unaudited Combined Pro Forma Financial Information........    84
  Comparative Per Share Data of Aurora and Cerplex..........    90
INFORMATION CONCERNING AURORA...............................    91
  Overview..................................................    91
  Capitalization............................................    91
  Industry..................................................    92
  Services..................................................    92
  Customers and Suppliers...................................    93
  Operations................................................    93
  Competition...............................................    94
  Employees.................................................    94
  Properties................................................    94
  Legal Proceedings.........................................    94
AURORA MANAGEMENT...........................................    95
  Directors and Executive Officers of Aurora................    95
  Security Ownership of Certain Beneficial Owners of
     Aurora.................................................    97
  Committees and Meetings of the Aurora Board...............    98
  Executive Compensation....................................    99
  Employment Agreements and Termination of Employment
     Arrangements...........................................   100
  Compensation of Directors.................................   100
  Compensation and Stock Option Committee Interlocks and
     Insider Participation in Compensation Decisions........   100
  Certain Relationships and Related Transactions............   100
INFORMATION CONCERNING CERPLEX..............................   101
  General...................................................   101
  Services Provided.........................................   101
  European Operations.......................................   102
  Customers, Sales, and Marketing...........................   102
  Competition...............................................   102
  Regulation................................................   102
  Employees.................................................   102
  Properties................................................   103
  Legal Proceedings.........................................   103
CERPLEX MANAGEMENT..........................................   104
  Security Ownership of Certain Beneficial Owners and
     Management of Cerplex..................................   104
  Section 16(a) Beneficial Ownership Reporting Compliance...   105
  Cerplex Past Compensation for Continuing Directors........   105
  Cerplex Past Compensation for Continuing Executive
     Officers...............................................   106
  Stock Options.............................................   107
  Certain Relationships and Related Transactions............   108
COMPARISON OF RIGHTS OF STOCKHOLDERS OF AURORA AND
  CERPLEX...................................................   109
  Capital Stock.............................................   109
  Voting Power..............................................   110

                                                              PAGE
                                                              ----
  Directors.................................................   110
  Removal of Directors......................................   110
  Filling Vacancies on the Board of Directors...............   111
  Amendment to Certificate of Incorporation.................   111
  Amendment of Bylaws.......................................   111
  Payment of Dividends and Other Distributions..............   111
  Stockholder Meetings and Provisions for Notices;
     Proxies................................................   111
  Appraisal Rights..........................................   111
  Stockholder Action without a Meeting......................   112
  Limitations on Director Liability.........................   112
  Indemnification of Officers and Directors.................   112
  Interested Stockholder Transactions.......................   112
  Dissolution...............................................   113
  Right to Examine Stockholder List.........................   113
  Preemptive Rights.........................................   113
AFFILIATES' RESTRICTION ON SALE OF AURORA COMMON STOCK......   113
LEGAL MATTERS...............................................   114
EXPERTS.....................................................   114
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........   114
GLOSSARY OF TERMS...........................................   115
FINANCIAL STATEMENTS........................................   122
  Consolidated Financial Statements of Aurora...............   F-1
  Consolidated Financial Statements of Cerplex..............  F-26
APPENDICES
  Appendix A -- Agreement and Plan of Merger................   A-1
  Appendix B -- Opinion of Financial Advisor to Aurora
     Electronics, Inc. .....................................   B-1
  Appendix C -- Opinion of Financial Advisor to The Cerplex
     Group, Inc. ...........................................   C-1
  Appendix D -- Delaware Appraisal Rights and Procedures....   D-1

                                    SUMMARY

     The following summary of certain information contained elsewhere in this Joint Proxy Statement/ Prospectus does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Joint Proxy Statement/Prospectus and the Appendices attached hereto. The information contained in this Joint Proxy Statement/Prospectus with respect to Aurora and its affiliates has been supplied by Aurora, and the information with respect to Cerplex and its affiliates has been supplied by Cerplex. Stockholders are urged to read this Joint Proxy Statement/Prospectus and the Appendices attached hereto in their entirety. A Glossary of Terms used throughout this Joint Proxy Statement/Prospectus is provided starting on page 115 hereof. Certain other capitalized terms which are used but not defined in this summary or the Glossary are defined elsewhere in this Joint Proxy Statement/ Prospectus.

     See "The Proposed Merger -- Aurora's Reasons for the Merger," "The Proposed Merger -- Cerplex's Reasons for the Merger" and "Risk Factors" for certain information that should be reviewed carefully in considering the Aurora Charter Amendments and the Merger.

     This Joint Proxy Statement/Prospectus may contain "forward-looking statements" within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative thereof or other comparable terminology. Although Aurora and Cerplex believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results, as well as any forward-looking statements, are subject to inherent risks and uncertainties, some of which are summarized in the section entitled "Risk Factors."

                                 THE COMPANIES

Aurora.....................  Aurora Electronics, Inc., a Delaware corporation, provides spare parts distribution and electronics recycling services to major personal computer manufacturers and field service organizations. Aurora operates principally through its wholly-owned subsidiary, AEG. The principal executive offices of Aurora are located at 9477 Waples Street, Suite 150, San Diego, California 92121, and its telephone number is (619) 552-1213. See "Information Concerning Aurora."

Sub........................  Holly Acquisition Corp. is a newly-formed Delaware corporation and a wholly-owned subsidiary of Aurora. The principal executive offices of Sub are located at 9477 Waples Street, Suite 150, San Diego, California 92121, and its telephone number is (619) 552-1213.

Cerplex....................  The Cerplex Group, Inc., a Delaware corporation, provides repair services, spare parts sourcing and service management for manufacturers of computer, communications and electronic office equipment. In the computer marketplace, Cerplex primarily services display terminals, printed circuit boards, laptops, networking equipment and workstations. In the office automation marketplace, Cerplex services printers, scanners, fax machines, and high value products such as copiers, ATMs and other paper-handling equipment. The principal executive offices of

                             Cerplex are located at 1382 Bell Avenue, Tustin, California 92780, and its telephone number is (714) 258-5600. See "Information Concerning Cerplex."

                             AURORA SPECIAL MEETING

Time and Location..........  The Aurora Special Meeting will be held on
                             Thursday, April 23, 1998, at Cerplex's principal executive offices located at 1382 Bell Avenue, Tustin, California 92780, at 10:00 a.m., local time, for the purpose of considering and voting on proposals to (i) amend the Aurora Charter to increase the number of authorized shares of Aurora Common Stock from 50,000,000 to 300,000,000, and
                             (ii) amend the Aurora Charter to change the name of Aurora to "The Cerplex Group, Inc." Only holders of record of shares of Aurora Common Stock and Old Aurora Preferred Stock at the close of business on March 20, 1998 will be entitled to notice of and to vote at the Aurora Special Meeting. See "The Aurora Special Meeting -- Place, Date and Time"; "The Aurora Special Meeting -- Matters to Be Considered"; and "The Aurora Special
                             Meeting -- Record Date and Voting."

Voting.....................  The affirmative vote of (i) the holders of a majority of the outstanding shares of Aurora Common Stock, voting together as a single class with the holders of Old Aurora Preferred Stock, and (ii) the holders of a majority of the outstanding Old Aurora Preferred Stock, voting as a separate class, is required to approve the Aurora Charter Amendments. WCAS VII, AN ENTITY THAT OWNS APPROXIMATELY 74% OF THE VOTING CAPITAL STOCK OF AURORA ON AN AS-CONVERTED BASIS, HAS ENTERED INTO THE WCAS STOCKHOLDERS AGREEMENT WITH AURORA AND CERPLEX, WHEREBY WCAS VII HAS AGREED TO VOTE ITS SHARES OF AURORA COMMON STOCK AND OLD AURORA PREFERRED STOCK IN FAVOR OF THE AURORA CHARTER AMENDMENTS, WHICH VOTE IS SUFFICIENT UNDER THE DGCL AND THE AURORA BYLAWS TO APPROVE THE AURORA CHARTER AMENDMENTS. See "The Aurora Special Meeting -- Vote Required."

                            CERPLEX SPECIAL MEETING

Time and Location..........  The Cerplex Special Meeting will be held on
                             Thursday, April 23, 1998, at Cerplex's principal executive offices located at 1382 Bell Avenue, Tustin, California 92780, at 11:00 a.m., local time, for the purpose of considering and voting on a proposal to approve the Merger Agreement and the Merger. Only holders of record of shares of Cerplex Common Stock at the close of business on March 20, 1998 will be entitled to notice of and to vote at the Cerplex Special Meeting. See "The Cerplex Special Meeting -- Place, Date and Time"; "The Cerplex Special Meeting -- Matters to Be Considered"; and "The Cerplex Special Meeting -- Record Date and Voting."

Voting.....................  The affirmative vote of the holders of a majority of the outstanding shares of Cerplex Common Stock is required to approve the Merger Agreement and the Merger. CERPLEX STOCKHOLDERS HOLDING MORE THAN 50% OF CERPLEX'S VOTING SECURITIES HAVE EXECUTED THE PROXY AGREEMENT, WHEREBY SUCH HOLDERS HAVE COMMITTED TO VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER, WHICH VOTE IS SUFFICIENT UNDER THE DGCL

                             AND THE CERPLEX BYLAWS TO APPROVE THE MERGER
                             AGREEMENT AND THE MERGER. See "The Cerplex Special Meeting -- Vote Required."

                                   THE MERGER

General Terms..............  On January 30, 1998, Cerplex, Aurora and Sub
                             entered into the Merger Agreement, in which the parties set forth the terms and conditions of the merger of Sub with and into Cerplex. A copy of the Merger Agreement is included in this Joint Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference. See "The Merger Agreement." After the Merger, Aurora, which will be the holding company for the combined businesses currently conducted by Aurora and Cerplex, will change its name to "The Cerplex Group, Inc."

Exchange Ratio.............  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of Cerplex Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with (ii) below and Dissenting Shares) shall be converted into the right to receive
                             1.076368 shares of Aurora Common Stock, subject to adjustment, payable upon the surrender of the certificate formerly representing such share of Cerplex Common Stock; (ii) (a) all shares of Cerplex Common Stock and all shares of Cerplex Preferred Stock that are held by Cerplex as treasury shares or owned by Aurora or any wholly-owned subsidiary of Aurora and (b) all shares of Cerplex Preferred Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired and cease to exist, and no securities of Aurora or other consideration shall be delivered in exchange therefor; and (iii) each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation. See "The Proposed Merger -- Description of the Merger" and "The Merger Agreement -- Terms of the Merger."

Adjustment to Exchange
Ratio......................  The parties intend for the Exchange Ratio to result in a capital structure for Aurora in which the holders of all equity securities on a fully-diluted basis of Cerplex issued and outstanding at the Effective Time (including, without limitation, Cerplex Common Stock, Cerplex Stock Options and the Cerplex Stock Purchase Rights not terminated prior to the Effective Time) shall receive in the Merger equity securities of Aurora (including Aurora Common Stock, New Options or New Warrants, as the case may be) constituting 25% of the Aurora Common Stock on a fully-diluted basis after giving effect to the Merger and the consummation of all transactions to be consummated concurrently with the Merger (including the issuance of the New Aurora Preferred Stock, the cancellation of the Cerplex Warrants acquired by WCAS VII pursuant to the Cerplex Note and Warrant Assignment and Transfer Agreement, and the cancellation of the Bank Warrants pursuant to the Forbearance Agreement), not including, for purposes of such calculation, 50% of the shares of Aurora Common Stock subject to then outstanding Aurora Stock Options and 50% of the then outstanding Aurora Stock Purchase Rights with an exercise price or conversion price greater than $2.50. Accordingly, the parties have agreed to make such adjustments to the Exchange Ratio as may be appropriate to give effect to the intent of the parties set forth herein; provided that such adjustments may be made no later than five business days prior to the Effective Time. If the Merger does not close by April 30, 1998, the Bank Warrants will remain outstanding, resulting in a change in the Exchange Ratio from 1.076368 to 1.019861. See "The Merger Agreement -- The Exchange Ratio." No other material adjustments to the Exchange Ratio, including those resulting from changes in the market value of Aurora Common Stock or Cerplex Common Stock prior to the Effective Time, will be made. See "Risk Factors -- Exchange Ratio."

Fractional Shares..........  No fractional shares of Aurora Common Stock will be issued in connection with the Merger. Fractional shares otherwise issuable will be settled for cash, without interest, based on the fractional interest to which the holder of the Cerplex Common Stock would otherwise be entitled multiplied by the average last sale price of shares of Aurora Common Stock for the 20 trading days immediately prior to the Effective Time as reported by the Bulletin Board. See "The Merger Agreement -- Fractional Shares."

Treatment of Cerplex Stock
  Options..................  At the Effective Time, each Cerplex Stock Option that is outstanding immediately prior to the Effective Time shall be assumed by Aurora and converted automatically into a New Option to purchase shares of Aurora Common Stock at the Exchange Ratio, provided that any fractional shares of Aurora Common Stock resulting from such conversion shall be rounded down to the nearest whole share. The exercise price for each New Option will be equal to the existing exercise price set forth in the Cerplex Stock Option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent. After the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the Cerplex Stock Option immediately prior to the Effective Time. Aurora will file with the Commission a Registration Statement on Form S-8 (or other appropriate form) and will take any action required to register the shares of Aurora Common Stock issuable upon exercise of New Options. See "The Proposed
                             Merger -- Description of the Merger" and "The Merger Agreement -- Effect on Cerplex Stock Options and Cerplex Stock Purchase Rights."

Treatment of Cerplex Stock
  Purchase Rights..........  At the Effective Time, the warrants to purchase an aggregate of 855,000 shares of Cerplex Common Stock that are held by the original holders of the Cerplex Subordinated Notes and have an exercise price of $.01 that are outstanding immediately prior to the Effective Time shall be assumed by Aurora and converted automatically into New Warrants to purchase shares of Aurora Common Stock at the Exchange Ratio, provided that any fractional shares of Aurora Common Stock resulting from such conversion shall be rounded to the nearest whole share. The exercise price of each New Warrant shall be equal to the exercise price per share of Cerplex Common Stock in the existing warrant divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent. After the Effective Time, each New Warrant shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Cerplex warrant immediately prior to the

                             Effective Time. All other outstanding Cerplex Stock Purchase Rights shall be canceled. See "The Proposed Merger -- Description of the Merger" and "The Merger Agreement -- Effect on Cerplex Stock Options and Cerplex Stock Purchase Rights."

Exchange of Cerplex Common
  Stock....................  Prior to the Effective Time, Aurora will designate a bank or trust company reasonably acceptable to Cerplex to act as the Exchange Agent. As soon as practicable after the Effective Time, Aurora will cause the Exchange Agent to mail to each holder of record of shares of Cerplex Common Stock a form of letter of transmittal and related documents and instructions for use in surrendering such shares of Cerplex Common Stock in exchange for shares of Aurora Common Stock. PLEASE DO NOT DELIVER YOUR STOCK CERTIFICATES EVIDENCING CERPLEX COMMON STOCK TO AURORA OR THE EXCHANGE AGENT UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM AURORA OR THE EXCHANGE AGENT. See "The Merger Agreement -- Surrender of Cerplex Common Stock Certificates."

Comparison of Rights of
  Stockholders of Cerplex
  and Aurora...............  The rights of Cerplex's stockholders are currently governed by Delaware law and by the Cerplex Charter and the Cerplex Bylaws. Upon the effectiveness of the Merger, Cerplex's stockholders will become stockholders of Aurora and their rights as Aurora stockholders will be governed by Delaware law and by the Aurora Charter (as amended) and the Aurora Bylaws. See "Comparison of Rights of Stockholders of Aurora and Cerplex."

Conditions to Merger.......  The Merger will occur only if (i) the holders of the requisite number of shares of Cerplex Common Stock approve and adopt the Merger Agreement and the Merger and (ii) the holders of the requisite number of shares of Aurora capital stock approve and adopt the proposed Aurora Charter Amendment that would increase the amount of authorized Aurora Common Stock. The holders of more than the requisite number of Cerplex securities and of the Aurora securities required to approve the Merger or the Aurora Charter Amendments, as the case may be, have either agreed to vote or granted proxies to vote in favor of these actions. See "The Merger Agreement -- Conditions to Consummation of the Merger."

                             Consummation of the Merger is also subject to the satisfaction or waiver (to the extent such waiver is permitted by law) of certain other conditions, including the expiration or early termination of any applicable waiting period under the HSR Act and that no action shall have been instituted by the Department of Justice or the FTC challenging or seeking to enjoin the Merger, which action shall have not been withdrawn or terminated. A failure of any such conditions to be satisfied, if not waived, would prevent consummation of the Merger. See "The Merger Agreement -- Conditions to Consummation of the Merger."

                             The waiting period under the HSR Act was terminated on February 25, 1998.

                             In addition to the foregoing conditions, the obligations of Aurora and Sub to consummate the Merger are subject to satisfaction or waiver of additional conditions, including that: (i) Aurora shall have received the opinion of Hughes & Luce described below under "Tax Consequences of the Merger"; (ii) the aggregate number of Dissenting Shares shall not constitute more than 5% of the number of shares of Cerplex Common Stock outstanding as of immediately prior to the Effective Time; (iii) Aurora shall have obtained at least $17 million of proceeds from the New Senior Loan on terms reasonably acceptable to Aurora, as determined in good faith by Aurora; and (iv) Citibank, Cerplex's senior lender, shall have complied with the Forbearance Agreement in all material respects, Cerplex shall have satisfied in full its obligations under the Cerplex Senior Credit Agreement, the liens granted thereunder shall have been discharged and the Cerplex Senior Credit Agreement shall have been terminated. See "The Merger Agreement -- Conditions to Consummation of the Merger."

                             In addition to the foregoing conditions, the obligation of Cerplex to consummate the Merger is subject to satisfaction or waiver of additional conditions, including that: (i) Cerplex shall have received an opinion of Brobeck described below under "Tax Consequences of the Merger"; (ii) Aurora shall have appointed William A. Klein and Robert Finzi to the Aurora Board; and (iii) Aurora shall have obtained at least $17 million of proceeds from the New Senior Loan and the Purchase and Exchange Agreement shall have been consummated. See "The Merger Agreement -- Conditions to Consummation of the Merger."

Termination, Waiver and
  Amendment................  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Cerplex, (i) by the written mutual consent of Cerplex and Aurora, (ii) by either party if (a) the Merger is not consummated by June 30, 1998, (b) the requisite Cerplex or Aurora stockholder approval is not obtained, (c) there shall be a final, nonappealable order preventing the consummation of the Merger,
                             (d) the other party breaches a representation or warranty contained in the Merger Agreement the effect of which is a material adverse effect on the breaching party or (e) the other party breaches in any material respect any of the covenants or agreements set forth in the Merger Agreement, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the non-breaching party, (iii) by Aurora, if the Cerplex Board withdraws or modifies in a manner adverse to Aurora its recommendation of approval of the Merger Agreement or the Merger, makes any recommendation with respect to an Acquisition Transaction, or takes any material action in violation of the "no solicitation" covenant contained in the Merger Agreement, or (iv) by Cerplex, if such termination is necessary to allow Cerplex to enter into an Acquisition Transaction that the Cerplex Board has determined in good faith, by a majority vote after consultation with its financial advisors and based upon the advice of its legal counsel, is more favorable to the stockholders of Cerplex than the Merger. See "The Merger Agreement -- Termination; Termination Fee."

                             Except as otherwise required by law, the Merger Agreement may be amended or modified, and any condition specified therein may be waived, without re-submission to the stockholders of Aurora or Cerplex by the mutual consent of Aurora and Cerplex. See "The Merger Agreement -- Waiver and Amendment."

Termination Fees;
Expenses...................  Fees and expenses will be borne by the party incurring such fees and expenses, except that certain expenses will be shared equally by Aurora and Cerplex, including expenses incurred in connection with this Joint Proxy Statement/Prospectus, the filing fees associated with this Joint Proxy Statement/Prospectus, and filing fees for notification reports under the HSR Act. Under certain circumstances Cerplex may be required to pay to Aurora upon termination of the Merger Agreement a fee of $1 million, plus expenses incurred in connection with the Merger up to $500,000. See "The Merger Agreement -- Termination; Termination Fee."

Accounting Treatment.......  The Merger is anticipated to be accounted for under the "purchase" method of accounting, pursuant to which the assets and liabilities of Cerplex will be recorded at their respective fair values and added to those of Aurora as of the Effective Time. See "The Proposed Merger -- Accounting Treatment."

Tax Consequences of the
Merger.....................  Aurora will receive the opinion of Hughes & Luce substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and, accordingly, no gain or loss will be recognized by Aurora, Sub, or Cerplex as a result of the Merger. Cerplex will receive the opinion of Brobeck substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that, accordingly, (i) no gain or loss will be recognized by the stockholders of Cerplex who exchange their Cerplex Common Stock solely for shares of Aurora Common Stock pursuant to the Merger (except to the extent that cash is received in lieu of a fractional share interest),
                             (ii) the aggregate basis of the shares of Aurora Common Stock received by stockholders of Cerplex in the Merger will be the same as the aggregate basis of the Cerplex Common Stock surrendered in exchange therefor (reduced by any amount attributable to a fractional share interest for which cash is received), (iii) the holding period of the shares of Aurora Common Stock received by the stockholders of Cerplex in the Merger will include the period during which the shares of Cerplex Common Stock surrendered in exchange therefor were held, provided that such shares were held as a capital asset at the Effective Time, and (iv) no gain or loss will be recognized by Cerplex, Aurora or Sub as a result of the Merger. Receipt of these opinions is a condition precedent to the consummation of the Merger. See "The Proposed Merger -- Certain Federal Income Tax Consequences" and "The Merger Agreement -- Conditions to Consummation of Merger."

Dissenters' Rights.........  Under Section 262, the holders of Cerplex Common
                             Stock have a right to dissent to the Merger and seek a judicial appraisal of the value of their shares of Cerplex Common Stock. The holders of any Dissenting Shares shall be entitled to payment by the Surviving Corporation of the appraised value of such shares to the extent permitted by and in accordance with the provisions of Section 262. See "The Proposed
                             Merger -- Dissenters' Appraisal Rights" and "The Merger Agreement -- Dissenters' Appraisal Rights."

Management Following the
  Merger...................  As a result of the Merger, William A. Klein and
                             Robert Finzi, current Cerplex directors, will be appointed to the Aurora Board. The directors of Sub at the Effective Time will be the initial directors of the Surviving Corporation following the Merger and the officers of Cerplex immediately prior to the Effective Time will be the initial officers of the Surviving Corporation following the Merger. See "Management After the Merger."

                          CERTAIN RELATED TRANSACTIONS

New Senior Loan............  It is a condition to the Merger that Aurora receive at least $17 million in proceeds from the New Senior Loan on terms reasonably acceptable to Aurora, as determined in good faith by Aurora. No binding financing commitments have been received yet by Aurora and there can be no assurance that Aurora will be able to obtain such financing. Proceeds from the New Senior Loan, together with proceeds from the WCAS Financing, will be used by Aurora to repay amounts outstanding under the Cerplex Senior Credit Facility and for general corporate purposes. Obligations under the New Senior Loan will constitute senior indebtedness to which the Aurora Senior Subordinated Notes will be subordinated. Aurora's current outstanding senior bank indebtedness of approximately $16 million held by Chase will remain outstanding after the Merger. The Chase loan is guaranteed by WCAS. Chase has agreed to consent to the New Senior Loan and the subordination of Chase's security interests in, and exercise of remedies with respect to, the assets of Aurora, subject to the execution and delivery of a satisfactory intercreditor agreement with Aurora's new senior lenders and subject to the WCAS guarantee remaining in full force and effect. See "Other Transactions Related to the Merger -- New Senior Loan."

Forbearance Agreement......  Citibank has agreed, pursuant to the Forbearance
                             Agreement, upon the receipt by it of 98.5% of the principal amount of Cerplex's senior debt outstanding, all accrued but unpaid interest and all other amounts due under the Cerplex Senior Credit Agreement, aggregating approximately $30 million, to consider such obligations paid in full and to terminate the Bank Warrants held by Citibank. Such repayment must occur on or prior to April 30, 1998. Citibank and Cerplex have also agreed to certain other amendments of the Cerplex Senior Credit Agreement, including further restrictions on Cerplex's ability to make certain payments, including dividends, the addition of events of default if Cerplex fails to consummate the Merger and the consent by Citibank to the issuance by Cerplex of the Cerplex Bridge Notes. See "Other Transactions Related to the
                             Merger -- Forbearance Agreement."

WCAS Financing.............  Pursuant to the Purchase and Exchange Agreement,
                             Aurora has agreed to issue and sell to WCAS for an aggregate purchase price of up to $33 million (i) subject to the Rights Offering, up to an aggregate 15,000 WCAS Units, each consisting of (a) $1,000 principal amount of Aurora

                             Series A Senior Subordinated Notes and (b) 12 shares of New Aurora Preferred Stock, at the WCAS Unit Subscription Price of $2,200 per WCAS Unit; and (ii) an aggregate 33,000 shares of New Aurora Preferred Stock in exchange for the cancellation of $10 million principal amount of Aurora's 10% Senior Subordinated Notes Due September 30, 2001 plus accrued interest thereon currently held by WCAS. The aggregate value of Units initially eligible for purchase by WCAS shall be reduced by the aggregate value of Rights Units being offered in the Rights Offering, or approximately $6 million. WCAS has agreed, upon the consummation or expiration of the Rights Offering, to purchase WCAS Units equal in value to the unpurchased Rights Units offered in the Rights Offering. See "Other Transactions Related to the Merger -- WCAS Financing."

                             WCAS will pay a portion of the purchase price of the WCAS Units by (i) exchanging up to an aggregate $2.8 million principal amount of the Aurora Demand Notes plus accrued interest thereon, (ii) surrendering the aggregate $18 million of Cerplex Subordinated Notes and the Cerplex Warrants, valued for such purpose at the purchase price paid by WCAS for such securities, or approximately $5.8 million, and (iii) surrendering the Aurora Bridge Notes, valued at the aggregate principal amount of such notes surrendered plus accrued interest thereon. The obligations of WCAS to purchase any WCAS Units and the shares of New Aurora Preferred Stock are subject to the satisfaction of certain conditions, including the consummation of the Merger and Aurora's receipt of at least $17 million of proceeds from the New Senior Loan on terms reasonably acceptable to WCAS. See "Other Transactions Related to the Merger -- WCAS Financing." The balance of the purchase price for the WCAS Units will be paid by WCAS in cash.

Description of the Aurora
Senior Subordinated
  Notes....................  The terms of the Aurora Series A Senior
                             Subordinated Notes to be purchased by WCAS as part of the WCAS Units and the terms of the Aurora Series B Senior Subordinated Notes, if any, to be purchased by the Aurora Public Stockholders are similar, but not identical. See "Other Transactions Related to the Merger -- WCAS Financing" and "Other Transactions Related to the Merger -- Rights Offering." In general, the Aurora Senior Subordinated Notes are subordinate in right of payment to all bank debt and other senior indebtedness of Aurora, but rank senior to all outstanding subordinated indebtedness. The Aurora Senior Subordinated Notes will be general, unsecured obligations of Aurora and will bear interest at 10% per annum, payable semi-annually in arrears in cash beginning on June 30, 1998. The Aurora Senior Subordinated Notes mature in three equal annual installments commencing on December 31, 2002. Aurora is required to make certain mandatory prepayments in the event of a Note Change of Control (as defined herein), the existence of any Excess Cash Flow (as defined herein) in any fiscal year, the sale or other disposition of certain property and assets or the issuance of any capital stock of Aurora in a registered public offering. See "Other Transactions Related to the Merger -- WCAS Financing" and "Other Transactions Related to the Merger -- Rights Offering."

Description of New Aurora
  Preferred Stock..........  As part of the WCAS Financing, WCAS will convert all of the issued and outstanding shares of Old Aurora Preferred Stock held by WCAS into shares of Aurora Common Stock. In addition, Aurora will issue an aggregate $18 million of New Aurora Preferred Stock as part of the Units pursuant to the Purchase and Exchange Agreement and the Rights Offering and $3.3 million of New Aurora Preferred Stock to WCAS.

                             The New Aurora Preferred Stock will pay annual dividends of $7.00 per share and will be mandatorily redeemable by Aurora in equal installments on each of December 31, 2006 and 2007. Upon a Preferred Stock Change of Control (as defined herein), a holder of New Aurora Preferred Stock will have the right to require Aurora to redeem all or any portion of such holder's New Aurora Preferred Stock. The New Aurora Preferred Stock will be convertible at $0.25 per share at any time by the holders thereof and by Aurora under certain circumstances. Holders of New Aurora Preferred Stock in general will vote together with holders of Aurora Common Stock, based on the number of shares of Aurora Common \Stock underlying the shares of New Aurora Preferred Stock. See "Other Transactions Related to the Merger -- WCAS Financing."

Description of Aurora
Bridge Notes...............  Under the Purchase and Exchange Agreement, WCAS has
                             already purchased $9.6 million principal amount of Aurora Bridge Notes. The Aurora Bridge Notes are subordinate in right of payment to all bank debt and other senior indebtedness of Aurora, but rank senior to all outstanding subordinated indebtedness. The Aurora Bridge Notes bear interest at the rate of 10% per annum, payable semi-annually in arrears in cash beginning on June 30, 1998 and are payable on any date on or after July 1, 1998 on demand. The other terms of the Aurora Bridge Notes are substantially similar to the terms of the Aurora Senior Subordinated Notes. See "Other Transactions Related to the Merger -- WCAS Financing."

The Rights Offering........  Aurora has agreed to effect a Rights Offering, pursuant to which Aurora will offer on a pro rata basis to the Aurora Public Stockholders as of the Aurora Record Date, Rights to subscribe for and purchase up to an aggregate 32,976 Rights Units at the Rights Units Subscription Price. Each such holder of Aurora Common Stock will be entitled to receive a non-transferable Right to purchase one Rights Unit for each 189 shares of Aurora Common Stock held as of such date. Only whole Rights Units will be sold in the Rights Offering and no cash in lieu of fractional Rights Units will be distributed by Aurora. The number of Rights Units that may be purchased by any stockholder will be rounded down to the nearest whole Rights Unit. The closing of the Rights Offering is conditioned upon the consummation of the Merger. Pursuant to the Purchase and Exchange Agreement, WCAS has agreed to purchase WCAS Units equal in value to the Rights Units not purchased in the Rights Offering by Aurora Public Stockholders. The Rights Units and the WCAS Units are similar, except that (i) the terms of the Aurora Series A Senior Subordinated Notes comprising part of the WCAS Units and the terms of the Aurora Series B Senior Subordinated Notes comprising part of the Rights Units, though similar, are not identical, and (ii) the securities comprising a Rights Unit and the subscription price therefor are equal to one-twelfth the securities comprising and the subscription price for a WCAS Unit. See "Other Transactions Related to the Merger -- WCAS Financing" and "Other Transactions Related to the Merger -- Rights Offering."

                             After giving effect to the Merger and the WCAS Financing, WCAS will, in the aggregate, depending on the number of Rights Units purchased by the Aurora Public Stockholders in the Rights Offering, beneficially own approximately between 60.9% and 68.8% of the voting stock of Aurora on an as-converted basis. If none of the Aurora Public Stockholders elects to participate in the Rights Offering, the Aurora Public Stockholders would own approximately 4.3% of the fully-diluted Aurora Common Stock following the Merger. If the Aurora Public Stockholders subscribe for all the Rights Units being offered in the Rights Offering, they will own approximately 12.3% of the fully-diluted Aurora Common Stock following the Merger and the transactions contemplated thereby.

Aurora Financing of Cerplex
  Working Capital..........  Pursuant to the Cerplex Note Purchase Agreements,
                             Aurora purchased Cerplex Bridge Notes from Cerplex in the aggregate principal amount of $3.5 million. The Cerplex Bridge Notes are subordinate in right of payment to all other indebtedness of Cerplex other than indebtedness which is itself expressly junior in right of payment to all other indebtedness. Aurora may, but is not obligated to, provide up to an additional $6.5 million to Cerplex for use as working capital by purchasing additional Cerplex Bridge Notes from Cerplex. See "Other Transactions Related to the Merger -- Aurora Financing of Cerplex Working Capital."

WCAS Purchase of Certain
  Cerplex Securities.......  Pursuant to the Note and Warrant Assignment and
                             Transfer Agreement, WCAS purchased from the holders thereof (i) approximately $18 million outstanding principal amount of Cerplex Subordinated Notes and
                             (ii) Cerplex Warrants to purchase approximately 1.5 million shares of Cerplex Common Stock, for an aggregate purchase price of approximately $5.8 million. See "Other Transactions Related to the Merger -- WCAS Purchase of Certain Cerplex Securities." Pursuant to the Purchase and Exchange Agreement, WCAS shall exchange the Cerplex Subordinated Notes and the Cerplex Warrants for $5.8 million of WCAS Units. See "Other Transactions Related to the Merger -- WCAS Financing."

Interim Management
Agreement..................  Pursuant to the Interim Management Agreement,
                             Aurora and Cerplex have agreed that during the Interim Period both companies will be managed jointly and that Cerplex will appoint a mutually acceptable management and organizational team. In addition, George L. McTavish has been appointed the Chief Executive Officer of Cerplex. See "Other Transactions Related to the Merger -- Interim Management Agreement."

Proxy and Voting
Agreements.................  The holders of greater than 50% of the outstanding
                             Cerplex Common Stock have entered into the Proxy Agreement pursuant to which they have granted to designees of Aurora (i) proxies to vote in favor of the Merger and to vote as such designees see fit with respect to certain matters and (ii) options to purchase at the Exchange Ratio the shares of

                             Cerplex Common Stock held by such stockholders. See "Other Transactions Related to the Merger -- Proxy and Option Agreement with Certain Stockholders of Cerplex."

                             The proxies to vote in favor of the Merger granted by the Cerplex stockholders pursuant to the Proxy Agreement are sufficient under the DGCL and the Cerplex Charter and Cerplex Bylaws to approve the Merger.

WCAS Stockholders
Agreement..................  Pursuant to the WCAS Stockholders Agreement, WCAS
                             VII has agreed to vote its shares of Aurora Common Stock and Old Aurora Preferred Stock in favor of the Aurora Charter Amendments. In addition, WCAS VII has agreed, subject to certain conditions, to take certain actions in connection with various securities of Aurora and Cerplex that WCAS VII owns. See "Other Transactions Related to the Merger -- WCAS Stockholders Agreement."

                             If the Merger Agreement is terminated pursuant to its terms and the Merger is not consummated, WCAS VII and Aurora have granted to Cerplex the Purchase Option to purchase (i) from WCAS VII, all (but not less than all) of the outstanding Cerplex Subordinated Notes and the Cerplex Warrants for a purchase price of approximately $5.8 million and/or
                             (ii) from Aurora, all (but not less than all) of the outstanding Cerplex Bridge Notes for a purchase price equal to the principal amount thereof plus all interest accrued and unpaid thereon as of the date of purchase. See "Other Transactions Related to the Merger -- WCAS Stockholders Agreement."

                             The agreement of WCAS VII to vote its shares of Aurora Common Stock and Old Aurora Preferred Stock in favor of the Aurora Charter Amendments is sufficient under the DGCL and the Aurora Charter and Aurora Bylaws to approve the Aurora Charter Amendments.

Registration Rights
Agreement..................  Subject to the Purchase and Exchange Agreement,
                             Aurora, WCAS, and certain principal stockholders of Aurora will enter into the Restated Registration Rights Agreement amending and restating in its entirety the existing Registration Rights Agreement between Aurora and WCAS. Under the Restated Registration Rights Agreement, Aurora will grant to WCAS certain rights to demand and to participate in the registration of the shares of Aurora Common Stock held by WCAS. Both WCAS and such Aurora stockholders will receive piggy-back rights to participate in certain registrations by Aurora. See "Other Transactions Related to the
                             Merger -- Registration Rights Agreement."

                             Aurora and WCAS have also entered into a letter agreement with the principal stockholders of Cerplex who will be affiliates of Aurora agreeing to negotiate in good faith to provide such stockholders with certain registration rights. See "Other Transactions Related to the Merger -- Registration Rights Agreement."

                             REASONS FOR THE MERGER

Aurora's Reasons for the
Merger.....................  In reaching its determination to approve the Merger
                             Agreement, the Aurora Board considered a variety of factors, although it did not assign any relative or specific weight to the factors considered. The factors considered included the following: (i) the Merger and the cash investment in Aurora by WCAS pursuant to the Purchase and Exchange Agreement, which is conditioned on the consummation of the Merger, would provide the funding and financial support required for Aurora to continue as a going concern for the foreseeable future; (ii) the Merger would result in a larger, more diversified company in the service logistics marketplace that would enhance Aurora's competitiveness in existing markets and facilitate more rapid entry into other markets through Cerplex's existing operations;
                             (iii) the businesses of Aurora and Cerplex are compatible, and the Merger would enable Aurora to combine its strengths in parts distribution and system and subsystem recycling with Cerplex's expertise in repair, parts sourcing and large-scale logistics services to provide a more complete, single source solution for its customer's needs for parts, repair services and local inventory; (iv) the Merger would create synergies and economies of scale through the reduction of operational and management redundancies that would help Aurora to improve its cash flow and operating margins; (v) the Merger would permit the defeasance or refinancing of certain of Aurora's and Cerplex's debt and reduce debt service costs; (vi) the terms and conditions of the Merger Agreement generally are favorable to the Aurora Public Stockholders; and (vii) the presentation of Dain Rauscher on January 27, 1998, including Dain Rauscher's oral opinion that the transactions pursuant to the Merger Agreement and the Purchase and Exchange Agreement, taken as a whole, are fair from a financial point of view to the Aurora Public Stockholders. See "The Proposed Merger -- Aurora's Reasons for the Merger."

Cerplex's Reasons for the
Merger.....................  In reaching its determination to approve the Merger
                             Agreement, the Cerplex Board considered a variety of factors, although it did not assign any relative or specific weight to the factors considered. The factors considered included the following: (i) the liquidity issues faced by Cerplex, (ii) the ability to enhance relations with vendors, customers and employees, (iii) the complementary nature of the businesses of Aurora and Cerplex, (iv) the desire to improve operating efficiencies, (v) the additional terms and conditions of the Merger Agreement, including the amount and form of the consideration, (vi) the expectation that the Merger will permit Cerplex stockholders to exchange their shares of Cerplex Common Stock for Aurora Common Stock on a tax-free basis, (vii) the commitment of WCAS to provide equity and debt financing to the combined companies, (viii) reports from Cerplex's management on the results of their due diligence investigations of Aurora, (ix) an opinion from Chanin that the Merger consideration is fair, from a financial point of view, to Cerplex's stockholders, (x) the receptivity of Cerplex's senior lender and subordinated note holders to the Merger and the WCAS Financing and (xi) the economic alternatives currently available to Cerplex. See "The Proposed Merger -- Cerplex's Reasons for the Merger."

                       RECOMMENDATION OF THE AURORA BOARD

Approval by the Aurora
Board......................  Upon unanimous recommendation of the independent directors not affiliated with WCAS, the Aurora Board has unanimously approved the Aurora Charter Amendments, the Merger Agreement, the Merger and related transactions. THE AURORA BOARD RECOMMENDS THAT AURORA STOCKHOLDERS VOTE FOR THE AURORA CHARTER AMENDMENTS. For a discussion of factors considered by the Aurora Board is reaching its decision, see "The Proposed Merger -- Aurora's Reasons for the Merger" and "The Proposed
                             Merger -- Aurora Board Approval of the Merger."

Fairness Opinion...........  Among the factors considered by the Aurora Board in approving the Merger was the opinion of Dain
                             Rauscher that the transactions pursuant to the Merger Agreement and the Purchase and Exchange Agreement are fair from a financial point of view to the Aurora Public Stockholders. See "The Proposed Merger -- Opinion of Financial Advisor to Aurora" and Appendix B -- Opinion of Financial Advisor to Aurora Electronics, Inc.

                      RECOMMENDATION OF THE CERPLEX BOARD

Approval by the Cerplex
Board......................  The Cerplex Board has unanimously approved the
                             Merger Agreement, the Merger and related transactions and determined that the Merger is in the best interests of Cerplex and its stockholders. THE CERPLEX BOARD RECOMMENDS THAT CERPLEX STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER. For a discussion of the factors considered by the Cerplex Board in reaching its decision, see "The Proposed Merger -- Cerplex's Reasons for the Merger" and "The Proposed Merger -- Cerplex Board Approval and Recommendation of the Merger."

Fairness Opinion...........  Among the factors considered by the Cerplex Board in approving the Merger was the opinion of Chanin that the consideration to be received by the stockholders of Cerplex in connection with the Merger is fair from a financial point of view. See "The Proposed Merger -- Opinion of Financial Advisor to Cerplex" and Appendix C -- Opinion of Financial Advisor to The Cerplex Group, Inc.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

General Considerations.....  In considering the recommendation of the Cerplex
                             Board with respect to the Merger and the transactions contemplated thereby, stockholders of Cerplex should be aware that certain members of the Cerplex Board and management have certain interests in the Merger that are in addition to interests of stockholders of Cerplex generally. For a more detailed description of the specific interests, see "The Proposed Merger -- Interests of Certain Persons in the Merger."

                         COMPARATIVE MARKET PRICE DATA

     Since December 15, 1997, Aurora Common Stock has been traded on the Bulletin Board under the symbol "AURU"; prior to that date, it was traded on the AMEX. Since February 20, 1997, Cerplex Common Stock has been traded on the Bulletin Board under the symbol "CPLX"; prior to that date, it was traded on NASDAQ NMS. The following table sets forth the range of high and low sales prices for Aurora Common Stock for the periods from October 1, 1995 through December 12, 1997, as reported on AMEX, and thereafter as reported on the Bulletin Board. The table also sets forth the range of high and low sales prices for Cerplex Common Stock for the periods from January 1, 1996 through March 20, 1997, as reported on NASDAQ NMS, and thereafter as reported on the Bulletin Board. The price quotations on AMEX and NASDAQ NMS reflect inter-dealer prices, without adjustment for retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

Aurora

            FISCAL YEAR ENDED SEPTEMBER 30, 1998              HIGH     LOW
            ------------------------------------              -----   -----
First quarter...............................................  $1.25   $0.63
Second quarter (through March 20, 1998).....................   1.13    0.38

FISCAL YEAR ENDED SEPTEMBER 30, 1997                           HIGH     LOW
------------------------------------------------------------  -----   -----
First quarter...............................................  $2.38   $1.50
Second quarter..............................................   2.19    1.38
Third quarter...............................................   2.00    1.38
Fourth quarter..............................................   2.13    0.75

FISCAL YEAR ENDED SEPTEMBER 30,1996                            HIGH     LOW
------------------------------------------------------------  -----   -----
First quarter...............................................  $3.25   $1.75
Second quarter..............................................   2.94    1.50
Third quarter...............................................   4.75    1.50
Fourth quarter..............................................   3.38    1.94

Cerplex

            FISCAL YEAR ENDED DECEMBER 31, 1998               HIGH     LOW
            -----------------------------------               -----   -----
First quarter (through March 20, 1998)......................  $0.49   $0.33

YEAR ENDED DECEMBER 31, 1997                                   HIGH     LOW
------------------------------------------------------------  -----   -----
First quarter...............................................  $1.44   $0.22
Second quarter..............................................   0.93    0.35
Third quarter...............................................   0.64    0.30
Fourth quarter..............................................   0.50    0.22

YEAR ENDED DECEMBER 31, 1996                                   HIGH     LOW
------------------------------------------------------------  -----   -----
First quarter...............................................  $7.75   $5.03
Second quarter..............................................   7.13    5.75
Third quarter...............................................   7.25    4.88
Fourth quarter..............................................   5.13    0.66

     On January 30, 1998, the last trading day prior to the public announcement of the Merger, the closing sale price per share of Aurora Common Stock as reported by the Bulletin Board was $0.88. On March 20, 1998, there were 1,007 holders of record of Aurora Common Stock, and there were 6,847,583 shares of Aurora Common Stock issued and outstanding.

     On January 30, 1998, the last trading day prior to the public announcement of the Merger, the closing sale price per share of Cerplex Common Stock as reported by the Bulletin Board was $0.48. On March 20, 1998, there were 137 holders of record of Cerplex Common Stock and there were 36,366,084 shares of Cerplex Common Stock issued and outstanding. The market price of Aurora Common Stock issuable in exchange for one share of Cerplex Common Stock, based upon the Exchange Ratio, would have been approximately $0.44 on March 25, 1998.

     Following the Merger, Aurora Common Stock will continue to be traded on the Bulletin Board, and Aurora has agreed to use its best efforts to maintain the listing of the Aurora Common Stock on the Bulletin Board for a minimum of three years from the Effective Time. Following the Merger, Cerplex Common Stock will cease to be traded, and there will be no further market for the shares of Cerplex Common Stock. Because the market price of Aurora Common Stock is subject to fluctuation, the market value of the shares of Aurora Common Stock that holders of Cerplex Common Stock will receive in the Merger may vary from the prices shown above prior to and after the Effective Time. See "Risk
Factors -- Exchange Ratio"; "Risk Factors -- Limited Trading Market and Possible Volatility of Stock Price" and "Risk Factors -- Shares Available for Future Sale."

     CERPLEX AND AURORA STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR CERPLEX COMMON STOCK AND AURORA COMMON STOCK.

                                DIVIDEND POLICY

     Aurora has not paid any cash or stock dividends on Aurora Common Stock since September 30, 1993. At present, Aurora's policy is to retain all earnings for reinvestment into Aurora. Pursuant to the Chase Credit Agreement, AEG's ability to pay dividends to Aurora is restricted, thus limiting Aurora's ability to pay dividends to its stockholders. In addition, the terms of both the Old Aurora Subordinated Notes and the Old Aurora Preferred Stock limit Aurora's ability to pay dividends to its common stockholders. Any future determination to pay dividends will be at the discretion of the Aurora Board and will be dependent upon then existing conditions, including Aurora's financial condition, results of operations, contractual restrictions, capital requirements, business prospects and such other factors as the Aurora Board deems relevant. See "Selected Financial Information -- Aurora Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Cerplex has not paid dividends on its capital stock since re-incorporating in Delaware in 1993. Cerplex presently intends to retain earnings for use in its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future. In addition, the terms of Cerplex's Senior Credit Facility and the Cerplex Subordinated Notes restrict the ability of Cerplex to pay cash dividends. Also, the Stock Purchase Agreement dated May 24, 1996 for the purchase by Cerplex of Cerplex SAS limits the amount of dividends that may be paid by Cerplex SAS to Cerplex. In the event the Merger is not consummated, the payment and amount of future dividends to Cerplex stockholders who continue to own Cerplex Common Stock will be dependent upon then existing conditions, including Cerplex's financial condition, results of operations, contractual restrictions, capital requirements, business prospects and such other factors as the Cerplex Board deems relevant. See "Selected Financial Information -- Cerplex Management's Discussion and Analysis of Financial Condition and Results of Operations."

     If the Merger is consummated, it is anticipated that Aurora will continue its policy of not paying any cash dividends on its Common Stock and retaining all earnings for reinvestment in Aurora. Aurora expects that the New Senior Loan will restrict Aurora's operating subsidiaries' ability to pay dividends to Aurora and thus limit Aurora's ability to pay dividends to its common stockholders. In addition, the terms of both the Aurora Senior Subordinated Notes and the New Aurora Preferred Stock limit Aurora's ability to pay dividends to its common stockholders. Any future determination to pay dividends will be at the discretion of the Aurora Board and will be dependent upon then existing conditions, including Aurora's financial condition, results of operations, contractual restrictions, capital requirements, business prospects and such other factors as the Aurora Board deems relevant.

             SUMMARY AURORA HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following tables set forth selected consolidated financial data regarding Aurora's results of operations and financial position. This information should be read in conjunction with "Aurora Management's Discussion and Analysis of Financial Condition and Results of Operations" for the relative periods and Aurora's consolidated financial statements and related notes thereto included elsewhere herein. See "Selected Financial Information -- Selected Aurora Historical Financial Information"; "Selected Financial
Information -- Aurora Management's Discussion and Analysis of Financial Condition and Results of Operations"; and "Financial Statements -- Consolidated Financial Statements of Aurora."

                                        THREE MONTHS ENDED
                                           DECEMBER 28,
                                             1997 AND
                                         DECEMBER 29, 1996
                                            (UNAUDITED)                   FOR THE YEAR ENDED SEPTEMBER 30,
                                        -------------------   --------------------------------------------------------
                                         1997        1996       1997        1996        1995        1994        1993
                                        -------    --------   --------    --------    --------    --------    --------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA
Net revenues..........................  $ 8,324    $ 17,248   $ 64,892    $ 98,019    $141,852    $120,386    $ 58,328
Gross profit..........................    1,275       3,869     12,986      24,443      34,582      26,350      11,274
SG&A Expenses.........................    5,122       5,063     23,466      25,943      28,170      17,573       4,657
Amortization of intangibles...........       25         251     34,044(1)   18,042(2)    9,073(3)    4,539(4)    1,284
Restructuring charge and other........       --          --         --          --       5,643(5)    2,161          --
Litigation settlement.................       --          --         --          --          --       1,943          --
Operating income (loss)...............   (3,872)     (1,455)   (44,524)    (19,542)     (8,304)        134       5,333
Interest expense......................   (1,036)       (901)    (4,050)     (6,221)     (5,522)     (4,449)     (1,276)
Other income (expense), net...........      (94)         22       (498)     (1,284)        116         197          --
Earnings (loss) from continuing
  operations before taxes.............   (5,002)     (2,316)   (49,072)    (27,047)    (13,710)     (4,118)      2,505
Net income (loss).....................   (5,002)     (2,316)   (49,605)    (30,353)    (15,030)     (6,518)      3,005
Earnings (loss) from continuing
  operations
  per share...........................  $ (0.85)   $  (0.85)  $  (7.86)   $  (4.44)   $  (1.79)   $  (0.55)   $   0.40
Net income (loss) per share...........  $ (0.85)   $  (0.85)  $  (7.86)   $  (4.44)   $  (1.79)   $  (0.87)   $   0.48
Weighted average number of shares
  outstanding.........................    6,848       5,743      6,675       7,159(6)    8,379       7,491       6,273

                                           AS OF DECEMBER 28,
                                                1997 AND
                                            DECEMBER 29, 1996
                                               (UNAUDITED)                        AS OF SEPTEMBER 30
                                           -------------------   -----------------------------------------------------
                                            1997        1996       1997       1996        1995       1994       1993
                                           -------    --------   --------   --------    --------   --------   --------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA
Working capital (deficit)................  $    94    $   (435)  $ (3,113)  $    610    $    196   $  9,013   $ 10,713
Total assets.............................   14,579      50,796     14,629     52,788      80,716    102,927     76,857
Long-term obligations (less current
  maturities)............................   39,640      27,439     36,585     25,842      46,183     51,761     25,904
Redeemable convertible preferred stock...   52,033      42,100     46,722     41,400
Stockholders' equity (deficit)...........  (89,179)    (34,704)   (83,320)   (31,690)     12,338     26,903     26,655

---------------

(1) During the fourth quarter of fiscal 1997, approximately $29,602 relating to a write-down of intangible assets acquired in fiscal 1994 in connection with the Century acquisition was charged to operations.

(2) During the fourth quarter of fiscal 1996, approximately $16,580 relating to a write-down of intangible assets acquired in fiscal 1992 in connection with the Micro-C Corporation acquisition was charged to operations.

(3) During fiscal 1995, approximately $7,400 relating to a write-down of intangible assets associated with the repair business acquired in fiscal 1993 in connection with the FRS, Inc. acquisition was charged to operations.

(4) During fiscal 1994, approximately $2,400 relating to a write-down of intangible assets associated with a covenant not to compete was charged to operations.

(5) During fiscal 1995, Aurora substantially completed a major corporate reorganization into two core businesses operating as the asset and recovery division and the spare parts distribution division.

(6) In connection with the Recapitalization of Aurora on March 29, 1996, Aurora repurchased approximately 4,268 shares of Aurora Common Stock and issued 607 shares of Aurora Common Stock and 400 shares of Old Aurora Preferred Stock to WCAS and certain other purchasers.

             SUMMARY CERPLEX HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected financial data regarding Cerplex's results of operations and financial condition. This information should be read in conjunction with "Selected Financial Information -- Cerplex Management's Discussion and Analysis of Financial Condition and Results of Operations" and Cerplex's Consolidated Financial Statements and related notes included elsewhere herein. See "Selected Financial Information -- Selected Cerplex Historical Financial Information"; "Selected Financial Information -- Cerplex Management's Discussion and Analysis of Financial Condition and Results of Operations"; and "Financial Statements -- Consolidated Financial Statements of Cerplex."

                                                     FOR THE YEAR ENDED DECEMBER 31,
                                           ----------------------------------------------------
                                             1997       1996       1995       1994       1993
                                           --------   --------   --------   --------   --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA
Net sales................................  $141,408   $191,493   $144,328   $ 94,006   $ 22,945
Gross profit.............................    20,533     26,245     16,511     17,039      4,678
Income (loss) from continuing operations
  before extraordinary items.............   (16,487)   (27,388)   (22,047)     1,195     (8,432)
Income (loss) from discontinued
  operations.............................        --         --    (17,347)     1,500     13,998
Net income (loss)........................  $(16,487)  $(27,388)  $(39,394)  $    684   $  5,566
                                           ========   ========   ========   ========   ========
Basic and diluted net income (loss) per
  share(4):
  Continuing operations..................  $  (0.56)  $  (2.24)  $  (1.68)  $   0.09   $   0.16
  Discontinued operations(1).............        --         --      (1.33)      0.11         --
  Extraordinary item(2)..................        --         --         --      (0.15)        --
                                           --------   --------   --------   --------   --------
  Basic and diluted net income (loss) per
     share(3)............................  $  (0.56)  $  (2.24)  $  (3.01)  $   0.05   $   0.16
                                           ========   ========   ========   ========   ========
Weighted average common shares used in
  the calculation of income (loss) per
  share(4)...............................    29,610     13,419     13,091     13,446     11,363
                                           ========   ========   ========   ========   ========

                                                            AS OF DECEMBER 31,
                                           ----------------------------------------------------
                                             1997       1996       1995       1994       1993
                                           --------   --------   --------   --------   --------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA
Working capital (deficiency).............  $(47,308)  $ 12,874   $ 33,219   $ 54,768   $ 17,774
Total assets.............................  $ 59,238   $105,494   $101,893   $120,707   $ 70,544
Long-term obligations (less current
  maturities)............................  $  2,960   $ 56,817   $ 68,382   $ 60,720   $ 34,205
Preferred stock..........................  $     --   $  7,197   $     --   $     --   $      2
Stockholders' equity (deficiency)........  $(32,537)  $(15,137)  $    168   $ 39,485   $412,470

---------------

(1) In September 1995, Cerplex discontinued its end-of-life programs, a segment of its business, through a liquidation of the remaining operations. Prior period financial statements have been restated to reflect discontinuance of this segment of the business. See Note 3 to Consolidated Financial Statements of Cerplex.

(2) In May 1994, Cerplex extinguished early its Series B Subordinated Notes. As a result, $3.5 million ($2.0 million net of tax) of the original issue discount was recognized as an extraordinary item.

(3) For 1993, net income per share is presented on a pro forma basis to reflect the provision for income taxes that would have been recorded had Cerplex's predecessor affiliated corporations been taxed as C Corporations under the Code.

(4) Effective December 31, 1997, Cerplex adopted Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS No. 128"). All per share data has been restated to reflect the adoption of SFAS No. 128.

        SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     Set forth below is selected financial information from the consolidated statements of operations and balance sheets of Cerplex and Aurora on a historical and a pro forma basis giving effect to the Merger, the WCAS Financing and the Rights Offering as if they had occurred as of January 1, 1997, for statement of operations purposes, and December 31, 1997, for balance sheet purposes. This information should be read in conjunction with the unaudited consolidated pro forma financial information and the consolidated financial statements of Cerplex and Aurora and notes to the consolidated financial statements herein. See "Selected Financial Information -- Unaudited Combined Pro Forma Financial Information."

   AURORA ELECTRONICS, INC. -- AS OF DECEMBER 31, 1997 AND FOR THE YEAR ENDED
                            SEPTEMBER 30, 1997, AND
   THE CERPLEX GROUP, INC. -- AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                     PRO FORMA
                                                              CERPLEX     AURORA    CONSOLIDATED
                                                              --------   --------   ------------
PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Net Revenues................................................  $141,408   $ 64,892     $184,324
                                                              --------   --------     --------
Gross profit................................................    20,533     12,986       27,294
                                                              --------   --------     --------
Operating loss..............................................   (11,043)   (44,524)     (65,029)
                                                              --------   --------     --------
Loss before provision for income taxes......................   (13,839)   (49,072)     (70,434)
Provision for income taxes..................................     2,648        533        3,024
                                                              --------   --------     --------
Net loss....................................................  $(16,487)  $(49,605)    $(73,458)
                                                              ========   ========     ========
Dividends on preferred stock................................               (2,822)      (1,491)
                                                              --------   --------     --------
Net loss to common stockholders.............................  $(16,487)  $(52,427)    $(74,949)
                                                              ========   ========     ========
Basic and diluted net loss per common share outstanding.....  $  (0.56)  $  (7.86)    $  (1.53)
                                                              ========   ========     ========
Average common shares outstanding...........................    29,610      6,675       49,112
                                                              ========   ========     ========
PRO FORMA BALANCE SHEET DATA
Working capital (deficiency)................................  $(47,308)  $     94     $  6,414
                                                              --------   --------     --------
Total assets................................................    59,238     14,579      122,531
                                                              --------   --------     --------
Long-term obligations (less current maturities).............     2,960     39,640       62,146
                                                              --------   --------     --------
Redeemable convertible preferred stock......................        --     52,033       23,095
                                                              --------   --------     --------
Stockholders' deficiency....................................   (32,537)   (89,179)     (17,852)
                                                              ========   ========     ========

                COMPARATIVE PER SHARE DATA OF AURORA AND CERPLEX

     Set forth below are the income from continuing operations and book value per common share of Aurora and Cerplex on an historical basis, a pro forma basis for Aurora and an equivalent pro forma basis for Cerplex.

     The information set forth below should be read in conjunction with the respective audited consolidated financial statements and related notes of Aurora and Cerplex included elsewhere in this Joint Proxy Statement/Prospectus and the unaudited pro forma consolidated financial information and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

                                                         YEAR ENDED                QUARTER ENDED
                                                     SEPTEMBER 30, 1997          DECEMBER 31, 1997
                                                   -----------------------    -----------------------
                                                   HISTORICAL    PRO FORMA    HISTORICAL    PRO FORMA
                                                   ----------    ---------    ----------    ---------
Aurora:
  Loss from continuing operations................    $(7.86)      $(1.14)      $ (0.85)      $(0.13)
                                                     ======       ======       =======       ======

                                                                                 DECEMBER 31, 1997
                                                                              -----------------------
                                                                              HISTORICAL    PRO FORMA
                                                                              ----------    ---------
  Book value.....................................                              $(13.02)      $(1.94)
                                                                               =======       ======

                                                                    YEAR ENDED
                                                                 DECEMBER 31, 1997
                                                              -----------------------
                                                              HISTORICAL    PRO FORMA
                                                              ----------    ---------
Cerplex:
  Loss from continuing operations...........................    $(0.56)      $(0.36)
                                                                ======       ======

                                                                 DECEMBER 31, 1997
                                                              -----------------------
                                                              HISTORICAL    PRO FORMA
                                                              ----------    ---------
  Book value................................................    $(0.89)      $(0.71)
                                                                ======       ======

                                  RISK FACTORS

     In addition to the other information set forth in this Joint Proxy Statement/Prospectus, the following factors should be considered by the Aurora stockholders and the Cerplex stockholders before voting on the proposals herein. For the purposes of this "Risk Factors" section, the term "New Cerplex" shall mean and refer to the combined businesses of Aurora and Cerplex, after giving effect to the Merger.

IMPLEMENTATION OF BUSINESS STRATEGY

     The success of the Merger will depend, to a large extent, upon whether the integration of Aurora's and Cerplex's businesses is accomplished in an efficient and effective manner. As such, Aurora and Cerplex will be subject to the risks normally involved in the development and implementation of a new business strategy, which will involve the integration of each company's operating, administrative, finance, sales and marketing organizations, as well as each company's communication technologies and the coordination of sales efforts and streamlining of facilities and backoffice operations. In addition, both companies' customers will need to be reassured that their services will continue uninterrupted. Moreover, New Cerplex will be dependent upon a new management group to effectuate and administer the new business plan successfully. See
"-- New Management." Execution of this strategy will place significant demands on New Cerplex's financial and management resources, and there can be no assurance that such demands will not adversely affect New Cerplex's future financial performance or that New Cerplex will be successful in fully implementing its estimated cost savings, responding to ongoing changes in its markets which may require adjustments to its strategy, or in identifying, acquiring, managing or integrating additional operations. The diversion of management attention and any difficulties encountered in the transition process could have an adverse impact on the revenue and operating results of New Cerplex. Implementation of New Cerplex's strategy could also be affected by a number of factors beyond New Cerplex's control, such as loss of personnel, the response of competitors and regulatory developments. There can be no assurance that New Cerplex will be able to successfully implement the strategies that it intends to pursue and achieve profitable operations in the near and long term.

NEW MANAGEMENT

     New Cerplex's future success depends, to a large extent, on the efforts and abilities of the members of its management team. At the Effective Time, the executive management team of New Cerplex will include several members who are new to the companies and, in certain cases, including George L. McTavish, the Chief Executive Officer of Aurora and Cerplex, new to the business of New Cerplex. While each of these executives has extensive business experience, they are still in the process of familiarizing themselves with the specific operations of Aurora and Cerplex. Mr. McTavish has been employed by Aurora since January 30, 1998 and by Cerplex since March 4, 1998 and has been significantly involved both in the day-to-day operations of Aurora and in the pre-Merger process of learning about the business of Cerplex and planning the business strategy with respect to the integration of the two companies. Nevertheless, after consummation of the Merger, it is anticipated that Mr. McTavish, along with the other new members of New Cerplex's management, will require some period of time to acquaint themselves more fully with the operations of New Cerplex. Cerplex's former Chief Executive Officer, Stephen J. Hopkins, resigned effective March 4, 1998 pursuant to the Interim Management Agreement, and while he may provide consulting services to New Cerplex, he and certain other members of the previous management teams of Cerplex and Aurora will not be involved in the management of New Cerplex. The need for New Cerplex's management team to further acquaint itself with the business and operations of New Cerplex, particularly when coupled with the risks associated with implementing the business strategy, may have an adverse impact on the profitability, at least in the short term, of New Cerplex.

HIGH DEGREE OF LEVERAGE; FUTURE CAPITAL REQUIREMENTS

     Following consummation of the Merger, New Cerplex will be highly leveraged. With the Aurora Senior Subordinated Notes, the New Senior Loan and the currently outstanding loan by Chase to Aurora pursuant to the Chase Credit Agreement, New Cerplex will have approximately $48 million in principal amount of debt outstanding, which will result in a long-term debt to total capitalization ratio of 1.24 to 1.00, on a pro forma basis. On a pro forma basis, after giving effect to the Merger, the WCAS Financing and the other transactions constituting a part of the refinancing of New Cerplex, including the Rights Offering, New Cerplex had a deficit as of December 31, 1997 in the coverage of earnings to fixed charges and preferred stock dividends of approximately $70 million. As a result of this leverage, it is unlikely that New Cerplex will be able to meet its debt service requirements, including interest payments on the Aurora Senior Subordinated Notes. Also, the degree to which New Cerplex will be leveraged could adversely affect New Cerplex's ability to obtain additional financing for working capital, acquisitions or other purposes and could make it more vulnerable to economic downturns and competitive pressures. New Cerplex's future capital requirements and the sufficiency of available funds will depend on numerous factors that are difficult to predict, including results of operations, the timing and cost of acquisitions, and efforts to expand existing operations. If funds available from the Aurora Senior Subordinated Notes, the New Senior Loan and the Chase Credit Facility and cash flows from operations are insufficient to meet current or planned operating requirements, New Cerplex will be required to obtain additional funds through equity or debt financings or from other sources. The terms of any equity financings may be dilutive to Aurora stockholders and the terms of any debt financings are likely to contain restrictive covenants which limit New Cerplex's ability to pursue certain courses of action. In addition, the New Senior Loan, the Aurora Senior Subordinated Notes and the Chase Credit Agreement will limit Aurora's ability to incur debt other than pursuant to the existing facilities. There can be no assurance that additional funding will be available on acceptable terms, if at all. If adequate funds are not available, New Cerplex may be required to restructure its existing indebtedness and/or forego strategic decisions or delay, scale back or eliminate certain aspects of its operations, which could have a material adverse effect on New Cerplex's business, financial condition, and results of operations. See "Other Transactions Related to the Merger -- New Senior Loan" and "Other Transactions Related to the Merger -- WCAS Financing."

ISSUANCE OF NEW AURORA PREFERRED STOCK; DILUTION

     Concurrently with the closing of the Merger, Aurora will issue and sell an aggregate of 213,000 shares of New Aurora Preferred Stock at a price of $100 per share. These shares initially will be convertible at $0.25 per share into an aggregate of 85,200,000 shares of Aurora Common Stock. The New Aurora Preferred Stock will bear cumulative dividends at the rate of $7.00 per share per annum and accrued but unpaid dividends will, in certain circumstances, be converted into Aurora Common Stock at the then effective conversion rate. In addition, the conversion price of the New Aurora Preferred Stock will be subject to adjustment in order to afford the holders price-based antidilution protection in the event of certain issuances of Aurora Common Stock or common stock equivalents below the $0.25 conversion price. Holders of New Aurora Preferred Stock also will be entitled to a liquidation preference of $100 per share, plus all accrued but unpaid dividends to which such holders are then entitled, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Aurora. The New Aurora Preferred Stock, along with accrued but unpaid dividends, will be redeemable at the option of the holder in certain circumstances, including upon a change in control of Aurora. As a result of the issuance of the New Aurora Preferred Stock, Aurora Common Stock will be subject to immediate and substantial dilution and may be subject to additional dilution in the future. See "Other Transactions Related to the Merger -- WCAS Financing."

FAILURE TO OBTAIN NEW SENIOR LOAN

     The parties' obligation to consummate the Merger is subject to, among other things, the receipt by Aurora of at least $17 million of proceeds from the New Senior Loan on terms reasonably acceptable to Aurora and to WCAS. There can be no assurance that the New Senior Loan will be obtained. Aurora's failure to obtain the New Senior Loan would prevent consummation of the Merger unless such condition precedent were waived by all parties to the Merger Agreement, in which case the failure to obtain such financing would have a material adverse effect on New Cerplex's business, meet its current and long-term obligations (including, but not limited to, interest and principal payments on the Aurora Senior Subordinated Notes and dividend and redemption payments on the New Aurora Preferred Stock) and its ability to implement its business strategy. See "Other Transactions Related to the Merger -- New Senior Loan."

CONTROL BY WCAS

     WCAS currently owns approximately 79.5% of Aurora's voting stock. Upon consummation of the Merger and the WCAS Financing, depending on the number of Rights Units purchased by the Aurora Public Stockholders in the Rights Offering, WCAS will, in the aggregate, beneficially own between approximately 61.2% and 69.2% of the voting stock of Aurora on an as-converted basis. Since WCAS will be able to elect the entire Board of Directors of Aurora, WCAS will be able to control all matters requiring approval by the stockholders of Aurora. In addition, the Aurora Board will have authority under the Aurora Charter to issue additional shares of preferred stock in one or more series and fix the rights, preferences, privileges and restrictions granted to or imposed upon any such shares of preferred stock. The issuance of such preferred stock may adversely affect voting and dividend rights, rights upon liquidation and other rights of holders of Aurora Common Stock and may result in immediate and substantial dilution to the holders of Aurora Common Stock. The issuance of such preferred stock and the control by WCAS of Aurora may also have the effect of delaying, deferring or preventing a change in control of Aurora.

AURORA'S NET OPERATING LOSS CARRYFORWARDS AND POSSIBLE FUTURE ACQUISITIONS

     Aurora estimates that it currently has U.S. Federal NOLs of approximately $54.5 million, which if unused will begin to expire in 2007 and which may be used, to the extent available, to offset regular U.S. Federal taxable income of Aurora (including the Surviving Corporation following completion of the Merger) during the carryforward period (i.e., through 2012). Section 382 of the Code contains complex rules that place an annual limitation on the amount of NOLs that a corporation may utilize after an "Ownership Change," as defined in the Code. While Aurora believes that it has not experienced, and as a result of the Merger will not experience, an Ownership Change, Section 382 may either result in restrictions on Aurora's ability to enter into future acquisition transactions in which equity of Aurora would be issued or could delay or prevent the utilization of the NOLs that Aurora otherwise would be entitled to use. This latter effect could result in higher federal income taxes in a given year than if Aurora had not been subject to the annual limitation.

EXCHANGE RATIO

     The Exchange Ratio is expressed in the Merger Agreement as a fixed ratio, subject to certain adjustment, of 1.076368 shares of Aurora Common Stock for each share of Cerplex Common Stock. Accordingly, the Exchange Ratio will not be adjusted in the event of an increase or decrease in the price of either Aurora Common Stock or Cerplex Common Stock. The price of Aurora Common Stock at the Effective Time may vary from its price at the date the Exchange Ratio was fixed and/or from its price at the date of the Aurora Special Meeting and the Cerplex Special Meeting. These latter variations may be the result of changes in the business, operations or prospects of Aurora or Cerplex, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions and other factors. Because the Effective Time may occur at a date later than the Aurora Special Meeting or the Cerplex Special Meeting, there can be no assurance that the price of Aurora Common Stock on the date of the Aurora Special Meeting or Cerplex Special Meeting will be indicative of its price at the Effective Time. The stockholders of Cerplex are urged to obtain current market quotations for Aurora Common Stock.

     The Exchange Ratio is subject to adjustment based on various factors. Except as described herein under "The Merger Agreement -- The Exchange Ratio," it is anticipated that the adjustments will be de minimus. However, if the Merger does not close by April 30, 1998, the Bank Warrants will remain outstanding, resulting in a change in the Exchange Ratio from 1.076368 to 1.019861.

LOSSES AND ACCUMULATED DEFICIT

     For the three-month period ended December 28, 1997, Aurora reported a net loss of $5.0 million and an operating loss of $3.9 million. For the year ended September 30, 1997, Aurora reported a net loss of $49.6 million and an operating loss of $44.5 million. As of December 28, 1997, Aurora had an accumulated deficit of $135.3 million. For the three-month period ended December 27, 1997, Cerplex reported a net loss of

$3.2 million and operating income of $0.1 million. For the year ended December 27, 1997, Cerplex reported a net loss of $16.5 million, including an operating loss of $11.0 million. As of December 27, 1997, Cerplex had an accumulated deficit of $90.9 million. New Cerplex is expected to experience losses following the Merger and for the foreseeable future, and New Cerplex will require additional funding and financial support. Continued losses and/or the failure to obtain such additional funding and financial support could materially and adversely affect the business and financial condition of New Cerplex and value of, and the market for, Aurora's equity and debt securities.

LIMITED TRADING MARKET AND POSSIBLE VOLATILITY OF STOCK PRICE

     The Aurora Common Stock will continue to trade on the Bulletin Board following consummation of the Merger. While the Common Stock of both Cerplex and Aurora has been traded on the Bulletin Board prior to the Merger, the volume of trading has been very limited and there can be no assurance of an active trading market for the Aurora Common Stock following the Merger. In addition, the trading price of each of Aurora Common Stock and Cerplex Common Stock has been, and the trading price of Aurora Common Stock in the future could be, subject to significant fluctuations in response to variations in quarterly operating results of each respective company, the depth and liquidity of the market for Aurora Common Stock, investor perception of New Cerplex and the industry within which it competes, the gain or loss of significant contracts, changes in management or new products or services offered by each respective company or any competitors, general trends in the industry and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations, which have particularly affected the market price for many companies in similar industries and which have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of Aurora Common Stock.

SHARES AVAILABLE FOR FUTURE SALE

     No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale by former Cerplex stockholders or WCAS, will have on the market price of Aurora Common Stock prevailing from time to time. Sales of substantial amounts of Aurora Common Stock (including shares issued upon the exercise of stock options and the conversion of preferred stock), or the perception that such sales could occur, may adversely affect prevailing market prices for Aurora Common Stock.

DEPENDENCE ON THE ELECTRONICS AND COMPUTER INDUSTRY

     Both Aurora's and Cerplex's businesses are dependent upon the growth, viability and financial stability of its customers and potential customers in the electronics industry, particularly the computer industry. The electronics and computer industry has been characterized by rapid technological change, compressed product life cycles and pricing and margin pressures. The factors affecting segments of the electronics and computer industry in general, and Aurora's and Cerplex's OEM customers in particular, could have an adverse effect on Aurora's and Cerplex's business. Recently, several of Aurora's and Cerplex's customers experienced severe financial difficulty resulting in significant losses to Aurora and Cerplex as a result of write-downs of receivables and other assets. There can be no assurance that existing customers or future customers will not experience financial difficulty, which could have a material adverse effect on New Cerplex's business.

INVENTORY OBSOLESCENCE

     The market for personal computers and subsystems is characterized by rapidly changing technology and frequent new product introductions. Innovations and improvements in computer and subsystem design, engineering and production may shorten the useful lives of existing systems and associated spare parts. Such rapid changes and improvements in technology, coupled with the need to maintain sufficient inventory levels of spare parts to ensure ready availability, will subject New Cerplex to the risk of inventory obsolescence.

RELIANCE ON SHORT-TERM PURCHASE ORDERS AND CONTRACTS

     Aurora generally distributes spare parts to, and receives its recyclable material from, customers pursuant to non-exclusive contracts that do not contain guaranteed or minimum quantities and are subject to cancellation on short notice at the customer's discretion. Similarly, Cerplex's customer contracts are typically subject to termination on short notice at the customer's discretion, and purchase orders under such contracts typically only cover services over a 90-day period. Many of Aurora's and Cerplex's contracts will remain in effect following consummation of the Merger. In addition, it is anticipated that New Cerplex's customer contracts will have terms comparable to those customer contracts of Aurora and Cerplex. There is no assurance that Cerplex's and Aurora's existing customers will continue to do business with New Cerplex after the Effective Time. The termination of any material contracts or any substantial decrease in the orders received from major customers could have a material adverse effect on New Cerplex's business.

DEPENDENCE ON KEY CUSTOMERS

     For the year ended December 28, 1997, Rank Xerox, British Telecom ("BT") and Digital Equipment Corporation accounted for approximately 32%, 12% and 11% of Cerplex's revenues, respectively. For the fiscal year ended September 30, 1997, IBM accounted for approximately 11% of Aurora's revenues. There can be no assurance that such customers will not terminate any or all of their arrangements with New Cerplex, significantly change, reduce or delay the amount of services ordered from New Cerplex, or significantly change the terms upon which New Cerplex and these customers do business. Any such termination, change, reduction, or delay could have a material adverse effect on New Cerplex's business.

     Cerplex's European operations are largely dependent on existing relationships with Rank Xerox and BT. Cerplex's contract with Rank Xerox calls for sequentially declining unit volumes over the next four years. In addition, unit volumes from BT have been declining and are expected to continue to decline due to, among other things, product evolution. The future success of Cerplex's European operations is dependent upon replacing these declining volumes with new revenue from either these or new customers. There can be no assurance that Cerplex will be able to replace these declining volumes with sales to either these or new customers. See "-- Reliance on International Sales."

COMPETITION

     New Cerplex will compete with the in-house repair and service centers of OEMs and TPMs. There is no indication that these companies will choose to outsource their repair and service needs. In certain instances, these companies will compete directly with New Cerplex to provide services to third party OEMs and TPMs. Moreover, the industry in which New Cerplex will operate is fragmented, and New Cerplex will face competition from a variety of small independent suppliers. Competition for business from OEM, TPM and MVSO customers is based on a number of factors, including breadth of services provided and price. Certain of New Cerplex's competitors have greater revenue or larger capitalizations than New Cerplex. There can be no assurance that New Cerplex will be able to compete effectively in its target markets.

DISCONTINUED OPERATIONS; CHANGE IN STRATEGY

     In September 1995, Cerplex adopted a plan to discontinue its end-of-life programs, a line of business which historically generated a significant percentage of Cerplex's total sales, but which was experiencing declining sales. In connection with discontinuing its end-of-life business, Cerplex changed certain elements of its business strategy, underwent changes in management and operations, developed a direct sales force and terminated the majority of its outside sales representatives, reduced its emphasis on inventory acquisitions and focused on targeted customers in specific industries; nevertheless, there can be no assurance that such changes will positively impact New Cerplex's business and results of operations in the short or long term.

     In addition, in October 1997, Aurora completed the sale of the remainder of its depot repair services operation and sold its Irvine, Scotland facility, which was part of its asset recovery business. Aurora has also emphasized systems and sub-systems in its product selection and is considering closing or selling its integrated circuit processing facility in an effort to limit Aurora's exposure to the price fluctuations in integrated circuits.

Although in connection with these changes Aurora altered certain elements of its business strategy and underwent changes in management and operations, there can be no assurance that such changes will positively impact New Cerplex's business and results of operations in the short or long term.

RELIANCE ON INTERNATIONAL SALES

     During their respective 1997 fiscal years, approximately 59% of Cerplex's sales and approximately 25% of Aurora's sales were derived from international operations. For their respective 1996 fiscal years, approximately 41% of Cerplex's sales and approximately 22% of Aurora's sales were international. There can be no assurance that New Cerplex will be able to successfully market, sell, and deliver its products and services in these markets. Moreover, it is anticipated that Cerplex's contract with Rank Xerox, which accounts for approximately 12% of Cerplex's revenues, will be phased out by June 2000. See "-- Dependence on Key Customers." In addition to the uncertainty as to New Cerplex's ability to maintain or expand its international presence, there are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, severance and other costs associated with work force reductions, fluctuations in currency exchange rates, and potentially adverse tax consequences, any of which could adversely impact the success of New Cerplex's international operations. There can be no assurance that one or more of such factors will not have a material adverse effect on New Cerplex's international operations and, consequently, on New Cerplex's business, operating results and financial condition.

OTHER UNCERTAINTIES

     Other operating, financial or legal risks or uncertainties are discussed in this Joint Proxy Statement/ Prospectus or in Aurora's or Cerplex's other filings with the Commission from time to time in specific contexts. New Cerplex would, of course, be subject to general economic risks, the risk of interruption in the source of supply, the risk of loss of a major customer or supplier, and other risks and uncertainties.

                           THE AURORA SPECIAL MEETING

PLACE, DATE AND TIME

     The Aurora Special Meeting will be held at Cerplex's headquarters located at 1382 Bell Avenue, Tustin, California 92780, on Thursday, April 23, 1998, at 10:00 a.m., local time.

MATTERS TO BE CONSIDERED

     At the Aurora Special Meeting, the stockholders of Aurora will be asked to consider and vote upon proposals to amend the Aurora Charter to (i) increase the number of authorized shares of Aurora Common Stock from 50,000,000 to 300,000,000, and (ii) change the name of Aurora to "The Cerplex Group, Inc." Under the DGCL and the Aurora Bylaws, no substantive business other than that referred to in the accompanying Aurora Notice of Special Meeting of Stockholders may be transacted at the Aurora Special Meeting.

  Proposal One -- Amendment to the Aurora Charter Increasing the Number of Authorized Shares of Aurora Common Stock

     At the Aurora Special Meeting, Aurora stockholders will be asked to consider and vote upon a proposal to amend the Aurora Charter to increase the number of shares of Aurora Common Stock authorized for issuance from 50,000,000 to 300,000,000. This amendment was adopted by the Aurora Board on January 27, 1998, subject to stockholder approval.

     Aurora's authorized capital stock currently consists of a total of 51,000,000 shares, including (i) 50,000,000 shares of Aurora Common Stock and
(ii) 1,000,000 shares of Old Aurora Preferred Stock, of which 400,000 shares have been designated Convertible Preferred Stock, 25,000 shares have been designated Series B Convertible Preferred Stock, 25,000 have been designated Series C Convertible Preferred Stock and 20,000 have been designated Series D Convertible Preferred Stock. There are no preemptive rights associated with any of Aurora's Common Stock. As of the Aurora Record Date, there were outstanding 6,847,583 shares of Aurora Common Stock and 470,000 shares of Old Aurora Preferred Stock, options to purchase approximately 4,420,000 shares of Aurora Common Stock and warrants to purchase approximately 2.6 million shares of Aurora Common Stock. As of March 20, 1998, the 470,000 shares of Old Aurora Preferred Stock were convertible into approximately 27.2 million shares of Aurora Common Stock.

     The Merger will require the issuance of approximately 41,600,000 shares of Aurora Common Stock. In addition to the shares issued pursuant to the Merger and the shares to be issued on conversion of the Old Aurora Preferred Stock, at least 85.2 million shares of Aurora Common Stock will be required to be reserved for issuance upon conversion of the New Aurora Preferred Stock. The number of shares of Aurora Common Stock issuable upon conversion of the New Aurora Preferred Stock is subject to certain antidilution adjustments over time, and thus is indeterminable on the date the New Aurora Preferred Stock is issued. Moreover, the Aurora Board believes that it is in the best interests of Aurora to have additional shares of Aurora Common Stock available for issuance at its discretion for possible future acquisitions, stock splits, stock dividends, employee benefit plans, equity financing and other corporate purposes.

     The additional Aurora Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Aurora Common Stock. Adoption of the proposed amendment and issuance of Aurora Common Stock would not affect the rights of the holders of currently outstanding Aurora Common Stock, except for effects incidental to increasing the number of shares of Aurora Common Stock outstanding, including possible dilution of the equity interests of existing stockholders or reduction of the proportionate voting power of existing stockholders. In addition, the issuance of additional shares could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Aurora, thereby delaying, deferring or preventing a change in control of Aurora, although this is not the intent of the proposal. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Aurora Charter with the Secretary of State of the State of Delaware.

     The additional shares of Aurora Common Stock may be issued, subject to certain exceptions, by the Aurora Board at such times, in such amounts and upon such terms as the Aurora Board may determine without further approval of the stockholders. Stockholders have no preemptive rights to subscribe to additional shares when issued. To accomplish this proposed increase in the amount of authorized Aurora Common Stock, paragraph (A) of Article Fourth of the Aurora Charter must be amended to be and read as follows:

        "(A) The total number of shares of all classes of stock which the Company shall have the authority to issue is 301,000,000 shares, consisting of 300,000,000 shares of Common Stock, $.03 par value, and 1,000,000 shares of Preferred Stock, $.01 par value."

     THE AURORA BOARD RECOMMENDS THAT AURORA STOCKHOLDERS VOTE FOR THIS AMENDMENT TO THE AURORA CHARTER.

  Proposal Two -- Amendment to the Aurora Charter to Change the Name of Aurora to "The Cerplex Group, Inc."

     At the Aurora Special Meeting, the Aurora stockholders will also be asked to consider and vote upon a proposal to amend the Aurora Charter to change the name of Aurora to "The Cerplex Group, Inc." This amendment was adopted by the Aurora Board effective as of January 30, 1998, subject to stockholder approval, and will only become effective upon consummation of the Merger.

     To accomplish this change in the name of Aurora, Article First of the Aurora Charter must be amended to be and read as follows:

     "The name of the corporation is The Cerplex Group, Inc."

     THE AURORA BOARD RECOMMENDS THAT AURORA STOCKHOLDERS VOTE FOR THIS AMENDMENT TO THE AURORA CHARTER.

RECORD DATE AND VOTING

     Only holders of record of Aurora Common Stock and Old Aurora Preferred Stock on the Aurora Record Date are entitled to notice of, and to vote at, the Aurora Special Meeting. There were issued and outstanding 6,847,583 shares of Aurora Common Stock and 470,000 shares of Old Aurora Preferred Stock on the Aurora Record Date. Each holder of Aurora Common Stock will be entitled to one vote, in person or by proxy, for each share of Aurora Common Stock standing in his or her name on the books of Aurora on the Aurora Record Date on any matter submitted to a vote of the Aurora stockholders. Each holder of Old Aurora Preferred Stock will be entitled to one vote, in person or by proxy, for each share of Aurora Common Stock issuable upon conversion of the shares of Old Aurora Preferred Stock held by such holder. Each holder of Old Aurora Preferred Stock will be entitled to one vote, in person or by proxy, for each share of Old Aurora Preferred Stock standing in his or her name on the books of Aurora on the Aurora Record Date on any matter submitted to a vote of holders of Old Aurora Preferred Stock. The presence, in person or by proxy, of holders of record of a majority of each class of shares entitled to vote constitutes a quorum for action at the Aurora Special Meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders to determine total number of votes cast. Abstentions are not counted as votes for or against any such proposal. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved.

VOTE REQUIRED

     The affirmative votes of (i) the holders of a majority of the outstanding shares of Aurora Common Stock, voting together as a single class with the holders of Old Aurora Preferred Stock, and (ii) the holders of a majority of the outstanding Old Aurora Preferred Stock, voting as a separate class, are required to approve the Aurora Charter Amendments. WCAS VII, AURORA'S PRINCIPAL STOCKHOLDER THAT OWNS APPROXIMATELY 74% OF THE VOTING CAPITAL STOCK OF AURORA, ON AN AS-CONVERTED BASIS, HAS ENTERED INTO THE WCAS STOCKHOLDERS

AGREEMENT WITH AURORA AND CERPLEX WHEREBY WCAS VII HAS AGREED TO VOTE ITS SHARES OF AURORA COMMON STOCK AND OLD AURORA PREFERRED STOCK IN FAVOR OF THE AURORA CHARTER AMENDMENTS, WHICH VOTE IS SUFFICIENT UNDER THE DGCL AND THE AURORA BYLAWS TO APPROVE THE AURORA CHARTER AMENDMENTS.

PROXY SOLICITATION, REVOCATION, AND EXPENSES

     All proxies that are properly completed, signed and returned prior to voting at the Aurora Special Meeting will be voted as indicated on the proxy. If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by (i) filing a written notice of revocation received by the person or persons named therein, (ii) the stockholder attending the Aurora Special Meeting and voting the shares covered thereby in person, or (iii) delivering another duly executed proxy statement dated subsequent to the date thereof to the addressee named in the enclosed proxy.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of each of the proposals considered.

     The expense of preparing, printing, and mailing this Joint Proxy Statement/Prospectus and the material used in this solicitation of proxies from Aurora stockholders will be shared equally by Aurora and Cerplex. It is contemplated that Aurora proxies will be solicited through the mail.

DISSENTERS' APPRAISAL RIGHTS

     Holders of Aurora Common Stock will not have any dissenters' appraisal rights in connection with, or as a result of, the matters to be acted upon at the Aurora Special Meeting. See "The Proposed Merger -- Dissenters' Appraisal Rights."

                          THE CERPLEX SPECIAL MEETING

PLACE, DATE AND TIME

     The Cerplex Special Meeting will be held at Cerplex's principal executive offices located at 1382 Bell Avenue, Tustin, California 92780, on Thursday, April 23, 1998, at 11:00 a.m., local time.

MATTERS TO BE CONSIDERED

     The purpose of the Cerplex Special Meeting is to consider and vote upon a proposal by the Cerplex Board to approve the Merger on the terms and conditions set forth in the Merger Agreement. The Merger will be accomplished in accordance with the Merger Agreement by the merger of Sub with and into Cerplex, pursuant to which each outstanding share of Cerplex Common Stock will be converted into shares of Aurora Common Stock at the Exchange Ratio. As a result, Cerplex will become a wholly-owned subsidiary of Aurora and holders of Cerplex Common Stock will become stockholders of Aurora. See "The Proposed Merger"; "The Merger Agreement"; and Appendix A -- Agreement and Plan of Merger. Under the DGCL and the Cerplex Bylaws, no substantive business other than that referred to in the accompanying Cerplex Notice of Cerplex Special Meeting of Stockholders may be transacted at the Cerplex Special Meeting.

     THE CERPLEX BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT CERPLEX STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MERGER.

RECORD DATE AND VOTING

     The Cerplex Board has fixed the close of business on March 20, 1998 as the Cerplex Record Date for the determination of stockholders entitled to notice of and to vote at the Cerplex Special Meeting. On the Cerplex

Record Date there were 36,366,084 shares of Cerplex Common Stock outstanding held by 137 stockholders of record.

     The presence in person or by proxy of holders of Cerplex Common Stock entitled to cast a majority of all the votes entitled to be cast at the Cerplex Special Meeting will constitute a quorum for the transaction of business. In the event that a quorum is not present at the Cerplex Special Meeting or that the shares of Cerplex Common Stock voting for the proposal to approve the Merger are not sufficient to approve the Merger, it is anticipated that the Cerplex Special Meeting would be adjourned to solicit additional proxies, unless the shares of Cerplex Common Stock voted against the proposal to approve the Merger were sufficient to defeat the proposal. Because the holders of more than 50% of the voting securities of Cerplex have executed the Proxy Agreement granting Aurora's designee a proxy to vote such securities in favor of the Merger, however, it is anticipated that a quorum will be present and that the Merger will be approved at the Cerplex Special Meeting. In the event the Cerplex Special Meeting is adjourned to solicit additional proxies, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Cerplex Special Meeting, except for proxies that have effectively been revoked or withdrawn.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Cerplex Common Stock is required to approve the Merger. AS STATED ABOVE, CERPLEX STOCKHOLDERS HOLDING MORE THAN 50% OF CERPLEX'S VOTING SECURITIES HAVE EXECUTED THE PROXY AGREEMENT, WHEREBY SUCH HOLDERS HAVE COMMITTED TO VOTE IN FAVOR OF THE MERGER, WHICH VOTE IS SUFFICIENT UNDER THE DGCL AND THE CERPLEX BYLAWS TO APPROVE THE MERGER.

PROXY SOLICITATION, REVOCATION, AND EXPENSES

     All proxies that are properly completed, signed, and returned prior to voting at the Cerplex Special Meeting will be voted as indicated on the proxy. If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by (i) filing a written notice of revocation received by the person or persons named therein, (ii) the stockholder attending the Cerplex Special Meeting and voting the shares covered thereby in person, or (iii) delivering another duly executed proxy statement dated subsequent to the date thereof to the addressee named in the enclosed proxy.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the proposals considered.

     The expense of preparing, printing and mailing this Joint Proxy Statement/Prospectus and the material used in this solicitation of proxies from Cerplex stockholders will be shared by Aurora and Cerplex. It is contemplated that Cerplex proxies will be solicited through the mail. Cerplex will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these proxy materials to the principals.

DISSENTERS' APPRAISAL RIGHTS

     Under Section 262, the holders of Cerplex Common Stock have a right to dissent to the Merger and seek a judicial appraisal of the value of their shares of Cerplex Common Stock. The holders of any shares of Cerplex Common Stock for which appraisal rights have been perfected in accordance with Section 262 shall be entitled to payment by the Surviving Corporation of the appraised value of such shares to the extent permitted by and in accordance with the provisions of
Section 262. The Surviving Corporation shall be solely responsible for, and shall pay out of its own funds, any amounts which become due and payable to holders of Dissenting Shares, and such amounts shall not be paid directly or indirectly by Aurora. It is a condition to the obligations of Aurora under the Merger Agreement that the aggregate number of Dissenting Shares shall not constitute more than five percent of the number of shares of Cerplex Common Stock outstanding immediately prior to the Effective Time. See "The Proposed Merger -- Dissenters' Appraisal Rights"; "The Merger

Agreement -- Dissenters' Appraisal Rights"; and "The Merger
Agreement -- Conditions to the Consummation of the Merger".

                              THE PROPOSED MERGER

     A copy of the Merger Agreement is attached as Appendix A and incorporated herein by reference. The Merger Agreement contains certain representations and covenants of Aurora, Sub and Cerplex, certain conditions to the consummation of the Merger, and other terms and provisions respecting the Merger and related transactions. Capitalized terms which are used but not defined in this section shall have the meaning assigned to such terms in the Merger Agreement.

     SUMMARIES OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT SET FORTH HEREIN DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE MERGER AGREEMENT. ALL AURORA AND CERPLEX STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

DESCRIPTION OF THE MERGER

     The Merger Agreement provides that, at the Effective Time, Sub will merge with and into Cerplex, and Cerplex will become a wholly-owned subsidiary of Aurora. By virtue of the Merger, (i) each share of Cerplex Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares that are held by Aurora) will automatically be converted into Aurora Common Stock based on the Exchange Ratio, and (ii) each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and become one share of common stock, $.01 par value per share, of the Surviving Corporation.

     At the Effective Time, each Cerplex Stock Option which is outstanding immediately prior to the Effective Time will be assumed by Aurora and converted automatically into a New Option to purchase shares of Aurora Common Stock at the Exchange Ratio, provided that any fractional shares of Aurora Common Stock resulting from such conversion will be rounded down to the nearest whole share. The exercise price for each assumed option will be equal to the existing exercise price set forth in the Cerplex Stock Option divided by the Exchange Ratio, provided that such exercise price will be rounded down to the nearest cent. After the Effective Time, each New Option will be exercisable and will vest upon the same terms and conditions as were applicable to the Cerplex Stock Option immediately prior to the Effective Time. See "The Merger
Agreement -- Effect on Cerplex Stock Options and Cerplex Stock Purchase Rights."

     At the Effective Time, certain of the warrants to purchase Cerplex Common Stock that are outstanding immediately prior to the Effective Time will be assumed by Aurora and converted automatically into New Warrants to purchase shares of Aurora Common Stock at the Exchange Ratio, provided that any fractional shares of Aurora Common Stock resulting from such conversion will be rounded to the nearest whole share. The exercise price per share of Aurora Common Stock under each New Warrant shall be equal to the exercise price per share of Cerplex Common Stock in the existing warrant divided by the Exchange Ratio, provided that such exercise price will be rounded to the nearest cent. After the Effective Time, each New Warrant will be exercisable and will vest upon the same terms and conditions as were applicable to the related Cerplex warrant immediately prior to the Effective Time. All other outstanding Cerplex Stock Purchase Rights to purchase or otherwise receive from Cerplex any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Cerplex will be canceled. See "The Merger
Agreement -- Effect on Cerplex Stock Options and Cerplex Stock Purchase Rights."

     Based on the number of shares of Cerplex Common Stock outstanding on the Cerplex Record Date, Aurora will issue approximately 41,600,000 (subject to adjustment) shares, or rights to acquire shares, of Aurora Common Stock pursuant to the Merger (assuming no Dissenting Shares) and holders of Cerplex Common Stock would be entitled to receive in a tax-free exchange approximately 25% of the post-Merger, fully-diluted Aurora Common Stock, after giving effect to the WCAS Financing and the Rights Offering described in "Other Transactions Related to the Merger -- WCAS Financing" and "Other Transactions Related to the Merger -- Rights Offering."

BACKGROUND OF THE MERGER

     On September 18, 1997, Cerplex engaged the investment banking firm of Chanin to serve as Cerplex's financial advisor, which included assisting Cerplex in identifying and negotiating financing transactions for Cerplex. In mid-October 1997, Aurora's principal stockholder, WCAS, had discussions with Blumberg for Blumberg to act as a consultant to Aurora to assist in identifying possible strategic alternatives for Aurora, including a possible business combination with Cerplex.

     On October 26 and 27, Thomas E. McInerney and Richard H. Stowe, general partners of WCAS and directors of Aurora, had telephone conferences with Blumberg regarding a possible meeting with representatives of Cerplex.

     On October 28, William A. Klein and Stephen J. Hopkins, the Chairman of the Board and Chief Executive Officer of Cerplex, respectively, and Russ Belinsky of Chanin met with Mr. McInerney and Mr. Stowe at the WCAS offices in New York to discuss the broad terms of a possible merger of Cerplex and Aurora and an equity financing of Aurora by WCAS.

     Mr. Hopkins and Richard C. Davis, a director and executive officer of Cerplex, met with Jim C. Cowart and John F. Thompson, the Chairman and President of Aurora, respectively, on November 3, 1997 to begin the companies' respective due diligence review and financial analysis and to develop a conceptual merger and operational integration plan. Over the next several weeks a series of meetings were held in person and by telephone between the management of Aurora and Cerplex to continue the due diligence review and discussion of these issues.

     On November 7 and 13, at special meetings of the Cerplex Board, representatives of Chanin made a presentation to the Cerplex Board on Chanin's evaluation of Cerplex's financial condition and updated the Cerplex Board on the various financing and debt recapitalization alternatives being explored by Chanin on behalf of Cerplex.

     On November 12, Messrs. Hopkins and Davis met with Mr. Thompson and Wayne Withers of Aurora to evaluate the findings of the companies' respective preliminary due diligence investigations and the synergies of a merger of the two companies. The conclusions reached at the November 12 meeting were presented and further discussed on November 14 during a meeting of Mr. Hopkins and Mr. Stowe of WCAS.

     On November 17, Messrs. Hopkins, Klein and Belinsky met at WCAS's New York offices with Mr. McInerney to discuss and further negotiate the terms of the Merger and related financing.

     On November 20, WCAS had discussions with George L. McTavish regarding his possible assistance to Aurora as a consultant in evaluating a possible merger with Cerplex and possibly serving as chief executive officer of the combined enterprise.

     An initial draft of the proposed terms of the merger was prepared and distributed on December 3 and revised on December 8. On December 9, the Cerplex Board, together with outside counsel and representatives of Chanin, met to consider the possible strategic benefits of the Merger and the economic terms on which the Merger might be beneficial to Cerplex. After deliberation, the Cerplex Board authorized Mr. Klein and Cerplex's executive officers to proceed with the negotiations with representatives of Aurora and WCAS.

     On December 9, each of Aurora and WCAS entered into a mutual confidentiality and non-solicitation agreement with Cerplex.

     Mr. Klein and other representatives of Cerplex met with Mr. McInerney and other representatives of Aurora on December 10 and 11 to negotiate the key terms and logistics of the proposed merger, the refinancing of Cerplex debt and the terms of a proposed capital infusion by WCAS in the combined enterprise.

     On December 12, Mr. McTavish was introduced to Cerplex as the person in charge of Aurora's formal due diligence and integration planning process.

     From December 12, 1997 through January 30, 1998, senior management of the two companies and representatives of WCAS, together with outside legal counsel, continued negotiation of a definitive merger agreement and related agreements and continued due diligence review of each other's (and their respective subsidiaries') contracts, financial records and other matters. The principal terms negotiated during this time included, without limitation, the conditions precedent to the merger, the percentage ownership that Cerplex equity holders would hold in the combined enterprise, the specific rights of the parties to terminate a merger agreement once executed, the specific representations and warranties to be made by each party, the definitive terms of a WCAS investment in Aurora, the definitive terms of voting agreements by the principal stockholders of Aurora and Cerplex, the definitive terms on which Aurora would provide working capital financing for Cerplex and the definitive terms of an interim management agreement for Cerplex. In addition, each of Aurora and Cerplex negotiated waivers with their respective senior lenders regarding the transactions contemplated by the Merger. During this period, WCAS negotiated with the holders thereof the purchase at a discount of $18 million principal amount of Cerplex Subordinated Notes and the Cerplex Warrants.

     The letter agreement between Cerplex and Chanin was amended by a subsequent letter dated January 7, 1998, in which Cerplex and Chanin agreed that Chanin's services would be rendered in connection with a "business combination" of Cerplex, which, by definition, would include the proposed Merger with Aurora.

     On January 13, Aurora engaged Dain Rauscher to serve as Aurora's financial advisor in connection with the Merger and the WCAS Financing.

     On January 15, the Aurora Board held a special meeting to consider the proposed Merger and the terms of the WCAS Financing. At the special meeting, members of Aurora's senior management, together with its legal and financial advisors, reviewed with the Aurora Board the terms of the proposed Merger Agreement, the Purchase and Exchange Agreement and the other agreements related to the transaction, the background of the transaction, the potential benefits and risks of the transaction, including the strategic and financial rationale, and the status of Aurora's due diligence review of Cerplex. Dain Rauscher reported on the procedures that it had performed to date and the additional work that needed to be done in order to render its opinion to the Aurora Board that the Merger and financing transactions taken as a whole were fair to the Aurora Public Stockholders from a financial point of view.

     On January 20, the Cerplex Board met to consider approval of the Merger. Cerplex's management reviewed for the Board such matters as the history of the negotiations and final terms of the proposed Merger, pertinent information obtained regarding Aurora and preliminary plans for integrating the two companies. In addition to the foregoing and the benefits of the proposed transaction described under "Cerplex's Reasons for the Merger" below, the Cerplex Board also considered the percentage ownership that the Cerplex stockholders and option holders would hold in the combined entity, the financial and strategic business implications of the Merger, the results of Cerplex's legal and financial due diligence and the potential risks of the transaction. After full discussion, Cerplex's Board determined that the Merger is fair to and in the best interests of Cerplex and its stockholders. All directors (other than Patrick Jones) were present at this meeting and voted unanimously to authorize management, subject to satisfactory negotiation of final documentation, to enter into and perform the Merger Agreement and to recommend to Cerplex stockholders that they vote in favor of the Merger.

     On January 27, the Aurora Board held a special meeting to consider the proposed Merger Agreement, the WCAS Financing and the transactions contemplated thereby. At the meeting, the Aurora Board, together with its legal and financial advisors, reviewed the results of Aurora's due diligence examination and the definitive terms of the Merger Agreement, the Purchase and Exchange Agreement and the other agreements related to the transactions, the potential benefits and risks of the transactions, and a summary of the financial and valuation analysis of the transactions. At the conclusion of the presentation, Dain Rauscher delivered its oral opinion that, as of such date, the Merger Agreement and the Purchase and Exchange Agreement, and the transactions contemplated thereby, taken as a whole, are fair, from a financial point of view, to the Aurora Public Stockholders. See " -- Opinion of Financial Advisor to Aurora" for a discussion of the factors considered and the analytical methods employed by Dain Rauscher in delivering such opinion. The three independent directors on the Aurora Board then approved the Merger Agreement and the Purchase and

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

Exchange Agreement, taken as a whole, and the transactions contemplated thereby, and recommended approval by the entire board. The Aurora Board, by unanimous vote of the directors, likewise approved the Merger Agreement and the Purchase and Exchange Agreement, taken as a whole, and the transactions contemplated thereby.

     On January 30, 1998, Cerplex and Aurora entered into the Merger Agreement, and the related WCAS Financing documents were executed by the parties thereto.

AURORA'S REASONS FOR THE MERGER

     On January 15 and January 27, 1998, the Aurora Board met to consider the advisability of the proposed Merger and the terms of the proposed Merger Agreement and related transaction documents. The Aurora Board concluded that the Merger is advisable and in the best interests of Aurora and its stockholders. In reaching its determination to approve the Merger Agreement, the Aurora Board considered a variety of factors, although it did not assign any relative or specific weight to the factors considered. The factors considered included the following: (i) The Merger and the cash investment in Aurora by WCAS pursuant to the Purchase and Exchange Agreement, which is conditioned on the consummation of the Merger, would provide the funding and financial support required for Aurora to continue as a going concern for the foreseeable future. The Aurora Board concluded that Aurora's historical operating losses, which were expected to continue, and the recent amendments to the Chase Credit Agreement, which restrict future borrowings, raised substantial doubts as to Aurora's ability to continue as a going concern without the Merger and the proposed WCAS Financing.
(ii) The Merger may result in a larger and more diversified company in the service logistics marketplace that would enhance Aurora's competitiveness in existing markets and facilitate more rapid entry into other markets through Cerplex's existing operations. The Aurora Board concluded that the Merger offered an expanded customer base, with an opportunity to serve both OEMs and service providers in the U.S., U.K. and France. (iii) The Aurora Board concluded that the businesses of Aurora and Cerplex are compatible and that the Merger would enable Aurora to combine its strengths in parts distribution and system and subsystem recycling with Cerplex's expertise in repair, parts sourcing and large-scale logistics services to provide a more complete, single source solution for its customers needs for parts, repair services and local inventory.
(iv) The Aurora Board concluded that the Merger would create synergies and economies of scale through the reduction of operational and management redundancies that would help Aurora to improve its cash flow and operating margins. (v) The Aurora Board concluded that the Merger would permit the defeasance or refinancing of certain of Aurora's debt, and reduce its debt service cost. (vi) The Aurora Board concluded that the terms and conditions of the proposed Merger Agreement, generally, are favorable to the Aurora Public Stockholders. (vii) The Aurora Board considered the presentation of Dain Rauscher on January 27, 1998, including Dain Rauscher's oral opinion that the transactions pursuant to the Merger Agreement and the Purchase and Exchange Agreement, taken as a whole, are fair from a financial point of view to the Aurora Public Stockholders.

     The foregoing discussion of the information and factors considered and given weight by the Aurora Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Aurora Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors and information considered in reaching its determination. In addition, individual members of the Aurora Board may have given different weights to different factors. Moreover, there can be no assurance that any of the expectations set forth in the preceding paragraphs will be fulfilled or that any of the expected benefits of the Merger will be realized.

AURORA BOARD APPROVAL OF THE MERGER

     For the reasons stated under "Aurora's Reasons for the Merger," the Aurora Board believes that the terms of the Merger Agreement and the Merger are fair to, and in the best interests of, Aurora and the Aurora Public Stockholders. All members of the Aurora Board were present at the meeting held on January 27, 1998, and after approval by and the recommendation of the independent directors, they unanimously approved the Aurora Charter Amendments, the Merger Agreement, the Merger and the related transactions, and recommended that the holders of Aurora Common Stock and Old Aurora Preferred Stock vote "FOR" the approval of the Aurora Charter Amendments.

OPINION OF FINANCIAL ADVISOR TO AURORA

     Dain Rauscher delivered its oral opinion and report on January 27, 1998, and delivered its written opinion dated February 26, 1998 confirming its oral opinion, that the transactions pursuant to the Merger Agreement and the Purchase and Exchange Agreement, taken as a whole, are fair from a financial point of view to the Aurora Public Stockholders. The full text of the written opinion of Dain Rauscher, dated February 26, 1998, which sets forth the assumptions made, the matters considered and the review undertaken with regard to such opinion, is attached to this Joint Proxy Statement/Prospectus as Appendix B. Stockholders are urged to read the opinion in its entirety. The summary of Dain Rauscher's opinion set forth in this Joint Proxy Statement/ Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, Dain Rauscher, among other things: (i) reviewed the Merger Agreement, the Purchase and Exchange Agreement and the Joint Proxy Statement/Prospectus of Aurora and Cerplex as filed on February 25, 1998 with the Commission as part of the Registration Statement of Aurora; (ii) reviewed the Annual Reports on Form 10-K for the three fiscal years ended September 30, 1997 of Aurora, Annual Reports on Form 10-K for the three years ended December 31, 1996 of Cerplex and the Quarterly Report on Form 10-Q for the nine months ended September 30, 1997 of Cerplex; (iii) discussed with certain members of senior management of Aurora and Cerplex the past and current business operations, financial condition and future prospects of Aurora and Cerplex, and have visited certain of Aurora's and Cerplex's facilities; (iv) reviewed certain internal financial analyses and forecasts of Aurora and Cerplex prepared by respective management; (v) reviewed historical market prices and trading volumes for Aurora and Cerplex Common Stock; (vi) compared certain financial information for Aurora and Cerplex with similar information for certain other companies the securities of which are publicly traded; and (vii) reviewed selected financial terms of certain recent business combinations.

     In connection with its review and the presentation of its written opinion, Dain Rauscher relied upon and assumed the accuracy and completeness of the financial and other information publicly available or furnished to it by Aurora and Cerplex or their representatives. Dain Rauscher did not independently verify the accuracy or completeness of such information. Dain Rauscher did not make or obtain any independent evaluations or appraisals of any of the properties, assets, or facilities of Aurora or Cerplex. With respect to the financial projections of Aurora and Cerplex, Dain Rauscher assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management as to the future financial performance of Aurora and Cerplex, respectively, and Dain Rauscher expressed no opinion with respect to such forecasts or the assumptions on which they were based.

     The following is a summary of the analyses utilized in arriving at the opinion that Dain Rauscher discussed with the Aurora Board at its January 27, 1998 meeting and which Dain Rauscher set forth in writing in its opinion attached hereto as Appendix B:

     Valuation Methodology. For purposes of its opinion, Dain Rauscher employed four principal valuation methodologies: (i) a publicly traded comparable company analysis; (ii) a merger and acquisition transaction analysis; (iii) a discounted cash flow analysis; and (iv) a relative contribution analysis. Dain Rauscher drew no specific conclusion from any one of these valuation methodologies, but subjectively factored its observations from each analysis into its qualitative assessment of the relevant facts and circumstances. The methodologies used by Dain Rauscher, as described to the Aurora Board at its January 27, 1998 meeting, are described below.

          Publicly Traded Comparable Company Analysis. Dain Rauscher reviewed the financial, operating, and market performance of the following group of 10 computer and peripheral components, parts and systems (repair and replacement) related companies with that of Aurora and Cerplex: Bell Industries, Inc., Bell Microproducts Inc., Computer Marketplace, Inc., DecisionOne Holdings Corp., En Pointe Technologies, Inc., GENICOM Corporation, Jaco Electronics, Inc., Marshall Industries, PC Service Source, Inc., and Richardson Electronics, Ltd. The comparable company group (the "Comparable

     Group") was selected because they are publicly traded companies with operations that, for purposes of this analysis, may be considered to be similar to the operations of Aurora and Cerplex. Dain Rauscher observed that comparable company analysis is subject to certain limitations, including that no individual company has a business mix that precisely mirrors that of Aurora or Cerplex. The Comparable Group was selected from a broader universe of computer and peripheral related companies. Dain Rauscher examined certain publicly available information for the Comparable Group, including, but not limited to, LTM sales, EBITDA, EBIT, pretax income, earnings per share, market capitalization (the market value of a company's common stock), net debt (total debt and other obligations less cash equivalents and marketable securities), and the market value of capitalization (market capitalization plus total debt and preferred equity, minus cash and equivalents). Dain Rauscher also examined and compared various market data, including various trading multiples such as market value of capitalization to net sales, EBITDA and EBIT, and the stock price per share to earnings per share and book value per share.

          The Comparable Group's market value of capitalization to LTM net sales multiples ranged from 0.1x to 1.4x (with a median of 0.3x) and was 0.3x for Cerplex based on the public market price of Cerplex as of January 26, 1998. The Comparable Group's market value of capitalization to LTM EBITDA multiples ranged from 1.0x to 19.2x (with a median of 6.9x) and was negative and therefore not meaningful for Cerplex or the pro forma combined company. The Comparable Group's market value of capitalization to LTM EBIT multiples ranged from 1.1x to 30.7x (with a median of 9.6x) and was negative and therefore not meaningful for Cerplex or the pro forma combined company. The Comparable Group's stock price per share to LTM earnings per share multiples ranged from 8.8x to 34.1x (with a median of 10.2x) and was negative and therefore not meaningful for Cerplex or the pro forma combined company. The Comparable Group's stock price per share to book value per share multiples ranged from 0.8x to 9.6x (with a median of 1.2x) and was negative and therefore not meaningful for Cerplex or the pro forma combined company.

          Comparable Merger and Acquisition Transaction Analysis. Dain Rauscher reviewed selected financial terms of certain recent computer and peripheral related business combinations including: Wandel & Golterman Management Holding GmbH / Wandel & Golterman Technologies, Inc.; FIserv, Inc. / CUSA Technologies, Inc.; GE Capital IT Solutions / TransNet Corp.; Marshall Industries / Sterling Electronics Corp.; Avant! Corp. / Technology Modeling Associates, Inc.; BTG Inc. / Micros to Mainframes, Inc.; PerfectData Corp. / Novaquest Infosystems; Investor Group / Triad Systems Corp.; Bell Industries, Inc. / Milgray Electronics, Inc.; DecisionOne Holdings Corp. / Memorex Telex Corp. -- U.S. Service Division; NationsBank Corp. / LDI Corp. (the "Comparable Transaction Group"). Dain Rauscher observed that the Comparable Transaction Group analysis is subject to certain limitations, including that: (i) the analysis does not incorporate the time of the transactions, (ii) no single transaction is precisely comparable in business characteristics and market conditions, and (iii) there is a scarcity of public disclosure on terms of certain of the comparable transactions and the financial performance of acquirees.

          The Comparable Transaction Group's market value of capitalization to LTM net sales multiples ranged from 0.2x to 5.6x (with a median of 0.7x) and was 0.3x for Cerplex based on the public market price of Cerplex as of January 26, 1998. The Comparable Transaction Group's market value of capitalization to LTM EBITDA multiples ranged from 5.8x to 28.3x (with a median of 14.7x) and was negative and therefore not meaningful for Cerplex or the pro forma combined company. The Comparable Transaction Group's market value of capitalization to LTM EBIT multiples ranged from 8.1x to 34.1x (with a median of 13.6x) and was negative and therefore not meaningful for Cerplex or the pro forma combined company. The Comparable Transaction Group's stock price per share to LTM earnings per share multiples ranged from 11.6x to 31.9x (with a median of 19.9x) and was negative and therefore not meaningful for Cerplex or the pro forma combined company. The Comparable Transaction Group's stock price per share to book value per share multiples ranged from 0.6x to 4.0x (with a median of 2.2x) and was negative and therefore not meaningful for Cerplex or the pro forma combined company.

          Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Dain Rauscher estimated the present value of the future cash flows that the pro forma combined company could be expected to
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

     produce over a five-year period from 1998 through 2002 under various assumptions. Dain Rauscher determined the value per share for the pro forma combined company by adding (i) the present value (using discount rates ranging from 12.0% to 18.0%) of the five-year unleveraged free cash flows of the pro forma combined company and (ii) the present value of the pro forma combined company's year 2002 estimated terminal value, and subtracting (iii) net debt as defined above. The terminal values were estimated by multiplying the year 2002's projected unleveraged net income of the pro forma combined company by a range of multiples derived from the Comparable Group, as contained in the Publicly Traded Comparable Company Analysis (ranging from 11.0x to 14.0x for the year 2002's unlevered net income). This analysis produced implied equity values per share ranging from $0.14 to $0.42 (with a median of $0.26) compared to the public market price per share of Aurora and Cerplex as of January 26, 1998 of $0.56 and $0.37, respectively.

          Relative Contribution Analysis. Dain Rauscher analyzed the percentage of assets, liabilities, stockholders' deficit, net revenues, gross profit, income (loss) before taxes, net (loss) income, and numerous other factors that each of Aurora and Cerplex would contribute to the total of the pro forma combined company based upon the latest 12 months data. Based upon this information, Aurora's contribution to the pro forma combined company as of and for the 12 months ended September 30, 1997, represented 18.4% of total assets, 51.1% of total liabilities, 74.4% of stockholders' deficit, 28.7% of net revenues, 38.2% of gross profit, 66.6% of losses before taxes, and 64.8% of net losses. Dain Rauscher noted that due to the substantial stockholders' deficit of both companies (particularly Aurora with a stockholders' deficit of $83.3 million at September 30, 1997) and the significant operating losses of both companies (particularly Aurora which reported losses before taxes of $49.1 million for the fiscal year ended September 30, 1997) and because of the new financing to be made available to the combined company, it is difficult to draw meaningful conclusions from a relative contribution analysis.

          Other Factors Considered. Dain Rauscher reviewed recent trends in the price per share of Aurora Common Stock and noted that on February 1, 1998, the day prior to the public announcement of the proposed Merger, Aurora's Common Stock last trading price on the Bulletin Board was $0.88 per share. Further, during the period from January 2, 1997 to February 1, 1998, Aurora's Common Stock traded in a range from $0.56 per share to $2.31 per share and during the two-year period ending February 1, 1998 Aurora Common Stock traded in a range from $0.56 per share to $4.56 per share. This was compared to Aurora's Common Stock price at January 26, 1998 of $0.56 per share (the day before Dain Rauscher's oral opinion and report). Dain Rauscher also reviewed recent trends in the price per share of Cerplex Common Stock and noted that on February 1, 1998, the day prior to the public announcement of the proposed Merger, Cerplex's Common Stock last trading price on the Bulletin Board was $0.48 per share. Further, during the period from January 2, 1997 to February 1, 1998, Cerplex Common Stock traded in a range from $0.22 per share to $1.44 per share and during the two year period ending February 1, 1998 Cerplex Common Stock traded in a range from $0.22 per share to $7.25 per share. This was compared to Cerplex's stock price at January 26, 1998 of $0.56 per share.

          Dain Rauscher noted that Aurora is in a precarious financial position. Aurora is heavily leveraged (with $93.0 million of debt and preferred stock), is operating with significant negative cash flow and has been supported financially through preferred stock investments and loans (including loan guarantees) from its largest stockholder. Dain Rauscher indicated that in the event the transactions pursuant to the Merger Agreement and the Purchase and Exchange Agreement are not accomplished, significant financial restructuring or reorganization of Aurora will be necessary, which would likely result in substantial dilution to holders of Aurora Common Stock. There would be no assurance of the resulting value of Aurora Common Stock in the event of a significant financial restructuring or reorganization.

          In arriving at its written opinion dated February 26, 1998 and in discussing its opinion with the Aurora Board, Dain Rauscher performed certain financial analyses, portions of which are summarized above. The summary set forth above is not a complete description of Dain Rauscher's analyses. Dain Rauscher believes that its analyses must be considered as a whole and that selecting portions of its analyses could create an incomplete view of the process underlying its opinion. In addition, Dain

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

     Rauscher may have given various analyses more or less weight than other analyses and may have deemed some assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Dain Rauscher's view of the actual value of Cerplex, Aurora or the combined companies. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. No company or transaction used in the Publicly Traded Comparable Company Analysis or the Comparable Merger and Acquisition Transaction Analysis summarized above is identical to Cerplex or Aurora or the transaction. Accordingly, any such analysis of the value of the consideration paid to stockholders of Cerplex involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies, as well as other factors relating to the trading and the acquisition values of the comparable companies. These and other limitations may detract from the usefulness of the Comparable Group's publicly traded multiples or other valuation methodologies. In performing its analyses, Dain Rauscher considered numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Aurora and all of which are beyond the control of Dain Rauscher. The results of the analyses performed by Dain Rauscher are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. The analyses described above were prepared solely as part of Aurora's analysis of the fairness of the consideration to the stockholders of Cerplex. The analyses do not purport to be appraisals or to reflect the prices at which Cerplex or the combined company might actually trade or the actual trading value of Aurora's securities.

CERPLEX'S REASONS FOR THE MERGER

     The Cerplex Board believes that for the following reasons the Merger will be beneficial to Cerplex:

          Liquidity Issues. During portions of 1996 and 1997, Cerplex was in default under the Cerplex Senior Credit Agreement and Subordinated Note Purchase Agreements. Cerplex has renegotiated amendments to the Cerplex Senior Credit Agreement and to the Subordinated Note Purchase Agreements. The terms of the Cerplex Senior Credit Agreement, as amended, provide for a limited borrowing base. Cerplex is required to use a portion of cash generated from operations and from sales of assets to further reduce its borrowing base under the Cerplex Senior Credit Agreement. The interest rate payable by Cerplex has increased significantly. The terms of the Subordinated Note Purchase Agreements have been amended to provide for an increase in the applicable interest rate from 9.5% to 15%. Cerplex is required to maintain or fulfill certain covenants and obligations in order to maintain the Cerplex Senior Credit Agreement and to be in compliance under the Subordinated Note Purchase Agreements. The loans under the Cerplex Senior Credit Agreement are due and payable on May 1, 1998 and, without additional funding, Cerplex does not have the resources to make such payments. In addition, the covenants under the Subordinated Note Purchase Agreements as currently cast will be significantly more restrictive as of June 1998. Therefore, Cerplex believes that it will be in default again under such agreements unless it is able to successfully renegotiate such agreements.

          The Cerplex Board believes the WCAS Financing, which includes the restructuring of Cerplex's existing debt, will provide the combined companies with the capital structure necessary to enhance and grow the combined companies' operations. If the Merger is not consummated, Cerplex does not believe it will have the capital resources necessary to fulfill its existing obligations to creditors or to maintain its existing operations. Cerplex does not believe it will be able to restructure its obligations under the Cerplex Senior Credit Agreement and Cerplex Subordinated Notes on acceptable terms without a significant capital infusion. If the Merger and the concurrent WCAS Financing do not occur as anticipated, Cerplex and its operations will be materially and adversely affected. On January 30, 1998 and February 24, 1998, Aurora provided Cerplex with unsecured loans in the amount of $2 million and $1.5 million, respectively. Such loans bear interest at the rate of 10% and become due and payable on June 30, 1998. Cerplex used the funds for working capital purposes. Cerplex also believes it will need additional funds to maintain its existing operations prior to the consummation of the Merger. Citibank has agreed to permit Cerplex to

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

     borrow up to an aggregate of $10 million from Aurora. No assurance can be given that additional funds will be available from Aurora or that the Merger and related WCAS Financing will occur as anticipated.

          Enhance Relations with Vendors, Customers and Employees. Cerplex believes the Merger will enhance its relations with its vendors, customers and employees. Cerplex's lack of liquidity and the restructuring of its operations have created a great deal of uncertainty among vendors, customers and employees. Cerplex believes the Merger will not only reassure Cerplex's customers as to its financial viability, but will also provide it with the resources to undertake additional business from both new and existing customers. Cerplex's relationship with its vendors has been strained with many vendors putting Cerplex on COD, which has further exacerbated Cerplex's financial condition. Cerplex believes the Merger will significantly improve both its relationship and terms with its vendors while providing additional economies of scale. Cerplex was required to engage in significant lay-offs and sales of subsidiaries over the last year. Cerplex believes the Merger will provide greater stability, as well as additional opportunities, for its employees.

          Complementary Businesses. Although Cerplex and Aurora have each targeted different segments of the service logistics marketplace, the Cerplex Board believes that the businesses of the two companies complement one another. In evaluating the proposed Merger, the Cerplex Board determined that a combination of these two companies could bring together Cerplex's strengths in repair, parts sourcing and large-scale logistics services and Aurora's expertise in parts distribution and system and subsystem recycling, which could result in a combined entity with stronger, more extensive capabilities in the service logistics marketplace. The Cerplex Board expects that the combined company would offer single sourcing for all customer spare parts, repair and logistics services worldwide. As a result, the Cerplex Board believes the Merger could enhance Cerplex's competitiveness in existing markets and facilitate more rapid entry into other markets through Aurora's existing operations.

          Operating Efficiencies. The Cerplex Board anticipates that the two businesses may operate more efficiently, with greater economies of scale, as a combined company. The Cerplex Board believes the combined company may be able to reduce corporate overhead by consolidating operations and facilities, thereby reducing its expenses and improving its operating margins.

     In the course of its deliberations, the Cerplex Board reviewed and considered the following additional factors: (i) the additional terms and conditions of the Merger Agreement, including the amount and form of the consideration; (ii) information regarding Aurora's and Cerplex's respective businesses, prospects, financial performance, financial condition, operations and technology; (iii) the expectation that the Merger will permit Cerplex stockholders to exchange their shares of Cerplex Common Stock for Aurora Common Stock on a tax-free basis; (iv) the commitment of WCAS to provide equity and debt financing to the combined companies; (v) reports from Cerplex's management on the results of their due diligence investigations of Aurora; (vi) the opinion from Chanin that the Merger Consideration is fair, from a financial point of view, to Cerplex's stockholders; (vii) Cerplex's financial condition and liquidity issues; (viii) the willingness of Citibank to enter into the Seventh Amendment to Credit Agreement and the Forbearance Agreement; (ix) the willingness of the Cerplex Subordinated Note holders to enter into the Note and Warrant Assignment and Transfer Agreement and (x) the economic alternatives currently available to Cerplex.

     The Cerplex Board also considered the following potentially negative factors: (i) the potential disruption of the combined companies' businesses that might result from employee uncertainty and lack of focus following announcement of the Merger and during the integration of the operations of Cerplex and Aurora; (ii) the various conditions to the Merger, including the condition that a new $17 million senior debt facility be in place prior to the Merger, and the possibility that the Merger might not be consummated; (iii) the risk that the WCAS Financing would not be consummated and that, even if consummated, such WCAS Financing may not be adequate to support the operations of Aurora on a going-forward basis; (iv) the risk that the other benefits sought to be achieved in the Merger will not be achieved; and (v) the other risks described above under "Risk Factors."

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

     The foregoing discussion of the information and factors considered and given weight by the Cerplex Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Cerplex Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors and information considered in reaching its determination. In addition, individual members of the Cerplex Board may have given different weights to different factors. Moreover, there can be no assurance that any of the expectations set forth in the preceding paragraphs will be fulfilled or that any of the expected benefits of the Merger will be realized.

CERPLEX BOARD APPROVAL AND RECOMMENDATION OF THE MERGER

     For the reasons stated under "Cerplex's Reasons for the Merger," the Cerplex Board believes that the Merger Agreement is fair to, and in the best interests of, Cerplex and the holders of Cerplex Common Stock. All members of the Cerplex Board approved the Merger Agreement and recommended that the holders of Cerplex Common Stock vote "FOR" approval of the Merger. In considering the recommendation of the Cerplex Board, holders of Cerplex Common Stock should be aware that certain officers and directors of Cerplex have direct and indirect interests in the consummation of the Merger, apart from their interests as stockholders of Cerplex, which are not identical to those of stockholders generally of Cerplex. See "The Proposed Merger -- Interests of Certain Persons in the Merger."

OPINION OF FINANCIAL ADVISOR TO CERPLEX

     Pursuant to an engagement letter dated September 18, 1997, Cerplex retained Chanin to furnish financial advisory and investment banking services with respect to the private placement of up to $50 million in debt and/or equity securities of Cerplex. This letter was amended by a subsequent letter dated January 7, 1998, in which Cerplex and Chanin agreed that Chanin's services would also be rendered in connection with a "business combination" of Cerplex, which, by its definition, would include the proposed Merger with Aurora. Chanin is an investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, recapitalizations and reorganizations, private placements and valuations for corporate and other business purposes. Cerplex selected Chanin as its financial advisor on the basis of its experience, expertise and reputation in the investment community. Chanin was retained by Cerplex as an independent financial advisor and neither Chanin nor any of its affiliates or representatives has any other relationship with Cerplex or Aurora or any of their respective affiliates.

     In connection with Chanin's engagement, Cerplex requested Chanin to render an opinion as to whether or not the Merger Consideration to be received by the common stockholders of Cerplex is fair to the common stockholders of Cerplex from a financial point of view. Chanin was not requested to, and did not, make any recommendation to the Cerplex Board as to the amount of or form of the Merger Consideration. The Merger Consideration was determined through negotiations between Cerplex management and Aurora management.

     At a meeting of the Cerplex Board on January 15, 1998, Chanin delivered its oral opinion, subsequently confirmed in writing dated January 30, 1998, that, as of January 30, 1998, and based upon matters described therein, the Merger Consideration to be received by the common stockholders of Cerplex is fair to the common stockholders of Cerplex from a financial point of view. CHANIN'S OPINION IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE MERGER CONSIDERATION TO BE RECEIVED BY THE COMMON STOCKHOLDERS OF CERPLEX AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY COMMON STOCKHOLDER OF CERPLEX AS TO HOW SUCH COMMON STOCKHOLDER SHOULD VOTE AT THE CERPLEX SPECIAL MEETING.

     Chanin did not express any opinion as to what the value of Aurora Common Stock will be when issued to the common stockholders of Cerplex pursuant to the Merger or the price at which Aurora Common Stock will trade subsequent to the Merger. The full text of the written opinion of Chanin dated January 30, 1998, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Chanin, is attached as Appendix C to this Joint Proxy Statement/Prospectus and the summary of the Chanin opinion set forth herein is qualified in its entirety by reference to the Chanin opinion. CERPLEX COMMON STOCKHOLDERS ARE URGED TO READ THE CHANIN OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY CHANIN.

     In arriving at its opinion, Chanin, among other things: (i) reviewed the Merger Agreement; (ii) reviewed certain other documents related to the Merger;
(iii) reviewed certain publicly available information concerning Cerplex and Aurora, along with certain other relevant financial and operating data of Cerplex and Aurora; (iv) held meetings and discussions with certain senior officers and representatives of Cerplex and Aurora concerning the respective businesses, operations and prospects of Cerplex and Aurora; (v) reviewed a financial model of Cerplex and Aurora developed by Cerplex and Aurora; (vi) reviewed and discussed with Aurora's management Aurora's historical operating results, expected synergies from the Merger and expected operational changes pursuant to the Merger; and (vii) performed and/or considered such other studies, analyses, inquiries and investigations as Chanin deemed appropriate. Chanin relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In addition, Chanin did not make an independent appraisal of Cerplex's assets. With respect to financial forecasts, Chanin assumed that such forecasts were reasonably prepared on the basis of reflecting the best currently available estimates and judgments of the management of Cerplex as to the future financial performance of Cerplex. Chanin's opinion was rendered on the basis of security market conditions prevailing as of the date of its opinion and on the conditions and prospects, financial and otherwise, of Cerplex as of such date. Chanin compared the financial aspects of the Merger with alternatives available to Cerplex on a stand-alone basis. Specifically, Chanin's analysis compared certain financial and securities data of Cerplex with various other companies whose securities are traded in public markets, reviewed historical stock prices and trading volumes of the Cerplex Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as Chanin deemed appropriate for purposes of its opinion.

     The following is a summary of the material financial analyses used by Chanin in connection with providing its opinion to the Cerplex Board. The Cerplex Board did not place any limitations on the analysis of Chanin. This summary, however, does not purport to be a complete description of Chanin's written analyses or its presentations to the Cerplex Board.

     Stand-Alone Company Analysis. Chanin noted that, given Cerplex's limited financial liquidity and operating flexibility, the value to the holders of Cerplex Common Stock of Cerplex on a stand-alone basis is de minimis without a significant restructuring of Cerplex's capital structure. Furthermore, in the event of a Chapter 11 bankruptcy proceeding, Cerplex would most likely suffer irreparable harm and any value to the holders of Cerplex Common Stock under such a scenario would be de minimis. Chanin also considered a liquidation scenario provided by Cerplex management and determined that there would be no assets available to the holders of Cerplex Common Stock after the repayment of all outstanding liabilities.

     Merger Analysis. In evaluating the Merger, Chanin considered a variety of valuation approaches, including a: (i) "Comparable Company Analysis," which values a company by reference to other publicly-traded companies with similar operating and financial characteristics and then compares the public company values with operating statistics of the subject company to calculate valuation multiples; (ii) "Comparable Acquisitions Analysis," which values a company by reference to other private market sales of similar businesses; and (iii) "Discounted Cash Flow Analysis," which values a business based on the sum of its unleveraged cash flows before financial costs over a projected period and a capitalized terminal value at the end of the projected period (using a discount rate based on the weighted average cost of capital of companies in similar businesses to reflect the relative riskiness of the projected cash flows).

     Comparable Company Analysis. Chanin analyzed the operating performance of Cerplex relative to four companies with similar general business, operating and financial characteristics. These four companies were PC Service Source, Inc., DecisionOne Holdings Corp., Genicom Corporation and Solectron Corporation (collectively, the "Comparable Companies"). Chanin noted that there were few publicly traded directly comparable companies to Cerplex because a significant portion of the hardware maintenance market is serviced by OEM service organizations and a highly fragmented group of small privately held companies.

     Chanin calculated certain trading statistics of the Comparable Companies, including total Enterprise Value as a multiple of the LTM revenues, LTM EBITDA, LTM EBIT and P/E ratios based on the estimated calendar years ended 1998 and 1999 EPS (as estimated by the Institutional Brokers Estimating System).

Chanin's analysis indicated that, with respect to the Comparable Companies, on a trailing LTM basis, (i) the multiple of Enterprise Value to revenue ranged from 0.40x to 0.50x, (ii) the multiple of Enterprise Value to EBITDA ranged from 7.50x to 8.50x, (iii) the multiple of Enterprise Value to EBIT ranged from 15.0x to 18.0x, (iv) the 1998 estimated P/E Ratio ranged from 20.0x to 25.0x and (v) the 1998 estimated P/E Ratio ranged from 10.0x to 12.0x. Given the integration issues of merging Cerplex and Aurora, Chanin considered revenue and EBITDA the most appropriate valuation references. Chanin then applied the revenue and EBITDA multiple reference ranges stated above to Aurora, resulting in a valuation of the equity interest in Aurora following the Merger which would be held by current Cerplex Common Stockholders ranging from $10 million to $15 million.

     Analysis of Selected Transactions in the Computer and Electronics Repair Industry. Chanin reviewed publicly available information for selected merger and acquisition transactions (collectively, the "Selected Transactions") in the computer and electronics repair industry announced between January 1993 through January 1998 for control of the target company and with purchase prices between $20 million and $400 million. The Selected Transactions were, in reverse chronological order and in acquiror/target format: Marshall Industries/Sterling Electronics Corp., British Aerospace Holdings/Reflectone, Inc., Bell Industries, Inc./Milgray Electronics, Inc., PLATINUM Technology, Inc./Altai, Inc., Arrow Electronics, Inc./Anthem Electronics, Inc., Exide Electronics Group, Inc./International Power Machines Corp., Sentrol Lifesafety Corp./Aritech Corp. and Avnet, Inc./Hall-Mark Electronics Corp. Chanin reviewed the consideration paid in such transactions in terms of the Enterprise Value as a multiple of LTM revenues and LTM EBITDA of the target company prior to its acquisition. Chanin noted that, with respect to the Selected Transactions, (i) the multiple of Enterprise Value to revenue ranged from 0.75x to 1.00x and (ii) the multiple of Enterprise Value to EBITDA ranged from 8.00x to 9.00x. Again, given the integration issues of merging Cerplex and Aurora, Chanin considered Revenue and EBITDA the most appropriate valuation references. Chanin then applied the revenue and EBITDA multiple reference ranges stated above to Aurora, resulting in a valuation of the equity interest in Aurora following the Merger which would be held by current Cerplex Common Stockholders ranging from $15 million to $20 million.

     Discounted Cash Flow Analysis. Chanin analyzed the projected cash flows of Aurora from 1998 through 2002 to derive a set of expected cash flows to be discounted and to arrive at an Enterprise Value for Aurora. Chanin's methodology valued Aurora as the sum of (i) discounted unleveraged free cash flows before financial costs from 1998 through 2002; and (ii) the discounted terminal value at the end of the forecast period (2002). This analysis resulted in a valuation of the equity interest in Aurora following the Merger which would be held by current Cerplex stockholders ranging from $12 million to $15 million.

     Other Factors. In addition to the above analysis, Chanin also considered a number of qualitative factors, including: (i) that Cerplex is comprised of two related but distinct business units, namely computer and electronic hardware repair, and computer and electronic parts brokering; (ii) that Cerplex's France operations restrict Cerplex's ability to repatriate funds from France and that a significant contract with Rank Xerox expires in 2000; (iii) that the fourth party maintenance and repair business is a relatively young and developing industry; (iv) that, after the Merger, Cerplex will be majority owned by WCAS, a historically successful and active equity sponsor with significant experience and knowledge of outsourcing industries; (v) the historical financial performance of Cerplex; (vi) the contemplated management team of Aurora; (vii) the number of potential strategic and financial purchasers of Cerplex; and
(viii) Cerplex's current financial condition.

     No company or transaction used in any comparable analysis as a comparison is identical in the case of Cerplex, Aurora or the Merger. Accordingly, such analysis must take into account differences in the financial and operating characteristics of the Comparable Companies and the companies in the Selected Transactions and other factors that would affect the public trading value and acquisition value of the Comparable Companies and the Selected Transactions, respectively.

     While the foregoing summary describes all analyses and factors that Chanin deemed material in its presentation to the Cerplex Board, it is not a comprehensive description of all the analyses and factors considered by Chanin. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of
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

these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Chanin believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it without consideration all of its analyses and the factors considered by it, would create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, Chanin made numerous assumptions as to general economic, market and financial conditions and other matters, many of which are beyond the control of Cerplex and Aurora. The analyses performed by Chanin are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold.

     Pursuant to its engagement letter, as amended on January 7, 1998, Chanin will be paid a fee of $200,000 for delivery of its opinion to the Cerplex Board. Such amount is payable upon the consummation of the Merger. In addition, upon consummation of the Merger Cerplex will pay an additional $1.1 million to Chanin for its advisory and other services rendered pursuant to its engagement by Cerplex. Cerplex will reimburse Chanin for its reasonable out-of-pocket expenses only in the event the Merger is not consummated. Cerplex has also agreed to indemnify Chanin against certain liabilities relating to or arising out of services performed by Chanin as financial advisor to Cerplex.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Cerplex Board with respect to the Merger and the transactions contemplated thereby, stockholders of Cerplex should be aware that certain members of the Cerplex Board and management have certain interests in the Merger that are in addition to interests of stockholders of Cerplex generally.

     Change of Control/Severance Provisions. Cerplex has adopted a Severance Policy, which applies to William A. Klein, Richard C. Davis, Robert W. Hughes and Philip E. Pietrowski, and entitles the aforementioned executive officers to a year's salary should they be involuntarily terminated in connection with a change of control, including the Merger. In addition, Cerplex leases a car for use by William A. Klein, with monthly payments in the amount of approximately $2,375, and has agreed to buy out the lease on behalf of Mr. Klein (for an amount of approximately $100,000) upon termination of Mr. Klein's employment.

     Merger Agreement/Consummation of Merger. Prior to the Effective Time, Stephen J. Hopkins will be issued an option to purchase 363,901 shares of Cerplex's Common Stock at an exercise price per share of $0.43. At the Effective Time, Philip E. Pietrowski will receive a payment of $31,500. In addition, it is a condition precedent to consummation of the Merger that William A. Klein and Robert Finzi be elected to the Aurora Board.

     Indemnification. The Merger Agreement provides that all rights to indemnification, advancement of litigation expenses, and limitation of personal liability existing in favor of the directors and officers of Cerplex under the provisions existing on the date of the Merger Agreement in the Cerplex Charter, Cerplex Bylaws or by contract will survive the Effective Time with respect to any matter existing or occurring at or prior to the Effective Time (including the Merger). Aurora and the Surviving Corporation will assume all obligations of Cerplex in respect thereof as to any claim or claims asserted prior to or within a six-year period immediately after the Effective Time.

     Insurance. The Merger Agreement also requires the Surviving Corporation and Aurora to cause to be maintained in effect for a period of three years after the Effective Time the current policies of directors and officers' liability insurance maintained by Cerplex (provided that Aurora and the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to former officers and directors of Cerplex with respect to claims arising from facts or events which occurred before the Merger), subject to maximum annual premiums not in excess of 150% of current annual premiums.

     The foregoing interests of certain members of management of Cerplex in the Merger may mean that such persons have personal interests in the Merger which may not be identical to the interests of other stockholders.

GOVERNMENTAL AND REGULATORY APPROVALS

     Certain federal or state regulatory approvals are required and must be complied with in order to effect the Merger, including the expiration or termination of the waiting period applicable under the HSR Act (which period was terminated on February 25, 1998), the approval of the Joint Proxy Statement/Prospectus by the Commission, the declaration by the Commission of the effectiveness of the Registration Statement under the Securities Act, blue sky authorization from state authorities, and the filing of the Articles of Merger and the Aurora Charter Amendments with the Secretary of State of the State of Delaware.

ACCOUNTING TREATMENT

     Upon the consummation of the Merger, the current stockholders of Aurora prior to the Merger will own a larger percentage of the outstanding voting shares of Aurora on a fully-diluted basis than the current stockholders of Cerplex and, accordingly, Aurora will be considered to be the acquiring entity for financial accounting purposes. The Merger will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. Accordingly, the assets and liabilities of Cerplex will be recorded at their respective fair values and added to those of Aurora as of the Effective Time. Financial statements of Aurora issued after the Effective Time will reflect such values and will not be restated retroactively to reflect the historical financial position or results of operations of Cerplex.

DISSENTERS' APPRAISAL RIGHTS

     Aurora. Under the DGCL, holders of Aurora Common Stock are not entitled to demand appraisal of, or payment for, their shares as a result of the Merger or the issuance of shares to Cerplex stockholders.

     Cerplex. Under Section 262, the holders of Cerplex Common Stock have a right to dissent to the Merger and seek a judicial appraisal of the value of the shares of Cerplex Common Stock. The holders of any shares of Cerplex Common Stock for which appraisal rights have been perfected in accordance with Section 262 (as set forth below) shall be entitled to payment by the Surviving Corporation of the appraised value of such shares to the extent permitted by and in accordance with the provisions of Section 262. The Surviving Corporation shall be solely responsible for, and shall pay out of its own funds, any amounts which become due and payable to holders of Dissenting Shares, and such amounts shall not be paid directly or indirectly by Aurora. It is a condition to the obligations of Aurora under the Merger Agreement that the aggregate number of Dissenting Shares shall not constitute more than five percent of the number of shares of Cerplex Common Stock outstanding immediately prior to the Effective Time.

     If the Merger is consummated, holders of Cerplex Common Stock who wish to exercise their appraisal rights will be entitled to have the "fair value" of their shares of Cerplex Common Stock at the Effective Time (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to them in cash, together with interest, if any, by complying with the provisions of Section 262.

     Stockholders of record who desire to exercise their appraisal rights must satisfy all the following conditions. A written demand for appraisal of Cerplex Common Stock must be delivered by the stockholder to Cerplex before the taking of the vote of the Cerplex stockholders on adoption of the Merger Agreement. Such demand will be sufficient if the stockholder reasonably informs Cerplex of its identity and that it intends thereby to demand appraisal of its shares. This written demand for appraisal of shares must be in addition to and separate from voting against, abstaining from voting, or failing to vote on adoption of the Merger Agreement. Voting against, abstaining from voting, or failing to vote on adoption of the Merger Agreement will not constitute a demand for appraisal within the meaning of Section 262.

     Stockholders electing to exercise their appraisal rights under Section 262 must not vote for adoption of the Merger Agreement. Voting for adoption of the Merger Agreement, or delivering a proxy in connection

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

with the Cerplex Special Meeting (unless the proxy specifies a vote against, or abstaining from voting on, adoption of the Merger Agreement), will constitute a waiver of a stockholder's right of appraisal and will nullify any written demand for appraisal submitted by the stockholder.

     A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on such stockholder's Cerplex Common Stock certificate(s). If the Cerplex Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If the Cerplex Common Stock is owned of record by more than one person, as in a joint tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record owner.

     A record owner, such as a broker, who holds Cerplex Common Stock as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which the holder is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Cerplex Common Stock outstanding in the name of such record owner.

     Stockholders who elect to exercise appraisal rights should mail or deliver their written demands to: The Cerplex Group, Inc., 1382 Bell Avenue, Tustin, California 92780 Attention: Chief Financial Officer. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Cerplex Common Stock owned, and state that the stockholder is thereby demanding appraisal. Within ten days after the Effective Time, Cerplex must provide notice of the Effective Time to all stockholders who have complied with Section 262 and have not voted for adoption of the Merger Agreement.

     Within 120 days after the Effective Time, either Cerplex or any stockholder who has complied with the required conditions of subsections (a) and (d) of
Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of shares of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares of Cerplex Common Stock owned by such stockholders, determining the fair value of such shares, exclusive of any element of expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the court is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al, decided February 1, 1983, the Delaware Supreme Court expanded the considerations that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods, which are generally considered acceptable in the financial community and otherwise admissible in court . . . " should be considered, and that " . . . [f]air price obviously requires consideration of all relevant factors involving the value of a company. . . . " The Delaware Supreme Court stated that in making this determination of fair value, the court must consider " . . . market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger and which throw any light on future prospects of the merged corporation . . . ."
The court further stated that " . . . elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and note the product of speculation, may be considered . . . ."
However, the court noted that Section 262 provides that fair value is to be determined " . . . exclusive of any element of value arising from the accomplishment or expectation of the merger . . . ."

     At the hearing on such petition filed in the Court of Chancery, the court will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The court may require dissenting stockholders to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Failure of a dissenting stockholder to submit his or her certificates may result in the dismissal of such stockholder's appraisal proceedings.

     Stockholders considering seeking appraisal should have in mind that the fair value of their shares determined under Section 262 could be more than, the same as, or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under
Section 262. The cost of the appraisal proceeding may be determined by the Court of Chancery and taxed against the parties as the court deems equitable in the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of Cerplex Common Stock entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

     Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose the shares of Cerplex Common Stock subject to such demand or to receive payment of dividends or other distributions, if any, on such shares, except for dividends or distributions payable to stockholders of record as of a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any former holder of Cerplex Common Stock will have the right to withdraw a demand for appraisal and to accept the consideration offered in the Merger Agreement; after this period, such holder may withdraw his or her demand for appraisal only with the consent of Aurora. If no petition for appraisal is filed with the Court of Chancery within 120 days after the Effective Time, stockholders' rights to appraisal shall cease and all stockholders will be entitled to receive the consideration provided in the Merger Agreement. Inasmuch as Aurora has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Court of Chancery demanding appraisal will be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

     Within 120 days after the Effective Time, any stockholder who has complied with subsections (a) and (d) of Section 262 is entitled, upon written request, to receive from Cerplex a statement setting forth the aggregate number of shares not voted in favor of the Merger and the aggregate number of holders of shares who have demanded appraisal. Such written statement shall be mailed to such stockholder within ten days after such request is received by Cerplex or within ten days of the expiration of the period for delivery of demand for appraisal under Section 262, whichever is later.

     THE FOREGOING IS ONLY A SUMMARY OF THE RIGHTS OF A DISSENTING HOLDER OF CERPLEX COMMON STOCK. ANY HOLDER OF CERPLEX COMMON STOCK WHO INTENDS TO DISSENT SHOULD CAREFULLY REVIEW THE TEXT OF THE DELAWARE STATUTORY LAW SET FORTH IN APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND SHOULD ALSO CONSULT WITH HIS OR HER ATTORNEY. THE FAILURE OF A CERPLEX STOCKHOLDER TO FOLLOW PRECISELY THE PROCEDURES SUMMARIZED ABOVE AND SET FORTH IN APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS MAY RESULT IN LOSS OF APPRAISAL RIGHTS. NO FURTHER NOTICE OF THE EVENTS GIVING RISE TO APPRAISAL RIGHTS OR ANY STEPS ASSOCIATED THEREWITH WILL BE FURNISHED TO HOLDERS OF CERPLEX COMMON STOCK, EXCEPT AS INDICATED ABOVE OR OTHERWISE REQUIRED BY LAW.

     In general, any dissenting stockholder who perfects his or her right to be paid the "fair value" of his or her Cerplex Common Stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash. See " -- Certain Federal Income Tax Consequences."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax consequences of the Merger that are generally applicable to holders of Cerplex Common Stock. This discussion does not deal with all income tax considerations that may be relevant to particular Cerplex stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, foreign persons, or stockholders who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation transactions in which shares of Cerplex Common Stock were or are acquired or shares of Aurora Common Stock were or are disposed of. Furthermore, no foreign, state or local tax considerations are addressed herein. ACCORDINGLY, CERPLEX STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

     The Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code, with each of Aurora, Merger Sub and Cerplex intended to qualify as a "party to the reorganization" under Section 368(b) of the Code, in which case the following federal income tax consequences will generally result to the Cerplex stockholders (subject to the limitations and qualifications referred to herein):

          1. No gain or loss will be recognized by holders of Cerplex Common Stock solely upon their receipt of Aurora Common Stock in the Merger in exchange therefor (except to the extent of cash received in lieu of a fractional share of Aurora Common Stock);

          2. The aggregate tax basis of the Aurora Common Stock received in the Merger by a Cerplex stockholder will be the same as the aggregate tax basis of Cerplex Common Stock surrendered in exchange therefor (reduced by any basis attributable to a fractional share of Aurora Common Stock for which cash is received);

          3. The holding period of the Aurora Common Stock received in the Merger by a Cerplex stockholder will include the period during which the stockholder held the Cerplex Common Stock surrendered in exchange therefor, provided that the Cerplex Common Stock is held as a capital asset at the time of the Merger;

          4. A Cerplex stockholder who exercises dissenters' rights with respect to all of such holder's shares of Cerplex Common Stock will generally recognize gain or loss for federal income tax purposes, measured by the difference between the holder's basis in such shares and the amount of cash received, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). Such gain or loss will be capital gain or loss, provided that the Cerplex Common Stock is held as a capital asset at the time of the Merger. A sale of Cerplex Common Stock pursuant to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the stockholder exercising dissenters' rights owns no shares of Aurora Common Stock or Cerplex Common Stock (either actually or constructively within the meaning of Section 318 of the Code). If, however, a stockholder's sale for cash of Cerplex Common Stock pursuant to an exercise of dissenters' rights is a Dividend Equivalent Transaction, then such stockholder will generally recognize ordinary income for federal income tax purposes in an amount equal to the cash so received to the extent of Cerplex's current and accumulated earnings and profits (with any excess being treated as a return of capital to the extent of the stockholder's basis in his or her Cerplex Common Stock or as capital gain for amounts exceeding such tax basis);

          5. Cash payments in lieu of a fractional share will be treated as if a fractional share of Aurora Common Stock had been issued in the Merger and then redeemed by Aurora. A Cerplex stockholder receiving such cash will generally recognize gain or loss upon such payment equal to the difference (if any) between such stockholder's basis in the fractional share and the amount of cash received; and

          6. None of Aurora, Sub or Cerplex will recognize material amounts of gain or loss solely as a result of the Merger. However, Cerplex may recognize taxable income in connection with other transactions undertaken or in connection with the Merger, including the purchase by WCAS of Cerplex indebtedness.

     The parties are not requesting a ruling from the IRS in connection with the Merger. As a condition to the obligations of Cerplex and Aurora to consummate the Merger, Cerplex and Aurora will receive Tax Opinions from their respective legal counsel, Brobeck and Hughes & Luce, to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

These opinions neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, the Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations including representations made by Aurora and Cerplex.

     A successful IRS challenge to the "reorganization" status of the Merger would result in a Cerplex stockholder recognizing gain or loss with respect to each share of Cerplex Common Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time of the Merger, of the Aurora Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the Aurora Common Stock so received would equal its fair market value and his or her holding period for such stock would begin the day after the Merger.

     Even if the Merger qualifies as a "reorganization," a recipient of shares of Aurora Common Stock may recognize income or gain to the extent that such shares were considered to be received in exchange for services or property (other than solely Cerplex Common Stock), in which case all or a portion of such income or gain may be taxable as ordinary income. In addition, gain or loss may have to be recognized to the extent that a Cerplex stockholder is treated as receiving (directly or indirectly) consideration other than Aurora Common Stock in exchange for his or her Cerplex Common Stock.

                    OTHER TRANSACTIONS RELATED TO THE MERGER

     The following transactions are related to the consummation of the Merger.

NEW SENIOR LOAN

     Aurora is reviewing proposals for the New Senior Loan. It is a condition precedent to the Merger that Aurora receive at least $17 million in proceeds from the New Senior Loan on terms reasonably acceptable to Aurora, as determined in good faith by Aurora. No binding financing commitments have been received by Aurora and there can be no assurance that Aurora will be able to obtain such financing. Proceeds from the New Senior Loan, together with proceeds from the WCAS Financing and the Rights Offering, will be used by Aurora to repay Cerplex's senior debt outstanding under the Cerplex Senior Credit Agreement and for general corporate purposes. Obligations under the New Senior Loan will constitute senior indebtedness to which the Aurora Senior Subordinated Notes will be subordinated. Aurora's current outstanding senior bank indebtedness of approximately $16 million held by Chase pursuant to the Chase Credit Facility will remain outstanding after the Merger. The Chase Credit Facility is guaranteed by WCAS. Chase has agreed to consent to the New Senior Loan and the subordination of its security interests in, and exercise of remedies with respect to, the assets of Aurora, subject to the execution and delivery of a satisfactory intercreditor agreement with Aurora's new senior lenders and subject to the WCAS guarantee remaining in full force and effect.

FORBEARANCE AGREEMENT

     The Cerplex Senior Credit Agreement was established in October 1994 with a group of banks led by Wells Fargo. In 1997, the debt held by the original group of banks was purchased by Citibank and Citibank succeeded Wells Fargo as Administrative Agent. The loans under the Cerplex Senior Credit Agreement become due and payable on May 1, 1998.

     On January 30, 1998, Cerplex, Citibank and Aurora entered into the Forbearance Agreement whereby Citibank agreed to accept the Repayment Amount as full payment for the loans under the Cerplex Senior Credit Agreement. However, Citibank agreed to the foregoing only if the Repayment Amount is paid in full on or prior to April 30, 1998. If the Repayment Amount is not paid by April 30, 1998, Cerplex will be required to repay all such outstanding senior debt under the Cerplex Senior Credit Agreement at 100% of the principal amount thereof (plus accrued and unpaid interest, fees, expenses, etc.) and the Bank Warrants will remain outstanding.

     In addition, on January 30, 1998 Citibank and Cerplex agreed to amend the Cerplex Senior Credit Agreement to add a minimum consolidated adjusted EBITDA requirement, further restrict Cerplex's ability to pay dividends on shares and make other junior payments and add as an event of default the parties' termination of the Merger Agreement and the failure to take certain steps necessary to consummate the Merger by certain deadlines prescribed by the Cerplex Senior Credit Agreement. In turn, Citibank agreed to waive compliance with certain requirements of the Cerplex Senior Credit Agreement, thereby permitting loans of up to $10 million by Aurora to Cerplex and the execution of the Merger Agreement and consummation of the Merger, and waiving certain financial covenants for Cerplex's fiscal quarter ended December 31, 1997 and for the period from and including December 31, 1997 to and excluding April 30, 1998.

WCAS FINANCING

     Pursuant to the Purchase and Exchange Agreement, Aurora has agreed to issue and sell to WCAS (a) subject to the Rights Offering, up to an aggregate 15,000 WCAS Units each consisting of (i) $1,000 principal amount of Aurora's Series A Senior Subordinated Notes and (ii) 12 shares of New Aurora Preferred Stock at $100 per share, for the aggregate WCAS Unit Subscription Price of $2,200 per WCAS Unit; and (b) an aggregate 33,000 shares of New Aurora Preferred Stock in exchange for the cancellation of $10 million principal amount of Old Aurora Subordinated Notes and all accrued interest thereon currently held by WCAS. Upon the consummation or expiration of the Rights Offering, WCAS has agreed to purchase WCAS Units equal in value to the unpurchased Rights Units offered in the Rights Offering.

     WCAS will pay a portion of the purchase price of the Units purchased by it by (i) exchanging up to an aggregate $2.8 million principal amount of Aurora's 10% Senior Subordinated Demand Notes plus accrued interest thereon, (ii) surrendering the aggregate $18 million of Cerplex Subordinated Notes and the Cerplex Warrants, valued for such purpose at the purchase price paid by WCAS for such securities, or approximately $5.8 million, and (iii) surrendering the Aurora Bridge Notes valued at the aggregate principal amount of such notes surrendered plus accrued interest thereon. The balance of the purchase price will be paid in cash.

     The obligations of WCAS to purchase any Units and additional shares of New Aurora Preferred Stock are subject to the satisfaction of the following conditions: (i) the consummation of the Merger, (ii) the legal effectiveness of the Certificate of Amendment and the Certificate of Designations creating the New Aurora Preferred Stock, (iii) Aurora's receipt of at least $17 million of proceeds from the New Senior Loan on terms reasonably acceptable to WCAS, (iv) WCAS's receipt from Hughes & Luce of a favorable opinion in the form annexed as an exhibit to the Purchase and Exchange Agreement, and (v) no law, decree, injunction or other order having been enacted, issued or enforced by any governmental entity materially restricting, preventing or prohibiting the consummation of any transaction contemplated by the Purchase and Exchange Agreement. WCAS also has the right to terminate the Purchase and Exchange Agreement if the Effective Time does not occur on or prior to June 30, 1998 and the Merger Agreement has been terminated.

  The Aurora Senior Subordinated Notes

     The terms of the Aurora Series A Senior Subordinated Notes (the "Series A Notes" for purposes of this discussion and the discussion under "-- The Rights Offering") to be purchased by WCAS as part of the WCAS Units and the terms of the Aurora Series B Senior Subordinated Notes, if any (the "Series B Notes" for purposes of this discussion and the discussion under "-- The Rights Offering"), to be purchased by the Aurora Public Stockholders as part of the Rights Units are similar, but not identical. The following description of the Aurora Senior Subordinated Notes applies to both the Series A Notes and Series B Notes unless specifically stated otherwise. For a discussion of the differences between the Series A Notes and Series B Notes, including certain additional terms of the Series A Notes, see "-- The Rights Offering."

     The Aurora Senior Subordinated Notes are subordinate in right of payment to all bank debt and other senior indebtedness of Aurora but rank senior to all outstanding subordinated indebtedness. The Aurora Senior Subordinated Notes will be general, unsecured obligations of Aurora and will bear interest at 10% per annum, payable semi-annually in arrears in cash on June 30 and December 31 of each year, beginning on June 30, 1998. The Aurora Senior Subordinated Notes mature in three equal annual installments commencing on December 31, 2002. If a Note Change of Control (as defined below) occurs, (i) Aurora would be required, within specified periods of time, to purchase from any holders of the Aurora Senior Subordinated Notes so desiring all or a portion of those notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of the purchase, and (ii) within 30 days of the Note Change of Control with respect to the Series A Notes, and prior to the required mailing of notice of the offer to purchase the Notes with respect to the Series B Notes, Aurora would be required to repay its bank debt or obtain consents of the holders of the bank debt to the purchase by Aurora of the Aurora Senior Subordinated Notes pursuant to this provision.

     A "Note Change of Control" under the Aurora Senior Subordinated Notes means: (i) the sale, lease or transfer, whether direct or indirect, of all or substantially all of the assets of Aurora, to any person or group (other than WCAS), (ii) the liquidation or dissolution of Aurora or the adoption of a plan of liquidation or dissolution of Aurora, (iii) the acquisition of beneficial ownership by any person or group (other than WCAS) of voting stock of Aurora representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, or (iv) during any period of two consecutive years, the failure of those individuals who at the beginning of such period constituted the Aurora Board (together with any new directors whose election or appointment by the Aurora Board or whose nomination for election or appointment by the shareholders of Aurora was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) to constitute a majority of the Aurora Board then in office; provided, however, that in no event shall a foreclosure on any collateral pledged by Aurora in respect of obligations arising under or in connection with the Chase Credit Agreement constitute such a Note Change of Control.

     Within five days after the consummation of (a) any sale, transfer or other disposition by Aurora of all or any part of its property or assets (except for inventory disposed of in the ordinary course of business or property that is worn-out or obsolete in any case for fair value) or (b) the issuance (other than by dividend or upon the exercise of employee stock options) of any capital stock or other ownership interest of Aurora pursuant to a registered public offering, Aurora would be required to prepay the Aurora Senior Subordinated Notes in an amount equal to 100% of the gross cash proceeds received by Aurora from such transaction less certain specified fees and expenses. In addition, if there shall exist any Excess Cash Flow (as defined below) for any fiscal year, Aurora would also be required to prepay the Aurora Senior Subordinated Notes on the date which is 105 days after the end of such fiscal year, in an amount equal to 100% of such Excess Cash Flow. For purposes of this section, "Excess Cash Flow" means, for any fiscal period of Aurora, an amount which, on a combined basis in conformity with generally accepted accounted principles, is equal to the sum of:
(i) the excess of the sum (without duplication) of: (A) net income for such fiscal period; (B) expenses for such fiscal period for depreciation, amortization and other similar non-cash charges, to the extent that the same are deducted from net revenues in determining net income for such fiscal period;
(C) the difference between (1) the amount of taxes imposed on Aurora deducted from net revenues to determine net income for such fiscal period and (2) the amount of taxes actually paid by Aurora during such fiscal period; and (D) the difference between (1) any extraordinary or non-recurring items of expense deducted from net revenues to determine net income for such fiscal period and
(2) the aggregate amount of all cash payments made by Aurora during such period on account of extraordinary or non-recurring items of expense, whether or not accrued in such period; over the sum (without duplication) of: (1) the aggregate amount during such fiscal period of scheduled payments of principal on (x) the Aurora Senior Subordinated Notes, (y) the indebtedness under the Chase Credit Agreement and (z) any indebtedness permitted under the Chase Credit Agreement;
(2) the amount of actual payments by Aurora in cash during such fiscal period for capital expenditures; and (3) the difference between (1) any extraordinary or non-recurring items of income added to net revenues to determine net income and (2) the aggregate amount of all cash receipts received by Aurora during such period on account of extraordinary or non-recurring items of income, whether or not accrued in such period; and (ii) plus (in the case of a decrease) or minus (in the case of an increase) the change in the amount of working capital as at the end of such fiscal period as compared with the amount of working capital as at the end of the immediately preceding fiscal period.

     The Aurora Senior Subordinated Notes may be prepaid at any time at the option of Aurora, in whole or in part, upon not less than 20 nor more than 60 days' notice at the unpaid principal amount thereof plus accrued and unpaid interest.

     The Aurora Senior Subordinated Notes contain certain restrictive covenants, including covenants limiting indebtedness, restricting certain payments and limiting the incurrence of liens, in the case of the Series A Notes unless approved by the Aurora Board including the affirmative vote of a director designated by WCAS, and are also subject to acceleration, at the option of the holders thereof, upon the occurrence of an Event of Default. "Event of Default" means the occurrence of any one or more of the following events (for any reason whatsoever, and whether such occurrence shall, on the part of Aurora or any of its subsidiaries, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority) and such Event of Default shall be continuing: (i) default shall be made in the payment of the principal of any Aurora Senior Subordinated Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or repurchase (including default of any optional prepayment, any Note Change of Control payment or any special mandatory prepayment, as the case may be) or by acceleration or otherwise; or (ii) default shall be made in the payment of any installment of interest on any Aurora Senior Subordinated Note according to its terms when and as the same shall become due and payable; or (iii) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of Aurora with respect to the restrictions on consolidations, mergers and certain asset sales of Aurora; or (iv) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of Aurora to be observed or performed pursuant to the terms of the Aurora Senior Subordinated Notes, the Purchase and Exchange Agreement or the Indenture beyond any applicable cure period; or (v) any representation or warranty made by or on behalf of Aurora in the Aurora Senior Subordinated Notes, the Purchase and Exchange Agreement or the Indenture shall prove to have been false or incorrect in any material respect on the date on or as of which made; or (vi) with respect to the Series B Notes only, default shall be made by Aurora in the due observance or performance of any covenant, condition or agreement contained in the Series A Notes beyond any applicable cure period; or (vii) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Aurora or any of its subsidiaries in any involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Aurora or any of its subsidiaries for any substantial part of any of their property or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or (viii) the commencement by Aurora or any of its subsidiaries of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Aurora or any of its subsidiaries for any substantial part of any of their property, or the making by any of them of any general assignment for the benefit of creditors, or the failure of Aurora or of any of its subsidiaries generally to pay its debts as such debts become due, or the taking of corporate action by Aurora or any of its subsidiaries in furtherance of or which might reasonably be expected to result in any of the foregoing; or (ix) a default or an event of default as defined in any instrument evidencing or under which Aurora or any of its subsidiaries has outstanding at the time any Indebtedness (as defined in the Aurora Senior Subordinated Notes, the Purchase and Exchange Agreement or the Indenture, as the case may be) in excess of $500,000 in aggregate principal amount shall occur and as a result thereof the maturity of any such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 20 days; or (x) final judgment (not reimbursed by insurance policies of Aurora or any of its subsidiaries) for the payment of money in excess of $500,000 shall be rendered against Aurora or any of its subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed.

  New Aurora Preferred Stock

     As part of the WCAS Financing, WCAS will convert all of the issued and outstanding shares of Old Aurora Preferred Stock held by it into shares of Aurora Common Stock. In addition, in connection with the WCAS Financing, Aurora will issue 180,000 shares of New Aurora Preferred Stock as part of the Units and 33,000 shares of New Aurora Preferred Stock in exchange for the cancellation of the Old Aurora Subordinated Notes currently held by WCAS. The following is a summary description of the terms of the New Aurora Preferred Stock.

     Holders of New Aurora Preferred Stock will be entitled to receive dividends of $7.00 per share per annum, payable when and as declared by the Aurora Board. Unpaid dividends will be cumulative and will accrue. Accrued but unpaid dividends will not bear interest.

     The New Aurora Preferred Stock will be mandatorily redeemable by Aurora in equal installments on each of December 31, 2006 and 2007.

     In addition, the New Aurora Preferred Stock will be redeemable at the option of the holders thereof upon the occurrence of any of the following events (each, a "Preferred Stock Change of Control" for purposes of this section): (i) the sale, lease or transfer, whether direct or indirect, of all or substantially all the assets of Aurora to any person or group other than WCAS or (ii) the acquisition of beneficial ownership by any person or group other than WCAS, of voting stock of Aurora representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise. In the event of a Preferred Stock Change of Control, any holder of New Aurora Preferred Stock may require Aurora to redeem all or any portion of the shares of New Aurora Preferred Stock owned by such holder on or prior to the
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

effective date of such Preferred Stock Change of Control, at a per share redemption price of $100 plus all accrued but unpaid dividends.

     In the event of a liquidation, dissolution or winding up of the affairs of Aurora, the holders of New Aurora Preferred Stock shall be entitled to receive a liquidation preference in the amount of $100 per share of New Aurora Preferred Stock, plus all accrued and unpaid dividends thereon. After payment of the liquidation preference is made in full to the holders of New Aurora Preferred Stock, Aurora's remaining assets shall be distributed among the holders of Junior Stock according to their respective terms.

     The New Aurora Preferred Stock will be convertible in whole or in part at the option of the holders thereof at a conversion price of $0.25 per share (subject to anti-dilution adjustment under certain circumstances).

     The New Aurora Preferred Stock will be convertible in whole at the option of Aurora on or after June 30, 1999, if (i) Aurora shall effect a firm commitment public offering of Aurora Common Stock or convertible securities registered pursuant to the Securities Act resulting in proceeds to Aurora and/or selling stockholders of not less than $20 million and in which the offering price to the public is greater than the conversion price of the New Aurora Preferred Stock or (ii) the average closing sales price of Aurora Common Stock over any period of 20 consecutive trading days equals or exceeds 300% of the conversion price of the New Aurora Preferred Stock and the average daily trading volume for Aurora Common Stock over such period equals or exceeds 10 million shares per week.

     So long as any shares of New Aurora Preferred Stock are outstanding (except, with respect to clause (ii) below, so long as at least 25,000 shares of New Aurora Preferred Stock are outstanding), without the consent of the holders of a majority of the New Aurora Preferred Stock then outstanding voting separately as a class, Aurora will be prohibited from (i) declaring or paying dividends or making any distribution upon any Junior Stock, other than a dividend or distribution payable in shares of Aurora Common Stock, or purchasing or redeeming any Aurora Common Stock or paying or making available any money for a sinking fund for the purchase or redemption of any Aurora Common Stock, unless all obligations of Aurora to the holders of New Aurora Preferred Stock with respect to dividends and arrearage in mandatory redemption have been met; (ii) effecting, validating or permitting a Preferred Stock Change of Control; (iii) taking any action which would amend or repeal the dividend, voting, conversion, redemption or liquidation rights of the New Aurora Preferred Stock; (iv) effecting or validating the amendment, alteration or repeal of any provision of the Aurora Charter or the Aurora Bylaws; or (v) including by way of merger, consolidation or otherwise, (A) creating or authorizing any additional class or series of stock ranking senior to or on a parity with the New Aurora Preferred Stock as to dividends or as to rights upon redemption, liquidation, dissolution or winding up, or (B) increasing the authorized number of shares of the New Aurora Preferred Stock or of any other class or series of capital stock of Aurora ranking senior to or on a parity with the New Aurora Preferred Stock as to dividends or as to rights upon redemption, liquidation, dissolution or winding up.

     Except as provided above or as required by law, the holders of New Aurora Preferred Stock will vote together with the holders of Aurora Common Stock on all matters to be voted on by the stockholders of Aurora, and each holder of New Aurora Preferred Stock will be entitled to the number of votes based on the underlying shares of Aurora Common Stock into which the shares of New Aurora Preferred Stock held by such holder are convertible.

  Aurora Bridge Notes

     Under the Purchase and Exchange Agreement, WCAS has already purchased $9.6 million principal amount of Aurora Bridge Notes. A portion of the proceeds from the sales of the Aurora Bridge Notes was used by Aurora to purchase the Cerplex Bridge Notes pursuant to the Cerplex Note Purchase Agreements described below. The Aurora Bridge Notes are subordinate in right of payment to all bank debt and other senior indebtedness of Aurora, but rank senior to all outstanding subordinated indebtedness. The Aurora Bridge Notes bear interest at the rate of 10% per annum, payable semi-annually in arrears in cash beginning on June 30, 1998. The Aurora Bridge Notes are payable on any date on or after July 1, 1998, on demand. The other terms of the Aurora Bridge Notes (including mandatory and optional prepayments, restrictive covenants
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

and acceleration upon an event of default) are substantially similar to the terms of the Aurora Senior Subordinated Notes.

RIGHTS OFFERING

     In connection with the WCAS Financing, Aurora has agreed to effect the Rights Offering, pursuant to which Aurora will offer, on a pro rata basis, to the Aurora Public Stockholders as of the Aurora Record Date non-transferable Rights to subscribe for and purchase an aggregate 32,976 Rights Units at the Rights Unit Subscription Price. Each such Aurora Public Stockholder will be entitled to receive a Right to purchase one Rights Unit for each 189 shares of Aurora Common Stock held as of such date. No fractional Rights or cash in lieu thereof will be distributed by Aurora. The number of Rights distributed to each Aurora Public Stockholder will be rounded down to the nearest whole number. Each Aurora Public Stockholder who elects to purchase all the Rights Units offered to such stockholder will also be offered the option to purchase additional Rights Units that are not otherwise purchased by Aurora Public Stockholders. The closing of the Rights Offering is conditioned upon the consummation of the Merger. The Rights will expire on the Effective Time unless extended by Aurora in its sole discretion, and thereafter will be void and of no effect. Pursuant to the Purchase and Exchange Agreement, WCAS has agreed to purchase WCAS Units equal in value to all Rights Units not purchased in the Rights Offering. The proceeds of the Rights Offering will be used for the same purposes as the proceeds of the WCAS Financing.

  Differences between Aurora Series A and Series B Senior Subordinated Notes

     The terms of the Series B Notes, if any, to be purchased by the Aurora Public Stockholders as part of the Rights Units and the terms of the Series A Notes to be purchased by WCAS as part of the WCAS Units are similar, but not identical. A general description of the Aurora Senior Subordinated Notes (which applies to both the Series A Notes and Series B Notes) appears under "-- WCAS Financing." The following is a summary discussion of the differences between the Series A Notes and Series B Notes, including certain additional terms of the Series A Notes.

     The Series B Notes are denominated in multiples of $83.33, while the Series A Notes are denominated in multiples of $1,000. The Series A Notes are being sold privately to WCAS and are not covered by a trust indenture, while the Series B Notes will be covered by the Indenture.

     In matters in which the vote, consent or approval of the holders of the Series B Notes is required, the holders thereof are treated as a class separate and apart from the Series A Notes. The Series A Notes include certain representations, warranties and covenants of Aurora not included in the Series B Notes, the breach of which may result in a default under the Series A Notes.

     Except for certain rights, such as the right to be paid the principal of or the premium, if any, or interest on the Series B Notes as and when due, which cannot be waived, modified or amended without the consent of the holder of each Series B Note affected, the rights of the holders of the Series B Notes may be amended, modified or waived, and in some cases may be exercised, only with the consent of the holders of a majority (or in some cases involving exercises of rights, 25%) of the principal amount of the Series B Notes outstanding while the Series A Notes, so long as held by WCAS, may be exercised by WCAS above.

     Under the subordination provisions of the Series A Notes, in the case of a default by Aurora that is not as a result of the insolvency, bankruptcy, liquidation, dissolution or other similar proceedings involving Aurora or its creditors or its property, and is not as a result of the failure of Aurora to pay the principal of or interest on senior indebtedness, the holders of the Series A Notes have the right to seek enforcement or collection of all amounts payable on account of principal of or interest on the Notes if the holders of senior indebtedness do not do so by the end of a 179-day blockage period following such default. The holders of the Series B Notes do not have such a right, but do have the right to share on a pro rata basis in any recoveries made by the holders of the Series A Notes pursuant to the exercise of such rights (except to the extent that such recoveries are for the account of the holders of senior indebtedness). The holders of 33% of the Series A Notes outstanding and the holders of 25% of the Series B Notes outstanding may accelerate the maturity of the Notes they hold upon an Event of Default under such Notes.
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

     Aurora has filed a Registration Statement on Form S-3 in connection with the Rights Offering which includes a prospectus with respect to the Rights Units. That prospectus, along with subscription documents, has been mailed to Aurora Public Stockholders along with this Joint Proxy Statement/Prospectus.

AURORA FINANCING OF CERPLEX WORKING CAPITAL

     Pursuant to the Cerplex Note Purchase Agreement, Aurora purchased from Cerplex the Cerplex Bridge Notes in the aggregate principal amount of $3.5 million. A portion of the proceeds from the sale to WCAS of the Aurora Bridge Notes was used by Aurora to purchase the Cerplex Bridge Notes. The Cerplex Bridge Notes are subordinate in right of payment to all other indebtedness of Cerplex other than indebtedness which is itself expressly junior in right of payment to all other indebtedness. The Cerplex Bridge Notes bear interest at 10% per annum payable at maturity on June 30, 1998. The Cerplex Bridge Notes may be prepaid at any time at the option of Cerplex, in whole or in part, at the unpaid principal amount thereof plus accrued and unpaid interest. The Cerplex Bridge Notes are also subject to acceleration, at the option of the holder thereof, upon the occurrence of an Event of Default (as defined in the Cerplex Bridge Notes). Aurora has granted Cerplex the Purchase Option to repurchase the Cerplex Bridge Notes if the Merger is not consummated. See "--WCAS Stockholders Agreement."

WCAS PURCHASE OF CERTAIN CERPLEX SECURITIES

     Pursuant to the Note and Warrant Assignment and Transfer Agreement, WCAS VII purchased from the holders thereof (i) approximately $18 million outstanding principal amount of Cerplex Subordinated Notes and (ii) the Cerplex Warrants for a purchase price of $0.30 per dollar of outstanding principal amount (and accrued and unpaid interest thereon) of the Cerplex Subordinated Notes, or approximately $5.8 million. It is contemplated that at the Effective Time, WCAS VII will surrender the Cerplex Subordinated Notes and the Cerplex Warrants as partial payment for the WCAS Units being purchased by it pursuant to the Purchase and Exchange Agreement. WCAS VII has granted Cerplex the Purchase Option to purchase from WCAS VII the Cerplex Subordinated Notes and Cerplex Warrants if the Merger is not consummated. See "-- WCAS Stockholders Agreement."

INTERIM MANAGEMENT AGREEMENT

     Aurora and Cerplex have entered into the Interim Management Agreement, pursuant to which they have agreed that for the Interim Period both companies will be managed jointly. The Interim Management Agreement provides for (i) the appointment by Cerplex of a mutually acceptable management and organizational team; (ii) the continuation by William A. Klein as Chairman of Cerplex; (iii) the resignation by Stephen J. Hopkins as Chief Executive Officer of Cerplex and the engagement by Cerplex of his services as a consultant; and (iv) the appointment of George L. McTavish as the Chief Executive Officer of Cerplex and the reimbursement by Cerplex of Aurora of the pro rata share of Mr. McTavish's salary. In addition, for the Interim Period, Aurora will make available to Cerplex Aurora's employees, for which Cerplex will reimburse Aurora. Cerplex will indemnify Aurora and its employees for services rendered to Cerplex during this period. Each company has agreed not to change or expand its business without informing the other company.

PROXY AND OPTION AGREEMENT WITH CERTAIN STOCKHOLDERS OF CERPLEX

     The holders of shares of Cerplex Common Stock, representing in the aggregate more than 50% of the shares of Cerplex capital stock entitled to vote on the Merger, have executed the Proxy Agreement to vote such shares in favor of the Merger, which vote is sufficient under the DGCL and the Cerplex Bylaws to approve the Merger. Aurora requested those stockholders of Cerplex to enter into the Proxy Agreement to give Aurora additional assurance that the Merger would be consummated. Such stockholders agreed to execute the Proxy Agreement as an inducement to Aurora to enter into the Merger Agreement.

     Pursuant to the Proxy Agreement, the Cerplex stockholders party thereto (with the exception of Whitman Partners, L.P.) have granted to Aurora (i) a proxy to vote all their shares of Cerplex capital stock in favor of the Merger and as Aurora shall deem proper with respect to any Acquisition Proposal (ii) the option

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

to purchase from each such stockholder all shares of Cerplex Common Stock owned by such stockholder for the same consideration to be received by all other holders of Cerplex Common Stock in the Merger. Under the Proxy Agreement, Whitman Partners, L.P. has granted to Aurora (i) a proxy to vote 2,478,773 shares of Cerplex Common Stock held by such stockholder in favor of the Merger and as Aurora shall deem proper with respect to any Acquisition Proposal and
(ii) the option to purchase from Whitman Partners, L.P. all shares of Cerplex Common Stock owned by Whitman for the same consideration to be received by all other holders of Cerplex Common Stock in the Merger. Accordingly, the Merger and the Merger Agreement will have been approved without the vote or consent of any other Cerplex stockholder, and Aurora does not expect to be required to exercise any of its other rights under the Proxy Agreement. These other rights include a proxy to execute and deliver any written consents in connection with the Cerplex Special Meeting or any adjournment thereof, if no such meeting is held and no action is taken in connection with the Merger, to call a meeting of stockholders to vote on the Merger, any Acquisition Transaction or the replacement of any or all the members of the Cerplex Board (to the extent permitted by the DGCL and the Cerplex Charter) and to waive for the term of the Proxy Agreement any appraisal rights. Each Cerplex stockholder who executed the Proxy Agreement agreed not to enter into any voting agreement with respect to his, her or its shares of Cerplex Common Stock covered by the Proxy Agreement, to sell or transfer such Cerplex Common Stock (unless the transferee agrees in writing to be bound by the terms of the Proxy Agreement) or to encourage or participate in any discussions regarding an Acquisition Proposal. The Proxy Agreement will terminate on the earlier to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms.

WCAS STOCKHOLDERS AGREEMENT

     WCAS VII has entered into the WCAS Stockholders Agreement whereby WCAS VII has agreed to vote its shares of Aurora Common Stock and Old Aurora Preferred Stock in favor of the Aurora Charter Amendments, which vote is sufficient under the DGCL and the Aurora Bylaws to approve the Aurora Charter Amendments. Subject to and simultaneously with the consummation of the transactions contemplated by the Purchase and Exchange Agreement, WCAS VII has agreed to convert all of the issued and outstanding shares of Old Aurora Preferred Stock held by it into shares of Aurora Common Stock. The parties have also agreed that effective immediately prior to the consummation of the Merger, the Cerplex Warrants (and any shares of Cerplex Common Stock issued upon exercise thereof) shall terminate and shall not be deemed outstanding for the purpose of calculating the Exchange Ratio. WCAS VII also agreed to waive (i) any adjustment to the respective conversion prices of the Old Aurora Preferred Stock that otherwise might have operated by virtue of the issuance by Aurora of shares of Aurora Common Stock in settlement of a certain class action complaint, (ii) any adjustment in the respective exercise prices of the existing Aurora warrants that might otherwise operate by virtue of the issuance by Aurora of the shares of Aurora Common Stock that are contemplated to be issued in connection with the Merger and (iii) any rights to purchase Old Aurora Preferred Stock pursuant to the Amended and Restated Financial Support Agreement, dated as of July 31, 1997, among Aurora, WCAS VII and the other parties named therein. WCAS VII also agreed to forbear exercising any rights under the Cerplex Subordinated Notes through June 30, 1998 and, together with Cerplex, to amend each of the Subordinated Note Purchase Agreements to provide that on any interest payment date beginning with the February 19, 1998 interest payment date until the earliest to occur of (a) June 30, 1998, (b) the expiration of the Option Period and (c) the payment in full of all indebtedness and the termination of all obligations to provide financial accommodations under the Cerplex Senior Credit Agreement, Cerplex may satisfy its obligation to pay interest on any of the Cerplex Subordinated Notes by adding, as principal, an amount equal to the interest payment then due on such note to the then outstanding principal amount of such note.

     If the Merger Agreement is terminated pursuant to its terms and the Merger is not consummated, WCAS VII and Aurora have granted to Cerplex the Purchase Option to purchase (i) from WCAS VII, all (but not less than all) of the outstanding Cerplex Subordinated Notes and the Cerplex Warrants for a purchase price of approximately $5.8 million and/or (ii) from Aurora, all (but not less than all) of the outstanding Cerplex Bridge Notes for a purchase price equal to the principal amount thereof plus all interest

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

accrued and unpaid thereon as of the date of purchase. Such Purchase Option is exercisable for the Option Period.

     The WCAS Stockholders Agreement shall terminate upon the earliest to occur of (i) June 30, 1998, (ii) the consummation of the Merger and (iii) the termination of the Merger Agreement in accordance with its terms, except that the Purchase Option shall terminate at the end of the Option Period.

REGISTRATION RIGHTS AGREEMENT

     Subject to the Purchase and Exchange Agreement, Aurora, WCAS and certain principal stockholders of Aurora will enter into the Restated Registration Rights Agreement amending and restating in its entirety the existing Registration Rights Agreement between Aurora and WCAS. Under the Restated Registration Rights Agreement, Aurora will grant to WCAS the right to demand two registrations and the right to have shares registered in two Form S-3 registrations with respect to the shares of Aurora Common Stock held by WCAS, including the shares of Aurora Common Stock issuable upon conversion or exercise, as the case may be, of the New Aurora Preferred Stock and the existing Aurora Warrants held by WCAS. The principal stockholders of Aurora who are party to the Restated Registration Rights Agreement will receive the right to participate in WCAS's registrations. Both WCAS and such Aurora stockholders will receive the right to participate in certain registrations by Aurora.

     Aurora and WCAS VII have also entered into a letter agreement with William
A. Klein and the Sprout Group, an affiliate of DLJ Capital Corporation (including for this purpose its affiliates), who will be affiliates of Aurora after the Merger, (i) confirming the registration rights to be granted to Mr. Klein and the Sprout Group pursuant to the Restated Registration Rights Agreement with respect to the shares of Aurora Common Stock to be received by each of them in connection with the Merger and (ii) agreeing to negotiate in good faith to provide such stockholders with certain registration rights on Form S-2 or S-3 with respect to such shares if such forms are available to Aurora. Any registration rights granted in connection with the foregoing clause (ii) would be subject to customary restrictions (including no adverse impact on Aurora's business or its business objectives) and Mr. Klein and the Sprout Group would bear, on a pro rata basis, all costs and expenses of such registration, including reasonable attorneys' fees.

                              THE MERGER AGREEMENT

     A copy of the Merger Agreement is attached as Appendix A and incorporated herein by reference. The Merger Agreement contains certain representations and covenants of Aurora, Sub and Cerplex, certain conditions to the consummation of the Merger, and other terms and provisions respecting the Merger and related transactions. Capitalized terms which are used but not defined in this section shall have the meaning assigned to such terms in the Merger Agreement.

     SUMMARIES OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT SET FORTH HEREIN DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE MERGER AGREEMENT. ALL AURORA AND CERPLEX STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

TERMS OF THE MERGER

     The Merger Agreement provides that Sub will merge with and into Cerplex, with Cerplex being the Surviving Corporation and becoming a wholly-owned subsidiary of Aurora. At the Effective Time, each issued and outstanding share of Cerplex Common Stock will be converted at the Exchange Ratio into 1.076368 shares of Aurora Common Stock, subject to adjustment as described below, with cash paid in lieu of fractional shares (as described below). Upon effectiveness of the Merger each outstanding share of Sub Common Stock will be converted into one share of common stock of the Surviving Corporation.

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

     At the Effective Time, the certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation. The bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

     The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation or bylaws of the Surviving Corporation or as otherwise provided by law. The officers of Cerplex immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation or bylaws of the Surviving Corporation or as otherwise provided by law.

THE EXCHANGE RATIO

     The Exchange Ratio is equal to 1.076368 shares of Aurora Common Stock for each share of Cerplex Common Stock and is subject to adjustment to ensure that the holders of Cerplex equity securities on a fully-diluted basis immediately prior to the Effective Time (including, for purposes of this calculation, Cerplex Options and Cerplex Stock Purchase Rights which are not terminated prior to the Effective Time) receive in the Merger equity securities of Aurora (including, for purposes of such calculation, New Options and New Warrants) constituting 25% in the aggregate of the Aurora Common Stock on a fully-diluted basis (after giving effect to the Merger and all the transactions to be consummated concurrently with the Merger, including pursuant to the WCAS Financing and the Rights Offering, but not including in such calculation 50% of then outstanding Aurora stock options and 50% of then outstanding Aurora stock purchase rights with an exercise or conversion price of more than $2.50). Any adjustment to the Exchange Ratio will be made no later than five business days prior to the Effective Time.

     If the Effective Time does not occur on or before April 30, 1998, the Bank Warrants will remain outstanding, resulting in a change in the Exchange Ratio from 1.076368 to 1.019861.

     While the Exchange Ratio is subject to adjustment as described above and in certain other circumstances that may result in de minimus and immaterial adjustments, the Exchange Ratio will not increase or decrease as a result of fluctuations in the market price of either Aurora Common Stock or Cerplex Common Stock. Therefore, the value of Aurora Common Stock received at the Effective Time will have increased or decreased correspondingly with any fluctuations in Aurora Common Stock prior to the Effective Time. The market prices of Aurora Common Stock and Cerplex Common Stock as of a recent date are set forth herein under "Summary -- Comparative Market Price Data," and Cerplex stockholders are advised to obtain recent market quotations for Aurora Common Stock and Cerplex Common Stock. No assurance can be given as to the market prices of Aurora Common Stock or Cerplex Common Stock at the Effective Time or as to the market price of Aurora Common Stock thereafter.

FRACTIONAL SHARES

     No fractional shares of Aurora Common Stock will be issued in the Merger. The Merger Agreement provides that, in lieu of any fractional share, Aurora will pay to each holder of Cerplex Common Stock who otherwise would be entitled to receive a fractional share of Aurora Common Stock an amount of cash (without interest) determined by multiplying (i) the fractional share interest of Aurora Common Stock to which such holder would otherwise be entitled by (ii) the average last sale price of shares of Aurora Common Stock for the twenty trading days immediately prior to the Effective Time, or if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the principal national securities exchange on which Aurora Common Stock is then listed or admitted to trading or on the Bulletin Board.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon the filing of, or at such later time specified in, a properly executed certificate of merger relating thereto filed with the Secretary of State of Delaware. The Merger Agreement
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

provides that the parties thereto will cause such certificate of merger to be filed as soon as practicable after the holders of Cerplex Common Stock have approved and adopted the Merger Agreement and the holders of Aurora capital stock have approved the Aurora Charter Amendments, all required regulatory approvals and actions have been obtained or taken, and all other conditions to the consummation of the Merger, including the WCAS Financing, have been satisfied or waived. See "-- Regulatory Approvals Required" and "-- Conditions to Consummation of the Merger." There can be no assurance that the conditions precedent to the Merger will be satisfied. Moreover, the Merger Agreement may be terminated by either Aurora or Cerplex under various conditions as specified in the Merger Agreement. See "-- Termination; Termination Fee." Thus, there can be no assurance as to whether or when the Merger will become effective.

EFFECT ON CERPLEX STOCK OPTIONS AND CERPLEX STOCK PURCHASE RIGHTS

     Cerplex Stock Options. At the Effective Time, each Cerplex Stock Option outstanding immediately prior to the Effective Time will be assumed by Aurora and converted automatically into a New Option to purchase shares of Aurora Common Stock. The number of shares of Aurora Common Stock to be subject to each New Option will equal the product of the Exchange Ratio and the number of shares of Cerplex Common Stock remaining subject to the Cerplex Stock Option (immediately before the Effective Time), rounded down to the nearest whole share. The exercise price per share of Aurora Common Stock under the New Option will equal the exercise price per share of Cerplex Common Stock under the Cerplex Stock Option, divided by the Exchange Ratio, rounded down to the nearest whole cent. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The vesting, duration and terms of the New Option otherwise will be the same as the Cerplex Stock Option. Aurora will file with the Commission a Registration Statement on Form S-8 (or other appropriate form) and will take any action required to register the shares of Aurora Common Stock issuable upon exercise of New Options.

     As of January 30, 1998, directors and executive officers of Cerplex held an aggregate 500,000 Cerplex Stock Options, representing approximately 1.36% of the total number of shares of Cerplex Common Stock outstanding on such date (including as outstanding for purposes of the calculation, those options held by executive officers and directors).

     Cerplex Stock Purchase Rights. At the Effective Time, certain warrants to purchase Cerplex Common Stock which are outstanding and which are not being canceled, terminated, or contributed pursuant to the Forbearance Agreement or the Purchase and Exchange Agreement will be assumed by Aurora and converted automatically into New Warrants to purchase shares of Aurora Common Stock. The number of shares of Aurora Common Stock to be subject to each New Warrant will equal the product of the number of shares of Cerplex Common Stock remaining subject (as of immediately prior to the Effective Time) to the original warrant and the Exchange Ratio, provided that any fractional shares of Aurora Common Stock resulting from such multiplication shall be rounded to the nearest share; and the exercise price per share of Aurora Common Stock under the New Warrant shall equal the exercise price per share of Cerplex Common Stock under the original warrant divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent. After the Effective Time, each New Warrant shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Cerplex warrant immediately prior to the Effective Time, except that all references to Cerplex shall be deemed to be references to Aurora. At the Effective Time, each outstanding Cerplex Stock Purchase Right not so assumed by Aurora will be canceled and retired and cease to exist, and no securities of Aurora or other consideration shall be delivered in exchange therefor.

DISSENTERS' APPRAISAL RIGHTS

     Aurora. Under the DGCL, holders of Aurora Common Stock are not entitled to demand appraisal of, or payment for, their shares as a result of the Merger or the issuance of shares of Aurora Common Stock to Cerplex stockholders.

     Cerplex. Under Section 262, the holders of Cerplex Common Stock have a right to dissent to the Merger and seek a judicial appraisal of the value of the shares of Cerplex Common Stock. The holders of any shares of

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

Cerplex Common Stock for which appraisal rights have been perfected in accordance with Section 262 shall be entitled to payment by the Surviving Corporation of the appraised value of such shares to the extent permitted by and in accordance with the provisions of Section 262. The Surviving Corporation shall be solely responsible for, and shall pay out of its own funds, any amounts which become due and payable to holders of Dissenting Shares, and such amounts shall not be paid directly or indirectly by Aurora. It is a condition to the obligations of Aurora under the Merger Agreement that the aggregate number of Dissenting Shares shall not constitute more than five percent of the number of shares of Cerplex Common Stock outstanding immediately prior to the Effective Time (calculated assuming full conversion of all then issued and outstanding shares of Cerplex Preferred Stock but no other dilution). See "The Proposed Merger -- Dissenters' Appraisal Rights" and Appendix D -- Delaware Appraisal Rights and Procedures.

SURRENDER OF CERPLEX COMMON STOCK CERTIFICATES

     As soon as practicable after the Effective Time of the Merger, the Exchange Agent will send a notice and transmittal form, with instructions, to each holder of Cerplex Common Stock of record at the Effective Time advising such holder of the effectiveness of the Merger and of the procedure for surrendering to the Exchange Agent the certificates formerly evidencing Cerplex Common Stock in exchange for (i) new certificates evidencing Aurora Common Stock and (ii) cash in lieu of fractional shares. CERPLEX STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

     Upon surrender to the Exchange Agent of one or more certificates formerly evidencing Cerplex Common Stock, together with a properly completed and signed letter of transmittal, there will be issued and mailed to the holder thereof a new certificate or certificates representing the number of whole shares of Aurora Common Stock to which such holder is entitled under the Merger Agreement and, where applicable, a check for the amount of cash payable in lieu of a fractional share of Aurora Common Stock (after giving effect to any required tax withholding). Until surrendered as described above, certificates formerly evidencing Cerplex Common Stock will, after the Effective Time of the Merger, represent only the right to receive, upon such surrender, a certificate or certificates representing shares of Aurora Common Stock and, if applicable, cash in lieu of fractional shares, as described above. No dividends or distributions that are declared on shares of Aurora Common Stock will be paid to persons entitled to receive certificates representing shares of Aurora Common Stock until such persons surrender their certificates formerly evidencing Cerplex Common Stock.

     A certificate representing Aurora Common Stock or a check in lieu of a fractional share thereof will be issued in a name other than the name in which the surrendered Cerplex Common Stock certificate was registered only if (i) the Cerplex Common Stock certificate surrendered is properly endorsed or accompanied by appropriate stock powers and is otherwise in proper form for transfer, and
(ii) the person requesting the issuance of such certificate or check either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of such certificate or check in a name other than that of the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

BULLETIN BOARD LISTING OF AURORA COMMON STOCK

     Aurora will use its best efforts to maintain the trading of its Common Stock on the Bulletin Board for a minimum of three years from the Effective Time.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various customary representations and warranties of Aurora and Cerplex made to each other relating to, among other things: (i) each of Aurora's, Sub's and Cerplex's organization and similar corporate matters, and the organization and similar corporate matters regarding subsidiaries of Cerplex; (ii) each of Aurora's, Sub's and Cerplex's capital structure; (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (iv) conflicts under certificates of incorporation or bylaws, required consents or approvals and violations of any

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

instruments or law; (v) documents filed with the Commission and the accuracy of the information contained therein; (vi) absence of certain specified material changes, material litigation, material undisclosed liabilities or material defaults; (vii) certain tax and employee benefit matters; (viii) in the case of Cerplex, title to properties and certain intellectual property matters; (ix) compliance with applicable law, including environmental law; (x) the accuracy of information supplied by each of Aurora and Cerplex in connection with the preparation of the Registration Statement and this Joint Proxy Statement/Prospectus; (xi) the receipt of fairness opinions from their respective financial advisors; and (xii) in the case of Cerplex, the approval of the Merger Agreement and the Proxy Agreement by the Cerplex Board and the inapplicability of the provisions of Section 203 of the DGCL (concerning business combinations with interested stockholders) to the transactions contemplated thereby.

CONDUCT OF AURORA BUSINESS PENDING THE MERGER

     The Merger Agreement provides that from the date thereof to the Effective Time, unless Cerplex shall otherwise agree in writing, or as otherwise expressly contemplated by the Merger Agreement or resulting from joint management of Cerplex pursuant to the Interim Management Agreement: (i) the business of Aurora shall be conducted, and Aurora shall cause each of its subsidiaries to conduct its business, only in the ordinary and usual course consistent with past practice, and Aurora shall use, and Aurora shall cause each of its subsidiaries to use, its reasonable efforts to preserve intact its present business organization, to keep available the services of its respective present officers and key employees, and preserve the goodwill of those having business relationships with it; and (ii) Aurora shall not, nor shall it permit any of its subsidiaries to, (a) amend its charter (other than, in the case of Aurora, to increase the number of authorized shares of Aurora Common Stock and to create the New Aurora Preferred Stock), bylaws or other organizational documents, (b) split, combine or reclassify any shares of its outstanding capital stock, (c) declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than payments to Aurora by a subsidiary or regular dividends on the Old Aurora Preferred Stock), (d) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its subsidiaries, (e) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its capital stock or shares of capital stock of any of its subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for (1) the issuance of shares of Aurora Common Stock (A) upon the exercise of Aurora stock options or other rights outstanding on the date of the Merger Agreement, (B) upon the exercise of Aurora stock options described in the immediately following clause (2), or (C) upon the conversion of the Old Aurora Preferred Stock in accordance with its present terms, (2) the issuance of Aurora stock options pursuant to existing employee benefit plans or arrangements in a manner consistent with past practice, (3) the issuance of New Aurora Preferred Stock pursuant to the Purchase and Exchange Agreement and the Rights Offering and (4) the issuance of Aurora Common Stock upon conversion of New Aurora Preferred Stock in accordance with its terms, (f) merge or consolidate with any other entity, other than the Merger or the merger of any subsidiary of Aurora into Aurora or any subsidiary of Aurora, or (g) take any action with respect to, or make any material change in, its accounting or tax policies or procedures.

CONDUCT OF CERPLEX BUSINESS PENDING THE MERGER

     The Merger Agreement provides that from the date thereof to the Effective Time, except as otherwise permitted by the Merger Agreement or agreed to in writing by Aurora or resulting from joint management of Cerplex and Aurora pursuant to the Interim Management Agreement: (i) Cerplex will conduct, and cause each of its subsidiaries to conduct, its business only in the ordinary and usual course consistent with past practice, and Cerplex will use, and cause each of its subsidiaries to use, its reasonable efforts consistent with past practice to preserve intact its present business organization, keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it; and (ii) Cerplex will not, nor will it permit any of its subsidiaries to, (a) amend its charter, by-laws or other organizational documents, (b) split, combine or reclassify any shares of its outstanding capital stock, (c) declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than payments to Cerplex by a subsidiary), (d) directly or indirectly redeem or otherwise acquire any shares of its
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

capital stock or shares of the capital stock of any of its subsidiaries, (e) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of its subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Cerplex Common Stock upon the exercise of Cerplex Stock Options or Cerplex Stock Purchase Rights outstanding on the date of the Merger Agreement, (f) merge or consolidate with another entity, acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice, (g) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any material amount of its assets outside the ordinary and usual course of business and consistent with past practice, (h) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice, (i) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a subsidiary of Cerplex, in each case in the ordinary course of business and consistent with past practice, (j) make any loans, advances or capital contributions to, or investments in, any other person, other than to subsidiaries of Cerplex, (k) authorize or make capital expenditures in excess of the amounts currently budgeted therefor and disclosed to Aurora, (l) permit any insurance policy naming Cerplex or any subsidiary of Cerplex as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business, or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, (m) adopt, enter into, terminate or amend (except as may be required by applicable law) any Company Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (n) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for increases in salaried compensation in the ordinary course of business consistent with past practice), or take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan (including the Cerplex Stock Options), or take any action with respect to, or (o) make any material change in its accounting or tax policies or procedures.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The Merger requires that (i) the holders of the requisite number of shares of Cerplex Common Stock approve and adopt the Merger Agreement and (ii) the holders of the requisite number of shares of Aurora capital stock approve and adopt the Aurora Charter Amendments. Cerplex stockholders holding more than 50% of Cerplex's voting securities have executed the Proxy Agreement, whereby such holders have committed to vote in favor of the Merger, which vote is sufficient under the DGCL and the Cerplex Bylaws to approve the Merger. WCAS VII has entered into the WCAS Stockholders Agreement with Aurora and Cerplex whereby WCAS VII has agreed to vote its shares of Aurora Common Stock and Aurora Preferred Stock in favor of the Aurora Charter Amendments, which vote is sufficient under the DGCL and the Aurora Bylaws to approve the Aurora Charter Amendments.

     In addition, consummation of the Merger is subject to the satisfaction or waiver (to the extent such waiver is permitted by law) of certain other conditions. A failure of any such conditions to be satisfied, if not waived, would prevent consummation of the Merger.

     The obligations of both Aurora and Cerplex to consummate the Merger are subject to satisfaction of the following conditions: (i) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the FTC challenging or seeking to enjoin the Merger, which action shall have not been withdrawn or terminated; (ii) no governmental entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by the

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

Merger Agreement; (iii) other than the filing of a certificate of merger in accordance with the DGCL, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity, the failure of which to obtain, make or occur would have a material adverse effect at or after the effective time of the Merger on either Aurora or the surviving corporation shall have been obtained, been filed or have occurred; (iv) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceeding by the Commission seeking a stop order; and (v) the Aurora Charter Amendments shall have been approved and adopted by the holders of a majority of the outstanding shares of capital stock of Aurora entitled to vote thereon.

     In addition to the foregoing conditions, the obligations of Aurora and Sub to consummate the Merger are subject to satisfaction or waiver of the following conditions: (i) all representations and warranties of Cerplex set forth in the Merger Agreement that are qualified with reference to a Company Material Adverse Effect or materiality shall be true and correct in all respects, and all representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of the Merger Agreement, except to the extent such representations and warranties speak as of an earlier date; (ii) each of Cerplex and its subsidiaries shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time of the Merger, and Aurora shall have received a certificate signed on behalf of Cerplex by a proper officer of Cerplex to such effect; (iii) Aurora shall have received the opinion of Hughes & Luce described above under "The Proposed Merger -- Certain Federal Income Tax Consequences;" (iv) Aurora and Sub shall have received letters of resignation addressed to Cerplex from the members of the Cerplex Board and letters of resignation addressed to each of Cerplex's subsidiaries from the members of such subsidiary's board of directors, which resignations shall be effective as of the Effective Time; (v) the aggregate number of Dissenting Shares shall not constitute more than 5% of the number of shares of Cerplex Common Stock outstanding as of immediately prior to the Effective Time (calculated assuming full conversion of all then issued and outstanding shares of Cerplex Preferred Stock but no other dilution); (vi) Aurora shall have obtained at least $17 million of proceeds from the New Senior Loan on terms reasonably acceptable to Aurora, as determined in good faith by Aurora; and
(vii) Citibank shall have complied with the Forbearance Agreement in all material respects, and Cerplex shall have satisfied in full its obligations under the Cerplex Senior Credit Agreement, the liens granted thereunder shall have been discharged and the Cerplex Senior Credit Agreement shall have been terminated.

     In addition to the foregoing conditions, the obligation of Cerplex to consummate the Merger is subject to satisfaction or waiver of the following conditions: (i) all representations and warranties of Aurora contained in the Merger Agreement that are qualified with reference to a Parent Material Adverse Effect or materiality shall be true and correct in all respects, and all representations and warranties that are not so qualified shall be true and correct in all material respects as of the date of the Merger Agreement, except to the extent such representations and warranties speak as of an earlier date;
(ii) each of Aurora and Sub shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, and Cerplex shall have received a certificate signed on behalf of Aurora by the chief executive officer or the chief financial officer of Aurora to such effect; (iii) Cerplex shall have received an opinion of Brobeck described above under "The Proposed Merger - Certain Federal Income Tax Consequences;" (iv) Aurora shall have appointed William A. Klein and Robert Finzi to the Aurora Board; and (v) Aurora shall have obtained at least $17 million of proceeds in respect of the New Senior Loan and the Purchase and Exchange Agreement shall have been consummated.

REGULATORY APPROVALS REQUIRED

     Under the Merger Agreement, the obligations of both Aurora and Cerplex to consummate the Merger are conditioned upon (i) the expiration or termination of any waiting period applicable to the consummation of the Merger under the HSR Act and no action having been instituted by the Department of Justice or the FTC challenging or seeking to enjoin the Merger, which action shall have not been withdrawn or terminated, and (ii) other than the filing of a certificate of merger in accordance with the DGCL, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity, the failure of which to obtain, make or occur would have a material adverse effect at or after the effective time of the Merger on either Aurora or the surviving corporation having been obtained, been filed or having occurred. See "-- Conditions to Consummation of the Merger." There can be no assurance that any applicable regulatory authority will approve or take other required action with respect to the Merger or as to the timing of such regulatory approval or other action. Aurora and Cerplex are not aware of any governmental approvals or actions that are required in order to consummate the Merger except in connection with the Securities Act, the filing of Merger-related documents under the DGCL or as described below. Should such other approval or action be required, it is contemplated that Aurora and Cerplex would seek such approval or action. There can be no assurance as to whether or when any such other approval or action, if required, could be obtained.

     Pursuant to the HSR Act, on February 3, 1998, Aurora and Cerplex each furnished notification of the Merger and provided certain information to the FTC and the Department of Justice. The waiting period under the HSR Act was terminated on February 25, 1998.

INDEMNIFICATION AND INSURANCE

     The Merger Agreement provides that all rights to indemnification, advancement of litigation expenses, and limitation of personal liability existing in favor of the directors and officers of Cerplex under the provisions existing on the date of the Merger Agreement in the Cerplex Charter, the Cerplex Bylaws or by contract will survive the Effective Time with respect to any matter existing or occurring at or prior to the Effective Time (including the Merger). Aurora and New Cerplex will assume all obligations of Cerplex in respect thereof as to any claim or claims asserted prior to or within a six-year period immediately after the Effective Time.

     The Merger Agreement also requires the Surviving Corporation and Aurora to cause to be maintained in effect for a period of three years after the Effective Time the current policies of directors and officers' liability insurance maintained by Cerplex (provided that the Surviving Corporation and Aurora may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to former officers and directors of Cerplex with respect to claims arising from facts or events which occurred before the Merger), subject to maximum annual premiums not in excess of 150% of current annual premiums.

WAIVER AND AMENDMENT

     At any time before the Effective Time, Aurora and Sub, on the one hand, and Cerplex, on the other hand, may (i) extend the time for performance of the obligations or other acts of the other under the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties of the other contained in the Merger Agreement or in any documents delivered pursuant thereto; or (iii) waive compliance by the other with any agreements or conditions contained in the Merger Agreement which legally may be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to the Merger Agreement and signed on behalf of the party granting such extension or waiver.

     The Merger Agreement may not be amended, modified or supplemented except by written agreement (referring specifically to the Merger Agreement) of Aurora, Sub and Cerplex with respect to any of the terms contained therein. After any approval and adoption of the Merger Agreement by the stockholders of Aurora or Cerplex, no such amendment, modification or supplementation will be made which under applicable law requires the approval of such stockholders, without the further approval of such stockholders.

TERMINATION; TERMINATION FEE

     The Merger Agreement may be terminated at any time before the Merger becomes effective, whether before or after approval by the stockholders of Aurora or Cerplex: (i) by mutual consent of Aurora and Cerplex; (ii) by either Aurora or Cerplex, if (a) the Merger shall not have been consummated before June 30, 1998, or (b) the approval of the stockholders of Cerplex shall not have been obtained at a meeting duly convened therefor or any adjournment thereof (unless caused by the action or failure to act of the party (or its subsidiaries) seeking to terminate the Merger Agreement in breach of such party's obligations thereunder);

(iii) by either Aurora or Cerplex, if any permanent injunction or action by any governmental entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable (provided, however, that the party seeking to so terminate the Merger Agreement shall have used all reasonable efforts to remove such injunction or overturn such action); (iv) by Aurora, if (a) there has been breach of any representations or warranties of Cerplex set forth in the Merger Agreement the effect of which is a Company Material Adverse Effect, (b) there has been a breach in any material respect of any of the covenants or agreements set forth in the Merger Agreement on the part of Cerplex, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Aurora to Cerplex, or (c) the Cerplex Board (1) withdraws or amends or modifies in a manner adverse to Aurora or Sub its recommendation or approval in respect of the Merger Agreement or the Merger, (2) makes any recommendation with respect to an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation) other than a recommendation to reject such Acquisition Transaction, or (3) takes any material action that would be prohibited by the non-solicitation provisions of the Merger Agreement; and (v) by Cerplex, if (a) there has been a breach of any representations or warranties of Aurora set forth in the Merger Agreement the effect of which is a Parent Material Adverse Effect,
(b) there has been a breach in any material respect of any of the covenants or agreements set forth in the Merger Agreement on the part of Aurora, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Cerplex to Aurora or (c) such termination is necessary to allow Cerplex to enter into an Acquisition Transaction that the Cerplex Board has determined in good faith, by a majority vote after consultation with its financial advisors and based upon the advice of outside legal counsel to Cerplex, is more favorable to the stockholders of Cerplex than the Merger (provided that the termination described in this clause (c) shall not be effective unless and until Cerplex shall have paid to Aurora in full the fee and expense reimbursement described below).

     In the event the Merger Agreement is terminated pursuant to any of the foregoing provisions, the Merger will be deemed abandoned and the Merger Agreement will forthwith become void, without liability on the part of any party thereto except for liability for breach of the Merger Agreement (with regard to safeguarding confidential information and payment of fees and expenses) and except as set forth below in the following paragraph. In the event of such a termination, the provisions of the Merger Agreement regarding confidentiality and fees and expenses shall survive.

     If the Merger Agreement is terminated (x) by Aurora by reason of the circumstances described in clause (iv)(c) above, or by Cerplex under the circumstances described in clause (v)(c) above, (y) by either Aurora or Cerplex under the circumstances described in clause (ii) above, or (z) either (1) by Aurora or Cerplex because the approval of the stockholders of Cerplex shall not have been obtained at a meeting duly convened therefor or any adjournment thereof (in accordance with the conditions set forth in the Merger Agreement) or
(2) by Aurora because there has been a breach in any material respect of any of the covenants or agreements set forth in the Merger Agreement on the part of Cerplex, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Aurora to Cerplex, and, prior to or within one year after any termination described in this clause (z), Cerplex (or any of its subsidiaries) shall have directly or indirectly entered into a definitive agreement for, or shall have consummated, an Acquisition Transaction, then, in any of such cases, Cerplex shall pay Aurora (A) a termination fee of $1 million plus (B) an amount, not in excess of $500,000, equal to Aurora's actual, documented out-of-pocket expenses directly attributable to the negotiation and execution of the Merger Agreement and the transactions contemplated thereby (provided, however, that no fee or expense reimbursement shall be paid if Aurora shall be in material breach of its obligations under the Merger Agreement).

LIMITATION ON NEGOTIATIONS

     The Merger Agreement provides that Cerplex (including its subsidiaries and affiliates, and the respective directors, officers, employees, agents or representatives of the foregoing) will not, directly or indirectly, solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any Acquisition Transaction or negotiate, explore or otherwise engage in discussions with any person (other than Aurora and its representatives) with respect to any Acquisition

Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Merger Agreement. Notwithstanding the foregoing, Cerplex may, in response to an unsolicited written proposal from a third party, furnish information to and engage in discussions with such third party, in each case only if the Cerplex Board determines in good faith by a majority vote, after consultation with its financial advisors and based upon the advice of outside legal counsel to Cerplex, that failing to take such action would result in a breach of the fiduciary duties of the Cerplex Board. Cerplex has agreed to immediately advise Aurora in writing of any inquiries or proposals received by, any such information requested from, or any such negotiations or discussions sought to be initiated or continued with, any of Cerplex, its subsidiaries or affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from each person (other than Aurora and its representatives) with respect to an Acquisition Transaction, and the terms thereof, including the identity of such third party, and to update on an ongoing basis or upon Aurora's request, the status thereof, as well as any actions taken or other developments related to these nonsolicitation provisions of the Merger Agreement.

EXPENSES

     The Merger Agreement provides that, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses, except for the filing fee in connection with filings under the HSR Act, expenses incurred in connection with printing the Registration Statement and this Joint Proxy Statement/Prospectus, and the filing fees with the Commission with respect to the Registration Statement and this Joint Proxy Statement/Prospectus, which will be shared equally by Cerplex and Aurora, and except for the instances described under "-- Termination; Termination Fee." In the event the Merger is consummated, Aurora will cause the Surviving Corporation to pay, at the Effective Time and in accordance with agreements entered into by Cerplex, certain fees and expenses of counsel and professional advisors incurred by Cerplex in connection with the Merger.

RESALE OF AURORA COMMON STOCK

     The shares of Aurora Common Stock issuable to stockholders of Cerplex upon consummation of the Merger will have been registered under the Securities Act. Such shares will be freely tradeable without restriction by those stockholders who are not deemed to be "affiliates" of Cerplex or Aurora, as that term is defined in the rules under the Securities Act.

     Shares of Aurora Common Stock received by those stockholders of Cerplex who are deemed to be "affiliates" of Cerplex may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Cerplex has agreed in the Merger Agreement to use its best efforts to obtain and deliver to Aurora at least 30 days prior to the Effective Time a signed agreement by each stockholder of Cerplex who may reasonably be deemed to be an "affiliate" of Cerplex to the effect that such persons will not offer to sell, transfer or otherwise dispose of, or in any way reduce such person's risk of investment or ownership in, any of the shares of Aurora Common Stock distributed to them pursuant to the Merger except in compliance with Rule 145, or in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or in an offering which is registered under the Securities Act. The form of the agreements of the affiliates of Cerplex is set forth as Exhibit B to the Merger Agreement. This Joint Proxy Statement/Prospectus does not cover any resales of Aurora Common Stock received by persons who are deemed to be "affiliates" of Cerplex. See "Affiliates' Restriction on Sale of Aurora Common Stock."

                          MANAGEMENT AFTER THE MERGER

DIRECTORS AND EXECUTIVE OFFICERS OF AURORA AFTER THE MERGER

     The directors and executive officers of Aurora after the Merger will be as follows:

            NAME              AGE                   PRESENT POSITION                 SINCE
            ----              ---                   ----------------                 -----
George L. McTavish..........   58    Chairman of the Board & Chief Executive         1998
                                     Officer
Thomas E. McInerney.........   56    Director                                        1996
Richard H. Stowe............   54    Director                                        1996
William A. Klein............   57    Director                                         *
Robert Finzi................   44    Director                                         *
Steven L. Korby.............   52    Executive Vice President and Chief Financial    1998
                                     Officer
Richard C. Davis............   48    Senior Vice President -- International           *
                                     Operations
Philip E. Pietrowski........   53    Senior Vice President -- North American          *
                                     Operations
Richard C. Gallagher, Jr....   35    Senior Vice President, Marketing and Corporate  1998
                                     Development

---------------

* As of the Effective Time.

     William A. Klein. William Klein will join Aurora as a director upon consummation of the Merger. Mr. Klein has been the Chairman of the Cerplex Board since its inception in May 1990. Mr. Klein also served as Cerplex's President and Chief Executive Officer from August 1993 until October 1995 and from October 1996 until July 1997. Mr. Klein was Chairman of EMServe, Inc., Diversified Manufacturing Services, Inc. and InCirT Technology Incorporated from 1990 until September 1993, at which time such entities were consolidated with Cerplex. Mr. Klein was previously President and Chief Executive Officer of Century Data, Inc. from 1986 until 1990. Mr. Klein was the founder and Chief Executive Officer of Cybernex from October 1981 until its merger with Read-Rite in 1986. Prior to October 1981, Mr. Klein held various positions over a 19-year period with IBM in engineering, manufacturing and management. Mr. Klein serves as a director of Smartflex Systems Inc. and on the boards of several private companies.

     Robert Finzi. Robert Finzi will join Aurora as a director upon consummation of the Merger. Mr. Finzi has served as a member of the Cerplex Board since December 1993. Mr. Finzi has been a Vice President of the Sprout Group, a division of DLJ Capital Corporation, which is the managing general partner of Sprout Growth II, L.P. and an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation since May 1991. Mr. Finzi is also a general partner of the general partner of a series of investment funds managed by the Sprout Group and a limited partner of the general partner of ML Ventures II, L.P. From 1984 to 1991, Mr. Finzi was a Vice President of Merrill Lynch Venture Capital. Mr. Finzi also serves as a director of Gentle Dental Service Corporation and a number of private companies.

     Steven L. Korby. Mr. Korby will join Aurora as the Executive Vice President, Chief Financial Officer and a director, effective upon consummation of the Merger. From October 1997 through the present, Mr. Korby has been engaged in various consulting assignments. From March 1995 through September 1997, he served as Executive Vice President and Chief Financial Officer of Greyhound Lines, Inc., the only nationwide inter-city bus company. From August 1990 through August 1993, Mr. Korby was the Executive Vice President and Chief Financial Officer of Neodata Corporation, a privately-held provider of direct marketing support services. From September 1993 through February 1995 he was engaged in various consulting assignments.

     Richard C. Davis. Richard C. Davis will join Aurora as the Senior Vice President -- International Operations, effective upon consummation of the Merger. Mr. Davis served as a member of the Cerplex Board since May 1990 and as the President of International Operations of Cerplex since October 1995. Prior to October 1995, Mr. Davis served as the President of Cerplex and in various other executive positions since May 1990. Mr. Davis was the Chief Financial Officer of each of EMServe, Inc., Diversified Manufacturing Services, Inc. and InCirT Technology Incorporated from July 1991, June 1991 and February 1990, respectively, until September 1993, at which time such entities were consolidated with Cerplex. Mr. Davis was

Vice President and Chief Financial Officer of Century Data, Inc. from 1986 until 1990. Prior to 1986, Mr. Davis held various financial, accounting and managerial positions within Xerox Corporation.

     Philip E. Pietrowski. Philip E. Pietrowski will join Aurora as the Senior Vice President -- North American Operations, effective upon consummation of the Merger. Mr. Pietrowski was promoted to President of Cerplex North America Operations in January 1997. He joined Cerplex in October 1995 as Vice President of Logistics and was promoted to Senior Vice President of North American Operations in January 1996. Mr. Pietrowski spent 24 years at Digital Equipment Corporation in Massachusetts, holding various senior level positions. The last position he held with Digital Equipment was Corporate Multivendor Services Business Manager, where Mr. Pietrowski was responsible for worldwide service logistics, repair of information systems and administration.

     For information with respect to Thomas E. McInerney, Richard H. Stowe, George L. McTavish and Richard C. Gallagher, Jr. see "Aurora
Management -- Directors and Executive Officers of Aurora."

     With the exceptions of Messrs. McInerney and Stowe, none of the listed individuals owns shares of Aurora capital stock. None of the individuals listed was employed by Aurora prior to 1998. After the Merger, Messrs. Klein, Finzi, Davis and Pietrowski will own, or have the option to own, Aurora capital stock as a result of the conversion of Cerplex Common Stock into Aurora Common Stock and/or the assumption of Cerplex Stock Options by Aurora.

     At the Effective Time, the certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation. The bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

     The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation or bylaws of the Surviving Corporation or as otherwise provided by law. The officers of Cerplex immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation or bylaws of the Surviving Corporation or as otherwise provided by law. The current directors of Sub are Messrs. McInerney, Stowe and McTavish. The officers of Cerplex immediately prior to the Effective Time will be Mr. McTavish, President, and Mr. Korby, Treasurer and Secretary.

                         SELECTED FINANCIAL INFORMATION

                SELECTED AURORA HISTORICAL FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following tables set forth selected consolidated financial data regarding Aurora's results of operations and financial position. This information should be read in conjunction with "Aurora Management's Discussion and Analysis of Financial Condition and Results of Operations" for the relative periods and Aurora's Consolidated Financial Statements and related notes thereto included elsewhere herein.

                                     THREE MONTHS ENDED
                                     DECEMBER 28, 1997
                                      AND DECEMBER 29,
                                            1996
                                        (UNAUDITED)                      FOR THE YEAR ENDED SEPTEMBER 30,
                                    --------------------    -----------------------------------------------------------
                                      1997        1996        1997         1996         1995         1994        1993
                                    --------    --------    --------     --------     --------     --------     -------
                                                          (IN THOUSANDS EXCEPT PER SHARE FIGURES)
OPERATING DATA
Net revenues......................  $  8,324    $ 17,248    $ 64,892     $ 98,019     $141,852     $120,386     $58,328
Gross profit......................     1,275       3,869      12,986       24,443       34,582       26,350      11,274
SG&A expenses.....................     5,122       5,063      23,466       25,943       28,170       17,573       4,657
Amortization of intangibles.......        25         251      34,044(1)    18,042(2)     9,073(3)     4,539(4)    1,284
Restructuring charge and other....        --          --          --           --        5,643(5)     2,161          --
Litigation settlement.............        --          --          --           --           --        1,943          --
Operating income (loss)...........    (3,872)     (1,455)    (44,524)     (19,542)      (8,304)         134       5,333
Interest expense..................    (1,036)       (901)     (4,050)      (6,221)      (5,522)      (4,449)     (1,276)
Other income (expense), net.......       (94)         22        (498)      (1,284)         116          197          --
Earnings (loss) from continuing
  operations before taxes.........    (5,002)     (2,316)    (49,072)     (27,047)     (13,710)      (4,118)      2,505
Net income (loss).................    (5,002)     (2,316)    (49,605)     (30,353)     (15,030)      (6,518)      3,005
Earnings (loss) from continuing
  operations per share............  $  (0.85)   $  (0.85)   $  (7.86)    $  (4.44)    $  (1.79)    $  (0.55)    $  0.40
Net income (loss) per share.......  $  (0.85)   $  (0.85)   $  (7.86)    $  (4.44)    $  (1.79)    $  (0.87)    $  0.48
Weighted average number of shares
  outstanding.....................     6,848       5,743       6,675        7,159(6)     8,379        7,491       6,273

                                     AS OF DECEMBER 28,
                                          1997 AND
                                     DECEMBER 29, 1996
                                        (UNAUDITED)                             AS OF SEPTEMBER 30,
                                    --------------------    -----------------------------------------------------------
                                      1997        1996        1997         1996         1995         1994        1993
                                    --------    --------    --------     --------     --------     --------     -------
BALANCE SHEET DATA
Working capital...................  $     94    $   (435)   $ (3,113)    $    610     $    196     $  9,013     $10,713
Total assets......................    14,579      50,796      14,629       52,788       80,716      102,927      76,857
Long-term obligations (less
  current maturities).............    39,640      27,439      36,585       25,842       46,183       51,761      25,904
Redeemable convertible preferred
  stock...........................    52,033      42,100      46,722       40,000(6)
Stockholders' equity (deficit)....   (89,179)    (34,704)    (83,320)     (31,690)      12,338       26,903      26,655

---------------

(1) During the fourth quarter of fiscal 1997, approximately $29,602 relating to a write-down of intangible assets acquired in fiscal 1994 in connection with the Century acquisition was charged to operations.

(2) During the fourth quarter of fiscal 1996, approximately $16,580 relating to a write-down of intangible assets acquired in fiscal 1992 in connection with the Micro-C Corporation acquisition was charged to operations.

(3) During fiscal 1995, approximately $7,400 relating to a write-down of intangible assets associated with the repair business acquired in fiscal 1993 in connection with the FRS, Inc. acquisition was charged to operations.

(4) During fiscal 1994, approximately $2,400 relating to a write-down of intangible assets associated with a covenant not to compete was charged to operations.

(5) During fiscal 1995, Aurora substantially completed a major corporate reorganization into two core businesses operating as the asset and recovery division and the spare parts distribution division.

(6) In connection with the Recapitalization, on March 29, 1996, Aurora repurchased approximately 4,268 shares of Aurora Common Stock and issued 607 shares of Aurora Common Stock and 400 shares of Old Aurora Preferred Stock to WCAS and certain other purchasers.

 AURORA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                 OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     This Joint Proxy Statement/Prospectus may contain forward-looking statements which involve risks and uncertainties. Aurora's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section "Risk Factors" and "The Proposed Merger -- Aurora's Reasons for the Merger."

OVERVIEW

     Aurora provides spare parts distribution and electronics recycling services to major personal computer manufacturers and field service organizations. As it exists today, Aurora was formed on September 30, 1992. Prior to September 30, 1992, the corporation was known as BSN Corp. and was engaged in the sporting goods industry. From 1990 through 1992, BSN divested itself of a majority of its sporting goods assets and, effective September 30, 1992, announced that all of its remaining sporting goods assets would be accounted for as discontinued operations and that such operations would be sold. Effective September 30, 1992, Aurora entered the computer and electronics industry through the acquisition of Micro-C Corporation, a San Diego, California based company founded in 1985, which provided both integrated circuits recycling services to computer OEMs and memory integrated circuits distribution services for semiconductor manufacturers. Effective September 30, 1993, Aurora acquired FRS, Inc., a Sacramento, California based company founded in 1984, which provided depot repair services to computer and peripheral OEMs. Effective March 1, 1994, Aurora acquired Century Computer Marketing, a Marina del Rey, California based company founded in 1984, a leading supplier of new and refurbished spare parts to the computer maintenance market.

     In the third quarter of fiscal 1995, Aurora completed a corporate reorganization, in which it: (a) exited the memory upgrade manufacturing and supply business formerly known as the Premier Division; and (b) substantially downsized its depot repair services operation acquired in the FRS, Inc. acquisition, and refocused these operations to support Aurora's remaining spare parts distribution and electronic recycling services business.

     In March 1996, Aurora completed the Recapitalization. See "Information Concerning Aurora -- Capitalization."

     In October of 1997, Aurora completed the sale of the remainder of its depot repair services operation and sold its Irvine, Scotland recovery processing facility. A reserve for the losses resulting from these transactions was accrued in the fourth quarter of fiscal 1997. In addition, Aurora has emphasized systems and sub-systems in its product selection and is considering closing or selling its integrated circuit processing facility in an effort to limit its exposure to the price fluctuations of integrated circuits.

RESULTS OF OPERATIONS

  Comparative Results of Operations for the Three Months Ended December 26, 1997 and December 29, 1996

     Net revenues for the first quarter of fiscal 1998 were $8,324, as compared to $17,248 in net revenues for the corresponding quarter in the prior fiscal year. Aurora's decline in revenues was due substantially to a continued decline in the average sales prices for DRAM memory chips in its ARS Division and an overall decline in the prices of computer repair parts in its PSS Division and in part to the shut down of the depot repair services operations.

     Gross profit for the first quarter of fiscal 1998 was $1,275 (15.3% of net revenues), as compared to $3,869 (22.4% of net revenues) for the first quarter of fiscal 1997. The decrease in gross profit was due primarily to the decline in revenues from electronics recycling and spare parts distribution mentioned above.

     SG&A expenses for the first quarter of fiscal 1998 were $5,122 (61.5% of net revenues), as compared to $5,063 (29.4% of net revenues) for the same quarter of the prior fiscal year. The increase as a percent of revenues was due to the significant decline in revenues noted above. Amortization expense for the first quarter of fiscal 1998 was $25, compared to $251 for the first quarter of fiscal 1997. The decrease was due to the write-off in the fourth quarter of fiscal 1997 of goodwill related to the acquisition of Century Computer Marketing.

     Net interest expense for the first quarter of fiscal 1998 was $1,036, or 12.5% of revenues, as compared to $901, or 5.2% of revenues, for the same period in fiscal 1997. The increase in interest expense is due to higher loan balances on the Chase Credit Agreement.

     Net loss to common stockholders for the first quarter of fiscal 1998 was $5,814, as compared to net loss of $3,016 for the first quarter of fiscal 1997. The loss in the quarter is the result of operating losses from electronics recycling and spare parts distribution.

  Results of Operations -- Year Ended September 30, 1997 Compared with Year Ended September 30, 1996

     Net revenues for the year ended September 30, 1997 for Aurora were $64,892, as compared to $98,019 for the year ended September 30, 1998. Gross profit for fiscal 1997 was $12,986 (20.0% of net revenues), as compared to gross profit for fiscal 1996 of $24,443 (24.9% of net revenues). Aurora's decline in revenues and gross profit was due to a continued decline in the average sales prices for DRAM memory chips in ARS and an overall decline in the prices of computer repair parts in its PSS.

     SG&A expenses for fiscal 1997 were $23,466 (36.2% of revenue), as compared to $25,943 (26.5% of revenue) for fiscal 1996. Included in the 1996 SG&A expenses were approximately $725 in-one time charges related to the Recapitalization. The increase of the SG&A expenses as a percentage of revenue was due to the reduction in revenues described in the preceding paragraph.

     Amortization expense for fiscal 1997 was $34,044, as compared with $18,042 in fiscal 1996. The 1997 expense included $29,602 of unamortized goodwill and other intangibles remaining from the acquisition of Century Computer Marketing and $3,390 of computer system software and development costs in PSS. In consideration of the continued decline in prices for computer repair parts, management's projections do not support recovery of these assets over their amortization lives. The fiscal 1996 amortization included the write-off of $16,580 of goodwill related to the acquisition of Micro-C Corporation, Inc.

     Net interest expense for fiscal 1997 was $4,050, or 6.2% of revenue, as compared to $6,221, or 6.3% of revenue, for fiscal 1996. The interest expense for fiscal 1996 includes approximately $2,243 of charges related to the Recapitalization, which includes approximately $1,070 of previously capitalized finance charges, $917 of interest, fees and expenses due to Aurora's previous lenders and $256 relating to the 9 1/4% Senior Subordinated Notes.

     Other expense for 1997 was $498, including a loss of approximately $450 from the sale of Aurora's repair facility in Sacramento, California, and its asset recovery facility in Irvine, Scotland. Other expense for fiscal 1996 was $1,284, including writedowns and disposal of property and equipment totaling $1,369.

     Provision for income taxes for fiscal 1997 was $533, as compared to $3,306 for fiscal 1996. The fiscal 1997 provision includes the increase in the deferred income tax valuation allowance in the amount of $500 for deferred tax assets not anticipated to be realized. The fiscal 1996 provision includes an increase of the deferred income tax valuation allowance in the amount of $3,234 due to management's determination that the deferred tax asset will not be fully realized.

     Net loss applicable to common stockholders for fiscal 1997 was $52,427, as compared to $31,753 for fiscal 1996. The fiscal 1997 loss included dividends on preferred stock of approximately $2,822, writedowns of information system software and development costs of approximately $3,390, and the write-off of goodwill from the Century acquisition of approximately $29,602.

 Results of Operations -- Year Ended September 30, 1996 Compared with Year Ended September 30, 1995

     Net revenues for the year ended September 30, 1996 for Aurora were $98,019, as compared to $141,852 for the year ended September 30, 1995. Aurora's decline in revenues was due primarily to the discontinuation of the Premier Division ($36,254) during fiscal 1995. Excluding the Premier Division, net revenues for fiscal 1996 decreased 7.2% over fiscal 1995. The decrease was due to a 27.4% decline in revenues in the IC recycling and recovery business, offset by an increase of 5.3% in revenues for PSS. The decline in revenues for ARS was due primarily to a decline during the year in the average sales price for DRAM chips of approximately 87.0%.

     Gross profit for fiscal 1996 was $24,443 (24.9% of net revenues), as compared to gross profit for fiscal 1995 of $34,582 (24.4% of net revenues). The decrease in gross profit was due primarily to the discontinuation of the Premier Division and the decrease of approximately $6,261 for ARS over the comparable period in fiscal 1995. This decline in gross profit was due to the decline of DRAM prices discussed above.

     SG&A expenses for fiscal 1996 were $25,943, (26.5% of revenue) as compared to $28,170, (19.9% of revenue) for fiscal 1995. Included in the SG&A expenses were approximately $725 in one time charges related to the Recapitalization. The increase of the SG&A expenses as a percentage of revenue was due to the reduction in revenues from the discontinuation of the Premier Division and the decline in revenues for ARS.

     Amortization expense for fiscal 1996 was $18,042 (18.4% of revenue), as compared to $9,073, (6.4% of revenue) for fiscal 1995. The increase was due to the write-off in the fourth quarter of fiscal 1996 of $16,580 of goodwill related to the acquisition of Micro-C Corporation, which was only partially matched by the write-off in the third quarter of fiscal 1995 of goodwill related to the acquisition of FRS, Inc. Management wrote off the goodwill related to the Micro-C acquisition due to the deterioration of the pricing levels in the integrated circuits market and their negative effects on Aurora's business prospects going forward.

     Net interest expense for fiscal 1996 was $6,221, (6.3% of revenue), as compared to $5,522 (3.9% of revenue) for fiscal 1995. The interest expense for 1996 includes approximately $2,243 of charges related to the Recapitalization which includes approximately $1,070 of previously capitalized finance charges, $917 of interest, fees and expenses due to Aurora's previous lenders and $256 relating to the 9 1/4% Senior Subordinated Notes.

     Other income (expense) for fiscal 1996 included writedowns and disposal of property and equipment totaling $(1,369).

     Provision for income taxes for fiscal 1996 was $3,306 (3.4% of revenue) as compared to $1,320 (.9% of revenue) for fiscal 1995. This provision includes the increase of the deferred income tax valuation allowance in the amount of $3,234 due to management's determination that the deferred tax asset will not be fully realized. Management reached this conclusion as a result of the limitation in the utilization of Aurora's net operating loss carryforwards caused by the change of ownership pursuant to the Recapitalization.

     Net loss applicable to common stockholders for fiscal 1996 was $31,753, as compared to a net loss of $15,030 for fiscal 1995. The fiscal 1996 loss included approximately $6,620 of charges incurred in the second quarter of fiscal 1996 due to the Recapitalization completed on March 29, 1996, $6,320 of reduced operating income from the ARS when compared to 1995, dividends on preferred stock of approximately $1,400, writedowns and disposal of property and equipment totaling $1,369, and the write-off of goodwill from the Micro-C acquisition totaling $16,580.

LIQUIDITY AND CAPITAL RESOURCES

     Aurora's primary requirements for capital are directly related to its levels of accounts receivable, inventories, additions to its property and equipment, and required debt principal payments. Aurora's working capital was $94 as of December 26, 1997, as compared to working capital deficit of $(3,113) as of September 30, 1997. The working capital increase was the result of the purchase of $2,500 of Series C Redeemable Convertible Preferred stock by WCAS on October 2, 1997, the purchase of $2,000 of Series D Redeemable Convertible Preferred Stock by WCAS on October 24, 1997, and a $2,800 loan from WCAS on December 2, 1997.

     In 1998, WCAS has provided Aurora with an additional $9,600 in debt financing.

     At June 30, 1996, and at various subsequent dates, AEG was not in compliance with certain financial covenants under the Chase Credit Agreement. To obtain waivers of noncompliance from the lenders, on September 30, 1996, Aurora, AEG and WCAS entered into a Financial Support Agreement, pursuant to which, with subsequent amendments, WCAS has guaranteed $16,292, the total borrowings currently outstanding under the Chase Credit Agreement, and Aurora granted WCAS warrants to purchase 2,656 shares of Aurora Common Stock at prices ranging from $1.025 to $2.09 per share. The Chase Credit Agreement has been amended to waive all events of non-compliance with financial covenants, to eliminate future financial covenants and to establish the maturity date for the facility as April 30, 1999. At present, no additional borrowings are available under the Chase Credit Agreement.

     As a result of the Merger, the current equity holders of Cerplex will be entitled to receive in a tax-free exchange approximately 25% of the post-Merger, fully-diluted Aurora Common Stock, after giving effect to the WCAS Financing and the Rights Offering.

     After giving effect to the Merger and the WCAS Financing, depending on the number of Rights Units purchased by the Aurora Public Stockholders in the Rights Offering, WCAS will, in the aggregate, beneficially own between approximately 60.9% and 68.8% of the voting stock of Aurora on an as-converted basis. If none of the Aurora Public Stockholders elect to participate in the Rights Offering, the Aurora Public Stockholders would own approximately 4.3% of the fully-diluted Aurora Common Stock following the Merger and the transactions contemplated thereby. If the Aurora Public Stockholders subscribe for all the Rights Units being offered in the Rights Offering, they will own approximately 12.3% of the fully-diluted Aurora Common Stock following the Merger and the transactions contemplated thereby.

     The Merger is conditioned upon, among other things, Aurora obtaining the WCAS Financing (see "Other Transactions Related to the Merger.") Unless the Merger is consummated and the WCAS Financing obtained, management believes that Aurora will continue to experience operating losses and negative cash flow in fiscal 1998 without having additional funds available to it pursuant to the Chase Credit Agreement. WCAS has provided Aurora financial support by loan guarantees, preferred stock purchases and direct loans; however, there can be no assurance that such additional capital will continue to be available to Aurora. Absent continued financial support of WCAS, it is unlikely that Aurora can successfully implement its 1998 business plans and strategies.

               SELECTED CERPLEX HISTORICAL FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following table sets forth selected financial data regarding Cerplex's results of operations and financial position. This information should be read in conjunction with "Cerplex Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and related notes included elsewhere herein.

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                           ---------------------------------------------------
                                             1997       1996       1995       1994      1993
                                           --------   --------   --------   --------   -------
OPERATING DATA
Net sales................................  $141,408   $191,493   $144,328   $ 94,006   $22,945
Gross profit.............................    20,533     26,245     16,511     17,039     4,678
Income (loss) from continuing operations
  before extraordinary items.............   (16,487)   (27,388)   (22,047)     1,195    (8,432)
Income (loss) from discontinued
  operations.............................        --         --    (17,347)     1,500    13,998
Net income (loss)........................  $(16,487)  $(27,388)  $(39,394)  $    684   $ 5,566
                                           ========   ========   ========   ========   =======
Basic and diluted net income (loss) per
  share(4):
  Continuing operations..................  $  (0.56)  $  (2.24)  $  (1.68)  $   0.09   $  0.16
  Discontinued operations(1).............        --         --      (1.33)      0.11        --
  Extraordinary item(2)..................        --         --         --      (0.15)       --
                                           --------   --------   --------   --------   -------
  Basic and diluted net income (loss) per
     share(3)............................  $  (0.56)  $  (2.24)  $  (3.01)  $   0.05   $  0.16
                                           ========   ========   ========   ========   =======
Weighted average common shares used in
  the calculation of income (loss) per
  share(4)...............................    29,610     13,419     13,091     13,446    11,363
                                           ========   ========   ========   ========   =======

                                                           AS OF DECEMBER 31,
                                           ---------------------------------------------------
                                             1997       1996       1995       1994      1993
                                           --------   --------   --------   --------   -------
BALANCE SHEET DATA
Working capital (deficiency).............  $(47,308)  $ 12,874   $ 33,219   $ 54,768   $17,774
Total assets.............................    59,238    105,494    101,893    120,707    70,544
Long-term obligations (less current
  maturities)............................     2,960     56,817     68,382     60,720    34,205
Preferred stock..........................        --      7,197         --         --         2
Stockholders' equity (deficiency)........   (32,537)   (15,137)       168     39,485    12,470

---------------

(1) In September 1995, Cerplex discontinued its end-of-life programs, a segment of its business, through a liquidation of the remaining operations. Prior period financial statements have been restated to reflect discontinuance of this segment of the business. See Note 3 to Consolidated Financial Statements.

(2) In May 1994, Cerplex extinguished early its Series B Subordinated Notes. As a result, $3.5 million ($2.0 million net of tax) of the original issue discount was recognized as an extraordinary item.

(3) For 1993, net income per share is presented on a pro forma basis to reflect the provision for income taxes that would have been recorded had Cerplex's predecessor affiliated corporations been taxed as C Corporations under the Code.

(4) Effective December 31, 1997, Cerplex adopted Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS No. 128"). All per share data has been restated to reflect the adoption of SFAS No. 128.

           CERPLEX MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     This Joint Proxy Statement/Prospectus may contain forward-looking statements which involve risks and uncertainties. Cerplex's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section "Risk Factors" and "The Proposed Merger -- Cerplex's Reasons for the Merger."

OVERVIEW

     Cerplex is an independent provider of electronic parts repair, spare parts sales and management, and logistics. Cerplex's net sales have fluctuated substantially over the last few years, primarily as a result of acquisitions and divestitures as well as Cerplex's ongoing liquidity problems. Cerplex is no longer permitted under the terms of the Cerplex Senior Credit Facility to engage in acquisitions. Cerplex's results of operations have been adversely affected over the last three years due to a variety of factors discussed below.

     During the second quarter of 1997, the Cerplex Board authorized and committed management to implement a consolidation and cost reduction plan to reduce North America staffing. As part of the restructuring, Cerplex closed several facilities and relocated these businesses to its remaining facilities. During the first half of 1997, Cerplex sold PCS and the subsidiaries of Cerplex's MODCOMP/Cerplex subsidiary. Also during 1997, Cerplex was in default under the Cerplex Senior Credit Agreement resulting in numerous waivers and amendments. On January 30, 1998, Aurora signed the Merger Agreement with Cerplex. As a result of the Merger, Cerplex would become a wholly-owned subsidiary of Aurora, and the current equity holders of Cerplex would be entitled to receive in a tax-free exchange approximately 25% of the post-merger, fully-diluted common stock of Aurora, after giving effect to the WCAS Financing and the Rights Offering. Under the terms of the Merger Agreement, each share of Cerplex Common Stock would convert into shares of Aurora Common Stock at the Exchange Ratio. The Merger is subject to regulatory approvals and the satisfaction of certain other conditions precedent, including securing the New Senior Loan. The Merger is expected to be completed by the end of April 1998. Cerplex's results of operations and liquidity for 1997 were not significantly impacted by severe financial difficulties experienced by major customers and Cerplex is not aware of significant financial difficulties being encountered by any of its current major customers.

     The results of operations for 1996 reflect, to a large degree, the resolution of several matters that have been adversely impacting Cerplex. Specifically, Cerplex closed its unprofitable Texas operations and reached a settlement with the SpectraVision bankruptcy; it established reserves for the impairment of assets, and incurred additional losses on common stock received in settlement of various transactions; it closed its training business, resulting in restructuring charges and asset write-downs; and, due to changes in Cerplex's business or the business of third parties, Cerplex recorded charges for inventory write-downs, uncollectable receivables and other assets.

     During the third quarter of 1995, the Cerplex Board approved a liquidation plan to discontinue its end-of-life programs, a segment of Cerplex, through liquidation of these operations. In its end-of-life programs, Cerplex assumed all responsibilities for the support and repair of products which are no longer manufactured or are being phased out of manufacturing. Generally, when Cerplex undertook an end-of-life program, it acquired substantially all of the unique test equipment, repair equipment and inventories needed to support the program. Services provided by Cerplex under end-of-life programs include repair, provision of spare parts for a defined period of time, plant return and parts reclamation, engineering and document control, warehousing, and vendor certification and management. Cerplex no longer undertakes these programs. The liquidation of end-of-life programs has been accounted for as discontinued operations, and prior period financial statements have been restated to reflect the discontinuance of this segment of the business.

RESULTS OF OPERATIONS

  Results of Continuing Operations

     The following table sets forth items from Cerplex's Consolidated Statement of Operations as a percentage of net sales.

                                                              1997      1996      1995
                                                              -----     -----     -----
Net sales...................................................  100.0%    100.0%    100.0%
Cost of sales...............................................   85.4%     86.3%     88.6%
                                                              -----     -----     -----
Gross profit................................................   14.5%     13.7%     11.4%
Selling, general and administrative expenses................   19.3%     20.6%     23.4%
Restructuring charges.......................................    3.0%      1.1%       --
Operating income (loss).....................................   (7.8)%    (8.0)%   (12.0)%

  Net Sales

     Net sales for the year ended December 31, 1997 decreased 26.2% to $141.4 million from $191.5 million in 1996. The decrease was due, in large part, to the fact that Cerplex sold PCS in April 1997 and MODCOMP/Cerplex effective June 30, 1997. In addition, net sales of Cerplex's spare parts business decreased $14.1 million while its repair business decreased $15.6 million. Cerplex's liquidity problems also contributed to the decreases in Cerplex's spare parts business and repair business. Many of Cerplex's parts suppliers reduced the amount of credit they were willing to extend to Cerplex and/or refused to ship parts other than on a C.O.D. basis, thus hampering Cerplex's ability to fill customer orders. These decreases were offset by an increase of approximately $13.6 million from Cerplex's European operations.

     Net sales for the year ended December 31, 1996 increased $47.2 million or 32.7% to $191.5 million from $144.3 million in 1995. The increase was due primarily to the acquisitions of Cerplex SAS in June 1996 and the remaining 51% interest in MODCOMP/Cerplex in April 1996, along with a full year of sales generated by PCS which was acquired in June 1995. The approximately $60 million year-to-year revenue increase from these acquisitions was partially offset by approximately $10 million decrease in net sales from the sale, in early 1996 of Cerplex's InCirT division, and from lower sales due to (i) the shutdown in September 1996 of Cerplex's Texas contract manufacturing facility and Washington computer training facility; (ii) reduced sales to BT; and (iii) decreased sales in the North American spare parts business.

     Net sales during 1995 increased $50.3 million or 53.5% to $144.3 million from $94.0 million in 1994. The increase in net sales was due primarily to the acquisition of a repair depot of BT and the acquisition of Apex in the second half of 1994, the acquisition of PCS in June 1995 and, to a lesser extent, increased sales from new customers using existing facilities.

  Gross Profit

     Gross profit for 1997, as a percentage of net sales increased to 14.5% compared to 13.7% in 1996. The slight improvement is primarily the result of the full year of operations of Cerplex SAS and the six months of operations from MODCOMP/Cerplex at higher gross profit margins. The higher gross profit of each of Cerplex SAS and MODCOMP/Cerplex was offset by low profit margins in Cerplex's North America parts and repair business. Gross profit from North America operations was negatively impacted by a $2.5 million inventory write-off at June 30, 1997. The June 30, 1997 inventory write-off was partially offset by a net $1.8 million reversal of a valuation reserve in September 30, 1997 related to trade credits. A $1.8 million valuation reserve was recorded in 1996 and another $1.0 million was recorded in the second quarter of 1997. In addition, as a result of Cerplex's liquidity problems Cerplex was forced to use alternative sources for parts procurement, resulting in a higher cost for materials.

     Gross profit for 1996, as a percentage of net sales, increased to 13.7%, compared with 11.4% for the prior year. The improvement in the gross profit percentage is primarily attributable to the 1996 acquisitions of Cerplex SAS and the remaining 51% interest in MODCOMP/Cerplex, together with a full year of operations from the 1995 acquisition of PCS. This gross profit improvement, however, was adversely affected by a variety of factors primarily relating to Cerplex's North American operations, including but not limited to the impact of unprofitable contracts or operations within Cerplex's Texas contract manufacturing and Washington computer training facilities which were closed during the third quarter and completion of certain other unprofitable contracts which Cerplex was winding down. The effect of these factors included approximately $2.5 million in inventory write-downs, and $4.9 million in charges related to the contract manufacturing operations in Texas, computer training operations in Washington and telephones purchased from Lucent.

     Gross profit as a percentage of net sales during 1995 decreased to 11.4% from 18.1% in 1994. The decrease in gross profit percentage from 1994 was primarily due to losses incurred on contracts Cerplex was renegotiating or winding down, a reduction in new orders from SpectraVision which filed for protection under Chapter 11 of the U.S. Bankruptcy Code in May 1995, and other miscellaneous inventory adjustments.

  Selling, General and Administrative

     Selling, general and administrative expenses ("SG&A") decreased $12.8 million or 32.3% in 1997 compared to 1996. SG&A as a percentage of net sales decreased to 19.3% compared to 20.6% in 1996. The decrease in spending is due to the sale of PCS and MODCOMP/Cerplex in the first half of 1997, which partially offset the expenses associated with a full year of operations of Cerplex SAS. The slight improvement in SG&A as a percentage of net sales is attributable to Cerplex's consolidation and cost reduction plan which was initiated in June 1997 and which reduced North America staffing by 44 employees in Cerplex's marketing, selling, finance and management information systems functions.

     During 1996, SG&A expenses increased by $5.7 million to $39.5 million, but decreased as a percentage of net sales to 20.8% from 23.4% in 1995. The increase in dollar spending is primarily due to the addition of the Cerplex SAS and MODCOMP/Cerplex acquisitions in 1996 and a full year of expenses from PCS, which was acquired in 1995. Increased SG&A spending was partially offset by a $2.5 million decrease in bad debt provision to $4.8 million in 1996 compared with $7.3 million in 1995.

     SG&A expenses as a percentage of net sales in 1995 increased to 23.4% from 12.6% in 1994. SG&A expenses included a $9.8 million provision representing losses on receivables from three customers, two of which were operating under Chapter 11 of the U.S. Bankruptcy Code, and losses on an investment in a stock purchase warrant. SG&A expenses also increased due to additional headcount, higher insurance expenses, and increased sales commissions.

  Restructuring Expenses

     During 1997, Cerplex closed its Poughkeepsie, New York and Redmond, Washington spare parts business and relocated them to Lawrence, Massachusetts resulting in a reduction of 63 employees. Cerplex also closed its Tustin, California operation and consolidated this operation with Cerplex's hub-based operations in northern and southern California, Kentucky and Massachusetts. Additionally, Cerplex had a reduction in force resulting in the termination of 73 employees in Cerplex's selling, marketing, production, finance and management information systems departments. In conjunction with the closures and reduction in force, Cerplex recorded a restructuring charge of $4.3 million. Of the $4.3 million in restructuring charges, approximately $0.8 million was related to severance payments for terminated employees, approximately $2.0 million was due to the write-off of leasehold improvements and approximately $1.5 million was due to rent and settlements for terminated leases. During the remainder of 1997, Cerplex paid approximately $1.0 million of severance and termination benefits and lease payments on vacated facilities. The remaining balance of $1.2 million at December 31, 1997 mainly consists of lease obligations for excess facilities and remaining severance and termination benefits and is expected to be paid in 1998.

     During the third quarter of 1996, Cerplex closed its contract manufacturing operations in Texas and its computer training operations in Redmond, Washington. In connection with the closure of these operations, Cerplex recorded restructuring charges of $2.1 million. The restructuring charges related to write-downs of property and equipment and other assets to net realizable value, accruals for lease commitments, severance pay for approximately 180 employees, and other costs needed to complete closure of the facilities.

  Other Income and Expenses

     During 1997, Cerplex sold all of its shares of Pen Interconnect common stock, resulting in a loss of $0.4 million which is reported as other expense.

     In April 1996, Cerplex sold its contract manufacturing division, InCirT, in Tustin, California to Pen Interconnect for $3.5 million in cash and restricted common stock of Pen Interconnect, which was valued at approximately $2 million at the time of the acquisition. The gain on the sale of InCirT was $0.5 million. Later in fiscal 1996, Cerplex determined that the value of the restricted common stock had been permanently impaired due to subsequent declines in market value and, reduced the value of these investments to the fair market value at December 31, 1996. The related loss of $1.1 million on the impairment of these investments was included in other expense.

     Equity in earnings from joint venture decreased by $2.0 million to $0.4 million in 1996 compared with $2.4 million in 1995 primarily due to Cerplex acquiring the remaining 51% in MODCOMP/Cerplex in April 1996 and consolidating the results of the operations and financial condition after that date. These earnings were attributed to Cerplex's 49% ownership in MODCOMP/Cerplex which was formed in December 1994.

  Interest Expense

     Interest expense fluctuated very little in 1997, despite the reduction of approximately $12.6 million in debt. The comparable interest expense, in light of reduced borrowing, is attributable to a higher weighted average interest rate and amortization of restructuring fees and the expense charge related to issuance of warrants associated with the numerous waivers and amendments Cerplex negotiated with its senior lenders. Additionally, effective August 19, 1997 the interest rate on Cerplex's senior subordinated debt was raised from 9.5% to 15.0%. Average borrowings outstanding were $53.3 million during 1997 compared to $63.6 million during 1996. The effective interest rate on the Cerplex Senior Credit Agreement increased 16.3% in 1997 from 10.0% in 1996. Amortization of loan fees and other related costs were approximately $2.4 million during 1997 as compared to $2.3 million during 1996.

     Interest expense for 1996 increased $3.2 million to $8.3 million from $5.1 million in 1995 as a result of increased average borrowings under the Cerplex Senior Credit Facility, a higher weighted average interest rate and amortization of loan discount and commitment fees. Average borrowings outstanding were $63.6 million during 1996 compared with $60.1 million during 1995. The effective interest rate on credit facilities increased to 10.0% in 1996 from 8.5% in 1995. Loan amortization costs were approximately $2.3 million during 1996.

     Interest expense for 1995 increased to $5.1 million from $4.1 million in 1994. The increase in interest expense is attributed to higher weighted average borrowings outstanding incurred to finance acquisitions, increased working capital requirements and the capital contribution to MODCOMP/Cerplex. Average borrowings outstanding were $60.1 million during 1995 compared with $37.6 million during 1994. Interest expense during 1994 included $0.5 million of amortization of original issue discount related to Cerplex's Series B Subordinated Notes which were repaid in May 1994. The effective interest rate on long-term credit facilities decreased to 8.5% in 1995 from 9.8% in 1994.

  Income Taxes

     Total income tax expense for 1997, 1996, and 1995 was allocated as follows:

                                                              1997     1996     1995
                                                             ------   ------   ------
                                                              (DOLLARS IN THOUSANDS)
Loss from continuing operations............................  $2,648   $1,718   $2,089
Discontinued operations....................................      --       --       42
                                                             ------   ------   ------
                                                             $2,648   $1,718   $2,131
                                                             ======   ======   ======

     Income tax expense during 1997, 1996 and 1995 was related primarily to income taxes on earnings of Cerplex's operations in Europe. The effective tax rate differs from the statutory rate primarily as a result of the impact of not recording an income benefit related to operating losses in the United States. SFAS No. 109, "Accounting for Income Taxes," provides for the recognition of deferred tax assets if realization of such assets is more likely than not. Cerplex's valuation allowance reduces the deferred tax asset to the amount realizable. Cerplex has provided a full valuation allowance against net federal and state deferred tax assets due to uncertainties surrounding their realization. Cerplex will evaluate the realizability of the deferred tax assets on a quarterly basis.

  Discontinued Operations

     In September 1995, Cerplex decided to discontinue its end-of-life programs segment through a liquidation of remaining operations. In connection with the decision to discontinue its end-of-life programs, Cerplex provided $15.4 million for the estimated loss from liquidation of these operations, primarily related to the disposition of inventory, fixed assets and other related assets. The liquidation of non-contract operations was completed during 1996 and the remaining contractual obligations with a final customer was completed in 1997.

     A summary of operating results for discontinued operations is shown below:

                                                                       1995
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Net Sales...................................................         $ 19,815
                                                                     ========
Income (loss) from operations
  Income (loss) before taxes................................           (1,924)
  Provision for taxes.......................................               42
                                                                     --------
          Net loss from discontinued operations.............           (1,966)
Estimated loss from liquidation of
  Discontinued operations, no tax benefit recognized........          (15,381)
                                                                     --------
          Net loss from discontinued operations.............         $(17,347)
                                                                     ========

  Year 2000 Compliance

     Many existing software programs use only two digits to identify the year in the date field. If such programs are not corrected, date data concerning the Year 2000 could cause many computer applications to fail, lock-up or generate erroneous results.

     Cerplex has committed personnel and resources to resolve potential Year 2000 issues. Cerplex is in the process of identifying and assessing its mission-critical systems related to the Year 2000. Although Cerplex plans to address Year 2000 issues with respect to Cerplex's mission-critical internal systems in sufficient time prior to the century rollover, there can be no assurance that there will not be interruption of operations or other limitations of system functionality, or that Cerplex will not incur substantial costs to avoid such occurrences.

     Cerplex is currently assessing the cost to remediate its Year 2000 issues. Although the actual cost to remediate these issues is not yet fully known, based upon information to date, it is not expected that the remediation will have a material impact on Cerplex's financial condition or operating results.

  New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued SFAS Nos. 130 and 131, "Reporting Comprehensive Income" ("SFAS 130") and "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), respectively (collectively, the "Statements"). The Statements are effective for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting of comprehensive income and its components in annual financial statements. SFAS 131 establishes standards for reporting financial and descriptive information about an enterprise's operating segments in its annual financial statements and selected segment information in interim financial reports. Reclassification or restatement of comparative financial statements or financial information for earlier periods is required upon adoption of SFAS 130 and SFAS 131, respectively. Application of the Statements' requirements is not expected to have a material impact on Cerplex's consolidated financial position, results of operations or loss per share data as currently reported.

LIQUIDITY AND CAPITAL RESOURCES

  Senior Credit Facility

     Summary. The Cerplex Senior Credit Agreement contains a variety of restrictions, including prohibitions on dividends and the incurrence of additional debt. During portions of 1996 and 1997 Cerplex was in default of various covenants in the Cerplex Senior Credit Agreement, which resulted in a series of waivers and amendments over the course of the two years. As described below, the amendments resulted in a decreased borrowing base from the initial $60 million to $30 million and in significantly increased interest rates. The amendments also resulted in the issuance of the Bank Warrants. As of January 30, 1998, $25,320,620 in principal was outstanding under the term loan at an interest rate of prime plus 7.125% (15.625%) and $4,886,984 was outstanding under the revolver at an interest rate of 19%. The loans under the Cerplex Senior Credit Agreement become due and payable May 1, 1998.

     Cerplex and Citibank entered into the Forbearance Agreement on January 30, 1998, which provides for the forbearance of certain defaults through the earlier of April 30, 1998 or the date the Merger Agreement is terminated. In addition, Citibank agreed to accept the Repayment Amount as full payment for the loans under the Cerplex Senior Credit Facility and to terminate all of the Bank Warrants if the Cerplex Senior Credit Facility is paid in full on or prior to April 30, 1998 in connection with the Merger.

     Terms of Amendments. In April 1997, the Cerplex Senior Credit Agreement was amended to provide for borrowings comprising a revolver and a term loan. The revolver had a maximum amount available of $6.0 million. The interest rate on the revolver was the prime lending rate plus 2.25%. The term loan was for $38.9 million and carried an interest rate of prime lending rate plus 3.125%. In addition, Cerplex must use to pay down the term loan 66.67% of all cumulative cash flow in excess of $9.0 million during 1997, and generally 66.67% of all proceeds from asset, stock investment and subsidiary sales, as well as 25% of the proceeds of any equity offerings. Cerplex reduced the term loan and the revolver by an aggregate of approximately $8.25 million on April 11, 1997 in connection with the sale of PCS. The April 1997 amendment to the Cerplex Senior Credit Agreement amendment included revised covenants for profitability, current ratio, minimum tangible net worth, leverage and working capital.

     In June 1997 and August 1997, the Cerplex Senior Credit Agreement was again amended to reduce the maximum amount available under the term loan and the revolver to $31.4 million and $4.9 million, respectively. The interest rate on revolving loans was changed to the prime lending rate plus 2.00% for all non-revolving loans outstanding on August 6, 1997 and 15% for all revolving loans made thereafter. The interest rate on the term loan was increased to the prime lending rate plus 3.125%. The interest rates under the term loan and revolver were required to increase by 1% per month, effective September 1, 1997, for each month in which such obligations were not paid in full, up to a maximum increase of 4%. As a result, at December 31, 1997 the interest rate on each of the loans had increased by an additional 4%. In addition, the mandatory pay down of the term loans and/or the revolving loans with the proceeds of any equity offering was reduced from 25% to 20%, although the first $1.5 million of any equity offerings must be used to permanently reduce the term loan and/or the revolver. Under the August 1997 amendment, approximately $6.1 million of the net proceeds from the sale of MODCOMP/Cerplex were used to pay down the term loan, and $2.0 million of the proceeds were used to pay down the revolver. Cerplex reborrowed $2.0 million of the proceeds from the sale of MODCOMP/Cerplex that were used to pay down the revolver.

     On January 30, 1998 the Cerplex Senior Credit Agreement was again amended by the Seventh Amendment to Credit Agreement to add a minimum consolidated adjusted EBITDA requirement, further restrict Cerplex's ability to pay dividends on shares and make other junior payments and add as an event of default under the Cerplex Senior Credit Agreement the parties' termination of the Merger Agreement and the failure to take certain steps necessary to consummate the Merger by certain deadlines prescribed by the Cerplex Senior Credit Agreement. In addition, under the January 1998 amendment agreement Citibank agreed to waive compliance with certain requirements of the Cerplex Senior Credit Agreement, including permitting up to $10 million to be loaned by Aurora to Cerplex, permitting execution of the Merger Agreement and consummation of the Merger and waiving certain financial covenants for Cerplex's fiscal quarter ended December 31, 1997 and for the period from and including December 31, 1997 to and excluding April 30, 1998.

  Subordinated Notes.

     In November 1993, Cerplex sold $17.3 million in principal amount of its Cerplex Subordinated Notes and $5.7 million in principal amount of its Series B 9.0% Senior Subordinated Notes with 920,000 detachable warrants to purchase Cerplex Common Stock. The Series B 9.0% Senior Subordinated Notes were repaid out of the proceeds of Cerplex's initial public offering in 1994. The detachable warrants were issued at the option price of $.01 per share, resulting in an original issue discount of $3.6 million on the Series B 9.0% Senior Subordinated Notes. The Cerplex Subordinated Notes accrued interest at the rate of 9.5% per annum, payable quarterly, with principal amount thereof payable in three installments in November 1999, 2000 and 2001. Cerplex is subject to certain financial and other covenants which include restrictions on the incurrence of additional debt, payment of any dividends and certain other cash disbursements as well as the maintenance of certain financial ratios.

     During part of 1996, Cerplex was in default of various covenants under the Subordinated Note Purchase Agreements, which resulted in an amendment in April 1996 and a subsequent amendment in November 1996. As consideration for the April 1996 amendment to the Subordinated Note Purchase Agreements, Cerplex was required to provide the senior subordinated note holders 1,000,000 warrants to purchase common stock at $6.00 per share. As compensation for the November 1996 amendment, Cerplex repriced the warrants issued in April 1996 from $6.00 per share to $2.50 per share.

     In 1997, Cerplex was again in default under the Subordinated Note Purchase Agreements. In April 1997, the Subordinated Note Purchase Agreements were amended and restated, revising certain covenants and making interest payable semi-annually instead of quarterly. In consideration for the amendment, Cerplex repriced the warrants issued in April 1996 to the April 4, 1997 market price of $0.60 per share.

     On June 30, 1997, Cerplex received waivers with respect to various provisions of the Amended and Restated Subordinated Note Purchase Agreement. On August 20, 1997, Cerplex completed negotiations with the subordinated note holders to further amend the Amended and Restated Subordinated Note Purchase Agreement resulting in the First Amendment Agreement to the Amended and Restated Subordinated Note Purchase Agreement. The First Amendment Agreement increased the interest rate to 15%. The interest payment of $819,375 that was due on August 19, 1997 was added to the principal balance, which increased the principal outstanding under the Amended and Restated Subordinated Note Purchase Agreement to $18,069,375. Cerplex was also required to issue warrants for 500,096 shares of Common Stock at $0.59 per share. The First Amendment Agreement provides that beginning in March 1998 interest is payable monthly, however, Cerplex may elect to add the portion of interest representing the difference between 9.5% and 15% to the outstanding principal balance. In addition, the covenants under the Amended and Restated Subordinated Note Purchase Agreement as currently cast will be significantly more restrictive as of June 1998. Therefore, Cerplex believes that it will be in default again under such agreement at that time unless it is able to successfully renegotiate the covenants. If Cerplex repays the balance outstanding under the Amended and Restated Subordinated Note Purchase Agreement on or before August 19, 1998, the portion of interest expense representing the difference between 9.5% and 15% will be forgiven and the warrants for 500,096 shares will be canceled.

     On January 30, 1998, WCAS VII and the holders of Cerplex Subordinated Notes entered into the Note and Warrant Assignment and Transfer Agreement, pursuant to which WCAS VII purchased the Cerplex Subordinated Notes and the Cerplex Warrants, held by such holders. See "Other Transactions Related to the Merger -- WCAS Purchase of Certain Cerplex Securities." The Cerplex Subordinated Note holders retained Cerplex Warrants to purchase an aggregate of 855,000 shares of Cerplex Common Stock. WCAS VII agreed to defer the February 19, 1998 scheduled interest payment and to add such amount to the outstanding principal balance of the Cerplex Subordinated Notes. WCAS VII agreed that the Cerplex Warrants it acquired will be terminated and will not be considered outstanding in determining the consideration to be received by the Cerplex stockholders in the Merger. It is contemplated that WCAS will exchange the Cerplex Subordinated Notes and the Cerplex Warrants it acquired for Aurora Senior Subordinated Notes as partial payment for the Units to be purchased by WCAS as part of the WCAS Financing at an exchange rate equal to the amount paid by WCAS VII for such Cerplex securities. If the Merger is not consummated, WCAS has granted Cerplex the Purchase Option for the Option Period to acquire the Cerplex Subordinated Notes and the Cerplex Warrants from WCAS VII for an amount equal to the purchase price paid by WCAS VII for such Cerplex securities.

  Miscellaneous

     Effective April 1, 1996, Cerplex sold its InCirT Division in Tustin, California for $3.5 million in cash and restricted Cerplex Common Stock valued at approximately $2.0 million at the time of the acquisition. Cerplex was required to use $2.0 million of the proceeds from this sale to repay a portion of the borrowings under the Cerplex Senior Credit Agreement.

     In April 1996, Cerplex received a distribution from its earnings of MODCOMP/Cerplex of $3.0 million, which was used to acquire the remaining 51% of this partnership.

     In May 1996, Cerplex acquired Rank Xerox Limited's subsidiary, Cerplex SAS, for $6.1 million, including estimated taxes, registration fees, legal, accounting, and other out-of-pocket expenses of $1.2 million. Under the terms of the agreement, Cerplex has agreed to certain financial covenants over a four-year period that limit the amount of dividends and payments in the nature of corporate charges paid by Cerplex SAS to Cerplex; the maintenance of Cerplex SAS' current ratio greater than one; and restrictions on guarantees with respect to Cerplex and its subsidiaries (excluding Cerplex SAS). Accordingly, the cash of Cerplex SAS of $14.6 million at December 31, 1997 is generally not available to Cerplex for financing operations outside of Cerplex SAS.

     In June 1996, Cerplex issued 8,000 shares of Series B Preferred Stock at $1,000 per share in a private placement. As of December 31, 1997, all 8,000 shares of the Series B Preferred Stock had been converted into 22,887,823 shares of Cerplex Common Stock.

     On April 11, 1997, Cerplex sold PCS, for $14.5 million in cash and the cancellation of $0.5 million of indebtedness. Of such amount, $8.3 million was used to pay down bank debt, $0.5 million was placed into escrow, and approximately $0.8 million was used to pay expenses associated with the transaction.

     On August 27, 1997, Cerplex sold MODCOMP/Cerplex for $8.5 million in cash. Of such amount, approximately $6.1 million was used to pay down bank debt and approximately $0.6 million was used to pay expenses associated with the transaction. The loss on the sale of MODCOMP/Cerplex was $0.4 million.

     Cerplex and its subsidiaries are required to pay BT L1.8 million in 1999 (or earlier if certain sales volumes are reached) in connection with the purchase of BT's plant in Enfield, England.

     Cerplex acquired inventory consisting of used telephones from Lucent. At December 31, 1996, Cerplex had $5.9 million of inventory, production cost commitments and assets related to the telephones acquired from Lucent. In June 1996, Cerplex executed the Lucent Note reflecting a portion of the amount invoiced to Cerplex by Lucent. Lucent invoiced Cerplex for an additional $0.6 million. Due to the quality of the inventory and the lack of availability of spare parts to effect repairs, Cerplex believes it had claims against Lucent. On October 7, 1996, Cerplex filed a lawsuit against Lucent in the Orange County Superior Court seeking to have the Lucent Note declared invalid. On November 6, 1996, Lucent filed a cross-complaint seeking payment of the Lucent Note, alleging damages for breach of contract and seeking a constructive trust on any proceeds from the sale of the telephones. In October 1997, Cerplex executed a settlement agreement, which had been substantially completed in September 1997. The agreement provided for the payment to Lucent of $150,000 in cash and Lucent also received the trade credits that Cerplex had received when it transferred the telephones to a third party. Cerplex also agreed to pay Lucent an additional $350,000 by April 10, 1998 or, if earlier, upon receipt of any proceeds from the future sale of phones or proceeds from any insurance claims related to the phone remarketing program.

     Cerplex's European operations are largely dependent on existing relationships with Rank Xerox and BT. Cerplex's contract with Rank Xerox calls for sequentially declining unit volumes over the next four years. In addition, unit volumes from BT have been declining and are expected to continue to decline due to, among other things, product technical evolution. The future success of these European operations is dependent upon replacing these declining volumes with new revenue from either these or new customers. There can be no assurance that Cerplex will be able to replace these declining volumes with sales to either these or new customers.

     On January 30, 1998 and February 24, 1998, Aurora provided Cerplex with unsecured loans in the amount of $2 million and $1.5 million, respectively, each of which bears interest at the rate of 10% and becomes due and payable on June 30, 1998. Cerplex used the funds for working capital purposes.

     If the Merger is not consummated, Cerplex does not believe it will have the capital resources necessary to fulfill its existing obligations to creditors or to maintain its existing operations. Cerplex does not believe it will be able to restructure its obligations under the Cerplex Senior Credit Agreement and Cerplex Subordinated Notes on acceptable terms without a significant capital infusion. If the Merger and the WCAS Financing do not occur as anticipated, Cerplex and its operations will be materially and adversely affected. Cerplex also believes it will need additional funds to maintain its existing operations prior to the consummation of the Merger. Citibank has agreed to permit Cerplex to borrow up to an aggregate additional $6.5 million from Aurora. However, Aurora is not obligated under the terms of the Merger Agreement or the existing Aurora Loan to advance any additional funds to Cerplex. No assurance can be given that additional funds will be available from Aurora or that the Merger and related WCAS Financing will occur as anticipated. If Cerplex is unsuccessful in completing the Merger, it is possible that Cerplex's secured creditors will foreclose upon all of the assets of Cerplex and pursue the dissolution of Cerplex.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
              AURORA ELECTRONICS, INC. -- AS OF DECEMBER 28, 1997,
               THE CERPLEX GROUP, INC. -- AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)

     The following unaudited pro forma consolidated balance sheet and statement of operations give effect to the Merger and the WCAS Financing as if they had occurred on December 31, 1997, for balance sheet purposes, and January 1, 1997, for statement of operations purposes, and should be read in conjunction with the consolidated financial statements of Aurora and Cerplex for the relevant periods and the related notes thereto included elsewhere herein.

                                                                                              ADJUSTMENTS
                                                                        ADJUSTMENT        -------------------    PRO FORMA
                                             CERPLEX     AURORA         REFERENCE          DEBIT      CREDIT    CONSOLIDATED
                                             -------------------------------------------------------------------------------
                  ASSETS
Current assets:
  Cash and cash equivalents................  $ 16,184   $  2,571       (C)(D)(E)(F)       $ 41,400   $ 33,530    $  26,625
  Accounts receivable......................     9,710      4,393                                                    14,103
  Inventories..............................     5,522      2,989                                                     8,511
  Other current assets.....................     3,877        409                                                     4,286
                                             --------   --------                          --------   --------    ---------
        Total current assets...............    35,293     10,362                            41,400     33,530       53,525
Net property and equipment.................    22,974      2,406                                                    25,380
Goodwill...................................                                (G)              40,844                  40,844
Other assets...............................       971      1,811                                                     2,782
                                             --------   --------                          --------   --------    ---------
        Total assets.......................  $ 59,238   $ 14,579                          $ 82,244   $ 33,530    $ 122,531
                                             ========   ========                          ========   ========    =========

 LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Current portion of long-term debt........  $ 45,998   $    952          (C)(D)          $ 48,014   $  2,256    $   1,192
  Notes payable............................       338                                                                  338
  Accounts payable.........................     8,892      5,741                                                    14,633
  Accrued and other current liabilities....    26,675      2,873                                                    29,548
  Current portion of reserve for
    discontinued operations................                  702                                                       702
  Income taxes payable.....................       698                                                                  698
                                             --------   --------                          --------   --------    ---------
        Total current liabilities..........    82,601     10,268                            45,758      2,256       47,111
Long-term portion reserve for discontinued
  operations...............................                1,817                                                     1,817
Long-term debt.............................     2,960     39,640        (B)(C)(E)           13,565     33,111       62,146
Long term obligations......................     6,214                                                                6,214
Redeemable convertible preferred stock.....               52,033        (A)(B)(C)           50,238     21,300       23,095
Stockholders' Deficiency
  Common stock.............................        36        348          (A)(G)                36      2,040        2,388
  Preferred stock..........................
  Additional paid-in capital...............    59,718     62,438    (A)(B)(C)(D)(F)(G)      63,753     73,322      131,725
  Treasury stock, at cost..................              (16,639)                                                  (16,639)
  Accumulated deficit......................   (90,901)  (135,326)          (G)                         90,901     (135,326)
  Cumulative translation adjustment........    (1,390)                     (G)                          1,390           --
                                             --------   --------                          --------   --------    ---------
        Total stockholders' deficiency.....   (32,537)   (89,179)                           63,789    167,653      (17,852)
                                             --------   --------                          --------   --------    ---------
        Total liabilities and stockholders'
          deficiency.......................  $ 59,238   $ 14,579                          $173,350   $222,063    $ 122,531
                                             ========   ========                          ========   ========    =========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
           AURORA ELECTRONICS, INC. -- YEAR ENDED SEPTEMBER 30, 1997,
            THE CERPLEX GROUP, INC. -- YEAR ENDED DECEMBER 31, 1997

                                              CERPLEX     ADJUSTED               PRO FORMA     PRO FORMA
                                 CERPLEX    ADJUSTMENTS   CERPLEX     AURORA    ADJUSTMENTS   CONSOLIDATED
                                 --------   -----------   --------   --------   -----------   ------------
Net Revenues...................  $141,408    $(21,976)    $119,432   $ 64,892                   $184,324
Cost of sales..................   120,875     (15,751)     105,124     51,906                    157,030
                                 --------    --------     --------   --------     -------       --------
Gross profit...................    20,533      (6,225)      14,308     12,986                     27,294
Operating Expenses
  Selling, general and
     administrative............    27,269      (4,523)      22,746     23,466                     46,212
  Restructuring charges........     4,307                    4,307                                 4,307
  Write off of intangibles.....                                        29,602                     29,602
  Amortization of
     intangibles...............                                         4,442       7,760         12,202
                                 --------    --------     --------   --------     -------       --------
Operating loss.................   (11,043)     (1,702)     (12,745)   (44,524)     (7,760)       (65,029)
  Net gain on sale of
     subsidiaries..............     6,213      (6,213)          --
  Interest expense.............    (8,223)       (718)      (7,505)    (4,050)      6,776         (4,779)
  Other income (expense).......      (786)        658         (128)      (498)         --           (626)
                                 --------    --------     --------   --------     -------       --------
Loss before provision for
  income taxes.................   (13,839)     (6,539)     (20,378)   (49,072)       (984)       (70,434)
Provision for income taxes.....     2,648        (157)       2,491        533          --          3,024
                                 --------    --------     --------   --------     -------       --------
Net loss.......................  $(16,487)   $ (6,382)    $(22,869)  $(49,605)       (984)      $(73,458)
                                 ========    ========     ========   ========     =======       ========
Dividends on preferred stock...                                        (2,822)      1,331         (1,491)
                                 --------    --------     --------   --------     -------       --------
Net loss to common
  stockholders.................  $(16,487)     (6,382)    $(22,869)  $(52,427)    $   347       $(74,949)
                                 ========    ========     ========   ========     =======       ========
Basic net loss per common share
  outstanding..................  $  (0.56)                $  (0.77)  $  (7.86)                  $  (1.53)
                                 ========                 ========   ========                   ========
Average common shares
  outstanding..................    29,610                   29,610      6,675                     49,112
                                 ========                 ========   ========                   ========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AURORA ELECTRONICS, INC. -- THREE MONTHS ENDED DECEMBER 28, 1997, AND
        THE CERPLEX GROUP, INC. -- THREE MONTHS ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         PRO FORMA     PRO FORMA
                                                    CERPLEX   AURORA    ADJUSTMENTS   CONSOLIDATED
                                                    -------   -------   -----------   ------------
Net Revenues......................................  $29,231   $ 8,324     $   --        $37,555
Cost of sales.....................................   25,079     7,049                    32,128
                                                    -------   -------                   -------
Gross profit......................................    4,152     1,275                     5,427
Operating expenses
  Selling, general and administrative.............    4,019     5,122                     9,141
                                                                                             --
  Amortization of intangibles.....................       --        25      1,940          1,965
                                                    -------   -------     ------        -------
Operating income (loss)...........................      133    (3,872)    (1,940)        (5,679)
  Interest expense................................   (2,342)   (1,036)     2,176         (1,202)
  Other income (expense)..........................     (237)      (94)                     (331)
                                                    -------   -------     ------        -------
Loss before provision for income taxes............   (2,446)   (5,002)       236         (7,212)
Provision for income taxes........................      710        --                        --
                                                    -------   -------     ------        -------
Net loss..........................................  $(3,156)  $(5,002)       236        $(7,212)
                                                    =======   =======     ======        =======
Dividends on preferred stock......................               (812)       439           (373)
                                                    -------   -------     ------        -------
Net loss to common stockholders...................  $(3,156)  $(5,814)       439        $(7,585)
                                                    =======   =======     ======        =======
Basic and diluted net loss per common share
  outstanding.....................................  $ (0.09)  $ (0.85)                  $ (0.15)
                                                    =======   =======                   =======
Average common shares outstanding.................   36,333     6,848                    49,112
                                                    =======   =======                   =======

                            AURORA ELECTRONICS, INC.
                                      AND
                            THE CERPLEX GROUP, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT PER SHARE AND UNIT FIGURES)

1. BASIS OF PRESENTATION

     On January 30, 1998, Aurora, WCAS and Cerplex entered into definitive agreements that provide for (i) the Merger of Sub with and into Cerplex and (ii) financing from WCAS.

     Under the terms of the agreements, WCAS has agreed:

          (a) to convert all of its Old Aurora Preferred Stock into Aurora Common Stock,

          (b) to purchase 15,000 WCAS Units each consisting of $1,000 principal amount of Aurora Series A Senior Subordinated Notes and 12 shares of New Aurora Preferred Stock for a purchase price of $2,200 per WCAS Unit. A portion of the purchase price for the WCAS Units will be paid by (i) exchanging $2.8 million principal amount of Aurora's Senior Subordinated Demand Notes, (ii) surrendering for cancellation approximately $18 million of Cerplex Subordinated Notes and Cerplex Warrants, which have been purchased by WCAS for approximately $5.8 million and valued at the WCAS purchase price for the purposes of exchange and (iii) surrendering the Aurora Bridge Notes, valued at the aggregate principal amount of such Notes surrendered plus accrued interest thereon, and

          (c) to exchange approximately $10,000 of outstanding Old Aurora Subordinated Notes plus accrued interest for 33,000 shares of New Aurora Preferred Stock.

     The aggregate value of WCAS Units that will actually be purchased by WCAS will be reduced by an amount equal to the aggregate value of Rights Units purchased by Aurora Public Stockholders in the Rights Offering. In the Rights Offering, existing Aurora Public Stockholders will be offered the right to purchase Rights Units each consisting of $83.33 principal amount of Aurora Series B Senior Subordinated Notes and one share of New Aurora Preferred Stock for a purchase price of $183.33 per Rights Unit on a pro rata basis. From the proceeds of the WCAS Financing, the Rights Offering and a new $17 million New Senior Loan, approximately $30,000 of outstanding senior bank debt of Cerplex will be repaid.

     Each share of Cerplex Common Stock will be exchanged for 1.076368 shares of Aurora Common Stock, subject to adjustment as described herein, which will result in Cerplex stockholders receiving Aurora Common Stock equal to 25% of the equity interest in Aurora on a fully-diluted basis after the Merger. Cerplex Stock Options and Cerplex Stock Purchase Rights would convert to Aurora stock options or stock purchase warrants at the same exchange ratio.

     The Merger is to be accounted for by the "purchase" method of accounting for business combinations with Aurora as the purchaser of Cerplex. The pro forma Combined Statement of Operations is based on the reports for the most recent audited fiscal year for each company, September 30, 1997 for Aurora and December 31, 1997 for Cerplex. The pro forma Combined Balance Sheet is based on the unaudited December 28, 1997 Balance Sheet of Aurora and the December 31, 1997 Balance Sheet of Cerplex.

2. NON-RECURRING ITEMS ATTRIBUTABLE TO THE TRANSACTION

     Certain adjustments will be recorded subsequent to the Merger to accrue for specific and identifiable costs related to the Merger. These adjustments are expected to include direct transaction expenses such as investment banking, legal, accounting, financial printing and related fees, severance costs and costs associated with consolidating redundant facilities and equipment, and other costs. These costs are estimated to be approximately $4,035. Because the transaction has not been completed, this amount is a preliminary estimate and is subject to revision as more information becomes available. Adjustments for these costs have been included in the accompanying unaudited pro forma combined Balance Sheet. No adjustments have been

                            AURORA ELECTRONICS, INC.
                                      AND
                            THE CERPLEX GROUP, INC.

   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN THOUSANDS, EXCEPT PER SHARE AND UNIT FIGURES)

included in the accompanying unaudited pro forma combined Statement of Operations as they are non-recurring.

     Aurora expects to achieve cost savings primarily through the consolidation of certain data processing, facilities and administrative functions. The cost savings are expected to be achieved in varying amounts over varying periods of time. No adjustments have been reflected in the unaudited pro forma combined condensed Statements of Operations for these anticipated cost savings.

3. PRO FORMA ADJUSTMENTS TO COMBINED BALANCE SHEET

                                                                   DEBIT     CREDIT
                                                                   ------    ------
(A)  To record the conversion of Aurora Convertible Preferred
     Stock and Series B, C & D Preferred Stock to Common Stock.
     Aurora Redeemable Convertible Preferred Stock...............  50,238
     Common Stock................................................               794
     Additional paid-capital.....................................            49,444
(B)  To record the exchange of Old Aurora Subordinated Notes for
     33,000 shares of New Aurora Preferred Stock.
     Long-term debt (senior subordinated debt-WCAS)..............  10,765
     Long-term debt (unamortized discount and issue costs).......             1,111
     Aurora Redeemable Convertible Preferred Stock...............             3,300
     Additional paid-in capital..................................             6,354
(C)  To record the purchase of 15,000 WCAS Units of Aurora Series
     A Senior Subordinated Notes and New Aurora Preferred Stock.
     Cash........................................................  24,400
     Long-term debt (Cerplex subordinated debt)..................  18,069
     Long-term debt (Subordinated Demand Note -- WCAS)...........   2,800
     Aurora Redeemable Convertible Preferred Stock...............            18,000
     Long-term debt (new senior subordinated debt-WCAS)..........            15,000
     Additional paid-in capital..................................            10,013
     Long-term debt (unamortized discount-Cerplex)...............             2,256
(D)  To record payment of Cerplex bank debt at 98.5% of face value.
     Current portion of long-term debt-Cerplex...................  29,945
     Cash........................................................            29,495
     Additional paid-in capital..................................               450
(E)  To record the proceeds of the new revolving line of credit.
     Cash........................................................  17,000
     Long-term debt (new revolving line of credit)...............            17,000
(F)  To record estimated transaction costs and expenses.
     Additional paid-in capital..................................   4,035
     Cash........................................................             4,035

                            AURORA ELECTRONICS, INC.
                                      AND
                            THE CERPLEX GROUP, INC.

   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN THOUSANDS, EXCEPT PER SHARE AND UNIT FIGURES)

                                                                   DEBIT     CREDIT
                                                                   ------    ------
(G)  To record exchange of Aurora common shares for Cerplex
     common shares.
     Goodwill....................................................  40,844
     Cerplex Common Stock........................................      36
     Cerplex paid-in capital.....................................  59,718
     Cerplex accumulated deficit.................................            90,901
     Common Stock................................................             1,246
     Additional paid-in capital..................................             7,061
     Cumulative translation adjustment...........................             1,390

     Goodwill resulting from the Merger has been determined as the excess of (i) the fair value of the Aurora shares issued to Cerplex stockholders over (ii) the net fair value of the assets less the liabilities of Cerplex. Management believes that recent public trading prices of the Aurora and Cerplex common shares do not reflect a reasonable fair value of the shares to be issued. Management believes that a fair value is approximately 80% of the negotiated conversion price of the New Aurora Preferred Stock. Based upon a $0.25 per share conversion price for the New Aurora Preferred Stock, management believes the fair value of the Aurora Common Stock to be issued to Cerplex shareholders is $0.20 per share.

     Based upon the historical operating losses of Aurora and Cerplex, management expects to amortize the resulting goodwill over not more than five years. Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" (FAS
121), requires that the carrying value of long-lived assets be reviewed for impairment whenever circumstances indicate that the carrying amount may not be recoverable based upon estimates of undiscounted future cash flows. If this review indicates that the asset value is not likely to be recoverable from these cash flows, the carrying value will be reduced to fair value. It is possible that a subsequent FAS 121 review may require a reduction of the carrying value of the goodwill resulting from the purchase accounting method for the Merger.

4. PRO FORMA ADJUSTMENTS TO COMBINED STATEMENT OF OPERATIONS

     There were no material inter-company transactions between Aurora and Cerplex during the periods presented. No adjustments for costs related to the Merger have been included in the unaudited pro forma combined statements of operations as they result directly from the transaction and are not expected to be included in the combined net income beyond the twelve months succeeding the transaction.

     (1) The separate Statement of Operations of Cerplex for the year ended December 31, 1997 has been adjusted to eliminate the revenues; cost of sales, selling, general and administrative expenses, and tax provision and net gain on sale relating to two operating subsidiaries sold in 1997. Interest expense has been adjusted as though the entire proceeds from the sales were applied as reduction of long-term debt as of the beginning of the year.

     (2) The Pro Forma Combined Statement of Operations has been adjusted only for the estimated effect on interest expense and preferred dividends resulting from the new debt and capital structure of the combined companies and the proforma amortization of goodwill over its estimated useful life.

     (3) No adjustments have been made for certain non-recurring charges. During the pro forma year, Cerplex incurred $4,307 of expenses to restructure its North American operations. During the pro forma year, Aurora wrote off $29,602 of goodwill related to a 1994 acquisition and $3,390 of computer system and software development costs.

                COMPARATIVE PER SHARE DATA OF AURORA AND CERPLEX

     Set forth below are the income from continuing operations and book value per common share of Aurora and Cerplex on an historical basis, on a pro forma basis for Aurora and on an equivalent pro forma basis for Cerplex.

     The information set forth below should be read in conjunction with the respective audited consolidated financial statements and related notes of Aurora and Cerplex included elsewhere in this Joint Proxy Statement/Prospectus and the unaudited pro forma consolidated financial information and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

                                                         YEAR ENDED                QUARTER ENDED
                                                     SEPTEMBER 30, 1997          DECEMBER 31, 1997
                                                   -----------------------    -----------------------
                                                   HISTORICAL    PRO FORMA    HISTORICAL    PRO FORMA
                                                   ----------    ---------    ----------    ---------
Aurora:
  Loss from continuing operations................    $(7.86)      $(1.14)      $ (0.85)      $(0.13)
                                                     ======       ======       =======       ======

                                                                 DECEMBER 31, 1997
                                                              -----------------------
  Book value................................................   $(13.02)      $(1.94)
                                                               =======       ======

                                                                    YEAR ENDED
                                                                 DECEMBER 31, 1997
                                                              -----------------------
                                                              HISTORICAL    PRO FORMA
                                                              ----------    ---------
Cerplex:
  Loss from continuing operations...........................    $(0.56)      $(0.36)
                                                                ======       ======

                                                                 DECEMBER 31, 1997
                                                              -----------------------
                                                              HISTORICAL    PRO FORMA
                                                              ----------    ---------
  Book value................................................    $(0.89)      $(0.71)
                                                                ======       ======

                         INFORMATION CONCERNING AURORA

OVERVIEW

     Aurora provides spare parts distribution and electronics recycling services to major personal computer manufacturers and computer service organizations. Aurora operates worldwide through its wholly-owned subsidiary, AEG, with facilities in the United States and the Netherlands. AEG distributes new and refurbished computer spare parts, primarily to the field service departments of computer OEMs, TPMs, and MVSOs, computer resellers and dealers, and large corporate self-maintainers. AEG distributes spare parts from over 500 manufacturers, with particular emphasis on products from Apple Computer, AST Computer, AT&T, Compaq, Dell Computer, Digital Equipment Corporation, Hewlett-Packard, IBM and Toshiba. In addition, AEG provides a broad range of materials management services, such as advance exchange, returned materials management, inventory management, and electronic materials recycling and remarketing.

     Management is making significant changes in its business to address its operating losses and adverse financial position. In October 1997, Aurora completed the sale of the remainder of its depot repair business and its asset recovery business in Scotland. In February 1998, Aurora entered into a letter agreement for the sale of its integrated circuit recycling facility in San Diego and is negotiating for the sale of its Power Source Division, also in San Diego. In parts service, Aurora is implementing an internet-based, electronic sales and fulfillment system which is expected to reduce inventory exposure, increase order fill rates and be more cost efficient than the existing process. With the reduced activities at its San Diego location, Aurora will relocate its corporate headquarters and computer systems and sub-systems recycling operation to an appropriately sized facility, or if the Merger is consummated, to a Cerplex facility.

CAPITALIZATION

     In March 1996, Aurora completed the Recapitalization, which included: (1) a tender offer pursuant to which Aurora repurchased approximately 4,268,000 shares of Aurora Common Stock at $2.875 per share; (2) Aurora's sale of $40 million of Old Aurora Preferred Stock and $10 million in subordinated debt (with approximately 607,000 shares of Aurora Common Stock attached) to WCAS and certain other purchasers; (3) the establishment of the Chase Credit Agreement;
(4) the repayment in full of AEG's existing senior bank indebtedness of approximately $26 million; and (5) the redemption of Aurora's 9 1/4% Senior Subordinated Notes (approximately $9.3 million). The Old Aurora Preferred Stock sold in the Recapitalization is convertible into Aurora Common Stock at $2.125 per share, subject to anti-dilution adjustments, and votes on an as-converted basis.

     At June 30, 1996, and at various subsequent dates, AEG was not in compliance with certain financial covenants under the Chase Credit Agreement. To obtain waivers of noncompliance from the lenders, on September 30, 1996, Aurora, AEG and WCAS entered into a Financial Support Agreement, pursuant to which, with subsequent amendments, WCAS has guaranteed $16,292,000, the total borrowings currently outstanding under the Chase Credit Agreement, and Aurora has granted WCAS warrants to purchase 2,227,902 shares of Aurora Common Stock at prices ranging from $1.025 to $2.10 per share. The Chase Credit Agreement has been amended to waive all events of non-compliance with financial covenants, to eliminate future financial covenants and to establish the maturity date for the facility as April 30, 1999. At present, no additional borrowings are available under the Chase Credit Agreement.

     In August 1997, WCAS purchased $2.5 million of Old Aurora Preferred Stock, and in October 1997, WCAS purchased an additional $4.5 million of Old Aurora Preferred Stock.

     On December 5, 1997, WCAS advanced Aurora $2.8 million on a demand promissory note.

     On January 30, 1997, upon execution of the Merger Agreement, WCAS advanced Aurora an additional $3.2 million by purchasing an Aurora Bridge Note, part of the proceeds of which were used by Aurora to purchase a Cerplex Bridge Note. On February 24, 1998, WCAS advanced Aurora an additional $2.9 million through the purchase of another Aurora Bridge Note part of the proceeds of which were also used to purchase an additional Cerplex Bridge Note. On March 23, 1998, WCAS advanced Aurora an additional $3.5 million through the purchase of a third Aurora Bridge Note. These Aurora Bridge Notes will be exchanged for Units of Aurora Senior Subordinated Notes and New Aurora Preferred Stock upon consummation of the Merger.

INDUSTRY

     The worldwide personal computer installed base has grown to approximately 180 million units, and requires a wide range of support, maintenance, upgrade and recycling services. Due to the competitiveness of the personal computer industry and the increasingly short manufacturing life cycle of the products, companies involved in the manufacture, service and distribution of computers are seeking outsourcing solutions to meet these requirements, preferably from a single source. Aurora offers its customers a wide range of these critical aftermarket services through integrated outsourcing programs provided on a worldwide basis, thereby allowing its customers to achieve cost savings associated with reduced inventories, lower headcount and less investment in plant and equipment.

     As a result of the trend toward outsourcing of support, maintenance, upgrade and recycling activities, an independent spare parts distribution, recycling and repair industry has emerged in support of personal computer manufacturers and maintenance service providers. This industry is comprised of companies that are unaffiliated with the manufacturers of computers and computer parts, yet possess expertise in providing spare parts procurement, distribution, logistics, repair and recycling services. Companies in this industry operate in the secondary market for both new and used spare parts, relying on thousands of parts sourcing contacts among system and subsystem manufacturers, distributors, brokers and large end-users. Aurora is among the largest companies in the independent parts distribution, recycling and repair industry.

SERVICES

     The range of spare parts distribution, electronics recycling services and aftermarket service programs which AEG provides includes:

          Spare Parts Distribution. AEG sources and distributes a wide range of spare parts, many of which are out-of-warranty and often out-of-production. AEG sources these parts either from its own inventory or by utilizing its parts sourcing database to locate and procure the parts, and then ships them to the customer, typically within 24 hours. Currently, approximately 70% of AEG's shipments are products that are sourced, reconditioned and tested the same day. AEG also works directly with computer OEMs and spare parts manufacturers as an authorized parts distributor, providing same and next-day shipment of new spare parts stocked by AEG on behalf of the OEM.

          Aurora Exchange Programs. AEG provides selected customers with good working parts at a discounted price in exchange for their defective parts. In most cases, the defective unit is repaired and placed back into inventory to fulfill future requests under this program.

          Asset Recovery and Re-marketing. AEG refurbishes, reconditions, and redistributes systems and subsystems received as a result of manufacturing fallout, field dispositions, dealer and distributor returns, stock rotations, excess and obsolete inventories and customer trade-in and exchange programs. Refurbished systems and subsystems are either utilized for AEG's spare parts inventories or redistributed worldwide.

          Returns Management Programs. AEG's returns management program assists OEMs and distributors by facilitating the return of units which are defective, returned due to buyer's remorse or stock rotation or otherwise removed from the marketplace. Returned units are received, processed, tested, refurbished, as required, and either returned to the manufacturer, sold in secondary channels or used for spare parts inventory.

          Parts Procurement Outsourcing. In some cases, customers are interested in total outsourcing of the parts ownership, management and logistics function. In these cases, AEG commits to certain service levels with respect to parts availability and response time, and takes responsibility for all aspects of the parts fulfillment process, including ownership of the part.

CUSTOMERS AND SUPPLIERS

     AEG provides spare parts sourcing and distribution services primarily to five groups of customers:

     Customer Maintenance Departments of Major Computer OEMs -- AEG provides spare parts and related repair, spare parts inventory management and logistics programs to support the customer maintenance departments of customers such as AT&T, Compaq, DEC, Hewlett-Packard, IBM and ICL.

     Third-Party Maintenance Organizations and Multi-Vendor Service Organizations -- Customers in this category include not only independent field service organizations (DecisionOne, Entex, Granada, Sorbus, Vanstar), but also MVSOs of current or former computer OEMs (IBM, DEC, Hewlett-Packard, Data General, Unisys).

     Computer Resellers, Distributors and Dealers -- Major computer resellers, distributors and dealers are increasingly offering maintenance services to their customers as a means of capturing additional margin. AEG supports these organizations through parts sourcing and inventory remarketing programs. Typical customers include Circuit City, Compucom, Inacomp and Microage.

     Corporate Self-Maintainers -- An increasing number of large corporations are satisfying their internal service requirements through in-house organizations which meet their spare parts requirements through external suppliers such as AEG.

     Major Computer OEMs -- By using recycling services, OEM customers, such as Apple Computer, Compaq Computer, Dell Computer, Hewlett-Packard, IBM and Storage Technology, can reduce or eliminate the potential liability and expense related to disposing of excess, obsolete and defective products, while realizing an economic return on these products.

For fiscal 1997 and 1996, IBM accounted for approximately 11% and 19%, respectively, of Aurora's sales.

OPERATIONS

     AEG services more than 5,000 customers worldwide, maintains a parts sourcing database of over 8,000 contacts, and completes over 150,000 transactions annually.

     Sales and Marketing. AEG believes that it is a market leader in terms of its approach to the sales and marketing of its materials management services, spare parts, and recycled parts, and its utilization of sophisticated, internet based information systems to support these efforts. At its Marina del Rey, California facility, AEG maintains an internal sales and customer support group which handles daily sales transactions involving spare parts and recycled systems and sub-systems sales. AEG's sales operations are supported by a direct sales force of five employees, who work closely with computer OEMs, TPMs and MVSOs, and computer resellers in introducing the Aurora internet parts sourcing solution and developing customized programs that meet their particular materials requirements.

     Purchasing. AEG has maintained an extensive inventory so as to confirm a customer request immediately from inventory, rather than initiating just-in-time procurement from its parts sourcing suppliers, increases the likelihood of completing a transaction. In order to decrease its inventory investment and the risks of price declines and obsolescence, AEG has implemented an electronic linkage among its larger suppliers to meet their sourcing requirements. This system became functional in December 1997 and is proving to be both cost effective and efficient in meeting the just-in-time requirements of customers. A majority of parts orders are now sourced through this system. A later version of this system planned for 1998 implementation will permit customers to connect directly to this system via an internet connection.

     Processing. AEG provides its spare parts distribution services primarily through distribution facilities in Marina del Rey, California and Hoofddorp, the Netherlands, and through its recycling facility in San Diego, California. AEG's distribution operations receive purchased spare parts or perform specific tear-down of whole systems in order to obtain spare parts, identify and cross-reference those parts for the AEG database, test and/or refurbish, as required, package, warehouse and ship. Often these activities must be performed within a 12-hour period in order to fulfill same-day requirements. AEG's recycling operations rely on Aurora's ability to receive, identify, test, tear down as appropriate and dispose of materials rapidly, in large volumes and consistent with customers' requirements. AEG has developed proprietary methods for recycling and reconditioning certain materials for the purpose of producing material that is of the highest value for either return to the recycling customer or resale. A key value to customers is Aurora's ability to dispose of all unsalable materials in environmentally safe ways, thus minimizing such customers', and Aurora's, environmental liability.

COMPETITION

     The independent spare parts distribution and the electronic recycling services industry is fragmented with widespread competition from a variety of small independent suppliers. AEG believes that competition for OEM, TPM and MVSO customers is based on a number of factors, including: (i) breadth of parts distributed; (ii) ability to offer sophisticated inventory and materials management programs; (iii) ability to offer rapid delivery and sophisticated logistics programs; and (iv) price. Among AEG's major independent competitors are DecisionOne, Data Trend, PC Service Source and Cerplex.

EMPLOYEES

     On February 20, 1998, Aurora had approximately 225 employees. None of Aurora's employees is represented by a union and none are subject to a collective bargaining agreement. Aurora has never experienced a work stoppage due to labor difficulties and believes that its employee relations are good.

PROPERTIES

     The following table sets forth certain information as of February 20, 1998 relating to Aurora's principal properties, all of which are leased. Aurora believes that its properties are adequate and suitable for its current needs.

                                                                                       APPROXIMATE
                LOCATION                                 PRINCIPAL USE                SQUARE FOOTAGE
                --------                                 -------------                --------------
Marina del Rey, CA(1)....................  Office, Warehouse and Service Facility        106,715
San Diego, CA............................  Office, Processing and Warehouse Facility      56,808
                                           and Corporate Headquarters
Hoofddorp, Netherlands...................  Warehouse and Service Facility                  8,945
Chicago, IL(2)...........................  Discontinued Operations                       163,000

---------------

(1) Aurora subleased 48,473 square feet of the Marina del Rey, California facility to an unrelated third party for a five year period, which commenced December 1, 1994.

(2) The Chicago facility is subject to a sale/leaseback arrangement between Aurora and an unrelated third party, as lessor. This property relates to a discontinued operation. See "Selected Financial Information -- Selected Aurora Financial Information -- Note D, Discontinued Operations" and "Selected Financial Information -- Selected Aurora Financial
    Information -- Note N, Commitments and Contingencies." The lease expires in 2005.

LEGAL PROCEEDINGS

     Aurora is engaged in routine legal proceedings incidental to its business, none of which Aurora believes will have a material adverse effect on the financial position of Aurora. See Note N of the Notes to Consolidated Financial Statements -- Commitments and Contingencies.

                               AURORA MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF AURORA

     The directors and executive officers of Aurora as of March 20, 1998 were as follows:

            NAME              AGE                   PRESENT POSITION                 SINCE
            ----              ---                   ----------------                 -----
George L. McTavish..........   58    Chairman and Chief Executive Officer            1998
Jim C. Cowart...............   46    Vice Chairman, Director                         1992
Harvey B. Cash..............   59    Director                                        1993
David A. Lahar..............   40    Director                                        1992
Thomas E. McInerney.........   56    Director                                        1996
Richard H. Stowe............   54    Director                                        1996
John F. Thompson............   55    President                                       1997
Richard C. Gallagher, Jr....   35    Senior Vice President, Marketing and Corporate  1998
                                     Development
George M. Korchinsky........   56    Senior Vice President & Managing Director --    1996
                                     European Operations
Thomas M. Peck..............   34    Senior Vice President & General Manager --      1997
                                     PowerSource Division
James Stameson..............   39    Senior Vice President & General Manager --      1997
                                     Asset Recovery Services
                                     Senior Vice President & Chief Financial         1997
F. Wayne Withers............   62    Officer
Amir Asadi..................   39    Vice President -- Information Systems           1996
Eric Augusta................   52    Vice President -- Strategic Planning            1994

     George L. McTavish. Mr. McTavish was appointed Chairman and Chief Executive Officer of Aurora effective as of January 30, 1998 and was appointed Chief Executive Officer of Cerplex on March 4, 1998. From November 1987 through March 1997, Mr. McTavish was the Chief Executive Officer and Chairman of the Board of Directors of Comdata Holdings Corporation ("Comdata"). In March 1992, in connection with the merger of Comdata with Ceridian Corporation, Mr. McTavish was also appointed Executive Vice President of Ceridian Corporation, in which capacity he served until December 1997. From March through December 1997, Mr. McTavish's only position at Comdata was as Chairman of the Board of Directors.

     Jim C. Cowart, since January 30, 1998, has served as Vice Chairman of the Aurora Board. From December 31, 1992 until January 30, 1998, Mr. Cowart served as the Chairman of the Board and until October 1997 as Chief Executive Officer, and formerly served as Vice President of Strategic Development of Aurora. Since February 1992, Mr. Cowart has served as Chairman of EOS Capital, Inc., a private capital firm which has been, from time to time, retained by Aurora. Mr. Cowart is also a director of B/E Aerospace, Inc. ("BEAV" -- NASD), a leading manufacturer of aircraft cabin interior products. Mr. Cowart has been a director of Aurora since October 1992. Mr. Cowart and Mr. Cash are first cousins.

     Harvey B. Cash, from June 1985 to present, has been a general partner of InterWest Partners III, and from June 1989 to present, Mr. Cash has been a general partner of InterWest Partners IV, both of which are venture capital firms. Mr. Cash, since December 1983, has also been a general partner of Berry Cash Southwest Partnership, a venture capital firm. Mr. Cash is a director of Cirrus Logic, Inc. ("CRUS" -- NASD), a semiconductor company and ProNet, Inc., ("PNET" -- NASD), a distributor of medical pagers and electronic tracking systems. He served as a director of Cyrix Corporation ("CYRX" -- NASD), a manufacturer and distributor of math co-processors until it was acquired by National Semiconductor in 1997. Mr. Cash has served as a director of Aurora since September 1993. Mr. Cash and Mr. Cowart are first cousins.

     David A. Lahar, since February 1992 has served as President of EOS Capital, Inc., a private capital firm which has been, from time to time, retained by Aurora. From December 31, 1992 until July 1996, Mr. Lahar also served as the President of Aurora and formerly served as the Chief Financial Officer of Aurora. Mr. Lahar has been a director of Aurora since October 1992.

     Thomas E. McInerney, since 1987, has been a general partner of Welsh, Carson, Anderson & Stowe and has been a general partner of the respective sole general partners of its associated limited partnerships. Mr. McInerney, since 1988, has served as a Director of DecisionOne Holdings Corp. ("DOCI" -- NASD), and from 1994 to 1995, served as its Chairman. Mr. McInerney is also a director of Bisys Group, Inc. ("BSYS" -- NASD). Mr. McInerney has been a director of Aurora since March 1996.

     Richard H. Stowe, since 1979, has been a general partner of Welsh, Carson, Anderson & Stowe and has been a general partner of the respective sole general partners of its associated limited partnerships. Mr. Stowe is a director of EmCare Holdings Inc. ("EMCR" -- NASD), a provider of physician services management in hospital emergency departments; Medaphis Corporation
("MEDA" -- NASD), a provider of accounts receivable management services to hospital-affiliated physicians and hospitals; Health Management Systems, Inc.("HMSY" -- NASD), a provider of revenue enhancement services for health care providers and payors, and several private companies. Mr. Stowe has been a director of Aurora since March 1996.

     John F. Thompson joined Aurora in July 1997 as President and Chief Operating Officer. Mr. Thompson was appointed Chief Executive Officer in October 1997 and served in that capacity until January 30, 1998. Prior to joining Aurora, he was employed for thirteen years at Merisel, Inc., or its predecessors, an international distributor of computer accessories, software and peripherals last holding the position of Senior Vice President, Worldwide Operations. His prior experience includes senior management positions with Vidal Sassoon, Inc, Max Factor, Cutter Labs and Mattel Toys.

     Richard C. Gallagher, Jr. Mr. Gallagher was appointed Senior Vice President, Marketing and Corporate Development, of Aurora effective as of February 1, 1998. Since May 1997, Mr. Gallagher has been Chief Executive Officer and President of Strategic Holdings USA, Inc. (which was formerly known as Strategic Mortgage Services). From October 1993 until May 1997, he was Vice President, Mergers and Acquisitions of Strategic Mortgage Services.

     George M. Korchinsky joined Aurora in November 1996. From May 1991 to October 1996, Mr. Korchinsky served as Vice President & Managing
Director -- Europe, Middle East, Africa for Symantec. From January 1989 to May 1991, Mr. Korchinsky served as General Manager Northern & Central Europe from Cognos Ltd. From January 1987 to January 1989, Mr. Korchinsky served as Managing Director Data Communications Equipment for Paradyne Ltd. and from 1984 to 1987 held various sales, marketing and technical management positions with Paradyne Ltd.

     Thomas M. Peck joined Aurora with the acquisition of MicroLine, Inc. in April 1997. Mr. Peck was a founder of and President of MicroLine since 1992. Prior to founding MicroLine, he was an Account Manager with Computer Systems Repair of Secaucas, New Jersey.

     James Stamenson joined Aurora in October 1997 after six years with Aeroquip/Vickers Corporation of Los Angeles, California, lastly as Director of Operations of the Vickers Fluid Control and Actuation Division. His prior experience was with Parker Hannifin Corporation and Bertea Industries.

     F. Wayne Withers joined Aurora in July 1997 following five years as Chief Financial Officer of PrimeSource, Inc., a Dallas, Texas based privately-owned wholesale distributor of building products and construction fasteners. His earlier experience includes Chief Financial Officer positions at public companies Naugles, Inc., Sav-On Drugs, Inc. and Denny's, Inc.

     Amir Asadi joined Aurora in April 1996 as Vice President -- Information Systems. From June 1990 to April 1996, Mr. Asadi served as Vice President, Information Systems for Home Fashions Inc. From October 1987 to June 1990, Mr. Asadi served as Director, Systems Development of Beech Street of California. From May 1986 to October 1987, Mr. Asadi served as Information Systems Consultant, Project Manager for Fremont Indemnity.

     Eric Augusta joined Aurora with the acquisition of Century in 1994 and has served in various financial positions since then. Prior to Century, he was a Senior Financial Analyst with Xerox Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF AURORA

     The following table and notes thereto set forth certain information with respect to the beneficial ownership of Aurora Common Stock as of March 20, 1998 by (i) each of the "Named Executive Officers" (as defined in Regulation S-K to the Securities Act), (ii) each director of Aurora, (iii) each beneficial owner of more than 5% of Aurora Common Stock and (iv) all executive officers and directors of Aurora as a group.

     Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Aurora Common Stock beneficially owned:

                                                        AMOUNT AND NATURE      PERCENT OF
                NAMES AND ADDRESSES OF                    OF BENEFICIAL        OUTSTANDING
                  BENEFICIAL OWNERS                       OWNERSHIP(1)           SHARES
                ----------------------                  -----------------      -----------
George L. McTavish(*).................................              0                  0%
Harvey B. Cash(*).....................................        164,712(3)            0.46%
Jim C. Cowart(*)/(**).................................        688,834(4)            1.91%
David A. Lahar(*).....................................        671,546(5)            1.86%
Thomas E. McInerney(*)................................     26,044,306(6)(7)        72.10%
Richard H. Stowe(*)...................................     26,027,330(6)(8)        72.05%
John P. Grazer(**)....................................        158,418(9)             ***
Richard A. Kain(**)...................................         77,550(10)            ***
Amir Asadi(**)........................................         28,125(10)            ***
Stephan F. Weber(**)..................................          9,375(10)            ***
WCAS Capital Partners II, L.P.(2).....................        682,960(11)           1.89%
Welsh, Carson, Anderson & Stowe VII, L.P.(2)..........     27,100,151(12)          75.02%
WCAS Information Partners, L.P.(2)....................        340,096(13)           0.94%
Directors and Executive Officers as a group (9
  persons)............................................     27,569,398(14)          76.32%

---------------

  *   Director

 **   Named Executive Office

***   Less than one percent(1)

(1) Sole voting and investment power unless otherwise indicated, subject to community property laws where applicable. Shares of Aurora Common Stock that can be acquired through the conversion of Old Aurora Preferred Stock are deemed outstanding for the purpose of computing the percentage of beneficial ownership. Shares of Aurora Common Stock that were not outstanding but that could be acquired through the exercise of stock options, warrants or the conversion of convertible debentures within 60 days of March 20, 1998 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2)   Address at: 320 Park Avenue, Suite 2500 New York, NY 10022-6815

(3) Includes (i) currently exercisable stock options to purchase 40,000 shares of Aurora Common Stock, (ii) 2,000 shares of Old Aurora Preferred Stock directly owned by Mr. Cash, which if converted, represents 104,712 shares of Aurora Common Stock and (iii) 20,000 shares of Aurora Common Stock owned by Mr. Cash.

(4) Includes (i) currently exercisable stock options to purchase 688,834 shares of Aurora Common Stock, (ii) 2,000 shares of Old Aurora Preferred Stock directly owned by Mr. Cowart, which if converted, represents 104,714 shares of Aurora Common Stock and (iii) 47,729 shares of Aurora Common Stock owned by Mr. Cowart.

(5) Includes (i) currently exercisable stock options to purchase 676,546 shares of Aurora Common Stock and (ii) 21,287 shares of Aurora Common Stock owned by Mr. Lahar.

(6) Messrs. McInerney and Stowe are general partners of the respective sole general partners of WCAS Capital Partners II, L.P. ("WCAS CP II"), WCAS VII and WCAS Information Partners, L.P.

      ("WCAS IP"), and may be deemed to beneficially own the shares of Aurora Common Stock and Old Aurora Preferred Stock owned by such partnerships.

(7) Includes (i) currently exercisable stock options to purchase 30,000 shares of Aurora Common Stock, (ii) 2,067 shares of Old Aurora Preferred Stock owned directly by Mr. McInerney, which if converted, represents 119,001 shares of Aurora Common Stock, (iii) 607,211 shares of Aurora Common Stock beneficially owned by WCAS CP II, (iv) 433,319 shares of Old Aurora Preferred Stock, which if converted, represents 24,947,998 shares of Aurora Common Stock, beneficially owned by WCAS VII and (v) 5,907 shares of Old Aurora Preferred Stock, which if converted, represents 340,096 shares of Aurora Common Stock, beneficially owned by WCAS IP.

(8) Includes (i) currently exercisable stock options to purchase 30,000 shares of Aurora Common Stock, (ii) 1,772 shares of Old Aurora Preferred Stock owned directly by Mr. Stowe, which if converted, represents 102,024 shares of Aurora Common Stock, (iii) 607,211 shares of Aurora Common Stock beneficially owned by WCAS CP II, (iv) 433,319 shares of Old Aurora Preferred Stock, which if converted represents 24,947,998 shares of Aurora Common Stock, beneficially owned by WCAS VII, and (v) 5,907 shares of Old Aurora Preferred Stock, which if converted represents 340,096 shares of Aurora Common Stock, beneficially owned by WCAS IP.

(9) Includes (i) currently exercisable stock options to purchase 154,987 shares of Aurora Common Stock, and (ii) 3,431 shares of Aurora Common Stock.

(10) Includes currently exercisable stock options to purchase 154,987 shares of Aurora Common Stock.

(11) Reflects ownership of 607,211 shares of Aurora Common Stock beneficially owned and warrants to purchase 75,749 shares of Aurora Common Stock.

(12) Reflects ownership of 433,319 shares of Old Aurora Preferred Stock, which if converted, represents 24,947,998 shares of Aurora Common Stock and warrants to purchase 2,152,153 shares of Aurora Common Stock.

(13) Reflects ownership of 5,907 shares of Old Aurora Preferred Stock, which if converted, represents 340,096 shares of Aurora Common Stock.

(14) Includes (i) 92,447 shares of Aurora Common Stock, (ii) 1,755,367 shares of Aurora Common Stock issuable upon exercise of stock options and (iii) 379,050 shares of Old Aurora Preferred Stock, which if converted, represents 17,837,647 shares of Aurora Common Stock.

COMMITTEES AND MEETINGS OF THE AURORA BOARD

     The business of Aurora is managed under the direction of the Aurora Board. The Aurora Board meets during Aurora's fiscal year to review significant developments affecting Aurora and to act on matters requiring Aurora Board approval. The Aurora Board held three formal meetings and acted by unanimous written consent four times during the fiscal year ended September 30, 1997. During the fiscal year, each member of the Aurora Board participated in at least 75% of all Aurora Board and committee meetings held during the period that he served as a director and/or committee member.

     The Aurora Board has established an Audit Committee and a Compensation and Stock Option Committee to devote attention to specific subjects and to assist the Aurora Board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

     Audit Committee. During the 1997 fiscal year, the Audit Committee was comprised of Amin J. Khoury, Richard H. Stowe (Chairman), and William H. Watkins, Jr. The Audit Committee is empowered to recommend to the Aurora Board a firm of certified public accountants to conduct audits of the accounts and affairs of Aurora, review accounting objectives and procedures of Aurora and the findings and reports of the independent certified public accountants, and make such reports and recommendations to the Aurora Board as it deems appropriate. The Audit Committee did not hold any formal meetings during the 1997 fiscal year.

     Compensation and Stock Option Committee. During the 1997 fiscal year, the Compensation and Stock Option Committee was comprised of Harvey B. Cash, Thomas
E. McInerney (Chairman), and Richard H.

Stowe (all of whom are disinterested directors of Aurora). The Compensation and Stock Option Committee is empowered to establish and revise the compensation paid to all executive officers of Aurora and has complete authority to (a) construe, interpret, and administer the provisions of the 1993 Stock Option Plan and the 1996 Stock Option Plan, and the provisions of the option agreements granted thereunder; (b) select the key employees, consultants, and directors to whom awards are granted, the number of options, the number of shares of Common Stock with respect to each option, the exercise price or prices of each option, the vesting and exercise period of each option, whether an option may be exercised as to less than all of the Aurora Common Stock subject to the option, and such other terms and conditions of each option, if any, that are not inconsistent with the provisions of Aurora's stock option plans; (c) prescribe, amend, and rescind rules and regulations pertaining to Aurora's stock option plans; and (d) make all other determinations necessary or advisable for their implementation and administration. The Compensation and Stock Option committee acted by unanimous written consent three times during the 1997 fiscal year.

     The Aurora Board does not have a standing nominating committee or any other committee performing a similar function. The function customarily attributable to a nominating committee is performed by the Aurora Board as a whole.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation paid by Aurora to the Named Executive Officers during fiscal 1997, 1996 and 1995:

                                                                           LONG TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                           SECURITIES
                                        FISCAL   ANNUAL    COMPENSATION    UNDERLYING       ALL OTHER
                                         YEAR    SALARY       BONUS        OPTIONS(#)    COMPENSATION(1)
                                        ------   -------   ------------   ------------   ---------------
Jim C. Cowart(2)                         1997    208,449
  Chairman of the Board &                1996    190,631      10,534       1,334,954(4)       1,968
  former Chief Executive Officer         1995    168,080     112,742(3)       66,000(5)       4,126
John P. Grazer(6)                        1997    157,257     150,000                          4,303
  Former President and                   1996    170,936      10,514         899,668(7)       3,963
  Chief Financial Officer                1995    143,322     106,425(3)       66,000(5)       4,893
Richard A. Kain                          1997    178,001                                      2,772
  Senior Vice President,                 1996    144,616      36,000         100,000(8)       4,726
  North American Operations              1995     45,000       3,125          20,000(5)
Amir Asadi                               1997    127,891
  Vice President -- Information          1996     55,289
  Systems
Stephan F. Weber                         1997    122,791
  Vice President -- Marketing            1996     39,570

---------------

(1) The amounts in this column consist only of Aurora's contributions under its 401(k) plan.

(2) Mr. Cowart resigned as Chief Executive Officer of Aurora on October 22,
    1997.

(3) In connection with the Recapitalization, Messrs. Cowart and Grazer received bonuses in the amounts of $112,000 and $105,000, respectively, in respect of 1995 performance that became payable in the event that a satisfactory recapitalization of Aurora was completed.

(4) During May 1996, Mr. Cowart surrendered for cancellation all of his outstanding options to purchase shares of Aurora Common Stock, and he was issued replacement options under Aurora's 1996 Stock Option Plan to purchase an aggregate of 1,334,954 shares of Aurora Common Stock.

(5) During May 1995, the Compensation and Stock Option Committee of the Aurora Board offered each optionee the opportunity to surrender for cancellation his or her outstanding options and replace such outstanding options with non-qualified stock options to acquire eighty percent (80%) of the number of shares of the options as canceled, at a price per share equal to twenty-five cents ($0.25) over the closing price of Aurora Common Stock on May 15, 1995.

(6) On October 22, 1996, Aurora and Mr. Grazer entered into an employment agreement concurrent with Mr. Grazer becoming President as well as Chief Financial Officer that provided for a one-time bonus for accepting the position of $150,000, annual base salary of $175,000 and other provisions relating to stock options and severance benefits. Mr. Grazer resigned from Aurora effective in May of 1997 and the agreement terminated. See
    "-- Employment Agreements and Termination of Employment Arrangements."

(7) During May 1996, Mr. Grazer surrendered for cancellation all of his outstanding options to purchase shares of Aurora Common Stock, and he was issued replacement options under Aurora's 1996 Stock Option Plan to purchase an aggregate of 899,668 shares of Aurora Common Stock.

(8) During May 1996, Mr. Kain surrendered for cancellation all of his outstanding options to purchase shares of Common Stock, and he was issued replacement options under Aurora's 1996 Stock Option Plan to purchase an aggregate of 100,000 shares of Aurora Common Stock.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Jim C. Cowart. Mr. Cowart and Aurora entered into an employment letter effective as of May 18, 1995, pursuant to which he served as Chairman of the Board and Chief Executive Officer of Aurora. Under the employment letter, Mr. Cowart received an annual base salary and an incentive bonus based upon certain financial performance targets of Aurora. On October 22, 1997 Mr. Cowart resigned as Chief Executive Officer and agreed to continue as Chairman of the Board, pursuant to the terms of the employment letter until October 21, 1998. On January 30, 1998, Mr. Cowart resigned as Chairman of the Board and agreed to continue as Vice Chairman of the Board until the Effective Time. Under the terms of his employment letter, Mr. Cowart will continue to receive his compensation until October 22, 1998, as severance.

     John P. Grazer. Mr. Grazer and Aurora entered into an employment letter effective as of October 22, 1996, pursuant to which he served as President and Chief Financial Officer of Aurora. Under the employment letter, Mr. Grazer received an annual base salary and an incentive bonus based upon certain financial performance targets of Aurora. Mr. Grazer resigned from Aurora effective in May of 1997.

COMPENSATION OF DIRECTORS

     Each non-employee director receives $2,500 for each quarter that such person serves as a director of Aurora. Officers of Aurora do not receive any fees for serving on the Aurora Board. Non-employee directors are automatically granted nonqualified stock options to purchase 25,000 shares of Aurora Common Stock upon election to the Aurora Board and options to purchase 5,000 shares of Aurora Common Stock on the date of each annual meeting of Aurora's stockholders when such non-employee director has served on the Aurora Board for the immediately preceding 181 consecutive days, has agreed to serve as a director upon such re-election and is re-elected to the Aurora Board. All directors are entitled to reimbursement for expenses incurred for attendance at each Aurora Board meeting.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Harvey B. Cash, Thomas E. McInerney and Richard H. Stowe served on the Compensation and Stock Option Committee of the Board of Directors during the last fiscal year. None of Mr. Cash, Mr. McInerney or Mr. Stowe are current or former officers or employees of Aurora.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.

                         INFORMATION CONCERNING CERPLEX

GENERAL

     Cerplex provides repair services, spare parts sourcing and service management for manufacturers of computer, communications and electronic office equipment. In the computer marketplace, Cerplex primarily services display terminals, printed circuit boards, laptops, internetworking equipment and workstations. In the telecommunications marketplace, Cerplex primarily services switching systems, payphones, video conferencing products, multiplexers, mobile communications, transmission equipment, hubs and modems. In the office automation marketplace, Cerplex services printers, scanners, fax machines, and high value products such as copiers, automatic transfer machines (ATMs) and other paper-handling equipment. Based in Tustin, California, Cerplex has locations across the United States, in France, and in the United Kingdom.

     Cerplex was founded in 1990 to service high technology companies in the electronics repair industry. From 1990 to 1993, Cerplex's growth was based primarily on repair depot acquisitions and on IBM end-of-life acquisitions. From 1994 through 1996, several events materially adversely impacted Cerplex's business. IBM significantly decreased its orders from Cerplex and SpectraVision, another large customer of Cerplex, filed for protection under Chapter 11 of the United States Bankruptcy Code. These and other events caused Cerplex to change its business and operational strategy. In September 1995, Cerplex discontinued its end-of-life programs, developed a direct sales force, terminated the majority of its outside sales representatives, reduced its emphasis on inventory acquisitions and focused on targeted customers in specific industries. Beginning in 1996, Cerplex implemented a cost reduction program which reduced its inventory exposure and reduced overhead and other expenses. In 1996 and 1997, Cerplex sold several of its business units, including Modcomp (a value-added reseller with process control software technology), PCS (a disk drive repair business) and InCirT (a contract printed circuit board manufacturing business).

SERVICES PROVIDED

     Cerplex has extensive capabilities in servicing products throughout the process of life cycle management for Cerplex's targeted industries. All of Cerplex's services are focused on reducing its customers' costs while maintaining high quality services for enhanced end-user satisfaction. Based on an infrastructure of transportation hubs and dedicated facilities, Cerplex can provide one-stop shopping with fast turn around times at affordable rates. Cerplex's primary services include:

     Depot Repair Services. Through an infrastructure of transportation hubs and specialized depot repair facilities, Cerplex provides manufacturers and service providers a complete process for product repair, remanufacturing, conversion and upgrades. Large manufacturers and multivendor service organizations historically have maintained in-house repair centers dedicated to servicing specific proprietary products or product lines. Frequently, these repair centers are cost centers with dedicated resources. Cerplex provides an outsourced solution for some or all of an OEM's repair requirements.

     Spare Parts Business. Cerplex provides repaired, new and reclaimed parts to OEMs and TPMs as a complement to its depot repair services. Cerplex makes available for the marketplace components, sub-systems and full systems for sale, lease or for use as spares in repair programs. Cerplex provides full outsourcing solutions in this area giving customers the benefit of reduced overhead and the ability to reallocate internal resources toward their core capabilities. Cerplex has three main spare parts programs:

          Parts Sales. The parts sales program provides multivendor parts sourcing on industry commodity items. Upon receiving an order from a customer, Cerplex will access parts and provide for delivery through a nation-wide network of parts brokers.

          Guaranteed Availability. The guaranteed availability program provides OEMs and TPMs with restock of field replacement units. Using new and refurbished products, Cerplex can source and deliver parts within 24 to 48 hours on high-valued products which are either in-warranty or out-of-warranty.

          Advanced Exchange. The advanced exchange program offers OEMs and TPMs fixed rate or lease programs on swaps for new and refurbished parts. Cerplex provides same or next day shipping on these products, which are exchanged with field replaceable units that are processed in Cerplex's depot repair programs for repair, remanufacturing, conversion or upgrade.

     Value Added Logistics Services. Logistics involves the management and coordination of a variety of activities to ensure the customer has the necessary parts and products at the right place at the right time. Logistics management is critical in ensuring the availability of spare parts and repaired products to meet the OEM's customer demands. This is especially true in the global marketplace as the inability of an OEM to provide an international customer with timely repair services in that market can adversely affect an OEM's sales efforts. Cerplex integrates parts, repair, transportation and product management to provide its customers with a comprehensive logistics solution.

     Other Services. Cerplex offers a variety of ancillary services to support and complement its key service offerings. These ancillary services include product-related help desk services, product return processing, and remanufacturing and remarketing. Cerplex's help desk services include hardware and software support and order processing. Cerplex's remanufacturing and remarketing services offer an OEM turnkey solution for the repair, refurbishment and remarketing of products returned to an OEM.

EUROPEAN OPERATIONS

     Cerplex serves the European market through Cerplex Ltd., a United Kingdom subsidiary, and through Cerplex SAS, a French subsidiary. Through Cerplex Ltd. and Cerplex SAS, Cerplex offers its European customers an array of repair services similar to those that it offers in the U.S. Cerplex's European operations also offer calibration services supporting the telecommunications and service industries in the United Kingdom and in Western Europe. Remanufacturing and contract assembly is provided by Cerplex SAS.

CUSTOMERS, SALES AND MARKETING

     Cerplex markets primarily to large manufacturers and service providers in the computer and peripheral, office automation and telecommunications industries. Cerplex's direct sales teams are geographically located in the United States, United Kingdom and France. Cerplex's major customers include Xerox Ltd., BT (British Telecommunications plc), Gateway 2000, Cisco Systems, Inc., Digital Equipment Corporation, Hewlett-Packard Company, IBM, Siemens Nixdorf and Unisys.

COMPETITION

     Cerplex competes with the in-house repair centers of OEMs and TPMs for repair services. In certain instances, these entities compete directly with Cerplex for the services of unrelated OEMs and TPMs. In addition to competing with OEMs and TPMs, Cerplex also competes for depot repair business with a small number of independent organizations similar in size to Cerplex and a large number of smaller companies. Many of the companies with which Cerplex competes have significantly greater financial resources than Cerplex.

REGULATION

     Cerplex is subject to laws and regulations which relate to business corporations in general, including antitrust laws, occupational health and safety laws and environmental laws. None of these laws and regulations has had, and Cerplex does not believe that these laws will have, a material adverse effect on Cerplex's business or competitive position or required, or will require, material capital expenditures on the part of Cerplex.

EMPLOYEES

     As of February 6, 1998, Cerplex had a work force of approximately 1,350 employees. The approximately 930 employees of Cerplex Ltd. and Cerplex SAS, Cerplex's wholly-owned subsidiaries in Europe, are currently covered by collective bargaining agreements. Almost all recruitment activity is focused locally in the surrounding communities, representing all skill levels and positions ranging from entry-level trainee to skilled professional and senior-level management.

PROPERTIES

     Cerplex leases certain office and warehouse facilities under operating leases and subleases which expire at various dates during the next eight years. Cerplex believes that its existing facilities are adequate for its current business. Cerplex's executive offices are located at the Tustin, California facility listed below. A description of the facilities leased and subleased by Cerplex as of February 13, 1998 is as follows:

                                                           SQUARE
                        LOCATION                           FOOTAGE    LEASE EXPIRATION
                        --------                           -------    ----------------
Jeffersontown, Kentucky..................................   77,000    December 2001
Lawrence, Massachusetts..................................  200,000    July 2000
Livermore, California....................................   51,840    May 1998
Livermore, California....................................   38,880    May 2000
Livermore, California....................................   18,000    October 1998
Milpitas, California.....................................   23,371    March 1998
Newburgh, New York.......................................   57,300    Month to month
Rancho Cucamonga, California.............................   68,900    June 2003
Tustin, California.......................................  120,300    December 2000
Middleton, Leeds, England................................   22,000    June 2000

     In addition, Cerplex's European subsidiaries own land and buildings in Enfield, England and Lille, France.

LEGAL PROCEEDINGS

     Cerplex is a party to legal proceedings relating to routine matters incidental to its business. While Cerplex does not believe that any of these proceedings, individually or in the aggregate, will have a material adverse effect on Cerplex's business or its results of operations, there can be no assurance that such proceedings, individually or in the aggregate, will not have a material adverse effect on Cerplex's financial position, results of operations or liquidity.

                               CERPLEX MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CERPLEX

     The following table sets forth certain information known to Cerplex regarding the ownership of Cerplex Common Stock as of March 20, 1998 by (i) each named executive officer of Cerplex, (ii) each director, (iii) all current directors and executive officers of Cerplex as a group and (iv) each stockholder known to Cerplex to be a beneficial owner of more than five percent (5%) of Cerplex Common Stock.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL      PERCENT OF
                  NAME OF BENEFICIAL OWNER                      OWNERSHIP(#)         CLASS
                  ------------------------                    -----------------    ----------
William A. Klein(1).........................................      8,604,281          23.66%
Myron Kunin(2)..............................................      1,002,642           2.75
Richard C. Davis............................................        845,871           2.33
Philip E. Pietrowski(3).....................................        190,000              *
Robert W. Hughes(4).........................................        100,000              *
Jerome Jacobson(5)..........................................         77,605              *
Robert Finzi(6).............................................         63,500              *
Patrick S. Jones(7).........................................         40,000              *
Stephen J. Hopkins(8).......................................              0              0
All current directors and executive officers as a group (9
  persons)(9)...............................................     10,943,899          29.69
DLJ Capital Corporation(10).................................      9,443,659          25.89
277 Park Avenue
New York, NY 10172
Sprout Growth II, L.P. .....................................      8,410,398          23.13
277 Park Avenue
New York, NY 10172
Whitman Partners, L.P. .....................................      2,978,773           8.19
525 University Avenue, Suite 701
Palo Alto, CA 94301
Citibank, N.A.(11)..........................................      2,137,188           5.55
599 Lexington Avenue
New York, NY 10043

---------------

  *   Less than 1% as of March 20, 1998.

(#) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Cerplex Common Stock subject to options and warrants which are currently exercisable or convertible or which will become exercisable or convertible 60 days after March 20, 1998 are deemed outstanding for computing the beneficial ownership of the person holding such option or warrant, but are not outstanding for computing the beneficial ownership of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Cerplex Common Stock shown as beneficially owned by them.

 (1) Includes 2,442,599 shares of Cerplex Common Stock held by the Klein Investments Family Limited Partnership, 1,271,299 shares of Cerplex Common Stock held by the Klein 1994 Charitable Remainder Unitrust, and 180,000 held by the Klein Family Foundation. Mr. Klein disclaims beneficial ownership of these shares except to the extent of his indirect interest in the shares held by the Klein Investments Family Limited Partnership and the Klein 1994 Charitable Remainder Unitrust.

 (2) Includes 50,000 shares of Cerplex Common Stock issuable upon the exercise of immediately exercisable options.

 (3) Includes 190,000 shares of Cerplex Common Stock issuable upon the exercise of immediately exercisable options.

 (4) Includes 100,000 shares of Cerplex Common Stock issuable upon the exercise of immediately exercisable options.

 (5) Includes 60,000 shares of Cerplex Common Stock issuable upon the exercise of immediately exercisable options.

 (6) Includes 60,000 shares issuable upon the exercise of immediately exercisable options held by Mr. Finzi for the beneficial ownership of DLJ Capital Corporation. Mr. Finzi disclaims beneficial ownership of these shares. Mr. Finzi serves as a Vice President of Sprout Group, a division of DLJ Capital Corporation, and is a general partner of one of the general partners of Sprout Growth II, L.P. As such, Mr. Finzi may be deemed the beneficial owner of the shares of Cerplex Common Stock held by Sprout Growth II, L.P. Mr. Finzi disclaims such beneficial ownership except to the extent of his indirect partnership interest in Sprout Growth II, L.P.

 (7) Includes 40,000 shares of Cerplex Common Stock issuable upon the exercise of immediately exercisable options.

 (8) Does not include 363,901 shares of Cerplex Common Stock issuable upon the exercise of immediately exercisable options to be granted immediately preceding the closing of the Merger.

 (9) This number reflects the stock ownership of Cerplex's executive officers and directors (which are named in "Directors and Executive Officers of Cerplex" herein) as of March 20, 1998, which incorporates the shares and options referenced in footnotes (1) through (8) above.

(10) Includes 8,410,398 shares beneficially owned by Sprout Growth II, L.P. DLJ Capital Corporation, as the managing general partner of Sprout Growth II, L.P., may be deemed to share voting and dispositive power with respect to these shares. DLJ Capital Corporation disclaims beneficial ownership of these shares except to the extent of its direct and indirect partnership interests in Sprout Growth II, L.P. Also includes 53,826 and 3,167 shares of Cerplex Common Stock issuable upon the exercise of immediately exercisable warrants beneficially owned by DLJ Capital Corporation and DLJ First ESC LLC, respectively, and 60,000 options held by Mr. Finzi for the beneficial ownership of DLJ Capital Corporation. See footnote (6) above.

(11) Includes 2,137,188 shares of Cerplex Common Stock issuable upon the exercise of warrants. All of such warrants shall be cancelled if the Merger occurs prior to or on April 30, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The following summarizes all known filing delinquencies or failure to file with respect to reports on Forms 3, 4 and 5, which were required to be filed pursuant to the reporting requirements of Section 16(a) of the Exchange Act by members of the Cerplex Board and executive officers of Cerplex and the beneficial owners of more than ten percent of the outstanding shares of Cerplex Common Stock: (i) Philip E. Pietrowski, an executive officer of Cerplex, filed on February 10, 1998 a required report on Form 5 disclosing the acquisition of an option to purchase 50,000 shares of Cerplex Common Stock at an exercise price of $1.75 per share, which acquisition should have been disclosed on a Form 5 for the 1996 fiscal year end and (ii) Stephen J. Hopkins, the former Chief Executive Officer of Cerplex, filed on February 10, 1998 a required report on Form 5 disclosing no securities owned, which should have been reported on a Form 3 when Mr. Hopkins first became a "reporting person" as Chief Executive Officer of Cerplex in July 1997.

CERPLEX PAST COMPENSATION FOR CONTINUING DIRECTORS

     If the Merger is consummated, then following the Effective Time Mr. Klein and Mr. Finzi will be appointed to the Aurora Board. As a non-employee director of Cerplex, Mr. Finzi received $6,000 per quarter as a retainer fee, $1,000 per Cerplex Board meeting attended and $1,000 per committee meeting attended. In addition, Mr. Finzi received an automatic option grant on June 10, 1997 under Cerplex's 1993 Stock Option Plan for 20,000 shares of Cerplex Common Stock. These option shares have an exercise price of $0.875 per share and a term of ten years. In addition, the 20,000 option shares are immediately exercisable and subject to repurchase by Cerplex, which repurchase right lapses in 48 equal monthly installments over the optionee's period of Cerplex Board service measured from the option grant date. Mr. Klein did not receive any compensation as a director of Cerplex.

CERPLEX PAST COMPENSATION FOR CONTINUING EXECUTIVE OFFICERS

     The following table sets forth the compensation awarded to, earned by or paid for services rendered to Cerplex in all capacities during Cerplex's 1997, 1996, and 1995 fiscal years by certain of Cerplex's executive officers who will continue to serve as directors and/or executive officers of the Surviving Corporation and/or Aurora following consummation of the Merger.

                           SUMMARY COMPENSATION TABLE

                                                                        COMPENSATION
                                                                         SECURITIES
      NAME AND PRINCIPAL         FISCAL     ANNUAL      COMPENSATION     UNDERLYING         ALL OTHER
           POSITION               YEAR     SALARY($)      BONUS($)       OPTIONS(#)     COMPENSATION($)(1)
      ------------------         ------    ---------    ------------    ------------    ------------------
William Klein(2)...............   1997      340,732            --              --                     741
  Chairman of the Board           1996      400,036            --              --                     602
                                  1995      415,422            --              --                     791
Richard C. Davis...............   1997      255,984            --              --                     561
  President of International      1996      217,624            --              --                     602
  Operations                      1995      202,356            --              --                     791
Philip E. Pietrowski...........   1997      212,941            --         190,000(3)                  466
  President of                    1996      170,155            --          70,000(4)                  602
  North American Operations       1995       89,250        20,000          20,000(4)                   66

---------------

(1) Reflects payments of term life insurance premiums for each executive officer.

(2) Mr. Klein served as Cerplex's President and Chief Executive Officer until October 1995, was re-appointed to such positions in October 1996, and held such positions until July 1997. Mr. Klein voluntarily reduced his base salary for the 1997 fiscal year from $400,000 to $300,000 due to Cerplex's cash flow issues.

(3) Includes regrant of 90,000 option shares on March 21, 1997 in connection with Cerplex's option cancellation/regrant program.

(4) These option shares were canceled on March 21, 1997 in connection with Cerplex's option cancellation/regrant program.

STOCK OPTIONS

     The following table sets forth, for the year ended December 27, 1997, information concerning the grant of options to purchase shares of Cerplex Common Stock under Cerplex's Restated 1993 Stock Option Plan to each executive officer of Cerplex who will continue to serve as an executive officer of the Surviving Corporation and/or Aurora following consummation of the Merger. No stock appreciation rights have been granted to any of such executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                                     VALUE
                                                                                                  AT ASSUMED
                                                                                               ANNUALIZED RATES
                                                                                                OF STOCK PRICE
                                                   PERCENT OF                                    APPRECIATION
                                                 TOTAL OPTIONS                                  FOR OPTION TERM
                          NUMBER OF SECURITIES     GRANTED TO     EXERCISE OR                       ($)(3)
                           UNDERLYING OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
          NAME                  GRANTED          FISCAL YEAR(1)    ($/SH)(2)       DATE         5%          10%
------------------------- --------------------   --------------   -----------   ----------   ---------   ---------
Philip E. Pietrowski.....        20,000               2.3%           $0.30       10/02/05       3,773       9,562
                                 20,000               2.3%           $0.30       01/22/06       3,773       9,562
                                 50,000               5.8%           $0.30       11/03/06       9,433      23,906
                                100,000              11.6%           $0.30       03/20/07      18,867      47,812

---------------

(1) Based on option grants for an aggregate of 861,250 shares granted to employees in 1997, including the options granted to Philip E. Pietrowski.

(2) The exercise price per share of the options granted represents the fair market value of the underlying shares of Cerplex Common Stock on the date the options were granted, as determined by Cerplex's Compensation Committee. The exercise price may be paid in cash or in shares of Cerplex Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. Cerplex may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income or employment tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Compensation Committee, to apply a portion of the shares purchased under the option (or to deliver existing shares of Cerplex Common Stock) in satisfaction of such tax liability.

(3) Potential realizable value is based on the assumption that the price per share of Cerplex Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. There is no assurance that the assumed 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option. The assumed 5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the Commission and do not represent Cerplex's estimate of stock price appreciation.

     Cerplex implemented an option cancellation/regrant program for executive officers and other employees holding stock options with an exercise price per share in excess of the market price of Cerplex Common Stock at the time the cancellation/regrant occurred. The cancellation/regrant was effected on March 21, 1997, and a number of outstanding options with an exercise price in excess of $0.30 per share were canceled and new options for the same aggregate number of shares were granted with an exercise price of $0.30 per share. Philip E. Pietrowski elected to have all 90,000 of his stock options repriced. Optionees who accepted the repricing forfeited all vesting of their options unless they remained in Cerplex's employ through March 21, 1998.

     The following table sets forth information regarding option repricings for each executive officer who will continue to serve as an executive officer of the Surviving Corporation and/or Aurora following consummation of the Merger.

                           10-YEAR OPTION REPRICINGS

                                                                                                         LENGTH OF
                                           NUMBER OF        MARKET                                       ORIGINAL
                                           SECURITIES      PRICE OF        EXERCISE                     OPTION TERM
                                           UNDERLYING      STOCK AT        PRICE AT         NEW        REMAINING AT
                                            OPTIONS         TIME OF         TIME OF      EXERCISE         DATE OF
             NAME                DATE     REPRICED (#)   REPRICING ($)   REPRICING ($)   PRICE ($)       REPRICING
------------------------------  -------   ------------   -------------   -------------   ---------   -----------------
Philip E. Pietrowski..........  3/21/97      20,000          $0.30           $6.75         $0.30      8 years 7 months
Philip E. Pietrowski..........  3/21/97      20,000           0.30            6.62          0.30     8 years 10 months
Philip E. Pietrowski..........  3/21/97      50,000           0.30            1.75          0.30      9 years 9 months

     The table below sets forth information concerning unexercised Cerplex Stock Options held as of the end of such year by executive officers who will continue to serve as executive officers of the Surviving Corporation and/or Aurora following consummation of the Merger. No Cerplex Stock Options or stock appreciation rights were exercised during such fiscal year and no such stock appreciation rights were outstanding at the end of such fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                 OPTIONS AT FY-END                  AT FY-END(1)
                                            ----------------------------    ----------------------------
                   NAME                     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                     -----------    -------------    -----------    -------------
William A. Klein..........................      --                 --            --                --
Richard C. Davis..........................      --                 --            --                --
Philip E. Pietrowski......................      --            190,000          $ --           $30,400

---------------

(1) Based upon the market price of $0.46 per share, which was the closing selling price per share of Cerplex Common Stock on the Bulletin Board on December 26, 1997, the last business day of the 1997 fiscal year, less the option exercise price payable per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Cerplex subleased certain real property for its operations in Newburgh, New York from WC Cartwright. Messrs. Klein, Kunin and Davis and Ms. Carolyn J. Klein (the spouse of Mr. Klein) are officers, directors and principal shareholders of WC Cartwright. Cerplex currently owes WC Cartwright the sum of $99,425 for back rent and building maintenance and repair fees pertaining to such leased property.

     In connection with a private placement of Cerplex Series B Preferred Stock in June 1996, DLJ Capital Corporation purchased 231 shares of Series B Preferred Stock, at a price of $1,000 per share, which was converted into 770,000 shares of Cerplex Common Stock on April 11, 1997. In addition, Sprout Growth II, L.P. purchased 2,269 shares of Series B Preferred Stock at a price of $1,000 per share, which were converted into 7,563,333 shares of Cerplex Common Stock on April 11, 1997. Each of DLJ Capital Corporation and Sprout Growth II, L.P. are related to Robert Finzi (as more fully described in footnotes (6) and (10) to the table set forth under the caption "Security Ownership of Certain Beneficial Owners and Management of Cerplex"). On April 1, 1997 two entities affiliated with William A. Klein purchased from an unaffiliated third party an aggregate of 750 shares of Series B Preferred Stock and converted such shares into 3,663,898 shares of Cerplex Common Stock on the same date. In addition, Richard C. Davis, a director and the President of International Operations of Cerplex, purchased from an unaffiliated third party 50 shares of Series B Preferred Stock, which were converted into 166,667 shares of Cerplex Common Stock on April 9, 1997.

     In 1998, Cerplex rescinded an option exercise and related promissory note in the principal amount of $80,000 payable by Mr. Jacobson, a director of Cerplex. In addition, Cerplex leases a car for use by Mr. Klein, with monthly payments in the amount of approximately $2,375, and has agreed to buy out the lease on behalf of Mr. Klein (for an amount of approximately $100,000) upon termination of Mr. Klein's employment. In addition, Cerplex has entered into indemnification agreements with each of its directors.

           COMPARISON OF RIGHTS OF STOCKHOLDERS OF AURORA AND CERPLEX

     Each of Aurora and Cerplex is incorporated in the State of Delaware. The rights of Cerplex's stockholders are currently governed and defined by the DGCL and by the Cerplex Charter and the Cerplex Bylaws. Upon consummation of the Merger, the stockholders of Cerplex will become stockholders of Aurora and their rights will cease to be governed and defined by the Cerplex Charter and the Cerplex Bylaws and will be defined and governed by the Aurora Charter (as amended by the Aurora Charter Amendments) and the Aurora Bylaws. The following discussion summarizes certain differences between the Cerplex Charter and the Cerplex Bylaws and the Aurora Charter and the Aurora Bylaws, along with certain significant provisions of the DGCL. This summary is not intended to be complete and is qualified in its entirety by reference to applicable provisions of the DGCL and to the respective corporate documents of Aurora and Cerplex. For information as to how such corporate documents may be obtained, see "Available Information."

CAPITAL STOCK

     The DGCL requires a corporation's certificate of incorporation to set forth the total number of shares of all classes of stock that the corporation has authority to issue, and, for each class, the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof. The Aurora Charter currently authorizes 50,000,000 shares of Aurora Common Stock, of which 6,847,583 shares were issued and outstanding on February 20, 1998, and 1,000,000 shares of Old Aurora Preferred Stock, of which 470,000 shares were issued and outstanding on February 20, 1998. The Cerplex Charter currently authorizes 60,000,000 shares of Cerplex Common Stock, of which 36,366,084 shares were issued and outstanding on March 20, 1998 and 5,000,000 shares of Cerplex Preferred Stock, of which no shares were issued and outstanding on March 20, 1998.

     For purposes of this discussion, the term "Aurora Preferred Stock" refers to any class of preferred stock issuable by Aurora, including both the Old Aurora Preferred Stock and the New Aurora Preferred Stock.
For a fuller discussion of the terms of the New Aurora Preferred Stock, see "Other Transactions Related to the Merger -- WCAS Financing, New Aurora Preferred Stock."

     The provisions of the Aurora Charter setting the terms of the Aurora Common Stock are generally the same as the comparable provisions for the Cerplex Charter. Holders of Aurora Common Stock and Cerplex Common Stock, respectively, are entitled to one vote per share on all matters submitted to a vote of stockholders, have no preemptive rights and no conversion rights, are not subject to redemption, have no sinking fund, and do not have cumulative voting rights.

     The rights, preferences, and privileges of holders of Aurora Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Aurora Preferred Stock that Aurora may designate and issue in the future. In addition, the right of holders of Aurora Common Stock to receive ratably any dividends that may be declared by the Aurora Board is subject not only to preferential dividend rights of any Aurora Preferred Stock then outstanding, but also to certain dividend limitations contained in the Chase Credit Agreement. The Aurora Board has the authority, without any further vote or action by the stockholders, to issue Aurora Preferred Stock in one or more classes or series and to fix the number of shares, designations, powers, preferences, rights, qualifications, limitations and restrictions thereof. The ability of the Aurora Board to so issue Aurora Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire (or of discouraging a third party from acquiring) a majority of the outstanding voting stock of Aurora. See "The Proposed Merger -- Voting" and "Other Transactions Related to the Merger -- New Aurora Preferred Stock."

     The rights, preferences and privileges of holders of Cerplex Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Cerplex Preferred Stock that Cerplex may designate and issue in the future. In addition, the right of holders of Cerplex Common Stock to receive ratably any dividends that may be declared by the Cerplex Board is subject not only to preferential dividend rights of any Cerplex Preferred Stock then outstanding, but also to certain dividend limitations contained in the Cerplex Senior Credit Agreement. The Cerplex Board has the authority, without any further vote or action by the stockholders, to issue Cerplex Preferred Stock in one or more classes or series and to fix the number of shares, designations, powers, preferences, rights, qualifications, limitations and restrictions thereof. The ability of the Cerplex Board to so issue Cerplex Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire (or of discouraging a third party from acquiring) a majority of the outstanding voting stock of Cerplex.

VOTING POWER

     Holders of Aurora Common Stock and Cerplex Common Stock, respectively, are entitled to one vote per share. Holders of Old Aurora Preferred Stock are entitled to one vote, in person or by proxy, for each share of Aurora Common Stock issuable upon conversion of the shares of Old Aurora Preferred Stock held by such holder. In certain instances, the affirmative vote of (i) the holders of a majority of the outstanding shares of Aurora Common Stock and Old Aurora Preferred Stock, voting together as a single class, and (ii) the holders of a majority of the outstanding Old Aurora Preferred Stock, are required to approve matters brought before the stockholders of Aurora. See "The Proposed
Merger -- Voting" and "Other Transactions Related to the Merger -- WCAS Financing."

     Holders of Cerplex Preferred Stock are entitled to one vote, in person or by proxy, for each share of Cerplex Common Stock issuable upon conversion of the shares of Cerplex Preferred Stock held by such holder. In certain instances, the affirmative vote of (i) the holders of a majority of the outstanding shares of Cerplex Common Stock and Cerplex Preferred Stock, voting together as a single class, and (ii) the holders of a majority of the outstanding Cerplex Preferred Stock, are required to approve matters brought before the stockholders of Cerplex.

DIRECTORS

     The Aurora Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Aurora Board but shall not be less than three nor more than ten. There are currently five directors serving on the Aurora Board. The Cerplex Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Cerplex Board or by the stockholders of Cerplex at an annual meeting of stockholders, but shall not be less than five nor more than nine. There are currently six directors serving on the Cerplex Board. Under the Bylaws of both Cerplex and Aurora, a plurality of stockholder votes cast is sufficient to elect directors. In addition, the Cerplex Bylaws and the Aurora Bylaws provide that a majority of the entire board of directors shall constitute a quorum for the transaction of business.

REMOVAL OF DIRECTORS

     The Aurora Bylaws provide that at any annual meeting or special meeting of stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of a majority of the shares entitled to vote may remove such director or directors with or without cause. The Cerplex Bylaws provide that any or all of the directors may be removed without cause if the removal is approved by the affirmative vote for removal by the outstanding shares then entitled to vote at an election of directors; provided, that if the holders of the shares of any class or series of Cerplex capital stock, voting as a class or series, are entitled, pursuant to the Cerplex Charter, to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office or a sole remaining director (even though less than a quorum), unless otherwise provided in the certificate of incorporation or bylaws. The DGCL also provides that if the directors then in office constitute less than a majority of the corporation's board of directors, upon application by stockholders representing at least 10% of outstanding shares entitled to vote for such directors, the Delaware Court of Chancery may order an election of directors to be held. The Aurora Bylaws are consistent with the foregoing provisions. The Cerplex Bylaws provide that vacancies and newly-created directorships may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

AMENDMENT TO CERTIFICATE OF INCORPORATION

     Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation. Under the DGCL, amendments that make changes relating to a class or series of capital stock by increasing or decreasing the rights of such class, also must be approved by the majority vote of each class or series of stock affected, even if such shares ordinarily would not have such voting rights.

AMENDMENT OF BYLAWS

     Under the DGCL, the bylaws of a corporation may be amended by the action of the board of directors or by the affirmative vote of a majority of the outstanding shares of stock, voting as a single class.

PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

     The DGCL generally allows dividends to be paid out of surplus of the corporation or out of the net profits of the corporation for the current and/or prior fiscal year. However, no dividends may be paid if they would result in the capital of the corporation being less than the capital represented by the preferred stock of the corporation. Holders of both Cerplex Common Stock and Aurora Common Stock are entitled to receive dividends in such amounts and at such times as declared by their respective board of directors. Holders of Old Aurora Preferred Stock are entitled to receive cumulative dividends, which cumulate and accrue at a rate of 7% per year. It is the current policy of both Aurora and Cerplex to not pay any dividends on Aurora Common Stock and Cerplex Common Stock, respectively.

STOCKHOLDER MEETINGS AND PROVISIONS FOR NOTICES; PROXIES

     Under the DGCL, stockholder meetings may be held at any place within or without the state, as provided in the bylaws. Under the DGCL, written notice of a stockholders meeting must state the place, date, and time of the meeting, and if a special meeting, the purpose or purposes for which the meeting is to be held. Under the Aurora Bylaws, not less than 10 days nor more than 60 days before the date of every stockholders' meeting, the Aurora Secretary shall give to each stockholder entitled to vote at the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. The Cerplex Bylaws provide that notice of every stockholders' meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of such meeting, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the special meeting is called.

     Under the DGCL, stockholder proxies are valid for three years from their date unless the proxy provides for a longer period.

APPRAISAL RIGHTS

     Section 262 provides for appraisal rights in certain circumstances to the stockholders of a corporation that is a party to a merger. The Merger does not require the approval of Aurora stockholders and appraisal rights

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

will not be available to the holders of Aurora Common Stock. Holders of Cerplex Common Stock outstanding immediately prior to the Effective Time who shall have delivered a written demand for appraisal of the shares in the manner provided in
Section 262 shall be entitled to payment of the appraised value of such shares in accordance with the provisions of Section 262. See "The Proposed
Merger -- Dissenters' Appraisal Rights"; "The Merger Agreement -- Dissenters' Appraisal Rights"; and Appendix D -- Delaware Appraisal Rights and Procedures.

STOCKHOLDER ACTION WITHOUT A MEETING

     Under the DGCL, unless otherwise provided in the certificate of incorporation, actions may be taken by the stockholders of a Delaware corporation by written consent, provided that the written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted. The Aurora Charter includes no such provisions limiting the ability of stockholders to act by written consent. The Cerplex Charter includes no such provision limiting the ability of stockholders to act by written consent.

LIMITATIONS ON DIRECTOR LIABILITY

     Section 102 of the DGCL allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (c) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions or (d) for any transaction from which the director derived an improper personal benefit. Moreover, while this provision provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors. Both the Aurora Charter and the Cerplex Charter provide for the limitation of liability permitted by Section 102.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the DGCL permits a Delaware corporation to indemnify any officer or director who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, or employee of the corporation. Such indemnification must be approved by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, and may be provided only if and to the extent the officer or director to be indemnified acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation. Both the Aurora Bylaws and the Cerplex Bylaws provide generally for the indemnification of officers and directors permitted by Section 145.

INTERESTED STOCKHOLDER TRANSACTIONS

     Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder" unless the corporation has opted to exclude itself from the coverage of Section 203 by amending its certificate of incorporation or bylaws or by action of its stockholders to exempt itself from such coverage. Aurora has not made such an election. Section 203 does not apply to Aurora, however, because Aurora Common Stock is not listed on a national securities exchange, authorized for quotation system or held of record by more than 2,000 stockholders. Pursuant to and in accordance with Section 203 and the Cerplex Charter, Cerplex has elected not to be governed by Section 203 of the DGCL.

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

DISSOLUTION

     Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of the corporation must be approved by all stockholders entitled to vote thereon. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's stockholders.

     Under the DGCL, the Court of Chancery, upon application by any stockholder, may appoint a custodian or receiver (a) if the stockholders are so divided that they have failed to elect successors to directors whose terms have expired, (b) if the business of the corporation is suffering or is threatened with irreparable injury because of a deadlock of directors, or (c) if the corporation has abandoned its business but has not liquidated. Upon the order of the Court of Chancery or in the event of clause (c) above, the corporation may be liquidated and its assets distributed.

RIGHT TO EXAMINE STOCKHOLDER LIST

     The DGCL provides that stockholders have a right for a period of 10 days prior to any stockholder meeting and during such meeting, to examine a list of stockholders of the corporation, arranged in alphabetical order and showing the address and the number of shares held by such stockholder, for any purpose germane to such meeting. Further, under the DGCL, any stockholder, following a written request, has the right to inspect the corporation's books and records, including the stockholder list, during usual business hours for a proper purpose.

PREEMPTIVE RIGHTS

     Under the DGCL, stockholders have no preemptive rights unless such rights are provided for in the certificate of incorporation. Neither the Aurora Charter nor the Cerplex Charter provide for preemptive rights.

             AFFILIATES' RESTRICTION ON SALE OF AURORA COMMON STOCK

     The shares of Aurora Common Stock to be issued pursuant to the Merger will be registered under the Securities Act by a Registration Statement on Form S-4, thereby allowing such securities to be traded without restriction by any former holder of Cerplex securities who is not deemed to be an "affiliate" of Cerplex prior to the consummation of the Merger, as "affiliate" is defined for purposes of Rule 145 under the Securities Act, and who does not become an "affiliate" of Aurora after the consummation of the Merger.

     Shares of Aurora Common Stock received by persons who are deemed to be affiliates of Cerplex prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Rule 145, as currently in effect, imposes restrictions in the manner in which such affiliates, and others with whom they might act in concert, may sell Aurora Common Stock within any three-month period. Persons who may be deemed to be affiliates of Cerplex generally include individuals or entities that control, are controlled by, or are under common control with Cerplex and may include certain officers and directors as well as principal stockholders of Cerplex. Cerplex stockholders who are identified as affiliates will be so advised by Cerplex prior to the Effective Time.

     Each of Aurora and Cerplex will use its best efforts to cause each and any Cerplex stockholder who is an affiliate to agree not to make any public sale of any Aurora Common Stock received upon consummation of the Merger except in compliance with Rule 145 under the Securities Act or otherwise in compliance with the Securities Act. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales of Aurora Common Stock and also on the quantity of resales that such stockholders, and others with whom they may act in concert, may make within any three-month period for a period of two (2) years after consummation of the Merger. In addition, officers and directors of Aurora following the Merger will be subject to the resale restrictions of Rule 144 as it applies to affiliates of an issuer.

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

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the Aurora Common Stock to be issued in connection with the Merger and with respect to certain federal income tax consequences of the Merger are being passed upon for Aurora by Hughes & Luce, L.L.P., Dallas, Texas. Certain legal matters with respect to certain federal income tax consequences of the Merger are being passed upon for Cerplex by Brobeck, Phleger & Harrison LLP, Newport Beach, California. Certain members and employees of Brobeck are stockholders of Cerplex.

                                    EXPERTS

     The consolidated financial statements of Aurora as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996, and 1995, included in this Joint Proxy Statement/Prospectus and Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

     The consolidated financial statements and schedules of The Cerplex Group, Inc. as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1997 financial statements contains an explanatory paragraph that states that Cerplex has suffered recurring losses from operations, has net stockholders' and working capital deficiencies and does not have the necessary funds to pay its secured and unsecured debt obligations which raise substantial doubt about Cerplex's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Aurora incorporates herein by reference all documents filed by Aurora and Cerplex pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/ Prospectus and prior to the date of the Aurora Special Meeting and the Cerplex Special Meeting, and all such documents shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. All information appearing in this Joint Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein.

     Any statement contained in a document incorporated or deemed incorporated by reference herein shall be modified or superseded, for purposes of this Joint Proxy Statement/Prospectus, to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated herein modifies or supersedes any such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     As a result of the foregoing, this Joint Proxy Statement/Prospectus may incorporate documents by reference that are not presented herein or delivered herewith. Aurora and Cerplex hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this Joint Proxy Statement/ Prospectus has been delivered, on written or oral request by any such person, a copy of any and all of the documents referred to above that have been or may be incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Documents relating to Aurora are available upon request from Aurora Electronics, Inc., 9477 Waples Street, Suite 150, San Diego, California 92121,
Attention: F. Wayne Withers, Secretary, (619) 552-1213. Documents relating to Cerplex are available upon request from The Cerplex Group, 1382 Bell Avenue, Tustin, California, 92780, Attention: Robert W. Hughes, Senior Vice President and Chief Financial Officer, (714) 258-5600.

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                               GLOSSARY OF TERMS

     The following is a glossary of defined terms used in this Prospectus/Joint Proxy Statement. Wherever the context may require, the singular form of each defined term includes the plural and vice versa.

Acquisition Proposal.......  Any proposal that would impede, interfere with or discourage the Merger.

Acquisition Transaction....  Any merger, consolidation or other business combination involving Cerplex or any of its subsidiaries or the acquisition of all or any significant assets or capital stock of Cerplex or any of its subsidiaries taken as a whole.

AEG........................  Aurora Electronics Group, Inc., a California
                             corporation and wholly-owned subsidiary of Aurora.

Amended and Restated
  Subordinated Note
  Purchase Agreement.......  That certain amendment to the Cerplex Subordinated
                             Note Purchase Agreement dated as of April 9, 1997, which amended and restated the Subordinated Note Purchase Agreements.

AMEX.......................  The American Stock Exchange.

Apex.......................  Apex Computer Company, a Washington corporation and subsidiary of Cerplex.

ARS........................  Aurora's Asset Recovery Services division.

Aurora.....................  Aurora Electronics, Inc., a Delaware corporation.

Aurora Board...............  The Board of Directors of Aurora.

Aurora Bridge Notes........  The 10% Senior Subordinated Bridge Note or Notes
                             outstanding from time to time issued to WCAS pursuant to the Purchase and Exchange Agreement.

Aurora Bylaws..............  The Amended and Restated Bylaws of Aurora.

Aurora Charter.............  The Amended and Restated Certificate of
                             Incorporation of Aurora.

Aurora Charter
Amendments.................  The following two proposed amendments to the Aurora
                             Charter: (1) to increase the number of authorized shares of Aurora Common Stock from 50,000,000 to 300,000,000 and (2) to change the name of Aurora to "The Cerplex Group, Inc."

Aurora Common Stock........  Common Stock of Aurora, $.03 par value per share.

Aurora Loans...............  The loans made by Aurora to Cerplex pursuant to the
                             Cerplex Note Purchase Agreements.

Aurora Public
Stockholders...............  Holders of shares of Aurora Common Stock other than
                             WCAS and certain other persons whose shares of Aurora Common Stock have not been registered under the Securities Act.

Aurora Record Date.........  March 20, 1998.

Aurora Senior Subordinated
  Notes....................  Aurora's Series A and Series B Senior Subordinated
                             Notes.

Aurora Series A Senior
  Subordinated Notes.......  10% Series A Senior Subordinated Notes due in three equal annual installments beginning December 31, 2002 of Aurora.
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

Aurora Series B Senior
  Subordinated Notes.......  10% Series B Senior Subordinated Notes due in three equal annual installments commencing December 31, 2002 of Aurora.

Aurora Special Meeting.....  A special meeting of the stockholders of Aurora to be held on Thursday, April 23, 1998, at 10:00 a.m. local time, at 1382 Bell Avenue, Tustin, California 92780, or any adjournments or postponements thereof.

Aurora Stock Purchase
Rights.....................  Outstanding warrants to purchase Aurora Common
                             Stock and debt securities convertible into Aurora Common Stock.

Bank Warrants..............  Warrants held by Citibank to purchase an aggregate
                             2,137,188 shares of Cerplex Common Stock.

Blumberg...................  D.F. Blumberg & Associates, Inc.

Brobeck....................  Brobeck, Phleger & Harrison LLP, counsel to
                             Cerplex.

Bulletin Board.............  The NASDAQ Over-the-Counter Bulletin Board.

Cerplex....................  The Cerplex Group, Inc., a Delaware corporation.

Cerplex Board..............  The Board of Directors of Cerplex.

Cerplex Bridge Notes.......  The notes evidencing the Aurora Loan made pursuant to the Cerplex Note Purchase Agreements.

Cerplex Bylaws.............  The Amended and Restated Bylaws of Cerplex.

Cerplex Charter............  The Amended and Restated Certificate of
                             Incorporation of Cerplex.

Cerplex Common Stock.......  Common Stock of Cerplex, par value $.001 per share.

Cerplex Note Purchase
  Agreements...............  The Cerplex Note Purchase Agreements dated as of
                             January 30, 1998 and February 24, 1998 between Cerplex and Aurora.

Cerplex Note and Warrant
  Assignment and Transfer
  Agreement................  The Cerplex Note and Warrant Assignment and
                             Transfer Agreement dated as of January 30, 1998 between the Sellers named therein and WCAS VII.

Cerplex Record Date........  March 20, 1998.

Cerplex SAS................  Cerplex S.A.S., a French societe par actions simplifee and subsidiary of Cerplex.

Cerplex Senior Credit
  Agreement................  That certain Credit Agreement among Cerplex, Wells
                             Fargo and the Lenders listed therein, the rights of Lenders and Wells Fargo under which have all been assumed by or assigned to Citibank.

Cerplex Senior Credit
Facility...................  The credit facility provided pursuant to the
                             Cerplex Senior Credit Agreement.

Cerplex Special Meeting....  A special meeting of the stockholders of Cerplex to be held on Thursday, April 23, 1998, at 1382 Bell Avenue, Tustin, California 92780, at 11:00 a.m. local time, or any adjournments or postponements thereof.

Cerplex Stock Options......  Stock Options granted pursuant to Cerplex's
                             Restated 1993 Stock Option Plan.

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

Cerplex Stock Purchase
Rights.....................  Warrants to purchase Cerplex Common Stock.

Cerplex Subordinated
Notes......................  The senior subordinated notes issued by Cerplex pursuant to the Subordinated Note Purchase
                             Agreements, as amended.

Cerplex Warrants...........  Cerplex warrants to purchase an aggregate of
                             1,500,096 shares of Cerplex Common Stock, which warrants were purchased by Aurora pursuant to the Note and Warrant Assignment and Transfer Agreement.

Certificate of Amendment...  The certificate of amendment to be filed by Aurora in connection with the Aurora Charter Amendments.

Certificate of
Designations...............  The certificate of designation to be filed by
                             Aurora, which sets forth the rights and preferences of New Aurora Preferred Stock.

Chanin.....................  Chanin Capital Partners LLC, financial advisors to
                             Cerplex.

Chase......................  The Chase Manhattan Bank, N.A.

Chase Credit Agreement.....  That certain Credit Agreement dated March 29, 1996, as amended, among AEG, the Guarantor named therein, the Lenders named therein and Chase (formerly known as Chemical Bank), as Agent.

Chase Credit Facility......  The credit facility provided pursuant to the Chase
                             Credit Agreement.

Citibank...................  Citibank, N.A., Cerplex's senior lender.

Closing....................  The closing of the Merger.

Code.......................  The Internal Revenue Code of 1986, as amended.

Commission.................  The Securities and Exchange Commission.

Company Material Adverse
  Effect...................  A material adverse effect, individually or in the aggregate, on the business, properties, financial condition, results of operations or prospects of Cerplex and its subsidiaries, taken as a whole, or the ability of Cerplex to consummate the Merger and the other transactions contemplated by the Merger Agreement.

Company Plan...............  A material employee benefit plan, arrangement or agreement that is maintained, or was maintained, at any time during the five (5) calendar years preceding January 30, 1998, by Cerplex or by any United States trade or business, whether or not incorporated, which together with Cerplex would be deemed a "simple employer" within the meaning of
                             Section 414(b) and (c) of Section 368(a) of the
                             Code.

Dain Rauscher..............  Dain Rauscher Incorporated, financial advisor to
                             Aurora.

Department of Justice......  The United States Department of Justice.

Dissenting Shares..........  Shares of Cerplex Common Stock for which appraisal rights have been perfected in accordance with
                             Section 262 of the DGCL.

DGCL.......................  Delaware General Corporation Law.

EBIT.......................  Earnings before interest and taxes.

EBITDA.....................  Earnings before interest, taxes, depreciation and amortization.

Effective Time.............  The effective time of the Merger.

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

Enterprise Value...........  Market value of common equity plus book value of total debt less cash and cash equivalents based on reported closing prices on January 20, 1998.

EPS........................  Earnings per share.

Exchange Act...............  The Securities Exchange Act of 1934, as amended.

Exchange Agent.............  The bank or trust company designated by Aurora, and reasonably acceptable to Cerplex, to act as the Exchange Agent.

Exchange Ratio.............  1.076368, subject to adjustment as set forth in the
                             Merger Agreement.

First Amendment
Agreement..................  That certain amendment dated August 20, 1997 to the
                             Amended and Restated Subordinated Note Purchase Agreement.

Forbearance Agreement......  That certain Forbearance and Repayment Agreement dated as of January 30, 1998 by and among Cerplex, Aurora and Citibank.

FTC........................  The United States Federal Trade Commission.

HSR Act....................  The Hart-Scott-Rodino Antitrust Improvements Act of
                             1976.

Hughes & Luce..............  Hughes & Luce L.L.P., counsel to Aurora.

Indenture..................  The indenture to be entered into between Aurora and an indenture trustee with respect to the Rights Units.

Interim Management
Agreement..................  That certain Interim Management Agreement dated as of January 30, 1998 between Cerplex and Aurora, as amended.

Interim Period.............  The period beginning March 4, 1998 and ending at the Effective Time.

IRS........................  The Internal Revenue Service.

Junior Stock...............  Any capital stock of Aurora ranking junior to the
                             New Aurora Preferred Stock.

LTM........................  Latest 12 months.

Lucent.....................  Lucent Technologies, Inc.

Lucent Note................  That certain promissory note executed by Cerplex in favor of Lucent bearing interest at 9.75% in the amount of $4.6 million payable on September 15, 1996.

Merger.....................  The merger of Sub with and into Cerplex, whereby
                             Cerplex becomes a wholly-owned subsidiary of Aurora pursuant to the terms of the Merger Agreement.

Merger Agreement...........  That certain Agreement and Plan of Merger, dated as of January 30, 1998, among Aurora, Sub and Cerplex.

Merger Consideration.......  The consideration to be paid to the Cerplex's stockholders pursuant to the terms of the Merger Agreement.

MODCOMP/Cerplex............  Modcomp/Cerplex, L.P., a Delaware limited partnership and subsidiary of Cerplex.

MVSO.......................  Multivendor service organization.

NASDAQ NMS.................  The Nasdaq Stock Market, National Market System.

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

New Aurora Preferred
Stock......................  7% Senior Convertible Preferred Stock, $.01 par
                             value per share, of Aurora to be issued in connection with the WCAS Financing.

New Options................  Stock options to purchase Aurora Common Stock which, immediately prior to the Effective Time, represented Cerplex Stock Options to purchase Cerplex Common Stock.

New Senior Loan............  The new loan to be obtained by Aurora in connection with the Merger, which loan shall be in a minimum principal amount of $17 million and shall be senior to all other existing Aurora indebtedness.

New Warrants...............  Warrants to purchase Aurora Common Stock which previously represented warrants to purchase Cerplex Common Stock.

NOL........................  Net operating losses.

Note and Warrant Assignment
  and Transfer Agreement...  That certain Note and Warrant Assignment and
                             Transfer Agreement dated as of January 30, 1998 by and between WCAS VII and Cerplex's Subordinated Note holders.

OEM........................  Original equipment manufacturers.

Old Aurora Preferred
Stock......................  Preferred Stock of Aurora, $.01 par value per share, issued and outstanding as of January 30, 1998.

Old Aurora Subordinated
Notes......................  The aggregate of Aurora's 10% Senior Subordinated
                             Notes due September 30, 2001.

Option Period..............  The 30 day period beginning the termination of the
                             Merger Agreement.

Parent Material Adverse
Effect.....................  A material adverse effect, individually or in the aggregate, on the business, properties, financial condition, results of operations or prospects of Aurora and its subsidiaries, taken as a whole, or on the ability of Aurora to consummate the Merger and the other transactions contemplated by the Merger Agreement.

PCS........................  Peripheral Computer Support, Inc., a California
                             corporation and former subsidiary of Cerplex.

P/E........................  Price to earnings ratio.

Proxy Agreement............  That certain Irrevocable Proxy and Option Agreement dated January 30, 1998 among Aurora and certain stockholders of Cerplex.

PSS........................  Aurora's Parts Services Supply division.

Purchase and Exchange
  Agreement................  That certain Securities Purchase and Exchange
                             Agreement dated as of January 30, 1998, among Cerplex, Aurora and the several purchasers named in Annex I thereto and WCAS Capital Partners II, L.P.

Purchase Option............  The option granted to Cerplex pursuant to the WCAS
                             Stockholder Agreement to purchase Cerplex
                             Subordinated Notes, Cerplex Warrants and/or the Cerplex Bridge Notes.

Recapitalization...........  The recapitalization of Aurora on March 29, 1996 whereby Aurora repurchased approximately 4,268,000 shares of Aurora Common Stock and issued 607,211 shares of Aurora Common Stock to WCAS and certain other purchasers.

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

Registration Rights
Agreement..................  The Registration Rights Agreement dated March 29,
                             1996 among Aurora and the stockholders of Aurora named therein, as amended to date.

Registration Statement.....  The Registration Statement on Form S-4 of Aurora
                             (Registration No. 333-      ).

Repayment Amount...........  The sum of (i) 98.5% of the outstanding principal amount of the amounts outstanding of the Cerplex Senior Credit Facility, plus (ii) all accrued and unpaid interest thereon, plus (iii) all accrued and unpaid fees, expenses and other amounts payable under the Cerplex Senior Credit Agreement as of the Closing Date.

Restated Registration
Rights Agreement...........  That certain Registration Rights Agreement to be entered into among WCAS and certain principal stockholders of Aurora.

Rights.....................  The right to subscribe for and purchase Rights
                             Units pursuant to the Rights Offering.

Rights Offering............  The offering by Aurora to Aurora Public
                             Stockholders of the right to participate in the purchase of Rights Units.

Rights Unit................  The combination of (a) $83.33 principal amount of
                             Aurora Series B Senior Subordinated Notes and (b) one share of New Aurora Preferred Stock.

Rights Unit Subscription
Price......................  $183.33 per Rights Unit.

Section 262................  Section 262 of the DGCL.

Securities Act.............  The Securities Act of 1933, as amended.

Seventh Amendment to Credit
  Agreement................  That certain Seventh Amendment to Credit Agreement and Limited Waiver dated as of January 30, 1998 among Cerplex, Citibank, as Administrative Agent, and the financial institutions listed on the signature page thereof.

Severance Policy...........  Cerplex's Executive Officer Severance Policy.

SFAS.......................  Statement of Financial Accounting Standards.

Sub........................  Holly Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Aurora.

Sub Common Stock...........  Common Stock of Sub, par value $.01 per share.

Subordinated Note Purchase
  Agreements...............  Those certain note purchase agreements dated
                             November 19, 1993 between Cerplex and the subordinated noteholders listed on the signature pages thereof.

Surviving Corporation......  The entity surviving the merger of Sub with and into Cerplex.

Tax Opinions...............  The tax opinions rendered by Brobeck and Hughes &
                             Luce to Cerplex and Aurora, respectively.

TPM........................  Third party maintenance organization.

Units......................  The Rights Units and the WCAS Units

WCAS.......................  WCAS VII and certain of its affiliates.
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WCAS Financing.............  The purchase by WCAS pursuant to the Purchase and
                             Exchange Agreement of (i) subject to the Rights Offering, up to an aggregate 15,000 WCAS Units for an aggregate purchase price of $33 million in cash and securities of Aurora and Cerplex currently held by WCAS, and (ii) an aggregate 33,000 shares of New Aurora Preferred Stock in exchange for the cancellation of the Old Aurora Subordinated Notes currently held by WCAS plus accrued interest thereon.

WCAS Stockholders
Agreement..................  That certain Stockholders Agreement dated as of
                             January 30, 1998, among WCAS, Aurora and Cerplex.

WCAS Unit Subscription
Price......................  $2,200 per WCAS Unit.

WCAS Unit..................  The combination of (a) $1,000 principal amount of
                             Aurora's Series A Senior Subordinated Notes and (b) 12 shares of New Aurora Preferred Stock.

WCAS VII...................  Welsh, Carson, Anderson & Stowe VII, L.P., a
                             Delaware limited partnership.

WC Cartwright..............  WC Cartwright Corporation, a California
                             corporation.

Wells Fargo................  Wells Fargo Bank, N.A.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS OF AURORA

                                                              PAGE
                                                              ----
Index to Aurora's Financial Statements and Financial
  Statement Schedule........................................  F-1
Report of Independent Public Accountants....................  F-2
Consolidated Balance Sheets as of September 30, 1997 and
  September 30, 1996........................................  F-3
Consolidated Statements of Operations for the years ended
  September 30, 1997, 1996 and 1995.........................  F-4
Consolidated Statements of Stockholders' Equity (Deficit)
  for the years ended September 30, 1997, 1996 and 1995.....  F-5
Consolidated Statements of Cash Flows for the years ended
  September 30, 1997, 1996 and 1995.........................  F-6
Notes to Consolidated Financial Statements..................  F-8
Schedule II -- Valuation and Qualifying Accounts for the
  years ended September 30, 1997, 1996 and 1995.............  F-19
Consolidated Balance Sheets as of December 26, 1997
  (unaudited) and September 30, 1997........................  F-20
Unaudited Consolidated Statements of Operations as of
  December 26, 1997 and
  December 29, 1996.........................................  F-21
Unaudited Consolidated Statements of Cash Flows as of
  December 26, 1997 and December 29, 1996...................  F-22
Notes to Unaudited Consolidated Financial Statements........  F-23

     All other financial statement schedules are omitted as the required information is presented in the financial statements or the notes thereto or is not necessary.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Aurora Electronics, Inc.:

     We have audited the accompanying consolidated balance sheets of Aurora Electronics, Inc. (a Delaware Corporation) and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended September 30, 1997. These consolidated financial statements and the schedule referred to below are the responsibility of Aurora's management. Our responsibility is to express an opinion on these consolidated financial statements and the schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aurora Electronics, Inc. and subsidiaries as of September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that Aurora will continue as a going concern. As discussed in Note A to the consolidated financial statements, Aurora has experienced declining revenues, significant operating losses, has negative working capital and a deficit in stockholders' equity. In addition, since a recapitalization of Aurora in March 1996, Aurora has relied upon the financial support of its largest shareholder for additional capital and to maintain its existing credit facilities. Aurora's losses are expected to continue for the foreseeable future and Aurora will require additional funding and financial support from its largest shareholder or another third party. There can be no assurance that such additional funding and financial support will be available on acceptable terms, or that such funds, if available, would enable Aurora to continue operating. These matters raise substantial doubt about Aurora's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should Aurora be unable to continue as a going concern.

     Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in the index to the consolidated financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                            ARTHUR ANDERSEN LLP

Orange County, California
January 12, 1998

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                1997         1996
                                                              ---------    --------
                                      ASSETS
Current assets:
  Cash and cash equivalents.................................  $     323    $  1,537
  Trade receivables, less allowance for doubtful accounts of
     $736 ($1,209 in 1996)..................................      5,480       8,629
  Inventories...............................................      3,389       4,098
  Deferred income taxes.....................................         --         500
  Other current assets......................................        449         716
                                                              ---------    --------
Total current assets........................................      9,641      15,480
Property, plant and equipment, net..........................      3,023       4,811
Intangible and other assets.................................      1,965      32,497
                                                              ---------    --------
          Total assets......................................  $  14,629    $ 52,788
                                                              =========    ========

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current portion of long-term debt.........................  $   1,177    $  1,974
  Accounts payable..........................................      6,846       8,465
  Accrued compensation......................................      1,904       1,912
  Accrued interest..........................................        503         433
  Current portion of reserve for discontinued operations....        702         702
  Other current liabilities.................................      1,622       1,384
                                                              ---------    --------
Total current liabilities...................................     12,754      14,870
Reserve for discontinued operations.........................      1,888       2,366
Long-term debt..............................................     36,585      25,842
Commitments and contingencies
Redeemable convertible preferred stock, 425,000 shares
  issued (400,000 shares in 1996)...........................     46,722      41,400
Stockholders' equity (deficit):
  Preferred stock, 1,000 shares authorized, none issued.....         --          --
  Common stock, 11,590 shares issued (10,486 shares in
     1996)..................................................        348         315
  Additional paid-in capital................................     62,443      61,679
  Accumulated deficit.......................................   (129,472)    (77,045)
  Treasury stock, at cost, 4,743 shares.....................    (16,639)    (16,639)
                                                              ---------    --------
          Total stockholders' equity (deficit)..............    (83,320)    (31,690)
                                                              ---------    --------
          Total liabilities and stockholders' equity
            (deficit).......................................  $  14,629    $ 52,788
                                                              =========    ========

   The accompanying notes are an integral part of these financial statements.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE FIGURES)

                                                                YEARS ENDED SEPTEMBER 30,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
Net revenues...............................................  $ 64,892    $ 98,019    $141,852
Cost of sales..............................................    51,906      73,576     107,270
                                                             --------    --------    --------
Gross profit...............................................    12,986      24,443      34,582
Selling, general and administrative expenses...............    23,466      25,943      28,170
Amortization of intangibles, including write-offs of
  $29,602, $16,580 and $7,407 in 1997, 1996 and 1995,
  respectively.............................................    34,044      18,042       9,073
Restructuring charges and other............................        --          --       5,643
                                                             --------    --------    --------
Operating loss.............................................   (44,524)    (19,542)     (8,304)
Interest expense...........................................    (4,050)     (6,221)     (5,522)
Other income (expense), net................................      (498)     (1,284)        116
                                                             --------    --------    --------
Loss from operations before provision for income taxes.....   (49,072)    (27,047)    (13,710)
Provision for income taxes.................................       533       3,306       1,320
                                                             --------    --------    --------
Net loss...................................................   (49,605)    (30,353)    (15,030)
Accrued dividends on preferred stock.......................    (2,822)     (1,400)         --
                                                             --------    --------    --------
Net loss applicable to common stockholders.................  $(52,427)   $(31,753)   $(15,030)
                                                             ========    ========    ========
Net loss applicable to common stockholders per share of
  common stock.............................................  $  (7.86)   $  (4.44)   $  (1.79)
                                                             ========    ========    ========
Weighted average number of common and common equivalent
  shares...................................................     6,675       7,159       8,379
                                                             ========    ========    ========

   The accompanying notes are an integral part of these financial statements.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                          COMMON STOCK      ADDITIONAL
                                       ------------------    PAID-IN     ACCUMULATED   TREASURY
                                       SHARES   PAR VALUE    CAPITAL       DEFICIT      STOCK      TOTAL
                                       ------   ---------   ----------   -----------   --------   --------
Balance at September 30, 1994........   8,020     $240       $61,827      $ (29,300)   $ (5,864)  $ 26,903
  Issuance of common stock/treasury
     stock -- acquisitions...........      42        2          (240)          (353)        711        120
  Common stock to be issued --
     acquisitions....................      --       --           345             --          --        345
  Net loss...........................      --       --            --        (15,030)         --    (15,030)
                                       ------     ----       -------      ---------    --------   --------
Balances at September 30, 1995.......   8,062      242        61,932        (44,683)     (5,153)    12,338
  Issuance of common stock/treasury
     stock --acquisitions............   1,476       45            66           (601)        771        281
  Issuance of common stock with notes
     payable.........................     607       18         1,029             --          --      1,047
  Repurchase of common stock.........      --       --            --             --     (12,271)   (12,271)
  Issuance of common stock...........     340       10           903             (8)         14        919
  Financing costs from issuance of
     redeemable, convertible
     preferred stock.................      --       --        (2,254)            --          --     (2,254)
  Accretion of dividends on
     redeemable, convertible
     preferred stock.................      --       --            --         (1,400)         --     (1,400)
  Exercise of stock options..........       1       --             3             --          --          3
  Net loss...........................      --       --            --        (30,353)         --    (30,353)
                                       ------     ----       -------      ---------    --------   --------
Balances at September 30, 1996.......  10,486      315        61,679        (77,045)    (16,639)   (31,690)
  Issuance of common stock --
     acquisitions....................     235        7           380             --          --        387
  Issuance of common stock --employee
     bonuses.........................      94        3           151             --          --        154
  Issuance of common
     stock --litigation settlement...     775       23           (23)            --          --         --
  Financing costs --warrants issued
     for guarantees on bank debt.....      --       --           256             --          --        256
  Accretion of dividends on
     redeemable, convertible
     preferred stock.................      --       --            --         (2,822)         --     (2,822)
  Net loss...........................      --       --            --        (49,605)         --    (49,605)
                                       ------     ----       -------      ---------    --------   --------
Balances at September 30, 1997.......  11,590     $348       $62,443      $(129,472)   $(16,639)  $(83,320)
                                       ======     ====       =======      =========    ========   ========

   The accompanying notes are an integral part of these financial statements.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED SEPTEMBER 30,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
Cash flows from operating activities:
  Loss from continuing operations..........................  $(49,605)   $(30,353)   $(15,030)
  Adjustments to reconcile loss from continuing operations
     to net cash flows from operating activities:
     Depreciation and amortization.........................    32,322      19,686      10,493
     Noncash interest expense..............................     2,044       1,340         655
     Loss on disposition of assets.........................     3,390       1,369         944
     Changes in assets and liabilities, net of
       acquisitions:
       Trade receivables, inventories and other assets.....     4,227       7,133       6,667
       Accounts payable, accrued compensation and other
          liabilities......................................    (1,389)       (729)     (1,789)
       Accrued interest and income taxes
          receivable/payable...............................        70         632         (60)
       Deferred income taxes...............................       500       3,234       1,304
                                                             --------    --------    --------
  Net cash flows from continuing operations................    (8,441)      2,312       3,184
  Net cash flows from discontinued operations..............      (478)     (1,005)       (951)
                                                             --------    --------    --------
  Net cash flows from operating activities.................    (8,919)      1,307       2,233
                                                             --------    --------    --------
Cash flows from investing activities:
  Acquisition of property, plant and equipment.............    (3,053)     (2,072)     (1,440)
                                                             --------    --------    --------
  Proceeds from sales of marketable securities and SSG
     note..................................................        --          --       1,171
                                                             --------    --------    --------
  Net cash flows from investing activities.................    (3,053)     (2,072)       (269)
                                                             --------    --------    --------
Cash flows from financing activities:
  Payments on debt.........................................      (861)    (19,454)     (4,092)
  Issuance of preferred stock..............................     2,500      37,747          --
  Purchases of treasury stock, net.........................        --     (12,271)         --
  Advances under line of credit............................     9,663       7,486      12,070
  Repayments under line of credit..........................      (544)    (11,287)    (11,400)
                                                             --------    --------    --------
  Net cash flows from financing activities.................    10,758       2,221      (3,422)
                                                             --------    --------    --------
  Net change in cash and cash equivalents..................    (1,214)      1,456      (1,458)
Cash and cash equivalents at beginning of period...........     1,537          81       1,539
                                                             --------    --------    --------
Cash and cash equivalents at end of period.................  $    323    $  1,537    $     81
                                                             ========    ========    ========

   The accompanying notes are an integral part of these financial statements.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               YEAR ENDED SEPTEMBER 30,
                                                              --------------------------
                                                               1997      1996      1995
                                                              ------    ------    ------
Supplemental disclosures:
  Cash paid for:
     Interest...............................................  $1,907    $5,368    $4,157
                                                              ======    ======    ======
     Income taxes...........................................  $   42    $   72    $   16
                                                              ======    ======    ======
Supplemental disclosures of non-cash investing and financial activities:
  Payment of employment contract with issuance of...........  $   --    $   --    $  119
                                                              ======    ======    ======
  Contingent shares issuable for additional acquisition
     costs..................................................  $   --    $   --    $  345
                                                              ======    ======    ======
  Reduction in 7% debt as a result of common stock sale.....  $   --    $  956    $   --
                                                              ======    ======    ======
  Reduction in 9 1/4% debt as a result of issuance of
     Notes..................................................  $   --    $8,593    $   --
                                                              ======    ======    ======
  Reduction in 7% debt as a result of indemnity claim
     settlement.............................................  $   --    $   --    $1,224
                                                              ======    ======    ======
  Issuance of common stock for employee bonuses.............  $  154    $   --    $   --
                                                              ======    ======    ======

   The accompanying notes are an integral part of these financial statements.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE FIGURES)

NOTE A -- CURRENT FINANCIAL CONDITION

     During the years ended September 30, 1997, 1996 and 1995 Aurora experienced significant declines in revenues and increasing levels of operating losses. As a result of these losses, at September 30, 1997 Aurora has a deficit of $83,320 in stockholders' equity and negative working capital of $3,113. In addition, since a recapitalization of Aurora in March 1996, Aurora has relied upon the financial support of its largest shareholder for additional capital and to maintain its existing credit facilities. Aurora's losses are expected to continue for the foreseeable future and Aurora will require additional funding and financial support from its largest shareholder or another third party. There can be no assurance that such additional funding and financial support will be available on acceptable terms, or that such funds, if available, would enable Aurora to combine operating. These matters raise substantial doubt about Aurora's ability to continue as a going concern.

     Management has made significant changes in its business to address its adverse financial position. The remaining portion of its depot repair business has been sold. In its asset recovery business, its Scotland facility has been sold and its product selection is limiting its exposure to the price fluctuations in integrated circuits and emphasizing system and sub-systems. In parts service, Aurora is implementing an internet-based, electronic sales and fulfillment system which is expected to reduce inventory exposure, increase order fill rates and be more cost efficient than the existing process. Management believes that, when fully implemented, the new process will be a market advantage over its competition.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization. Aurora Electronics, Inc. operates in one business segment providing spare parts distribution and electronics recycling services to major personal computer manufacturers and field service organizations.

     Principles of Consolidation. The accompanying consolidated financial statements include the accounts of Aurora and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Use of Estimates. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Aurora's industry is subject to significant fluctuations in prices and technologies.

     Cash and Cash Equivalents. Aurora considers all liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

     Inventories. Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Reserves for cost in excess of net realizable value are determined periodically by comparing sales prices and volumes to cost and quantity of inventory on hand.

     Property, Plant and Equipment. Property, plant and equipment is recorded at cost and is depreciated over the estimated useful lives of the related assets by the straight-line method for financial reporting purposes, and accelerated methods with respect to certain assets for income tax purposes. Property, plant and equipment includes computer hardware, software and implementation costs which are purchased, acquired and modified for internal use. Aurora's policy is to capitalize and accumulate such costs as incurred and to commence amortization when placed in service. Leasehold improvements are amortized over the terms of the related leases or their useful lives, whichever is shorter.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

     Intangible Assets. Goodwill associated with the acquisition of MicroLine, Inc. is amortized using the straight-line method over five years. Goodwill resulting from prior acquisitions has been written off. (See Note
G -- Intangible and Other Assets.) Aurora assesses the recoverability of its goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected non-discounted future cash flows over the remaining amortization period. If projected future cash flows indicate that unamortized goodwill will not be recovered, an adjustment is made to reduce the net goodwill to an amount consistent with projected future cash flows discounted at Aurora's incremental borrowing rate. Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions.

     Revenue Recognition. Revenue is recognized upon shipment of products to customers. Aurora warrants products against defects and has policies permitting the return of products under certain circumstances. Provisions are made for warranty costs and returns. Such costs generally have not been material. Aurora does not offer price protection to its customers. Aurora performs ongoing credit evaluations of its customers and has established provisions for potential credit losses.

     Earnings Per Share of Aurora Common Stock. Earnings per share of common stock is based upon the weighted average number of common and common equivalent shares outstanding, less cumulative dividends to holders of Aurora's preferred stock. Outstanding stock options and warrants are treated under the treasury stock method as common stock equivalents when dilution results from their assumed exercise. Aurora's Redeemable Convertible Preferred Stock, 7 3/4% Convertible Subordinated Debentures due April 15, 2001, and 7% Subordinated Convertible Promissory Notes (the "7% Notes") due September 30, 1998, were not common stock equivalents at the time of issuance and are therefore not included in the calculation of primary earnings per share. Fully diluted net earnings per share is not presented as it is anti-dilutive.

     Stock-Based Compensation. In October 1995, the Financial Accounting Standards Board issued SFAS 123 "Accounting for Stock Based Compensation." This standard, if fully adopted, requires the accounting for employee stock-based compensation using a fair value methodology. For stock options, fair value is determined using an option pricing model that takes into account the stock price at the date of grant, the exercise price, the expected life of the option, the volatility of the underlying stock, the expected dividends and the risk-free interest rate. For stock based compensation issued to non-employees, the standard requires measurement based on the value of the related services performed or the stock based compensation issued, whichever is more reliably measurable.

     The adoption of the accounting methodology of SFAS 123 related to employees is optional and as permitted under SFAS 123, Aurora intends to continue to account for employee stock options using the Intrinsic value methodology in accordance with APB Opinion No. 25; however, pro forma disclosure as if Aurora adopted the accounting methodology of SFAS 123 are required to be presented.

     New Accounting Standards. The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." This statement is effective for both interim and annual reporting periods ending after December 15, 1997. SFAS No. 128 replaces primary EPS and basic EPS and fully diluted EPS with diluted EPS. Basic EPS is computed by dividing reported earnings by weighted average shares outstanding. Diluted EPS is computed in the same way as fully diluted EPS, except that the calculation now uses the average share price for the reporting period to compute dilution from options under the treasury stock method.

     In June 1997, the FASB issued SFAS Nos. 130 and 131 "Reporting Comprehensive Income" and "Disclosures about Segments of an Enterprise and Related Information." FASB No. 130 and No. 131 are effective for fiscal years beginning after December 15, 1997, with earlier adoption permitted.

     Aurora does not believe that adoption of these new standards will have a material effect on Aurora.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

NOTE C -- ACQUISITIONS

  Micro-C Corporation ("Micro-C")

     Effective September 30, 1992, Aurora acquired all of the outstanding Common Stock of Micro-C, a recycler of integrated circuits for the electronics industry. The purchase price consisted of $10,949 in cash and the issuance of the 7% Notes in the original principal amount of $7,379. Additionally, the purchase agreement provided for the issuance of up to approximately 447 shares of Aurora's Common Stock valued at $11.20 per share (subject to anti-dilution adjustments) to the sellers over a three year period commencing in 1993. In fiscal 1996, 1995 and 1994, Aurora issued 82, 77 and 61 shares, respectively in connection with the fiscal 1995, 1994 and 1993 operating results. Pursuant to the terms of a settlement agreement, the remaining 227 shares will not be issued.

  FRS, Inc. ("FRS")

     On September 30, 1993, Aurora acquired all of the outstanding Aurora Common Stock of FRS, a provider of maintenance and repair services on selected computer peripherals and products. FRS also provides inventory management control services to certain manufacturers of electronic products and third party maintenance organizations. Pursuant to the Merger Agreement, the total consideration paid to the former shareholders of FRS was approximately $5,400 comprised of cash of approximately $100 and 744 shares of Aurora's Common Stock valued at $7.125 per share (the last closing share price of Aurora's Common Stock prior to signing the Merger Agreement on September 12, 1993).

  Century Computer Marketing ("Century")

     Effective March 1, 1994, Aurora acquired substantially all of the assets and assumed substantially all of the liabilities of Century. Century is a distributor of new and refurbished spare parts to the computer maintenance market, supporting the products of over 500 manufacturers. Pursuant to the terms of the Asset Purchase Agreement, the total consideration paid to Century was approximately $29,000 in cash, $2,000 in Common Stock of Aurora and an additional $2,700 in Common Stock of Aurora. Aurora financed the acquisition of Century with proceeds from a five year $25,000 senior term loan and internally generated cash.

  MicroLine, Inc.

     Effective March 31, 1997, Aurora acquired MicroLine, Inc. the developer and operator of PowerSource On-line, an internet-based information service that matches computer parts buyers to available inventories from distributors that participate in the on-line parts data base of PowerSource. The consideration to the former shareholders of MicroLine was 235,116 shares of common stock of Aurora. The business now operates as the PowerSource Division of AEG.

     All acquisitions have been accounted for by the purchase method of accounting, and accordingly each purchase price has been allocated to the assets acquired and the liabilities assumed based on the estimated fair values at the date of the acquisitions. The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill amortizable over 40 years, or 5 years for MicroLine.

     Goodwill from the Micro-C, FRS and Century acquisitions has been written off. See Note G -- Intangibles and Other Assets.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

     The estimated fair value of assets and liabilities as of the date of the acquisition of MicroLine is summarized as follows:

                                                            MICROLINE
                                                            ---------
Current asset.............................................    $  78
Machinery and equipment...................................       21
Other assets..............................................        3
Goodwill..................................................      496
Liabilities...............................................     (211)
                                                              -----
                                                              $ 387
                                                              =====

NOTE D -- DISCONTINUED OPERATIONS

     Commencing in 1990, Aurora began to discontinue its sporting goods operations and divest itself of the related assets. Effective September 30, 1992, Aurora announced that its remaining sporting goods operations would be accounted for as discontinued operations and the remaining assets would be sold. As of September 30, 1994, no material assets remained related to the discontinued operations. Obligations and contingencies relating to discontinued operations consists primarily of a leased building. (See Note N of the Notes to Consolidated Financial Statements -- Commitments and Contingencies).

NOTE E -- INVENTORIES

     Inventories at September 30, 1997 and 1996 consisted of the following:

                                                               1997      1996
                                                              ------    ------
Spare and repair parts......................................  $  377    $  395
Work in process.............................................      94        59
Finished goods..............................................   2,918     3,644
                                                              ------    ------
          Total inventories.................................  $3,389    $4,098
                                                              ======    ======

NOTE F -- PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at September 30, 1997 and 1996 consisted of the following:

                                                    ESTIMATED LIFE     1997       1996
                                                    --------------    -------    -------
Furniture, fixtures and equipment.................    3 - 5 year      $ 6,707    $ 7,150
Leasehold improvements............................   1 - 5 years        1,112        949
                                                                      -------    -------
                                                                        7,819      8,099
Less accumulated depreciation and amortization....                     (4,796)    (3,288)
                                                                      -------    -------
          Total property, plant and equipment.....                    $ 3,023    $ 4,811
                                                                      =======    =======

     Aurora leases office, processing and warehousing facilities under various operating leases through 2002. Future minimum lease payments under non-cancelable operating leases with remaining terms in excess of one year for the fiscal year ending September 30 are as follows: 1998 -- $988; 1999 -- $941; 2000 -- $539; 2001 -- $58. Rent expense was approximately $1,531, $1,246, and
$1,662 for the years ended September 30, 1997, 1996 and 1995, respectively.

     In connection with changes in the Parts Services Division (formerly Century), Aurora charged $3,390 of capitalized information systems software and development costs to operations in the fourth quarter of fiscal 1997. (See Note G -- Intangibles and Other Assets).

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

NOTE G -- INTANGIBLES AND OTHER ASSETS

     Intangibles and other assets at September 30, 1997 and 1996 consisted of the following:

                                                               1997      1996
                                                              ------    -------
Goodwill....................................................  $  496    $31,730
Database valuation..........................................      --      1,462
Debt issuance costs.........................................   1,741      1,485
Other.......................................................     518        620
Less accumulated amortization...............................    (790)    (2,800)
                                                              ------    -------
                                                              $1,965    $32,497
                                                              ======    =======

     In fiscal 1997, due to continuing declines in the prices for replacement and repair parts, the Parts Services Division (formerly Century) experienced a continued decrease in inventory values and increasing levels of operating losses. As a result management decided to reorganize its parts business to reduce inventory exposure and to more cost effectively deliver parts to its customers. The plan is to utilize the internet-based electronic processing technology acquired in the MicroLine acquisition (see Note C -- Acquisitions) to replace its inventory and labor intensive operating methods. As a result, management charged the remaining balance of goodwill and the database valuation resulting from the acquisition of Century, aggregating $29,602, to operations in the fourth quarter of fiscal 1997. These charges were determined necessary as management estimated that the amortization of the respective intangible balances over their remaining lives would not be recovered through the projected non-discounted future cash flows over their respective remaining amortization periods. Also, the new internet technology made obsolete much of Aurora's capitalized information systems software and development cost and, therefore, $3,390 of formerly capitalized costs were charged to operations in the fourth quarter of fiscal 1997.

     Due to the deterioration of the pricing levels in the integrated circuit market in the latter part of fiscal 1996 and their related negative effects on Aurora's business prospects, management charged the remaining balance of goodwill related to the acquisition of Micro-C, totaling $16,580, to operations in the fourth quarter of fiscal 1996. Also, upon the completion of a major corporate reorganization in the third quarter of fiscal 1995, management charged the remaining balance of goodwill related to the acquisition of FRS, totaling $7,407, to operations in fiscal 1995. These charges were determined necessary as management estimated that the amortization of the respective goodwill balances over their remaining lives would not be recovered through the projected non-discounted future cash flows over their respective remaining amortization periods. Other reductions of goodwill related to the reduction of the notes payable due to the sellers of Micro-C as a result of a favorable arbitration award in April 1995. (See Note H -- Long-term Debt.)

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

NOTE H -- LONG-TERM DEBT

     Long-term debt at September 30, 1997 and 1996 consists of the following:

                                                               1997       1996
                                                              -------    -------
Revolving line of credit....................................  $16,292    $ 6,342
10% Senior subordinated notes...............................    9,727      9,043
7 3/4% Convertible subordinated debentures..................   10,353     10,326
7% Subordinated convertible promissory notes................      883      1,692
Capital lease financing.....................................      507        413
                                                              -------    -------
Total long-term debt........................................   37,762     27,816
Less current portion of long-term debt......................   (1,177)    (1,974)
                                                              -------    -------
                                                              $36,585    $25,842
                                                              =======    =======

  Bank Financing

     In March 1996, in conjunction with the recapitalization of Aurora ("Recapitalization"), Aurora's operating subsidiary, Aurora Electronics Group, Inc. ("AEG"), entered into a Credit Agreement with a group of lenders which provided for up to $35,000 of borrowings for working capital and for approved acquisitions. Borrowings under the Credit Agreement are secured by substantially all of the assets of AEG. The term of the Credit Agreement was originally five years. The interest rate is based on LIBOR plus 2.75% or the Bank's Base Rate plus 1.25%, with interest rate adjustments based on the ratio of total funded senior debt to Aurora's earnings before interest, taxes, amortization and depreciation.

     At June 30, 1996, and at various subsequent dates, AEG was not in compliance with certain financial covenants under the Credit Agreement. To obtain waivers of noncompliance from the lenders, on September 30, 1996, Aurora, AEG and WCAS (Aurora's largest shareholder) entered into a Financial Support Agreement, pursuant to which, with subsequent amendments, WCAS has guaranteed $16,292, the total borrowings currently outstanding under the Credit Agreement, and Aurora has granted WCAS warrants to purchase 2,228 Common Shares at prices ranging from $1.025 to $2.10 per share. At September 30, 1997 the Credit Agreement has been amended to waive all events of non-compliance with financial covenants, to eliminate future financial covenants and to establish the maturity date for the facility as April 30, 1999. At present, no additional borrowings are available under the Credit Agreement.

  10% Senior Subordinated Notes

     In connection with the Recapitalization, Aurora issued 10% Notes to its largest shareholder with a face value of $10 million due September 30, 2001. The Notes are shown net of the value of 607 shares of common stock issued simultaneously with the Notes which is reflected as a discount to the related debt. The discount is being amortized through the maturity date of the 10% Notes. Interest on the Notes is payable on March 31 and September 30 of each year beginning September 30, 1996 through maturity. Unpaid interest totaling $500 was added to the principal balance of the Notes in the fourth quarter of fiscal 1997, pursuant to the terms of the Notes. The proceeds of the Notes were used to repay the 9 1/4% Senior Subordinated Notes due November 1996. (See Note K of the Notes to Consolidated Financial Statements -- Stockholders' Equity.)

  7 3/4% Convertible Subordinated Debentures

     The 7 3/4% Convertible Subordinated Debentures mature April 15, 2001 ("Convertible Debentures") and are shown net of unamortized discount of approximately $98 and $125 at September 30, 1997 and 1996, respectively. Aurora is required to make partial sinking fund payments of approximately $117 and $2,516 in

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

1999 and 2000, respectively. The Convertible Debentures are convertible into Common Stock of Aurora at a conversion price, subject to adjustment in certain instances, of $11.66 per share, and are redeemable at the option of Aurora at face value plus accrued interest thereon. Interest on the 7 3/4% Debentures is payable on April 14 and October 14 of each year through maturity.

  7% Subordinated Convertible Promissory Notes

     In connection with the acquisition of Micro-C, Aurora issued 7% Notes to the sellers aggregating approximately $7,379. In April 1995, Aurora was awarded in arbitration a final settlement which reduced the outstanding balance of the notes to $2,648. Interest on the 7% Notes is payable on March 31 and September 30 of each year beginning March 31, 1993 through maturity. The remaining principal balance of the 7% Notes is due in monthly installments totaling $74 beginning September 30, 1996 through September 30, 1998. The 7% Notes are convertible into shares of Aurora's Common Stock at a rate of $11.20 per share, subject to certain adjustments as defined in the note agreements.

     Subsequent to September 30, 1997, Aurora borrowed $2,800 from its largest shareholder under the terms of a 10% Demand Promissory Note.

  Other Long-term Debt

     Additional long-term debt consists primarily of secured equipment financing and capital lease obligations with interest rates ranging from 8.9% to 12.9%, due in monthly installments through 1999.

     Aggregate maturities of long-term debt for the fiscal years ending September 30 are as follows:, 1998 -- $1,177, 1999 -- $16,586, 2000 -- $2,553 and 2001 -- $17,447.

NOTE I -- INCOME TAXES

     The provision for income taxes consists of the following:

                                                         FOR THE YEARS ENDED SEPTEMBER 30,
                                                        -----------------------------------
                                                          1997         1996         1995
                                                        ---------    ---------    ---------
Current provision (benefit) -- Federal................   $    --      $    --      $    --
                                                         -------      -------      -------
                             -- State.................
          Total current provision.....................        --           --           --
                                                         -------      -------      -------
Deferred provision (benefit):
  Net operating loss generated........................    (4,229)      (4,895)      (3,193)
  Net reversal of non-deductible accruals and
     reserves.........................................     1,358          768          213
  Reserve method for allowances for doubtful
     accounts.........................................       230           83         (146)
  Depreciation........................................    (1,774)       1,467          276
  Goodwill amortization...............................    (9,689)         532          616
  Deferred benefits not currently recognized..........    14,104        2,045        2,234
  Increase in non-utilization of deferred tax asset
     due uncertainty of recovery......................       500        3,234        1,304
  Other...............................................        33           72           16
                                                         -------      -------      -------
          Total deferred provision....................       533        3,306        1,320
                                                         -------      -------      -------
          Total federal income tax provision..........   $   533      $ 3,306      $ 1,320
                                                         =======      =======      =======

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

     The provision (benefit) for income taxes in the accompanying consolidated statements of operations differs from the amount of tax based on the statutory federal income tax rate as follows:

                                                       FOR THE YEARS ENDED SEPTEMBER 30,
                                                       ---------------------------------
                                                         1997         1996        1995
                                                       ---------    --------    --------
Provision (benefits) for income taxes at statutory
  rate...............................................  $(16,684)    $(9,196)    $(4,661)
Nondeductible expenses...............................        30       5,794       3,227
Deferred benefit not currently recognized............     3,860       2,045       2,234
Permanent effect of book/tax adjustments.............    14,104       1,747          --
Increase in non-utilization of deferred tax asset due
  to uncertainty.....................................       500       3,234       1,304
State taxes, net of federal benefit..................    (1,310)       (614)       (823)
Other................................................        33         296          39
                                                       --------     -------     -------
          Total provision for income taxes...........  $    533     $ 3,306     $ 1,320
                                                       --------     -------     -------

     The components of Aurora's deferred income tax benefit are as follows:

                                                              AS OF SEPTEMBER 30,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Reserves for discontinued operations........................  $  1,040    $  1,232
Allowance for doubtful accounts and notes...................       410         640
Inventory reserves..........................................       374         318
Nondeductible accruals......................................       899       1,102
Valuation allowance -- current..............................    (2,723)     (2,792)
                                                              --------    --------
  Current deferred income tax benefit.......................        --         500
                                                              --------    --------
Depreciation................................................       659      (1,115)
Net operating loss carryforwards -- long-term...............    18,381      14,152
Capital loss carryback......................................     2,084       3,218
Tax credits.................................................       273         158
Goodwill amortization.......................................     8,541      (1,148)
Valuation allowance -- long-term............................   (29,938)    (15,265)
                                                              --------    --------
  Long-term deferred income tax benefit.....................        --          --
                                                              --------    --------
                                                              $     --    $    500
                                                              ========    ========

     At September 30, 1997, Aurora had tax basis net operating losses ("NOLs") of approximately $54,513 available to offset future ordinary taxable income. The utilization of Aurora's NOLs will be substantially limited due to the Recapitalization. These carryforwards begin to expire during 2007. The income tax benefit related to these NOLs, as well as to certain reserves recorded by Aurora, have been reflected in the deferred income tax asset accounts to the extent they are considered realizable.

     Aurora has established a valuation allowance for the entire deferred tax asset because it is not likely to be realized in the foreseeable future.

NOTE J -- REDEEMABLE CONVERTIBLE PREFERRED STOCK

     Aurora has issued, in series, Redeemable Convertible Preferred Stock (the "Shares"), primarily to its largest shareholder. The Shares have a par value of $.01 per share and were issued for $100 per share. The Shares have a liquidation preference of $100 per share plus accrued and unpaid dividends. Dividends accrue at 7% per annum. The Shares (including all unpaid dividends) are convertible into common stock of Aurora and are subject to mandatory redemption by Aurora on September 30, 2006 at the price of $100 per share plus all

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES accrued and unpaid dividends to the redemption date. The holders of the Shares have voting rights equivalent to the holders of Common Stock on an "as converted" basis. The issues were:

          Series A -- 400 shares issued concurrent with the Recapitalization with a current conversion price of $1.91 as adjusted for anti-dilution adjustments.

          Series B -- 25 shares issued August 14, 1997 with a current conversion price of $1.37 as adjusted for anti-dilution adjustments.

     Subsequent to September 30, 1997, Aurora issued an additional 45 shares to its largest shareholder.

NOTE K -- STOCKHOLDERS' EQUITY

     Aurora has 1,000 shares of authorized $.01 par value preferred stock, with none issued or outstanding. Aurora has 50,000 shares of authorized $.03 par value Common Stock with 11,590 shares issued and 6,847 shares outstanding at September 30, 1997, (compared to 10,486 and 5,743, respectively, at September 30, 1996).

     In October 1995, Aurora sold 340 shares of Common Stock to investors in a private placement of equity securities in exchange for proceeds totaling $883, net of issuance costs. Proceeds from the offering were used to make the principal payment due September 30, 1996 on the 7% notes payable.

     In March 1996, Aurora completed a comprehensive Recapitalization of Aurora, pursuant to which Aurora (a) sold (i) 400 shares of Redeemable Convertible Preferred Stock, $.01 par value, to WCAS and certain other investors for an aggregate purchase price of $40,000 and (ii) 607 shares of Common Stock, along with a $10,000 10% Senior Subordinated Note due September 2001, to WCAS Capital Partners II, L.P. ("WCAS CP II") for an aggregate purchase price of $10,000, and
(b) repurchased 4,268 shares of Aurora's Common Stock at $2.875 per share pursuant to a tender offer for up to 6,500 shares of Common Stock.

     In consideration for WCAS guaranteeing borrowings under the AEG senior secured revolving credit facility, Aurora has granted WCAS warrants to purchase 2,228 Common Shares at prices ranging from $2.10 to $1.025 per share. See Note H -- Long-term Debt.

     In connection with AEG's prior Senior Credit Agreement dated May 1994, and the Third Amendment effective September 30, 1995 which was repaid in full as part of the Recapitalization, Aurora issued Warrants to the lenders to acquire 397 shares of common stock at $2.18 per share.

NOTE L -- EMPLOYEE STOCK AND SAVINGS PLANS

     Employee stock purchase plan. Effective October 1, 1994, Aurora established an employee stock purchase plan for all eligible employees. Under the plan, shares of Aurora's Common Stock may be purchased at three-month intervals at 85% of the lower of the fair market value on the first or the last day of each three-month period. Employees may purchase shares having a value not exceeding 15% of their gross compensation during an offering period.

     Savings plan. Aurora has a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, participating U.S. employees may defer up to 15% of their pretax salary, but not more than statutory limits. Aurora contributes a discretionary amount, set by the Board of Directors, for each dollar contributed by a participant, with a maximum of 6% of participant earnings. Aurora's matching contribution to the savings plan was $207, $252, and $279 for the years ended September 30, 1997, 1996 and 1995, respectively.

     Stock option plan. Aurora has a stock option plan for directors, officers, and key employees which provides for incentive and nonqualified stock options. A committee comprised of disinterested directors determines the option price (not less than the fair market value of the stock at the date of grant). The options

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES generally expire ten years from the date of grant and generally vest over four years. As of September 30, 1997, options for 4,420 shares were issued and 988 shares were available for future grants under the plan. Options for 200 shares were issued outside the Stock Option Plan. The new stock option plan was instituted at the time of the Recapitalization. At that time, Aurora offered to exchange options issued under prior stock option plans for options under the new plan at the market price per share at the time of the Recapitalization ($2.125).

     Aurora accounts for its stock option plans under APB Opinion No. 25, under which no compensation cost has been recognized. The following pro forma disclosures represent what Aurora's net income and earnings per share would have been had Aurora recorded compensation cost for these plans in accordance with the provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation." (SFAS No. 123).

                                                                1997        1996
                                                              --------    --------
Pro forma net loss applicable to common stockholders........  $(53,497)   $(32,231)
Pro forma EPS...............................................  $  (8.01)   $  (4.50)

     Because the method of accounting required under Statement No. 123 has not been applied to options granted prior to October 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

                                                               OUTSTANDING OPTIONS
                                                     ----------------------------------------
                                                         SHARES
                                                     (IN THOUSANDS)    RANGE OF OPTION PRICES
                                                     --------------    ----------------------
Outstanding at September 30, 1994..................         967           $6.00 -- $12.00
  Granted..........................................       1,130            3.38 --   4.50
  Forfeited........................................        (953)           7.00 --   8.13
Outstanding at September 30, 1995..................       1,144            3.38 --  11.75
  Granted..........................................       4,901            2.13 --   4.19
  Exercised........................................          (1)                  2.13 --
  Forfeited........................................      (2,013)           3.38 --  11.75
Outstanding at September 30, 1996..................       4,031            2.13 --  11.75
  Granted..........................................       1,658            1.00 --   1.75
  Forfeited........................................      (1,269)                  2.13 --
Outstanding at September 30, 1997..................       4,420           $1.00 -- $12.00

     The weighted-average grant-date fair value of options granted during fiscal 1997 and 1996 was $1.18 and $1.67, respectively.

     The 4,420 shares under the 1996 plan outstanding at September 30, 1997 and 1996 have a weighted average exercise price of $1.93 and $2.39, respectively.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1997 and 1996, respectively: risk-free interest rates of 6.5% and 6.6%; no expected dividend yield; expected lives of 4 years; expected volatility of 117% in both years.

     Pursuant to a Tax Indemnity Agreement entered into between Aurora and Sport Supply Group, Inc. ("SSG") in connection with the SSG Public Offering, Aurora agreed to indemnify SSG against certain consolidated income tax liabilities of Aurora incurred prior to the SSG Public Offering. Aurora does not believe that amounts paid, if any, pursuant to these agreements will have a material effect on the results of operations and financial condition of Aurora.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

  Class Action Settlement

     In connection with the settlement of a class action complaint, the parties reached agreement on the terms of a settlement, which required Aurora to contribute $250 in cash and $1,250 in Common Stock priced at the issuance date. The balance of the settlement ($1,500 in cash) was funded by Aurora's insurer. The settlement was approved on September 5, 1995. In fiscal 1997, Aurora issued 775 shares of its Common Stock in final settlement of this action.

NOTE O -- EXPORT SALES AND MAJOR CUSTOMERS

     Export sales to customers in foreign countries amounted to approximately $16,244, $21,192, and $28,032 in fiscal 1997, 1996 and 1995, respectively.
Revenues from Aurora's foreign operations approximated $9,905, $9,278, and $10,109 in 1997, 1996 and 1995, respectively. In fiscal 1997 one customer accounted for approximately 11% of net revenues. One customer accounted for 19% percent or more of net revenues in fiscal 1996 and no customer accounted for more than 10% of net revenues in 1995.

SCHEDULE II

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                             ADDITIONS
                                                      -----------------------
                                        BALANCE AT    CHARGED TO   CHARGED TO
                                       BEGINNING OF   COSTS AND      OTHER                   BALANCE AT END
                                          PERIOD       EXPENSES     ACCOUNTS    DEDUCTIONS     OF PERIOD
                                       ------------   ----------   ----------   ----------   --------------
For the Year Ended September 30, 1997
  Allowance for doubtful accounts....     $1,209         $372         $ --        $  845(1)      $  736
                                          ======         ====         ====        ======         ======
  Reserve for discontinued
     operations......................     $3,068         $ --         $ --        $  478         $2,590
                                          ======         ====         ====        ======         ======
For the Year Ended September 30, 1996
  Allowance for doubtful accounts....     $1,414         $410         $ --        $  615(1)      $1,209
                                          ======         ====         ====        ======         ======
  Reserve for discontinued
     operations......................     $4,073         $ --         $ --        $1,005         $3,068
                                          ======         ====         ====        ======         ======
For the Year Ended September 30, 1995
  Allowance for doubtful accounts....     $1,046         $857         $ --        $  489(1)      $1,414
                                          ======         ====         ====        ======         ======
  Reserve for discontinued
     operations......................     $5,024         $ --         $ --        $  951         $4,073
                                          ------         ----         ----        ------         ------

---------------

(1) Uncollectible accounts written off, net of recoveries.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                              DECEMBER 26,    SEPTEMBER 30,
                                                                  1997            1997
                                                              ------------    -------------
                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................   $   2,571        $     323
  Accounts receivable.......................................       4,393            5,480
  Inventories...............................................       2,989            3,389
  Other current assets......................................         409              449
                                                               ---------        ---------
Total current assets........................................      10,362            9,641
Net property and equipment..................................       2,406            3,023
Total intangible and other assets...........................       1,811            1,965
                                                               ---------        ---------
          Total Assets......................................   $  14,579        $  14,629
                                                               =========        =========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................   $     952        $   1,177
  Accounts payable..........................................       5,741            6,846
  Accrued personnel expenses................................       1,506            1,904
  Accrued interest expense..................................         378              503
  Current portion of reserve for discontinued operations....         702              702
  Other current liabilities.................................         989            1,622
                                                               ---------        ---------
Total current liabilities...................................      10,268           12,754
Long-term portion reserve for discontinued operations.......       1,817            1,888
Total long-term debt........................................      39,640           36,585
Redeemable convertible preferred stock......................      52,033           46,722
Stockholders' equity:
  Common stock..............................................         348              348
  Additional paid-in capital................................      62,438           62,443
  Treasury stock, at cost...................................     (16,639)         (16,639)
  Accumulated deficit.......................................    (135,326)        (129,472)
                                                               ---------        ---------
          Total stockholders' equity........................     (89,179)         (83,320)
                                                               ---------        ---------
          Total Liabilities and Stockholders' Equity........   $  14,579        $  14,629
                                                               =========        =========

   The accompanying notes are an integral part of these financial statements.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                   THREE MONTHS ENDED
                                                              ----------------------------
                                                              DECEMBER 26,    DECEMBER 29,
                                                                  1997            1996
                                                              ------------    ------------
Net Revenues................................................    $ 8,324         $17,248
Cost of sales...............................................      7,049          13,379
                                                                -------         -------
Gross profit................................................      1,275           3,869
Operating Expenses
  Selling, general and administrative.......................      5,122           5,063
  Amortization of intangibles...............................         25             251
                                                                -------         -------
Operating loss..............................................     (3,872)         (1,445)
  Interest expense..........................................     (1,036)           (901)
  Other income (expense)....................................        (94)             22
                                                                -------         -------
Loss before provision for income taxes......................     (5,002)         (2,324)
Provision for income taxes..................................                         (8)
                                                                -------         -------
Net loss....................................................    $(5,002)        $(2,316)
                                                                =======         =======
Dividends on preferred stock................................       (812)           (700)
Net loss to common stockholders.............................    $(5,814)        $(3,016)
                                                                =======         =======
                                                                -------         -------
Basic net loss per common share outstanding.................    $ (0.85)        $ (0.53)
                                                                =======         =======
Average common shares outstanding...........................      6,848           5,743
                                                                -------         -------
Diluted net loss per common and common equivalent share
  outstanding...............................................    $ (0.85)        $ (0.53)
                                                                =======         =======
Average common and common equivalent shares outstanding.....      6,848           5,743

   The accompanying notes are an integral part of these financial statements.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                   THREE MONTHS ENDED
                                                              ----------------------------
                                                              DECEMBER 26,    DECEMBER 29,
                                                                  1997            1996
                                                              ------------    ------------
Cash flows from operating activities:
  Loss from continuing operations...........................    $(5,002)        $(2,316)
     Adjustments to reconcile loss from continuing
      operations to net cash flows from operating
      activities:
       Depreciation and amortization........................        374             722
       Non-cash interest expense............................        397
       Loss on disposition of assets........................         72
       Changes in assets and liabilities, net of
        acquisitions:
          Trade receivables, inventories and other assets...      1,527             859
          Accounts payable, accrued compensation and other
            liabilities.....................................     (2,176)         (1,331)
          Accrued interest and income taxes
            receivable/payable..............................       (126)            (56)
                                                                -------         -------
  Net cash flows from continuing operations.................     (4,934)         (2,122)
  Net cash flows from discontinued operations...............        (72)           (114)
                                                                -------         -------
  Net cash flows from operating activities..................     (5,006)         (2,236)
                                                                -------         -------
Cash flows from investing activities:
  Acquisition of property, plant and equipment..............        (87)           (631)
  Proceeds from sale of assets..............................        330
                                                                -------         -------
  Net cash flows from investing activities..................        243            (631)
                                                                -------         -------
Cash flows from financing activities:
  Payment on debt...........................................       (289)
  Issuance of preferred stock...............................      4,500
  Advances under line of credit.............................                      1,581
  advances under demand notes...............................      2,800
  Repayments under line of credit...........................                       (116)
                                                                -------         -------
  Net cash flows from financing activities..................      7,011           1,465
                                                                -------         -------
Net change in cash and cash equivalents.....................      2,248          (1,402)
Cash and cash equivalents at beginning of period............        323           1,537
                                                                -------         -------
Cash and cash equivalents at end of period..................    $ 2,571         $   135
                                                                =======         =======

   The accompanying notes are an integral part of these financial statements.

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE A. CURRENT FINANCIAL CONDITION

     During the fiscal years ended September 30, 1997, 1996 and 1995 and the first quarter of fiscal 1998, Aurora experienced significant declines in revenues and increasing levels of operating losses. As a result of these losses, at December 26, 1997, Aurora has a deficit of $89,179 in stockholders' equity and working capital of $94. In addition, since a recapitalization of Aurora in March 1996, Aurora has relied upon the financial support of its largest shareholder for additional capital and to maintain its existing credit facilities. Aurora's losses have continued into the current fiscal year, are expected to continue for the foreseeable future, and Aurora will require additional funding and financial support from its largest shareholder or another third party. There can be no assurance that such additional funding and financial support will be available on acceptable terms, or that such funds, if available, would enable Aurora to continue operating. These matters raise substantial doubt about Aurora's ability to continue as a going concern.

     Management has made significant changes in its business to address its adverse financial position. The remaining portion of its depot repair business has been sold. In its asset recovery business, its Scotland facility has been sold and its product selection is limiting its exposure to the price fluctuations in integrated circuits and emphasizing system and sub-systems. In parts service, Aurora is implementing an internet-based, electronic sales and fulfillment system which is expected to reduce inventory exposure, increase order fill rates and be more cost efficient than the existing process.

     On January 30, 1998, Aurora and its largest shareholder, Welsh, Carson, Anderson & Stowe (WCAS), entered into an agreement whereby Aurora would merge with The Cerplex Group, Inc., a supplier of repair services to the electronics industry. As a result of the merger, Cerplex would become a wholly-owned subsidiary of Aurora, and the current equity holders of Cerplex would be entitled to receive in a tax-free exchange approximately 25% of the postmerger, fully-diluted common stock of Aurora, after giving effect to the WCAS financing described below. Under the terms of the agreement, each share of Cerplex common stock would convert into 1.076368 shares of Aurora common stock.

     The merger is subject to Cerplex stockholder approval, regulatory approvals and the satisfaction of certain other conditions precedent, including securing acceptable senior bank financing. Cerplex stockholders holding more than 50% of Cerplex's voting securities have executed proxies and options agreements whereby such holders have committed to voting in favor of the merger. No assurance can be given, however, that the other conditions precedent will be achieved. The merger is expected to completed by the end of April 1998. Following the completion of the merger, Aurora will change its name to The Cerplex Group, Inc. and the combined company will operate under that name.

     Subject to the merger, WCAS has agreed to provide additional financing to Aurora, in the form of $18,000 of new preferred stock and $15,000 of new subordinated debt, and to exchange approximately $11,000 of outstanding Aurora subordinated debt and accrued interest for $3,300 of new preferred stock. After giving effect to the merger and the WCAS financing, WCAS would own approximately 69.2% of the fully-diluted common stock of Aurora. Consequently, if none of the Aurora stockholders (other than WCAS and its affiliates) elect to participate in the rights offering described below, the public stockholders would own approximately 5.8% of the fully-diluted common stock of Aurora following the merger. The proceeds of the WCAS financing and the proposed new senior bank financing would be used to repay approximately $30,000 of outstanding senior bank obligations of Cerplex. In addition, at the effective time of the merger, approximately $18,000 of outstanding subordinated notes of Cerplex, which have been purchased by WCAS, would be canceled and exchanged for $5,700 of the new subordinated notes of Aurora.

     Aurora contemplates offering to all of its existing stockholders the right to purchase a pro rata share of the new preferred stock and new subordinated notes. The rights offering will be made only by means of a

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES prospectus. As noted, any stockholder not electing to participate in this offering would experience substantial dilution of its existing equity interest in Aurora.

     Unless the merger is consummated and the new financing put into place, management believes that Aurora will continue to experience operating losses and negative cash flow in fiscal 1998 and does not have additional funds available to it pursuant to its bank Chase Credit Agreement. WCAS has provided Aurora financial support by loan guarantees, preferred stock purchases and direct loans; however, there can be no assurance that such additional capital will continue be available to Aurora. Absent continued financial support of WCAS, it is unlikely that Aurora can successfully implement its 1998 business plans and strategies.

NOTE B. BASIS OF PRESENTATION

     In the opinion of management, the accompanying balance sheets and related interim statements of operations and cash flows include all adjustments (consisting only of normal recurring items) necessary for their fair presentation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results could differ from those estimates. Interim results are not necessarily indicative of results for a full year.

     Certain information in footnote disclosure normally included in financial statements has been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The information included in this Form 10-Q should be read in conjunction with Management's Discussion and Analysis and financial statements and notes thereto included in the Aurora Electronics, Inc. 1997 Annual Report on Form 10-K.

NOTE C. EARNINGS PER SHARE OF COMMON STOCK

     The Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share" (FAS 128), in February 1997, which is effective for both interim and annual periods ending after December 15, 1997. Aurora has adopted FAS 128 in this first quarter of fiscal 1998. FAS 128 requires the presentation of "basic earnings per share," which represents income available to common stockholders divided by the weighted average number of common shares outstanding for the period. A presentation of "diluted earnings per share" is also required, which is similar to the previous presentation of fully diluted earnings per share. FAS 128 requires restatement of all prior-period earnings per share data presented.

     Aurora's Redeemable, Convertible Preferred Stock, 7 3/4% Convertible Subordinated Debentures due April 15, 2001, and 7% Subordinated Convertible Promissory Notes (the "7% Notes") due September 30, 1997, were not common stock equivalents at the time of issuance and are therefore not included in the calculation of diluted earnings per share.

NOTE D. INVENTORIES

     Inventories consisted of the following:

                                                            DECEMBER 26,    SEPTEMBER 30,
                                                                1997            1997
                                                            ------------    -------------
Spare and repair part.....................................     $  -0-          $  317
Work in process...........................................        107              94
Finished goods and purchased product......................      2,882           2,978
                                                               ------          ------
Total inventories.........................................     $2,989          $3,389
                                                               ======          ======

                   AURORA ELECTRONICS, INC. AND SUBSIDIARIES

NOTE E. WARRANTS

     At June 30, 1996, and at various subsequent dates, Aurora was not in compliance with certain financial covenants under its bank Credit Agreement. To obtain waivers of noncompliance from the lenders, on September 30, 1996, Aurora, and WCAS entered into a Financial Support Agreement, pursuant to which, with subsequent amendments, WCAS has guaranteed $16,292, the total borrowings currently outstanding under the Chase Credit Agreement, and Aurora has granted WCAS warrants to purchase 2,654 Shares of Common Stock at prices ranging from $1.025 to $2.10 per share. The Chase Credit Agreement has been amended to waive all events of non-compliance with financial covenants, to eliminate future financial covenants and to establish the maturity date for the facility as April 30, 1999. At present, no additional borrowings are available under the Chase Credit Agreement.

                            THE CERPLEX GROUP, INC.

        INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES


Independent Auditors Report.................................  F-27
Consolidated Balance Sheets as of December 31, 1997 and
  1996......................................................  F-28
Consolidated Statements of Operations for the years ended
  December 31, 1997, 1996 and 1995..........................  F-29
Consolidated Statements of Stockholders' Equity (Deficiency)
  for the years ended December 31, 1997, 1996 and 1995......  F-30
Consolidated Statements of Cash Flows for the years ended
  December 31, 1997, 1996 and 1995..........................  F-31
Notes to Consolidated Financial Statements..................  F-32
Schedule I -- Condensed Financial Information of Registrant
  as of and for the year ended December 31, 1997............  F-54
Schedule II -- Valuation and Qualifying Accounts for the
  years ended December 31, 1997, 1996 and 1995..............  F-57

     All other financial statement schedules are omitted as the required information is presented in the financial statements or the notes thereto or is not necessary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Cerplex Group, Inc.:

     We have audited the accompanying consolidated balance sheets of The Cerplex Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 1997, as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the consolidated financial statement schedules for each of the years in the three-year period ended December 31, 1997, as listed in the accompanying index. These consolidated financial statements and financial statement schedules are the responsibility of Cerplex's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Cerplex Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

     The accompanying consolidated financial statements and financial statement schedules have been prepared assuming that Cerplex will continue as a going concern. As discussed in Note 20 to the consolidated financial statements, Cerplex has suffered recurring losses from operations, has net stockholders' and working capital deficiencies and does not have the necessary funds to pay its secured and unsecured debt obligations. These factors raise substantial doubt about Cerplex's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 20. The consolidated financial statements and financial statement schedules do not include any adjustments that might result from the outcome of this uncertainty.

                                            KPMG Peat Marwick LLP

Orange County, California
February 25, 1998

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                     ASSETS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Current assets:
  Cash and cash equivalents.................................  $ 16,184    $ 23,782
  Accounts receivable, net of allowances of $7,701 in 1997
     and $9,053 in 1996.....................................     9,710      19,539
  Inventories...............................................     5,522      17,326
  Net assets of discontinued operations.....................        --       1,681
  Prepaid expenses and other current assets.................     3,877       8,146
                                                              --------    --------
  Total current assets......................................    35,293      70,474
Property, plant and equipment, net..........................    22,974      28,039
Goodwill, less accumulated amortization of $2,941 in 1996...        --       4,953
Other long-term assets......................................       971       2,028
                                                              --------    --------
          Total assets......................................  $ 59,238    $105,494
                                                              ========    ========

                     LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Current portion of long-term debt.........................  $ 45,998    $  6,000
  Notes payable.............................................       338       5,026
  Accounts payable..........................................     8,892      19,498
  Accrued and other current liabilities.....................    26,675      25,347
  Income taxes payable......................................       698       1,729
                                                              --------    --------
          Total current liabilities.........................    82,601      57,600
                                                              --------    --------
Long-term debt, less current portion........................     2,960      56,817
Long-term obligations.......................................     6,214       6,214
Commitments and contingencies
Subsequent events
Stockholders' deficiency:
  Preferred Stock, par value $.001 per share; 3,066,340
     shares authorized, none issued and outstanding; 8,000
     shares designated Series B Convertible Preferred Stock
     of which 7,197 are issued and outstanding in 1996......        --       7,197
  Common Stock, par value $.001 per share; 60,000,000 shares authorized; 36,390,084 and 14,110,949 issued and
     outstanding in 1997 and 1996, respectively.............        36          14
  Additional paid-in capital................................    59,718      51,648
  Notes receivable from stockholders........................        --        (139)
  Unearned compensation.....................................        --         (73)
  Accumulated deficit.......................................   (90,901)    (74,414)
  Cumulative translation adjustment.........................    (1,390)        630
                                                              --------    --------
          Total stockholders' deficiency....................   (32,537)    (15,137)
                                                              --------    --------
          Total liabilities and stockholders' deficiency....  $ 59,238    $105,494
                                                              ========    ========

          See accompanying notes to consolidated financial statements.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
Net sales..................................................  $141,408    $191,493    $144,328
Cost of sales..............................................   120,875     165,248     127,817
                                                             --------    --------    --------
  Gross profit.............................................    20,533      26,245      16,511
Selling, general & administrative expenses.................    27,269      39,488      33,805
Restructuring charges......................................     4,307       2,084          --
                                                             --------    --------    --------
  Operating loss...........................................   (11,043)    (15,327)    (17,294)
Equity in earnings from joint venture......................        --         357       2,425
Gain on sale of division and subsidiaries..................     6,213         450          --
Other expense, net.........................................      (786)     (2,881)        (14)
Interest expense, net......................................    (8,223)     (8,269)     (5,075)
                                                             --------    --------    --------
  Loss from continuing operations before taxes.............   (13,839)    (25,670)    (19,958)
Provision for income taxes.................................     2,648       1,718       2,089
                                                             --------    --------    --------
  Loss from continuing operations before discontinued
     operations............................................   (16,487)    (27,388)    (22,047)
                                                             --------    --------    --------
Discontinued operations, net of income taxes:
  Loss from operations.....................................        --          --      (1,966)
  Estimated loss from liquidation of discontinued
     operations............................................        --          --     (15,381)
                                                             --------    --------    --------
  Loss from discontinued operations........................        --          --     (17,347)
                                                             --------    --------    --------
Net loss...................................................  $(16,487)   $(27,388)   $(39,394)
                                                             ========    ========    ========
Basic and diluted loss per share:
  Continuing operations....................................  $  (0.56)   $  (2.24)   $  (1.68)
  Discontinued operations..................................        --          --       (1.33)
                                                             --------    --------    --------
Basic and diluted loss per share...........................  $  (0.56)   $  (2.24)   $  (3.01)
                                                             ========    ========    ========
Weighted average common shares used in the calculation of
  loss per share...........................................    29,610      13,419      13,091
                                                             ========    ========    ========

          See accompanying notes to consolidated financial statements.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                        CONVERTIBLE                                                                     TOTAL
                                      PREFERRED STOCK       COMMON STOCK       ADDITIONAL                           STOCKHOLDERS'
                                      ----------------   -------------------    PAID-IN               ACCUMULATED      EQUITY
                                      SHARES   AMOUNT      SHARES     AMOUNT    CAPITAL      OTHER      DEFICIT     (DEFICIENCY)
                                      ------   -------   ----------   ------   ----------   -------   -----------   -------------
Balance at December 31, 1994........     --    $   --    13,056,997    $13      $47,483     $  (379)   $ (7,632)      $ 39,485
  Stock options exercised...........     --        --        70,683     --           45          --          --             45
  Notes receivable from
    stockholders....................     --        --            --     --           --          73          --             73
  Net loss..........................     --        --            --     --           --          --     (39,394)       (39,394)
  Amortization of unearned
    compensation....................     --        --            --     --           --          71          --             71
  Translation adjustment............     --        --            --     --           --        (112)         --           (112)
                                      ------   -------   ----------    ---      -------     -------    --------       --------
Balance at December 31, 1995........     --        --    13,127,680     13       47,528        (347)    (47,026)           168
                                      ------   -------   ----------    ---      -------     -------    --------       --------
  Stock options and warrants
    exercised.......................     --        --       348,276     --        3,459          --          --          3,459
  Notes receivable from
    stockholders....................     --        --            --     --           --          87          --             87
  Issuance of convertible preferred
    stock...........................  8,000     8,000            --     --           --          --          --          8,000
  Conversion of preferred stock.....   (803)     (803)      634,993      1          661          --          --           (141)
  Discount on issuance of Series B
    Convertible Preferred Stock.....     --    (2,651)           --     --        2,651          --          --             --
  Amortization of discount of Series
    B Convertible Preferred Stock...     --     2,651            --     --       (2,651)         --          --             --
  Net loss..........................     --        --            --     --           --          --     (27,388)       (27,388)
  Amortization of unearned
    compensation....................     --        --            --     --           --          70          --             70
  Translation adjustment............     --        --            --     --           --         608          --            608
                                      ------   -------   ----------    ---      -------     -------    --------       --------
Balance at December 31, 1996........  7,197     7,197    14,110,949     14       51,648         418     (74,414)       (15,137)
                                      ------   -------   ----------    ---      -------     -------    --------       --------
  Stock options and warrants
    exercised.......................     --        --        26,305     --           --          --          --             --
  Reduction of notes receivable from
    stockholders....................     --        --            --     --           --         139          --            139
  Conversion of preferred stock.....  (7,197)  (7,197)   22,252,830     22        7,175          --          --             --
  Net loss..........................     --        --            --     --           --          --     (16,487)       (16,487)
  Amortization of unearned
    compensation....................     --        --            --     --           --          73          --             73
  Issuance of warrants in connection
    with notes payable..............     --        --            --     --          895          --          --            895
  Translation adjustment............     --        --            --     --           --      (2,020)         --         (2,020)
                                      ------   -------   ----------    ---      -------     -------    --------       --------
Balance at December 31, 1997........     --    $   --    36,390,084    $36      $59,718     $(1,390)   $(90,901)      $(32,537)
                                      ======   =======   ==========    ===      =======     =======    ========       ========

          See accompanying notes to consolidated financial statements.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                  YEARS ENDED DECEMBER 31
                                                              --------------------------------
                                                                1997        1996        1995
                                                              --------    --------    --------
Cash flows from operating activities:
  Net loss..................................................  $(16,487)   $(27,388)   $(39,394)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
    Depreciation and amortization...........................     9,557       9,815       8,315
    Amortization and writedown of contract rights...........        --          --         562
    Amortization of unearned compensation...................        73          70          71
    Foreign currency transaction gain (loss)................        41         (43)        (44)
    Non-cash charges related to end-of-life programs........        --          --      14,639
    Non-cash charges for accounts receivable................        --          --       6,820
    Non-cash charge for loss on long-term investment........        --       1,921       3,000
    Restructuring charges...................................     4,307       2,084          --
    Equity in earnings from joint venture...................        --        (357)     (2,425)
    Gain on sale of division and subsidiaries...............    (6,213)       (450)         --
    Gain on sale of fixed assets............................       (17)         --          --
    (Increase) decrease in:
      Accounts receivable...................................     1,235      13,139      (5,817)
      Inventories...........................................     5,138      10,548      (6,845)
      Prepaid expenses and other............................     3,275       3,274       5,143
      Investment in other long-term assets..................        --         (62)     (1,345)
      Net assets of discontinued operations.................        --         916       3,620
    Increase (decrease) in:
      Accounts payable......................................   (12,422)      3,874       9,664
      Accrued liabilities...................................     5,229     (10,656)      1,017
      Income taxes payable..................................    (1,031)       (557)        222
                                                              --------    --------    --------
    Net cash provided by (used in) operating activities.....    (7,315)      6,128      (2,797)
                                                              --------    --------    --------
Cash flows from investing activities:
  Purchase of plant and equipment, net......................    (4,128)     (2,381)     (7,549)
  Acquisition of business, net of cash acquired.............        --       5,147      (4,500)
  Distribution of earnings in joint venture.................        --       3,090          --
  Proceeds from sale of fixed assets........................        70          --          --
  Proceeds from sale of division and subsidiaries net of
    cash divested...........................................    19,341       3,500          --
                                                              --------    --------    --------
    Net cash provided by (used in) investing activities.....    15,283       9,356     (12,049)
                                                              --------    --------    --------
Cash flows from financing activities:
  Net increase (decrease) in notes payable to bank..........    (4,222)     (2,431)     10,700
  Proceeds from long-term debt, net.........................     8,000          --          45
  Proceeds from issuance of common stock, net...............        --         107          --
  Proceeds from issuance of preferred stock.................        --       7,859          --
  Decrease in notes receivables from stockholders...........        --          87          73
  Payments of long-term debt................................   (17,307)       (700)     (1,588)
                                                              --------    --------    --------
    Net cash provided by (used in) financing activities.....   (13,529)      4,922       9,230
                                                              --------    --------    --------
  Effect of exchange rate changes on cash and cash
    equivalents.............................................    (2,037)       (431)        (19)
                                                              --------    --------    --------
    Net increase (decrease) in cash and cash equivalents....    (7,598)     19,975      (5,635)
  Cash and cash equivalents at beginning of year............    23,782       3,807       9,442
                                                              --------    --------    --------
  Cash and cash equivalents at end of year..................  $ 16,184    $ 23,782    $  3,807
                                                              ========    ========    ========
  Supplemental disclosure of cash flow information:
    Cash paid during the year for:
      Interest..............................................  $  5,700    $  6,875    $  5,299
                                                              ========    ========    ========
      Income taxes..........................................  $  3,524    $  1,753    $  1,122
                                                              ========    ========    ========
    Acquisition of businesses:
      Amount paid...........................................  $     --    $ (8,977)   $ (4,500)
      Cash acquired.........................................        --      14,124          --
                                                              --------    --------    --------
                                                              $     --    $  5,147    $ (4,500)
                                                              ========    ========    ========
  Supplemental schedule of non-cash activities:
      Conversion of Series B Convertible Preferred Stock to
       Common Stock.........................................  $  7,197    $    803    $     --
                                                              ========    ========    ========
      Accrued interest added to notes payable...............  $    819    $     --    $     --
                                                              ========    ========    ========
      Exchange of finished goods inventories for trade
       credits..............................................  $     --    $  6,239    $     --
                                                              ========    ========    ========
      Purchase of assets for short term debt................  $     --    $    600    $     --
                                                              ========    ========    ========
      Discount on issuance of Series B Convertible Preferred
       Stock................................................  $     --    $  2,651    $     --
                                                              ========    ========    ========

          See accompanying notes to consolidated financial statements.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) ORGANIZATION AND PRINCIPLES OF CONSOLIDATION

     The Cerplex Group, Inc. ("Cerplex") was incorporated in California in May 1990 and reincorporated in Delaware in November 1993. Cerplex is a leading independent provider of electronic parts repair, spare parts sales and management and logistics services. Cerplex has developed extensive capabilities in the repair, refurbishment, and testing of a wide range of electronic equipment for the computer and peripheral, telecommunications and office automation markets. Cerplex's extensive network of domestic and European facilities enables it to service the diverse needs of leading electronic equipment manufacturers.

     The consolidated financial statements include the accounts of Cerplex and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

(B) CASH AND CASH EQUIVALENTS

     Cerplex considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     In May 1996, Cerplex acquired Cerplex SAS. As part of the acquisition, sufficient cash was provided to fund certain liabilities of Cerplex SAS. Under the terms of the Stock Purchase Agreement, Cerplex has agreed to certain financial covenants over a four year period that limit the amount of dividends and payments in the nature of corporate charges paid by Cerplex SAS. Accordingly, the cash of Cerplex SAS is generally not available for financing operations outside of Cerplex SAS. The cash balance of Cerplex SAS at December 31, 1997 was $14.6 million.

(C) INVENTORIES

     Inventories are stated at the lower of cost (determined by the weighted average method which approximates first-in, first-out) or market.

(D) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation for the plants in the United Kingdom and France is provided utilizing the straight-line method over the estimated useful life of twenty-five years. Depreciation for equipment is provided utilizing the straight-line method over the estimated useful lives (primarily three to five years) of the respective assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or useful life.

(E) GOODWILL AND OTHER LONG-LIVED ASSETS

     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, was being amortized on a straight-line basis over the expected periods to be benefited. Long-lived assets and certain identifiable intangibles to be held and used by Cerplex are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. This Statement also requires that any such assets that are to be disposed of be reported at the lower of carrying amount or fair value less cost to sell, except for assets covered by Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Cerplex has identified

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES certain impairment losses with regards to goodwill (See Note 5) and certain property, plant and equipment (See Note 7) and has accordingly written down the related assets based on their fair market value. Cerplex recorded impairment losses of approximately $4.2 million and $1.2 million in 1997 and 1996, respectively, of which $2.0 and $2.2 are included in restructuring charges and selling, general and administrative expense, respectively, for 1997 and $0.6 million and $0.6 million are included in cost of sales and selling, general and administrative expenses for 1996, respectively, in the accompanying consolidated statements of operations.

(F) OTHER ASSETS

     Long-term investments are recorded at cost. Cerplex periodically assesses whether there has been other than temporary decline in the market value below cost of an investment. Any such decline is charged to earnings resulting in the establishment of a new cost basis for the investment. Debt issuance costs incurred to obtain financing are capitalized and amortized using the straight-line method over the estimated life of the related debt.

     Cerplex has adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Cerplex's reported other investments are classified as available-for-sale under SFAS No. 115. Accordingly, any unrealized holding gains and losses, net of taxes, are excluded from income and recognized as a separate component of equity (deficiency) until realized. At December 31, 1997 and 1996, there were no significant unrealized holding gains or losses. Realized gains, realized losses and declines in value, judged to be other than temporary, are included in other income.

(G) FOREIGN CURRENCY TRANSLATION

     The functional currency for each of Cerplex's foreign subsidiaries is their respective local currency. Assets and liabilities of foreign subsidiaries are translated at year-end rates of exchange and net sales and expenses are translated at the average rates of exchange for the year. Translation gains and losses are excluded from the measurement of net loss and are recorded as a separate component of stockholders' equity (deficiency). Gains and losses resulting from foreign currency transactions are included in net loss.

(H) INCOME TAXES

     Cerplex accounts for income taxes using the asset and liability method for financial accounting and reporting for income taxes. Current and deferred tax balances are determined based on the difference between the financial statement and tax basis of assets and liabilities using tax rates in effect for the year in which the differences are expected to reverse.

(I) FISCAL YEAR-END AND RECLASSIFICATIONS

     Cerplex's fiscal year is the 52 or 53 week period ending on the Saturday closest to December 31. Prior to 1997, Cerplex's fiscal year ended on the Sunday closest to December 31. Cerplex's fiscal years ended on December 27, 1997 for 1997, December 29, 1996 for 1996, and December 31, 1995 for 1995. For purposes of presentation, Cerplex has indicated its accounting year as ending on December
31. Certain reclassifications have been made to the 1996 and 1995 consolidated financial statements to conform to the 1997 presentation.

(J) REVENUE RECOGNITION

     Sales are recognized upon shipment of product to customers. Sales relating to deferred service contracts are recognized over the related contract terms on a straight-line basis.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

(K) NET LOSS PER SHARE

     Effective December 31, 1997, Cerplex adopted SFAS No. 128, "Earnings Per Share". This statement replaces the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All loss per share amounts for all periods have been presented and restated to conform to the SFAS No. 128 requirements (see Note 21).

     Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Discounts on the issuance of Preferred Stock decrease/increase the net income (loss), respectively, for determining basic and diluted net loss per share of Common Stock. Diluted net loss per share excludes the effect of common stock equivalents, because their effect would be anti-dilutive.

(L) FINANCIAL STATEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

(M) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS No. 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 1997 and 1996, the carrying value of all debt approximates fair value as the related interest rates approximate rates currently available to Cerplex. The carrying value of all other financial instruments approximates fair value due to the short-term nature of such instruments.

(N) STOCK OPTION PLAN

     The disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," were effective for transactions entered into in fiscal years that begin after December 15, 1995. This statement encourages entities to account for employee stock option or similar equity instruments using a fair value approach for all such plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Those entities which elect to remain with the accounting in APB No. 25 are required to include pro forma disclosures of net income (loss) and earnings (loss) per share as if the fair value-based method of accounting had been applied. Cerplex has elected to continue to account for such plans under the provisions of APB No. 25.

(O) DISCOUNT ON CONVERTIBLE PREFERRED STOCK

     During the second quarter of 1996, Cerplex issued 8,000 shares of Series B Convertible Preferred Stock at $1,000 per share. The shares were convertible into common stock of Cerplex. (See Note 16.) The discount resulting from the beneficial conversion feature inherent in the transaction of $2.7 million was treated as a dividend and recognized as a return to the preferred stockholders. This feature had no impact on Cerplex's net loss for the year ended December 31, 1996.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

(P) NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS Nos. 130 and 131, "Reporting Comprehensive Income" ("SFAS 130") and "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), respectively (collectively, the "Statements"). The Statements are effective for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting of comprehensive income and its components in annual financial statements. SFAS 131 establishes standards for reporting financial and descriptive information about an enterprise's operating segments in its annual financial statements and selected segment information in interim financial reports. Reclassification or restatement of comparative financial statements or financial information for earlier periods is required upon adoption of SFAS 130 and SFAS 131, respectively. Application of the Statements' requirements is not expected to have a material impact on Cerplex's consolidated financial position, results of operations or loss per share data as currently reported.

NOTE 2 -- ACQUISITIONS AND SALES TRANSACTIONS

     During 1997, 1996 and 1995, Cerplex acquired and sold businesses as described below. The business acquisitions were accounted for by the purchase method of accounting. The results of operations of the acquired and sold businesses are included in Cerplex's consolidated statement of operations for the periods in which they were owned by Cerplex.

INCIRT DIVISION

     Effective April 1, 1996, Cerplex sold its contract manufacturing division in Tustin, California ("InCirT Division") to Pen Interconnect for $3.5 million in cash and approximately $2.0 million in restricted common stock which was valued at fair market value at the time of sale. The gain on the sale of the InCirT Division was $0.5 million. During 1996, Cerplex recorded an impairment charge of $1.1 million due to the permanent decline in the fair market value of the restricted common stock. During 1997, Cerplex sold all of the common stock of Pen Interconnect for $0.5 million, resulting in an additional loss of $0.4 million. The impairment charge and loss on sale of the restricted common stock are included in other expense in the accompanying consolidated statements of operations.

CERPLEX SAS

     In May 1996, Cerplex acquired Rank Xerox Limited's subsidiary ("RXL"), Cerplex SAS, for $6.1 million, including estimated taxes, registration fees, legal, accounting and other out-of-pocket expenses of $1.2 million. Cerplex SAS is the legal successor to Rank Xerox et Compagnie (Rank Xerox SNC), which was transformed immediately prior to the acquisition from societe en nom collectif (a type of partnership) into a societe par actions simplifee (a form of limited liability company), at which time its name was changed to Cerplex SAS. Cerplex SAS performs repair and refurbishment services primarily for large copiers in the northern region of France, near Lille. Based on the allocation of the purchase price to the fair value of the assets and liabilities (including long-term obligations for taxes and employment related matters) related to the acquisition, Cerplex reduced other long-term assets by the amount of negative goodwill ($1.5 million) in accordance with APB No. 16, Business Combinations. As part of the acquisition, RXL provided sufficient cash to fund certain liabilities of Cerplex SAS. Under the terms of the Stock Purchase Agreement, Cerplex has agreed to certain financial covenants over a four-year period that limit the amount of dividends and payments in the nature of corporate charges paid by Cerplex SAS; the maintenance of Cerplex SAS's current ratio greater than one; and restrictions on guarantees with respect to Cerplex and its subsidiaries (excluding Cerplex SAS). Accordingly, $14.6 million cash of Cerplex SAS, at December 31, 1997, is generally not available to Cerplex for financing operations outside of Cerplex SAS. In addition, Cerplex SAS entered into a

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES four-year Supply and Services Agreement with RXL to provide repair and refurbishment services with guaranteed levels of production hours (at standard rates) that decline over the period of the contract.

MODCOMP/CERPLEX, L.P.

     In April 1996, Cerplex acquired the remaining 51% interest in MODCOMP/Cerplex, L.P. ("MODCOMP/Cerplex") for $2.8 million. As a result of acquiring the remaining interest in MODCOMP/Cerplex, Cerplex consolidated the results of operations and financial position of this entity effective April 1996. Prior to April 1996, Cerplex recorded its 49% interest in MODCOMP/Cerplex using the equity method of accounting. The fair value of the assets and liabilities acquired exceeded the purchase price by approximately $2.0 million, resulting in negative goodwill. In accordance with APB No. 16, Business Combinations, Cerplex reduced other long-term assets to zero and recorded the remaining amount as negative goodwill ($0.5 million) which was being amortized into operations over a five year period. Effective June 30, 1997, Cerplex sold this subsidiary for approximately $8.5 million in cash resulting in a loss of approximately $0.4 million.

PERIPHERAL COMPUTER SUPPORT, INC.

     In June 1995, Cerplex acquired 100% of the stock of Peripheral Computer Support, Inc. ("PCS") for $4.5 million plus a contingent earnout up to an additional $1 million depending on future performance. Half of the earnout was paid in 1996 and the remaining half paid from proceeds of the subsequent sale in April 1997. PCS provides disk drive repairs and services in the United States and Europe. In connection with the acquisition, Cerplex recorded goodwill of $3.1 million.

     On April 11, 1997, Cerplex sold PCS for $14.5 million in cash and the cancellation of $500,000 of indebtedness. Of such amount, $8.3 million was used to pay down bank debt, $0.5 million was placed into escrow, and approximately $0.8 million was used to pay expenses associated with the transaction. The escrow deposit will be used to pay or reimburse any losses or tax liabilities, as defined in the Purchase Agreement and Tax Allocation Agreement, respectively, or any other amounts incurred by the purchaser or PCS in connection with the sale. Subject to resolution of certain pending tax audit issues with PCS, Cerplex is entitled to any amounts remaining in the escrow deposit on the first anniversary of the closing date. The gain on the sale of PCS was $6.6 million (excluding the proceeds in escrow).
                                     ******

     Assuming the sales of MODCOMP/Cerplex, L.P. and PCS occurred at the beginning of 1997, the pro forma results of operations of Cerplex for the year ended December 31, 1997 would have been as follows:

                                                                  PRO FORMA
                                                                 (UNAUDITED)
                                                          -------------------------
                                                          (IN THOUSANDS, EXCEPT FOR
                                                               PER SHARE DATA)
Net sales...............................................          $119,432
Net loss................................................           (22,869)
Basic and diluted net loss per share....................             (0.77)

NOTE 3 -- DISCONTINUED OPERATIONS

     In September 1995, Cerplex decided to discontinue its end-of-life programs segment of the business through a liquidation of remaining operations. In connection with the decision to discontinue its end-of-life programs, Cerplex provided $15.4 million for the estimated loss from liquidation of these operations, primarily related to estimated losses from disposition of inventory and fixed assets and write-off of other related assets.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

     The net assets of the discontinued operations at the end of December 1996 were comprised of the following:

                                                                     1996
                                                            ----------------------
                                                            (DOLLARS IN THOUSANDS)
Accounts receivable.......................................          $  821
Inventories...............................................             297
Other assets..............................................             599
Accounts payable..........................................             (36)
                                                                    ------
                                                                    $1,681
                                                                    ======

     During 1997, the above net assets of the discontinued operations were substantially liquidated.

     The estimated loss on liquidation of its end-of-life programs has been accounted for as discontinued operations and prior period financial statements were restated to reflect discontinuance of this segment of the business as shown below:

                                                                     1995
                                                            ----------------------
                                                            (DOLLARS IN THOUSANDS)
Net sales.................................................         $ 19,815
Net loss before taxes.....................................           (1,924)
Provision for taxes.......................................               42
                                                                   --------
Net loss from discontinued operations.....................           (1,966)
Estimated loss from liquidation of discontinued
  operations..............................................          (15,381)
                                                                   --------
Net loss from discontinued operations.....................         $(17,347)
                                                                   ========

NOTE 4 -- RESTRUCTURING CHARGES

     During the second quarter of 1997, Cerplex's Board of Directors authorized and committed management to implement a consolidation and cost reduction plan to reduce North America staffing levels by 16%, eliminating 125 positions. As part of the restructure, Cerplex closed its Poughkeepsie, New York operation, relocating it to Lawrence, Massachusetts. In addition, Cerplex consolidated its Redmond, Washington and Tustin, California operations, transferring their service programs to Cerplex's hub-based operations in northern and southern California, Kentucky and Massachusetts. As a result of these actions, Cerplex recorded a restructuring charge of $4.3 million, primarily consisting of approximately $0.8 million for severance and termination benefits, approximately $1.5 million relating to lease termination costs and approximately $2.0 million relating to the write-down of plant and equipment related to vacated facilities. During the remainder of 1997, Cerplex paid approximately $1.1 million of severance and termination benefits and lease payments on vacated facilities. The remaining balance of $1.2 million at December 31, 1997 mainly consists of lease obligations for excess facilities and remaining severance and termination benefits, and is expected to be paid in 1998.

     During the third quarter of 1996, Cerplex closed its contract manufacturing operations in Texas and its computer training operations in Redmond, Washington. In connection with the closure of these operations, Cerplex recorded restructuring charges of $2.1 million. The restructuring charges were related to: (1) write-downs of property and equipment and other assets to future net cash flows expected to be generated by the assets; and (2) accruals for lease commitments, severance pay for approximately 180 employees and costs to complete closure of the facilities. During the fourth quarter of fiscal 1996, the restructuring provision was fully utilized.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

NOTE 5 -- GOODWILL

     During the second quarter of 1997, Cerplex wrote-off $1.1 million of goodwill as a result of continued declining sales based at its Leeds, England operation and $3.2 million in connection with the sale of PCS. Cerplex also wrote-down an additional $0.5 million in goodwill in the second quarter of 1997 as a result of facility closures. During the fourth quarter of 1996, Cerplex wrote-off $0.6 million of goodwill relating to its Apex division as it was not deemed recoverable.

NOTE 6 -- INVENTORIES

     Net inventories consist of the following:

                                                                    DECEMBER 31
                                                              -----------------------
                                                                1997          1996
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
Spare and repair parts......................................   $4,914       $11,455
Work-in-process.............................................      387         2,107
Finished goods..............................................      221         3,764
                                                               ------       -------
                                                               $5,522       $17,326
                                                               ======       =======

NOTE 7 -- PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is comprised of:

                                                                   DECEMBER 31
                                                              ----------------------
                                                                1997         1996
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Land........................................................  $  5,482     $  3,358
Buildings...................................................     9,855       12,810
Office furniture and fixtures...............................     1,646        1,672
Leasehold improvements......................................     2,308        3,784
Machinery and equipment.....................................     9,565       10,244
Test equipment and tooling..................................     1,770        1,740
Computer equipment..........................................     5,446        6,260
Other.......................................................     1,220        1,109
                                                              --------     --------
                                                                37,292       40,977
Less: accumulated depreciation and amortization.............   (14,318)     (12,938)
                                                              --------     --------
                                                              $ 22,974     $ 28,039
                                                              ========     ========

     During the second quarter of 1997 and the and third quarter of 1996, Cerplex recorded impairment charges of approximately $2.2 and $0.5 million, respectively, relating to property, plant and equipment as a result of facility closures and idle equipment.

NOTE 8 -- LUCENT LITIGATION AND OTHER

     During 1996, Cerplex acquired inventory consisting of used telephones from Lucent. At December 31, 1996, Cerplex had $5.9 million of inventory, production cost commitments and assets, related to the telephones acquired from Lucent, which were subsequently sold for an equal value of trade credits to a Company that specializes in worldwide corporate bartering. Cerplex agreed to continue to repair and refurbish the remaining telephones and deliver all of the finished telephones to the barter company. In accordance with authoritative accounting literature regarding barter credits, the trade credits were stated at the fair market

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES value of the inventory transferred, and were included in prepaid expenses and other current assets in the accompanying consolidated balance sheet at December 31, 1996. In June 1996, Cerplex executed a promissory note bearing interest at 9.75% in the amount of $4.6 million payable on September 15, 1996 in favor of Lucent, reflecting a portion of the amount invoiced to Cerplex by Lucent. Lucent had invoiced Cerplex for an additional $0.6 million. Due to the quality of the inventory and the lack of availability of spare parts to effect repairs, Cerplex believed it had claims against Lucent. On October 7, 1996, Cerplex filed a lawsuit against Lucent in the Orange County Superior Court seeking to have the Lucent note declared invalid. On November 6, 1996, Lucent filed a cross-complaint seeking payment of the Lucent Note, alleging damages for breach of contract and seeking a constructive trust on any proceeds from the sale of the telephones.

     On October 10, 1997, Cerplex executed a settlement agreement with Lucent pursuant to which Cerplex paid Lucent $150,000 and assigned all of the trade credits previously received by Cerplex in exchange for the phones. Cerplex also agreed to pay Lucent an additional $350,000 in six months or from any future sales of phones or proceeds from any insurance claims relating to the phone remarketing program, whichever comes first. In connection with this settlement, Cerplex agreed to a stipulation for entry of judgment in the amount of $350,000. Lucent has agreed not to enforce the stipulated judgment and to dismiss the action if Cerplex pays Lucent the additional $350,000 within six months. As a result of the settlement, Cerplex reversed approximately $2.8 million in valuation reserves during the third quarter of 1997. Cerplex determined that the allowance was not necessary in light of the above mentioned settlement which was substantially completed in September 1997.

     Cerplex is involved in legal proceedings from time to time in the ordinary course of its business. Management does not believe any existing claims would have a material adverse effect upon the financial position, results of operations or liquidity of Cerplex.

NOTE 9 -- ACCRUED AND OTHER CURRENT LIABILITIES

     Accrued and other current liabilities are comprised of:

                                                                   DECEMBER 31
                                                              ----------------------
                                                                1997         1996
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Accrued payroll and benefits................................   $12,957      $11,063
Contractual obligations.....................................     4,799        2,359
Accrued interest............................................     1,392        1,411
Deferred revenue............................................     4,113           66
Other.......................................................     3,414       10,448
                                                               -------      -------
                                                               $26,675      $25,347
                                                               =======      =======

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

NOTE 10 -- LONG-TERM DEBT

     Long-term debt is comprised of:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1997       1996
                                                              --------    -------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
Senior Term Loan(a).........................................  $ 29,945    $44,741
Series A 9.5% Senior Subordinated Notes(b)..................    15,813     14,601
Secured note payable to customer(c).........................     2,960      2,970
Other.......................................................       240        505
                                                              --------    -------
                                                                48,958     62,817
Less current portion........................................    45,998     (6,000)
                                                              --------    -------
Long-term debt..............................................  $  2,960    $56,817
                                                              ========    =======

(a) Cerplex's senior credit agreement was established in October 1994 (the "Credit Agreement") with a group of banks led by Wells Fargo Bank (the "Lenders"). During part of 1996 and 1997, Cerplex was in default of various covenants in the Credit Agreement, which resulted in a series of waivers and amendments to the agreement. In April 1996, Cerplex entered into an amended Credit Agreement that reduced the maximum amount under the line of credit from $60.0 million to $48.0 million and required reductions in the total commitments to $47.0 million by September 30, 1996, to $45.0 million by December 31, 1996 and to $43.0 million by March 31, 1997. The interest rate on the Agreement was increased to prime plus 2.25% and the maturity accelerated from October 1997 to March 31, 1997. In consideration for the amendment, Cerplex provided the lenders with warrants to purchase 125,000 shares of common stock at $6 per share and paid certain commitment fees and out-of-pocket expenses.

     In November 1996, Cerplex entered into amendments to the Credit Agreement. As compensation for the amendments, Cerplex repriced the 125,000 warrants issued in April 1996 from $6.00 per share to $2.50 per share (See Note 16).

     In April 1997, the agreement was again amended to provide for borrowings comprising a revolver and a term loan. The revolver had a maximum amount available of $6.0 million. The interest rate on the revolver was the prime lending rate plus 2.25%. The term loan was for $38.9 million and carried an interest rate of prime lending rate plus 3.125%. In addition, Cerplex must use to pay down the term loan 66.67% of all cumulative cash flow in excess of $9.0 million during 1997, and generally 66.67% of all proceeds from asset, stock investment and subsidiary sales, as well as 25% of the proceeds of any equity offerings. Cerplex reduced the term loan and the revolver by an aggregate of approximately $8.25 million on April 11, 1997 in connection with the sale of PCS. The amended Credit Agreement expires May 1, 1998. In consideration for the amendment to the Credit Agreement, Cerplex was required to provide the lenders with warrants to purchase 750,000 shares of Cerplex's common stock at an exercise price of $0.60, and to pay certain commitment fees and out-of-pocket expenses. In addition, the warrants issued April 1996 were repriced to an exercise price of $0.60 (See Note 16). The April 1997 amendment to the Credit Agreement included revised covenants for profitability, current ratio, minimum tangible net worth, leverage and working capital.

     In June 1997, Cerplex and the Lenders entered into another amendment to the Credit Agreement (the "Sixth Amendment") which eliminated or revised certain covenants. On August 6, 1997, the Credit Agreement was again amended to reduce the maximum amount available under the revolver to $4,886,984. The interest rate on revolving loans outstanding on August 6, 1997 was changed to the prime lending rate plus 2.00% per annum; however, the interest rate for all new revolving loans after August 6, 1997 is 15%. The term loan was also reduced to $31,371,520 and now carries an interest rate at the prime lending rate plus 3.125%. The interest rate payable under the Credit Agreement was increased significantly and is subject to significant

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES further increases because Cerplex did not repay the balance outstanding under the Credit Agreement at September 1, 1997. The interest rates under the term loan and revolver increase by 1% per month, effective September 1, 1997, for each month which such obligations are not paid in full, up to a maximum of 4%. At December 31, 1997, the interest rates were 15.625% and 19% for the term loan and revolver, respectively. In addition, the mandatory pay down of the term loans and/or the revolving loans with the proceeds of any equity offering has been reduced from 25% to 20%, although the first $1,500,000 of any equity offerings must be used to permanently reduce the term loans and/or the revolver. Under the new agreement, $6,051,000 of the net proceeds from the sale of Modcomp was used to pay down the term loan, and $2,000,000 of proceeds were used to pay down the revolver. Cerplex reborrowed $2,000,000 of the Modcomp proceeds that was used to pay down the revolver. The Sixth Amendment also resulted in revised financial covenants.

     The Sixth Amendment required the issuance of warrants to the Lenders to purchase 1,262,188 shares of Common Stock at $0.59 per share and the execution of an amendment with the holders of the Company's Senior Subordinated Notes (See
Note 16).

     On January 30, 1998, the Credit Agreement was again amended to add a minimum consolidated adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") requirement, further restrict Cerplex's ability to pay dividends on shares and make other junior payments and add as an event of default under the Credit Agreement the parties' termination of the Merger Agreement (See Note 19) and the failure to take certain steps necessary to consummate the merger by certain deadlines prescribed by the Credit Agreement. In addition, under the January 1998 amendment agreement, Citibank agreed to waive compliance with certain requirements of the Credit Agreement, including permitting up to $10,000,000 to be loaned by Aurora to Cerplex, permitting execution of the Merger Agreement and consummation of the merger (See Note 19) and waiving all other financial covenants for Cerplex's fiscal quarter ended December 31, 1997 and for the period from and including December 31, 1997 to and excluding April 30, 1998.

(b) In November 1993, Cerplex sold $17.3 million in principal amount of its Series A 9.0% (changed to 9.5% in October 1994) Senior Subordinated Notes ("Series A") and $5.7 million in principal amount of its Series B 9.0% Senior Subordinated Notes ("Series B") with 920,000 detachable warrants to purchase common stock under Note Purchase Agreements. The detachable warrants were issued at the option price of $.01 per share, resulting in an original issue discount of $3.6 million. In May 1994, Cerplex extinguished early its Series B at the principal amount of $5.7 million. The unamortized balance of the original issue discount relating to Series A was $1,876,000 and $2,381,000 at December 31, 1997 and 1996, respectively. The Series A Senior Subordinated Notes accrued interest at the rate of 9.5% per annum, payable quarterly, with principal amount thereof payable in three installments in November 1999, 2000 and 2001. Cerplex is subject to certain financial and other covenants which include restrictions on the incurrence of additional debt, payment of any dividends and certain other cash disbursements as well as the maintenance of certain financial ratios.

     During part of 1996, Cerplex was in default of various covenants under the Note Purchase Agreements, which resulted in a series of waivers and amendments. In April 1996, Cerplex entered into an amendment to the Note Purchase Agreements which revised the covenants for maximum leverage, net worth and fixed charges. In consideration for the amendment to the Note Purchase Agreements, Cerplex was required to provide the Lenders 1,000,000 warrants to purchase common stock at $6.00 per share. The warrants issued pursuant to the amended Note Purchase Agreements, and the amended Credit Agreement discussed above, were recorded at fair market value with such amount amortized as a charge against income over the period of the debt. In November 1996, Cerplex entered into another amendment to the Note Purchase Agreements which revised certain financial covenants. As compensation for the amendment, Cerplex repriced the warrants issued in April 1996 from $6.00 per share to $2.50 per share (See Note 16).

     In 1997, Cerplex was again in default under the Note Purchase Agreements. In April 1997, the Note Purchase Agreements were again amended revising certain covenants. Interest is now payable semi-annually

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES instead of quarterly. The term of the Note Purchase Agreements are unchanged from the prior agreement. In consideration for the amendment, Cerplex repriced the warrants issued in April 1996 to the April 4, 1997 market price of $0.60 per share.

     On June 30, 1997, Cerplex received waivers with respect to various provisions of the Amended and Restated Note Purchase Agreement. On August 20, 1997, Cerplex completed negotiations with the subordinated note holders to further amend the Amended and Restated Note Purchase Agreement resulting in the First Amendment Agreement to the Amended and Restated Note Purchase Agreement. The First Amendment Agreement increased the interest rate to 15%. The interest payment of $819,375 that was due on August 19, 1997 was added to the principal balance, which increased the principal outstanding under the Amended and Restated Note Purchase Agreement to $18,069,375. Cerplex was also required to issue warrants for 500,096 of shares of Common Stock at $0.59 per share (See
Note 16). Beginning in March 1998, interest is payable monthly, however, Cerplex may elect to add the portion of interest representing the difference between 9.5% and 15% to the outstanding principal balance. As of December 31, 1997, Cerplex was not in compliance with the covenants under the Amended and Restated Note Purchase Agreement. In addition, the covenants as currently cast will be significantly more restrictive as of June 1998. Therefore, Cerplex believes that it will be in default again under such agreement at that time unless it is able to successfully renegotiate the covenants. Therefore, the outstanding balance of this note has been classified as current in the accompanying December 31, 1997 consolidated balance sheet. If Cerplex repays the balance outstanding under the Amended and Restated Note Purchase Agreement on or before August 19, 1998, the portion of interest expense representing the difference between 9.5% and 15% will be forgiven and the warrants for 500,096 shares will be canceled.

     On January 30, 1998 Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS") purchased from the existing holders the Series A and warrants to purchase an aggregate of 1,500,096 shares of Cerplex Common Stock. The purchase price for the Series A and warrants was equal to 30% of the outstanding principal and accrued interest as of that date. The prior holders of the Series A retained the original warrants. WCAS agreed to waive all covenants and defer the February 19, 1998 scheduled interest payment and to add such amount to the outstanding principal balance of the Series A. WCAS agreed that, immediately preceding the merger, the warrants it acquired will be terminated and will not be considered outstanding in determining the consideration to be received by the Cerplex stockholders in the merger. WCAS also agreed that the Series A will be exchanged for Senior Subordinated Notes of Aurora at an exchange rate which will reduce the principal outstanding to an amount equal to the amount paid by WCAS for the Series A. If the merger is not consummated, Cerplex has the option for a thirty
(30) day period to acquire the Series A and related warrants from WCAS for an amount equal to the purchase price paid by WCAS.

(c) In July 1994, Cerplex acquired the operating assets of BT Repair Services for cash and a L2.5 million non-interest bearing note (approximately $3.9 million at December 31, 1994) secured by the land and buildings. The note is payable at the earlier of the point when orders from the customers reach a cumulative L78 million (approximately $122 million) or five years from the acquisition date. Cerplex is committed to pay BT L1.8 million (approximately $3.0 million as of December 31, 1997) in 1999 or earlier if certain sales volumes are reached. As of December 31, 1997, required sales volumes had not yet been met. Management currently estimates that the note will not be repaid until 1999.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

NOTE 11 -- INCOME TAXES

     Components of income (loss) from continuing operations before taxes consist of the following:

                                                           YEARS ENDED DECEMBER 31
                                                       -------------------------------
                                                         1997        1996       1995
                                                       --------    --------   --------
                                                           (DOLLARS IN THOUSANDS)
North America........................................  $(19,239)   $(30,557)  $(40,185)
Europe...............................................     5,400       4,887      2,922
                                                       --------    --------   --------
                                                       $(13,839)   $(25,670)  $(37,263)
                                                       ========    ========   ========

     The income tax expense (benefit) consists of the following:

                                                            1997      1996      1995
                                                           ------    ------    ------
                                                             (DOLLARS IN THOUSANDS)
Current:
  Federal................................................  $   --    $   --    $   --
  Foreign................................................   3,428     1,451     1,911
  State..................................................      --        40        65
                                                           ------    ------    ------
                                                            3,428     1,491     1,976
                                                           ------    ------    ------
Deferred:
  Federal................................................      --        51        32
  Foreign................................................    (780)      161        (4)
  State..................................................      --        15       127
                                                           ------    ------    ------
                                                             (780)      227       155
                                                           ------    ------    ------
                                                           $2,648    $1,718    $2,131
                                                           ======    ======    ======

     The income tax expense was allocated as follows:

                                                            1997      1996      1995
                                                           ------    ------    ------
                                                             (DOLLARS IN THOUSANDS)
Income from continuing operations........................  $2,648    $1,718    $2,089
Discontinued operations..................................      --        --        42
                                                           ------    ------    ------
                                                           $2,648    $1,718    $2,131
                                                           ======    ======    ======

     The tax rate reconciliation is comprised of the following:

                                                          1997      1996       1995
                                                         -------   -------   --------
                                                            (DOLLARS IN THOUSANDS)
Computed expected tax benefit..........................  $(4,590)  $(8,727)  $(12,684)
State income taxes, net of federal.....................       --      (509)    (3,909)
Goodwill amortization..................................       --        --       (129)
Investments............................................       --        --        268
Passive foreign investment income......................    1,861       782         --
Foreign tax rate differences...........................      720        --         --
California net of operating loss not eligible for
  carryforward.........................................      120       347        824
Change in valuation allowance..........................    4,459     9,421     17,703
Other..................................................       78       404         58
                                                         -------   -------   --------
                                                         $ 2,648   $ 1,718   $  2,131
                                                         =======   =======   ========

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                         1997       1996       1995
                                                        -------    -------    -------
                                                           (DOLLARS IN THOUSANDS)
Deferred tax assets:
  Net operating loss carryforwards....................  $19,879    $16,396    $ 8,289
  Bad debts...........................................    2,956      3,150      1,802
  Foreign tax credits.................................    5,714      3,430      1,741
  Inventories.........................................    1,011        991      1,712
  Investments.........................................    1,195      1,200      1,402
  Property, plant and equipment.......................      935        844        940
  Accrued liabilities.................................    1,103        301        765
  Discontinued operations.............................       --        620        677
  Amortization of intangibles.........................       --        174        645
  Minimum tax credit..................................       35        157        157
  Other...............................................       --         --         77
                                                        -------    -------    -------
  Total gross deferred tax assets.....................   32,828     27,263     18,207
  Less valuation allowance............................  (31,684)   (27,225)   (17,804)
                                                        -------    -------    -------
  Net deferred tax asset..............................    1,144         38        403
Deferred tax liabilities..............................     (364)       (38)      (176)
                                                        -------    -------    -------
Net deferred tax assets...............................  $   780    $    --    $   227
                                                        =======    =======    =======

     SFAS No. 109, "Accounting For Income Taxes," provides for the recognition of deferred tax assets if realization of such assets is more likely than not. Cerplex's valuation allowance reduced the deferred tax asset to the amount realizable. Cerplex has provided a valuation allowance against net federal and state deferred tax assets due to uncertainties surrounding their realization. The remaining net deferred tax asset relates to temporary differences from Cerplex's foreign operations. Management believes that it is more likely than not that the tax benefit will be realized from either profitable future foreign operations or carryback to taxes previously paid.

     At December 31, 1997, Cerplex had net operating loss carryforwards ("NOLs") of approximately $57.0 million for federal income tax purposes. If not utilized earlier, the federal NOLs will start expiring in the year 2009. At December 31, 1997, Cerplex had a NOL of approximately $5.7 million for California income tax purposes. The California NOL carryforward is limited to 50% of the apportioned California loss. If not utilized earlier, the California NOLs will start expiring in the year 2000. Cerplex also has Foreign Tax Credit carryforwards for federal income tax purposes of approximately $5.7 million which are available to offset federal income tax through the year 2000.

     Certain changes in stock ownership can result in a limitation on the amount of net operating loss and tax credit carryovers that can be utilized each year. Cerplex may undergo such an ownership change as a result of an upcoming merger (See Note 19), pending shareholder and regulatory approval. Consequently, utilization of the net operating loss carryforwards and the deduction equivalent of tax credit carryforwards will be significantly limited in future years.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

NOTE 12 -- GEOGRAPHIC SEGMENTS

     The following table reflects information with respect to Cerplex's North America and International operations:

                                                         YEARS ENDED DECEMBER 31
                                                     --------------------------------
                                                       1997        1996        1995
                                                     --------    --------    --------
                                                          (DOLLARS IN THOUSANDS)
Net sales:
  North America....................................  $ 57,791    $112,594    $107,795
  Europe...........................................    83,617      78,899      36,533
                                                     --------    --------    --------
                                                     $141,408    $191,493    $144,328
                                                     ========    ========    ========
Net income (loss):
  North America....................................  $(19,397)   $(30,851)   $(41,247)
  Europe...........................................     2,910       3,463       1,853
                                                     --------    --------    --------
                                                     $(16,487)   $(27,388)   $(39,394)
                                                     ========    ========    ========
Identifiable assets:
  North America....................................  $ 12,006    $ 48,617    $ 83,630
  Europe...........................................    47,250      59,927      21,058
  Eliminations.....................................       (18)     (3,050)     (2,795)
                                                     --------    --------    --------
                                                     $ 59,238    $105,494    $101,893
                                                     ========    ========    ========

NOTE 13 -- INVESTMENT AND RETIREMENT PLANS

     During 1995, Cerplex established a 401(k) Retirement Savings Plan for its U.S. employees ("U.S. Plan"). Each participant may contribute up to 15% of his compensation into the U.S. Plan subject to maximum limitations based on compensation and Internal Revenue Service regulations. Cerplex does not make any matching contributions into the U.S. Plan. In the event of a plan termination, all participants are entitled to receive a distribution equal to their account balance at that date.

     In October 1996, Cerplex established a defined contribution plan for the employees of Cerplex Ltd., a wholly-owned subsidiary of Cerplex operating in the United Kingdom ("U.K. Plan"), not covered by the U.K. Pension Plan (see below). Participating employees are allowed to contribute either 3% or 6% of their annual compensation subject to maximum limitations based on compensation and Inland Revenue Service regulations. Cerplex contributes an amount equal to 100% of the employee's contributions in connection with the U.K. Plan. Company contributions vest immediately. In the event the U.K. Plan is terminated, all participants are entitled to receive a distribution equal to their account balance at that date. Contributions to the U.K. Plan were approximately $16,000 and $38,000 for 1997 and 1996, respectively.

     During 1995, Cerplex also established a defined benefit pension plan for certain employees of Cerplex Ltd. ("U.K. Pension Plan"). Company contribution rates have been actuarially assessed and are being amortized over the estimated employees' working lives with Cerplex. Benefits are determined based on employee's final pensionable pay. Pension expense and contributions to the UK Pension Plan during 1997 were $0.8 million and $0.8 million, respectively, and for 1996 were $1.1 million and $1.0 million, respectively.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

     The following table sets forth the funded status and amounts recognized in Cerplex's consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of operations for the years then ended for the U.K. Pension Plan (dollars in thousands):

                                                               1997       1996
                                                              -------    -------
Actuarial present value of benefit obligations:
  Vested benefit obligation.................................  $(1,968)   $(1,312)
  Accumulated benefit obligation............................   (1,968)    (1,312)
Projected benefit obligation for service rendered to date...   (3,280)    (2,132)
Plan assets at fair value, December 31 (unaudited)..........    4,100      2,788
                                                              -------    -------
Excess of plan assets over the projected benefit
  obligation................................................      820        656
Unrecognized net gain from past experience different from
  that assumed..............................................   (1,020)      (823)
                                                              -------    -------
Accrued pension expense.....................................  $  (200)   $  (167)
                                                              =======    =======
Net pension cost for the years included the following
  components:
  Service Cost..............................................  $   992    $ 1,230
  Interest cost on projected benefit obligation.............      189         98
  Expected return on Plan assets............................     (328)      (230)
  Net amortization of unrecognized gain.....................      (33)        --
                                                              -------    -------
  Net periodic pension cost.................................  $   820    $ 1,098
                                                              =======    =======

     The discount rate used in determining the actuarial present value of benefit obligations was 7.0%. The expected long term range of return on assets was 8.5%. The net periodic pension cost was determined using a 7.0% discount rate.

NOTE 14 -- COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

     Cerplex leases the majority of its office and warehousing facilities and certain equipment under noncancellable operating leases which expire at various dates during the next eight years.

     Rental expense, net of sublease income, for the years ended 1997, 1996 and 1995 was approximately $2.7 million, $4.9 million and $4.3 million, respectively. Future minimum lease payments as of December 31, 1997 are as follows:

YEAR ENDING
DECEMBER 31
-----------                                                     (DOLLARS IN THOUSANDS)
   1998.......................................................          $2,192
   1999.......................................................           1,956
   2000.......................................................           1,608
   2001.......................................................           1,187
   2002.......................................................             347
   Thereafter.................................................             596
                                                                        ------
                                                                        $7,886
                                                                        ======

     Cerplex subleases two of its facilities from a company which is owned by certain officers of Cerplex (See Note 17). One sublease is on a month-to-month basis and the other expired in July 1997. Cerplex incurred rental expense of $798,000, $785,000 and $774,000 in 1997, 1996 and 1995, respectively, on such subleases.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

NOTE 15 -- STOCK-BASED COMPENSATION PLANS

     Cerplex has two stock option plans, the Restated 1993 Stock Option Plan ("The 1993 Plan") and the 1990 Stock Option Plan ("The 1990 Plan"). Cerplex accounts for these plans under APB No. 25, under which no employee compensation cost has been recognized in the statement of operations.

THE 1993 PLAN

     The 1993 Plan was adopted in December 1993. A total of 2,000,000 shares of Common Stock have been authorized for issuance under the 1993 Plan. Individuals eligible to receive option grants are employees (including officers) and consultants of Cerplex. The 1993 Plan is administered by a committee of two or more non-employee members of the Board of Directors ("Committee"). Eligible individuals may be granted Incentive Stock Options at 100% of fair market value of such shares on the grant date or nonstatutory options at no less than 85% of fair market value.

     Two types of stock appreciation rights are authorized for issuance. As of December 31, 1997, no stock appreciation rights were issued. Tandem rights provide the holders with the election to surrender their outstanding options for an appreciation distribution from Cerplex equal to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Limited rights may be granted to one or more officers of Cerplex subject to the short-swing profit restrictions of the federal securities laws which will become exercisable upon the acquisition of more than 50% of Cerplex's outstanding voting stock pursuant to a hostile tender offer. Each option with such a limited right outstanding for at least six months at the time of such tender offer will be canceled, to the extent such option is at the time exercisable for vested shares, in return for a cash distribution from Cerplex based upon the tender offer price. The maximum number of shares of Common Stock for which any one participant may be granted stock options and separately exercisable stock appreciation rights will not exceed 500,000 shares.

THE 1990 PLAN

     In November 1990, Cerplex adopted the 1990 Plan which authorized the granting of options to employees, non-employee members of Cerplex's Board of Directors, consultants and independent contractors to purchase shares of Cerplex's Common Stock. Under the terms of the 1990 Plan, 2,095,225 options have been authorized. Options may have a maximum term of 10 years from the grant date, and may be exercisable over a period determined by the Plan Administrator.

     Under the 1990 Plan, two types of options may be granted: (a) Incentive Stock Options, which may be granted only to employees at option prices per share equal to the fair market value of a share of Common Stock as determined by the Board of Directors on the date of grant; and (b) Non-statutory Stock Options, which may be granted at option prices per share at not less than eighty-five percent (85%) of the fair market value of a share of Common Stock as determined by the Board of Directors on the date of the option grant.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

COMPENSATION AND OPTION DISCLOSURES

     Had employee compensation expense for these plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," Cerplex's basic and diluted net loss and net loss per share would have been increased to the following pro forma amounts:

                                                      1997         1996         1995
                                                    --------     --------     --------
Net Loss:
  As Reported.....................................  $(16,487)    $(27,388)    $(39,394)
  Pro Forma.......................................   (17,770)     (28,363)     (39,679)
Basic and diluted loss per share:
  As Reported.....................................     (0.56)       (2.24)       (3.01)
  Pro Forma.......................................     (0.60)       (2.31)       (3.03)

     For purposes of the above pro forma calculation, the fair value of each option grant is estimated on the date of grant using the Black-Scholes single option pricing model using the following weighted-average assumptions for grants in 1997, 1996 and 1995, respectively: (a) risk-free interest rates of 6.5, 6.6 and 5.5 percent, (b) expected lives of 5.0, 5.5 and 5.0 years, (c) expected dividend yields of 0% for all three years, and (d) a volatility rate of .50, .93 and .84.

     Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

     A summary of the status of Cerplex's two stock option plans at the end of December 1997, 1996, and 1995, and changes during the years then ended is as follows:

                                        1997                      1996                      1995
                              ------------------------   -----------------------   -----------------------
                                            WTD. AVG.                 WTD. AVG.                 WTD. AVG.
                                SHARES      EX. PRICE     SHARES      EX. PRICE     SHARES      EX. PRICE
                              ----------   -----------   ---------   -----------   ---------   -----------
Outstanding, beginning......   1,609,175   $      5.12   1,232,659   $      4.79     669,951   $      2.63
  Granted...................     861,250           .36     926,000          3.73     715,000          6.66
  Exercised.................     (26,305)           --    (348,276)         0.27     (70,683)         0.67
  Forfeited.................  (1,513,140)         4.98    (201,208)         5.10     (81,609)         6.74
                              ----------   -----------   ---------   -----------   ---------   -----------
Outstanding, ending.........     930,980          2.55   1,609,175   $      5.12   1,232,659   $      4.79
                              ==========   ===========   =========   ===========   =========   ===========
Exercisable at end of
  year......................     116,645   $      4.22     340,147   $      6.37     451,370   $      1.66
Weighted average fair value
  of options granted........               $      0.13               $      0.74               $      0.39
Weighted average contractual
  life......................                8.64 Years                 9.0 Years                 8.2 Years

     At December 31, 1997, the range of exercise prices for options outstanding and exercisable were $0.27 to $7.50 and $0.30 to $6.75, respectively.

NOTE 16 -- STOCKHOLDERS' EQUITY (DEFICIENCY)

CONVERTIBLE PREFERRED STOCK

     In June 1996, Cerplex issued 8,000 shares of Series B Preferred Stock at $1,000 per share in a private placement. The Series B Preferred Stock was convertible into Common Stock of Cerplex at the option of each holder at the lower of $5.07 per share or 80% of the average closing bid price over a ten-day period ending three days prior to the date of conversion. In connection with the issuance of the Series B Stock, Cerplex recorded a discount of $2.65 million to reflect the initial conversion discount feature. The discount was

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES amortized over the 90-day holding period and is reflected in the accompanying consolidated statement of stockholders' deficiency in 1996. The Series B Preferred Stock had certain rights, privileges and preferences, including a $2,000 per share preference in the event of a sale of Cerplex. The Board of Directors could not pay dividends to the holders of Cerplex's Common Stock unless and until the Board paid an equivalent dividend to the holders of Series B Preferred Stock based upon the number of shares of Common Stock into which each share of Series B Preferred Stock was convertible. All 8,000 shares of the Series B Preferred Stock had been converted in 22,887,823 shares of Common Stock as of December 31, 1997.

STOCK WARRANTS

     In April 1996, Cerplex issued 1,000,000 detachable warrants in connection with amendments to the Note Purchase Agreements related to its Senior Subordinated Notes and issued 125,000 detachable warrants in connection with an amendment to the Credit Agreement. The warrants were exercisable when issued. The warrants provided the holders the right to purchase 1,125,000 shares of common stock at $6.00 per share. As a result of the issuance of the warrants, Cerplex discounted the book value of the debt outstanding and increased paid-in capital by the fair market value of the warrants by $3.0 million based on an intrinsic warrant value of $2.70 per share. In November 1996, Cerplex, as consideration for amendments to the Note Purchase Agreements and Credit Agreement, repriced the exercise price of the warrants from $6.00 to $2.50 per share. The repricing of the warrants provided an additional $0.3 million of intrinsic value to the warrant holders, and accordingly, Cerplex discounted the book value of the debt outstanding and increased paid-in capital by $0.3 million. In April 1997, when the Credit Agreement and the Note Purchase Agreement were again amended, warrants to purchase an additional 750,000 shares of common stock were issued to the Senior Note Holder at the current market value of $0.60 per share. Additionally, in connection with the April 1997 amendment, the warrants issued in April 1996 were repriced at the current market value of $0.60 per share. The April 1997 warrant issuance was valued at $375,000 and the repricing under the Note Purchase Agreement and Credit Agreement were valued at $90,000 and $13,000, respectively.

     In consideration for the Sixth Amendment and the Amended and Restated Note Purchase Agreement in August 1997, Cerplex issued warrants to purchase 1,262,188 and 500,096 shares of common stock at the current market value of $0.59 per share, respectively. Cerplex recorded $299,000 and $118,000, respectively, for the intrinsic value of the warrants issued.

     The discounts associated with all warrant valuations are amortized as additional interest expense over the period of the related debt using the interest method. The unamortized balance of the discounts relating to the Senior Term Loan and the Series A 9.5% Senior Subordinated Notes were $263,000 and $380,000, respectively, at December 31, 1997 and $106,000 and $268,000,
respectively, at December 31, 1996.

     At December 31, 1996, 855,000 warrants were outstanding to purchase an equivalent number of shares of common stock at $0.01 per share. These warrants were issued to the holders of the Series B Notes and expire in May 2002. When the Series B Notes were issued in November 1993, they had 920,000 detachable warrants which were valued at $3.93 per warrant at the date of issuance. In connection with the issuance of the Series B Notes, Cerplex recorded an original issue discount of $3.6 million for the difference between the fair value of the warrants at the time of issuance and the exercise price, which was reflected as a reduction in the face value of the Series B Notes. No warrants were exercised in 1997.

     At December 31, 1997, 56,993 warrants were outstanding and exercisable to purchase an equivalent number of shares of common stock at $8.80 per share. These warrants expire in November 2002. No warrants were exercised in 1997.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

NONRECURRING COMPENSATION RELATED TO EXCHANGE OF COMMON STOCK

     In November 1993, certain officers, directors and employees of Cerplex exchanged 1,200,000 shares of Common Stock for 1,200,000 shares of Series A Preferred Stock. Based upon the difference between the fair market value of the Common Stock and the Series A Preferred Stock as of such date, Cerplex recorded a non-recurring noncash compensation charge of $4.3 million which was amortized through December 1997, on a straight line basis.

NOTE 17 -- RELATED PARTY TRANSACTIONS

     In December 1993, Cerplex purchased for $3.0 million a preferred stock warrant from an affiliate of Novadyne which was written off in 1995. In 1997, Cerplex and Novadyne signed a settlement agreement which resulted in Cerplex receiving 92,000 shares of Novadyne, representing approximately 15% of the outstanding shares of Novadyne. During 1997, 1996 and 1995, sales of repaired parts and services to Novadyne were $1.4 million, $3.8 million and $5.9 million, respectively. Receivables as of December 1997, 1996, and 1995 were $3.9 million, $1.3 million, and $2.2 million, respectively. As of December 31, 1996, because of the uncertainty of collection of receivables due from Novadyne, Cerplex provided an allowance for the balance of $3.9 million. In addition, in January 1994, Cerplex began earning a management fee of $83,000 per month for thirty six months from Novadyne. In May 1994, Cerplex purchased for $2.7 million electronic parts from a third party and leased such parts to Novadyne. Cerplex received rental income of $62,000 per month through September 1997.

     Cerplex subleased certain real property for its operations in Irvine, California and in Newburgh, New York from WC Cartwright Corporation, a California corporation ("WC Cartwright"). Messrs. Klein, Kunin and Davis and Ms. Carolyn J. Klein (the spouse of Mr. Klein) are officers, directors and principal shareholders of WC Cartwright.

     In 1996, Cerplex paid to WC Cartwright an aggregate of $540,000 in rent for use of the real property located in Irvine, California and in 1997 and 1996 paid $155,000 and $258,000, respectively, in rent for use of the real property located in Newburgh, New York. Under its subleases with WC Cartwright, Cerplex was obligated to remit monthly lease payments to WC Cartwright in the amount of $44,982 through January 1997 with respect to the Irvine, California property, and $21,010 to $22,204 per month (on a graduated rent basis) through July 1997 with respect to the Newburgh, New York real property.

     During 1997, Cerplex established $139,000 of reserves for potentially uncollectible notes receivable from stockholders.

NOTE 18 -- CONCENTRATION OF CREDIT RISK

     Cerplex's revenues are primarily with Original Equipment Manufacturers ("OEMs") or Third Party Maintainers ("TPMs") in the computer and peripheral, telecommunications and office automation industries located principally in the United States and Europe. Cerplex performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. Credit risk is affected by conditions or occurrences within the economy and the computer and peripheral, telecommunications and office automation markets.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

     A substantial portion of Cerplex's business, including activities of discontinued operations, was conducted with four to five major customers during 1997, 1996 and 1995. Following are net sales and accounts receivable to/from such customers as of and for the years ended December 31, 1997, 1996 and 1995:

                                                                             ACCOUNTS
                          CUSTOMER                             NET SALES    RECEIVABLE
                          --------                             ---------    ----------
1997
  Rank Xerox................................................    $45,479       $   --
  British Telecommunications................................     17,259        2,138
  Digital Equipment Corporation.............................     15,843        1,934
  IBM.......................................................      7,763        1,144
  Hewlett Packard...........................................      6,317          576
1996
  Rank Xerox................................................    $33,400       $   --
  IBM.......................................................     23,672        1,863
  British Telecommunications................................     21,447        1,692
  SpectraVision.............................................      6,007           --
  Wang (formerly Bull)......................................      1,621          219
1995
  British Telecommunications................................    $33,449       $6,406
  IBM.......................................................     32,037        6,044
  SpectraVision.............................................      9,863        1,235
  Wang (formerly Bull)......................................      7,030          634

NOTE 19 -- SUBSEQUENT EVENTS (UNAUDITED)

     On January 30, 1998, Aurora Electronics, Inc., a Delaware corporation ("Aurora") signed a Definitive Merger Agreement ("Merger Agreement") with Cerplex. As a result of the merger, Cerplex would become a wholly-owned subsidiary of Aurora, and the current equity holders of Cerplex would be entitled to receive in a tax-free exchange approximately 25% of the postmerger, fully-diluted common stock of Aurora, after giving effect to the WCAS financing described below. Under the terms of the Merger Agreement, each share of Cerplex common stock would convert into 1.076368 shares of Aurora common stock. The merger is subject to regulatory approvals and the satisfaction of certain other conditions precedent, including securing acceptable senior bank financing.

     Subject to the merger, Aurora's principal stockholder, WCAS, has agreed to provide additional financing to Aurora in the form of $18 million of new preferred stock and $15 million of new subordinated debt, and to exchange approximately $11 million of outstanding Aurora subordinated debt and accrued interest for $3.3 million of new preferred stock. After giving effect to the merger and the WCAS financing, WCAS would own approximately 69.2% of the fully diluted common stock of Aurora. The proceeds of the WCAS financing and the proposed new senior bank financing would be used to repay approximately $30 million of outstanding senior bank obligations of Cerplex. In addition, at the effective time of the merger, approximately $18 million of outstanding subordinated notes of Cerplex, which have been purchased by WCAS, would be canceled and exchanged for $5.7 million of the new subordinated notes of Aurora.

     On January 30 and February 25, 1998, Aurora provided Cerplex with unsecured loans in the amounts of $2 million and $1.5 million, respectively (the "Aurora Loans"). The Aurora Loans bear interest at the rate of 10% and become due and payable on June 30, 1998. Cerplex used the funds for working capital purposes. The Aurora Loans contain certain restrictive covenants, including covenants restricting change-in-control transactions, limiting indebtedness, restricting certain payments and limiting the incurrence of liens, in each case

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES unless approved by the Aurora Board of Directors, including an affirmative vote of the director designated by WCAS.

NOTE 20 -- GOING CONCERN

     Cerplex incurred significant losses from operations during 1997, 1996 and 1995, and, as of December 31, 1997, Cerplex's net working capital deficiency was $47,308 and its stockholders' deficiency was $32,537. Cerplex does not have the necessary funds to pay its secured and unsecured debt obligations. Subject to the Merger as described in Note 19, Aurora's principal stockholder has agreed to provide additional financing to Aurora in the form of $18 million of new preferred stock and $15 million new subordinated debt. The proceeds from the new debt and equity financings would be used to repay Cerplex's senior bank obligation. In addition, at the effective time of the Merger, approximately $19 million of Cerplex's subordinated debt, which was purchased by Aurora's principal stockholder on January 30, 1998, would be canceled and exchanged for approximately $5.7 million of new subordinated notes. However, there can be no assurances that Cerplex will be able to successfully complete the Merger and continue as a going concern. If Cerplex is unsuccessful in completing the Merger, it is possible that Cerplex's secured creditors will foreclose upon all of the assets of Cerplex and pursue the dissolution of Cerplex.

NOTE 21 -- LOSS PER SHARE

     As discussed in Note 1, Cerplex adopted SFAS No. 128 effective December 31, 1997. The following table illustrates the computation of basic and diluted loss per share under the provisions of SFAS No. 128.

                                                         YEARS ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1997        1996        1995
                                                     --------    --------    --------
Numerator for basic and diluted loss per share --
  net loss.........................................  $(16,487)   $(27,388)   $(39,394)
Amortization of discount on Series B Convertible
  Preferred Stock..................................        --      (2,651)         --
                                                     --------    --------    --------
Numerator for basic and diluted earnings per
  share............................................  $(16,487)   $(30,039)   $(39,394)
                                                     ========    ========    ========
Denominator for basic and diluted loss per share --
  weighted average number of common shares
  outstanding during the period....................    29,610      13,419      13,091
                                                     ========    ========    ========
Basic and diluted loss per share...................  $  (0.56)   $  (2.24)   $  (3.01)
                                                     ========    ========    ========

     The computation of diluted loss per share for each of the years in the three-year period ended December 31, 1997 excluded the effect of incremental common shares attributable to the exercise of outstanding common stock options and warrants and conversions of the Series B Convertible Preferred Stock because their effect would be antidilutive. (See Notes 15 and 16).

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

NOTE 22 -- QUARTERLY INFORMATION (UNAUDITED)

     Unaudited quarterly information for the quarters ended March 31, June 30, September 30 and December 31 are as follows:

                                            FIRST      SECOND      THIRD       FOURTH
                                           -------    --------    --------    --------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
1997
  Net sales..............................  $46,340    $ 39,266    $ 26,571    $ 29,231
  Gross profit...........................    7,511       2,019       6,851       4,152
  Operating income (loss)................   (1,459)    (13,439)      3,722         133
  Net income (loss)......................   (5,003)     (9,357)      1,029      (3,156)
  Basic and diluted income (loss) per
     share...............................  $ (0.32)   $  (0.30)   $   0.03    $  (0.09)
1996
  Net sales..............................  $40,846    $ 51,339    $ 50,636    $ 48,672
  Gross profit...........................    6,931      10,969       3,751       4,594
  Operating income (loss)................      144       2,099     (10,102)     (7,350)
  Net income (loss)......................   (1,573)        702     (12,940)    (13,577)
  Basic and diluted income (loss) per
     share...............................  $ (0.12)   $   0.01    $  (1.12)   $  (0.99)

     During the fourth quarter of 1996, Cerplex took charges to income totaling $9.6 million which represented adjustments to net realizable value of long-term assets, reserves for excess and obsolete inventory and accounts receivable, impairment of goodwill and miscellaneous writeoffs of plant and equipment and other assets.

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                                 (IN THOUSANDS)

                                     ASSETS

                                                                DECEMBER 31,
                                                                    1997
                                                                ------------
Current assets:
  Accounts receivable, net..................................      $ 4,972
  Inventories...............................................        1,768
  Prepaid expenses and other current assets.................          657
                                                                  -------
          Total current assets..............................        7,397
Investments in subsidiaries.................................       16,752
Property, plant and equipment, net..........................        3,638
Other long-term assets......................................          974
                                                                  -------
          Total assets......................................      $28,761
                                                                  =======
                   LIABILITIES & STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Current portion of long term debt.........................      $46,336
  Accounts payable..........................................        6,240
  Accrued and other current liabilities.....................        8,722
                                                                  -------
          Total current liabilities.........................       61,298
Stockholders' deficiency:
  Common stock..............................................           36
  Paid in capital...........................................       59,718
  Retained earnings.........................................      (90,901)
  Cumulative translation adjustment.........................       (1,390)
                                                                  -------
          Total stockholder's deficiency....................      (32,537)
                                                                  -------
          Total liabilities and stockholders' deficiency....      $28,761
                                                                  =======

                                                                     (continued)

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Net sales...................................................    $ 48,387
Cost of sales...............................................      45,574
                                                                --------
  Gross profit..............................................       2,813
Selling, general and administrative expenses................      14,830
Restructuring charges.......................................       4,082
                                                                --------
  Operating loss............................................     (16,099)
Equity in earnings of subsidiaries..........................       2,370
Gain on sale of subsidiaries................................       6,213
Other expense, net..........................................        (243)
Interest expense, net.......................................      (8,728)
                                                                --------
Loss before income taxes....................................     (16,487)
Provision for income taxes..................................          --
                                                                --------
Net loss....................................................    $(16,487)
                                                                ========
Basic and diluted loss per share............................    $  (0.56)
                                                                ========
Weighted average common shares used in the calculation of
  loss per share............................................      29,610
                                                                ========

                                                                     (continued)

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

                                 (IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Net cash used in operating activities.......................    $ (2,898)
Cash flows from investing activities:
  Purchase of plant and equipment, net......................        (947)
  Proceeds from sale of fixed assets........................          70
  Proceeds from sale of subsidiaries........................      19,341
                                                                --------
          Net cash provided by investing activities.........      18,464
                                                                --------
Cash flows from financing activities:
  Net decrease in notes payable to bank.....................      (4,222)
  Proceeds from long-term debt, net.........................       8,000
  Payments of long-term debt................................     (17,307)
                                                                --------
          Net cash used in financing activities.............     (13,529)
                                                                --------
Effect of exchange rate changes on cash.....................      (2,037)
                                                                --------
          Net change in cash and cash equivalents...........          --
Cash and cash equivalents at beginning of period............          --
                                                                --------
Cash and cash equivalents at end of period..................    $     --
                                                                ========

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                              BALANCE AT     CHARGED      CHARGED             BALANCE
               ALLOWANCE FOR                  BEGINNING    TO COSTS AND   AGAINST            AT END OF
             DOUBTFUL ACCOUNTS                OF PERIOD      EXPENSES     ACCOUNTS   OTHER    PERIOD
             -----------------                ----------   ------------   --------   -----   ---------
Year ended December 31, 1995................    $  265        $7,293      $   (89)   $ 114    $7,583
                                                ======        ======      =======    =====    ======
Year ended December 31, 1996................    $7,583        $4,785      $(4,263)   $ 948    $9,053
                                                ======        ======      =======    =====    ======
Year ended December 31, 1997................    $9,053        $  836      $(1,189)   $(999)   $7,701
                                                ======        ======      =======    =====    ======

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                            AURORA ELECTRONICS, INC.

                            HOLLY ACQUISITION CORP.

                                      AND

                            THE CERPLEX GROUP, INC.

                          DATED AS OF JANUARY 30, 1998

================================================================================

                            TERM                              SECTION
                            ----                              -------
Acquiring Person............................................   9.01(d)
Acquisition Transaction.....................................      7.02
Affiliate Letters...........................................   7.05(b)
Affiliates..................................................   7.05(a)
Applicable Law..............................................      4.14
Brobeck.....................................................   8.03(d)
Business....................................................   4.13(c)
Cerplex Credit Agreement....................................  Preamble
Cerplex Note Purchase Agreement.............................  Preamble
Cerplex Subordinated Notes..................................  Preamble
Certificates................................................   3.02(b)
Chase.......................................................  Preamble
Chase Amendment.............................................  Preamble
Citibank....................................................  Preamble
Closing.....................................................      1.03
Closing Date................................................      1.03
Code........................................................  Preamble
Company.....................................................  Preamble
Company Common Stock........................................  Preamble
Company ERISA Affiliate.....................................   4.16(a)
Company Material Adverse Effect.............................      4.01
Company Permits.............................................      4.14
Company Plans...............................................   4.16(a)
Company Preferred Stock.....................................   3.01(b)
Company SEC Reports.........................................      4.06
Company Stock...............................................   3.01(b)
Company Stock Option........................................   3.01(d)
Company Stock Purchase Rights...............................   3.01(d)
Computer Software...........................................   4.13(e)
Confidentiality Agreement...................................      7.01
Contract....................................................      4.05
DGCL........................................................  Preamble
Dissenting Shares...........................................   3.01(a)
Effective Time..............................................      1.02
Environmental Laws..........................................   4.17(a)
ERISA.......................................................   4.16(b)
Exchange Act................................................      4.05
Exchange Agent..............................................   3.02(a)
Exchange Ratio..............................................   3.01(a)
Forbearance Agreement.......................................  Preamble
GAAP........................................................      4.06
Governmental Entity.........................................      4.05
HSR Act.....................................................      4.05
Intellectual Property.......................................   4.13(a)
Interim Management Agreement................................  Preamble
Irrevocable Proxy and Option Agreement......................  Preamble
Liens.......................................................      4.03
Maximum Amount..............................................   7.11(b)
Merger......................................................  Preamble
NASD........................................................      4.05
New Lender..................................................  Preamble

                            TERM                              SECTION
                            ----                              -------
New Option..................................................      7.08
New Parent Preferred Stock..................................  Preamble
New Parent Senior Subordinated Notes........................  Preamble
Parent......................................................  Preamble
Parent Certificate of Amendment.............................      5.14
Parent Common Stock.........................................  Preamble
Parent Material Adverse Effect..............................      5.01
Parent Permits..............................................      5.11
Parent Preferred Stock......................................  Preamble
Parent SEC Reports..........................................      5.05
Parent Senior Subordinated Notes............................  Preamble
Parent Stock Options........................................   5.02(a)
Parent Stock Purchase Rights................................   5.02(a)
Proxy Statement.............................................      4.15
Registration Statement......................................      4.15
SEC.........................................................      4.06
Securities Act..............................................      4.05
Securities Purchase and Exchange Agreement..................  Preamble
Senior Commitment...........................................  Preamble
Series A Preferred..........................................   4.02(a)
Series B Preferred..........................................   4.02(a)
Service.....................................................   4.11(a)
Stockholders Agreement......................................  Preamble
Sub.........................................................  Preamble
Sub Common Stock............................................   3.01(c)
Subsidiary..................................................   3.01(b)
Surviving Corporation.......................................      1.01
Taxes.......................................................   4.11(b)
Tax Return..................................................   4.11(b)
WCAS VII....................................................  Preamble

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 30, 1998, among AURORA ELECTRONICS, INC., a Delaware corporation ("Parent"), HOLLY ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and THE CERPLEX GROUP, INC., a Delaware corporation (the "Company").

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company deem it advisable and in the best interests of their respective stockholders that Sub merge with and into the Company (the "Merger") in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), and, in furtherance thereof such Boards of Directors have approved the Merger; and

     WHEREAS, Parent, Sub and the Company desire that at the Effective Time (as hereinafter defined) all outstanding shares of the capital stock of the Company (excluding Dissenting Shares (as hereinafter defined) and all shares of capital stock of the Company held as treasury shares) be converted into the right to receive fully paid and nonassessable shares of Common Stock, $.03 par value ("Parent Common Stock"), of Parent, and that all options and other rights to purchase shares of the capital stock of the Company be canceled, exchanged or assumed, in each case, as hereinafter provided; and

     WHEREAS, Parent, Sub and the Company desire that, immediately after the Effective Time and solely as a result of the Merger, the Company shall continue as the surviving corporation, the separate existence of Sub (except as it may be continued by operation of law) shall cease and Parent will own all the issued and outstanding shares of the capital stock of the surviving corporation; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, certain holders of shares of the Common Stock, par value $.001 per share (the "Company Common Stock"), of the Company who own in the aggregate a majority of the outstanding shares of Company Common Stock are entering into an agreement with Parent in the form attached hereto as Exhibit A (the "Irrevocable Proxy and Option Agreement"), pursuant to which such stockholders have agreed, among other things, (i) to grant irrevocable proxies coupled with an interest to representatives of Parent to vote such shares of Company Common Stock in favor of the Merger, (ii) to grant Parent an option to purchase such shares of Company Common Stock for the same number of shares as such stockholders would receive in the Merger and (iii) not to transfer or otherwise dispose of such shares of Company Common Stock or any interest therein except pursuant to the Merger or such option, all on the terms and subject to the conditions set forth therein; and

     WHEREAS, Parent and certain holders of the capital stock of Parent are entering into a Securities Purchase and Exchange Agreement of even date herewith (the "Securities Purchase and Exchange Agreement"), pursuant to which such stockholders have agreed at the Effective Time to (i) purchase $15,000,000 principal amount of 10% Senior Subordinated Notes due 2004 (the "New Parent Senior Subordinated Notes") of Parent, for cash equal to the principal amount thereof (except that a portion of the purchase price payable by Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS VII") shall be paid by surrender or exchange of other indebtedness as provided therein), (ii) subject to the rights offering referred to below, purchase up to 180,000 shares of Senior Convertible Preferred Stock, $.01 par value ("New Parent Preferred Stock") of Parent, for a cash purchase price of $100 per share, (iii) exchange an aggregate $10 million principal amount of Parent's existing 10% Senior Subordinated Notes due 2001 together with accrued interest thereon (the "Parent Senior Subordinated Notes") for an aggregate 33,000 shares of New Parent Preferred Stock and (iv) convert all outstanding shares of Convertible Preferred Stock, $.01 par value ("Parent Preferred Stock") into Parent Common Stock, on the terms and subject to the conditions set forth therein; and

     WHEREAS, pursuant to a Stockholders Agreement of even date herewith (the "Stockholders Agreement") among WCAS VII, Parent and the Company, WCAS VII has agreed (i) to vote its shares of Parent Common Stock in favor of approval of the Parent Certificate of Amendment (as defined herein), (ii) subject to consummation of the Merger, to convert all outstanding shares of Parent Preferred Stock into Parent Common Stock in accordance with the Certificate of Incorporation of Parent, (iii) to make further assurances with respect to Parent's obligations under this Agreement and the Securities Purchase and Exchange Agreement and (iv) to grant together with Parent an option to the Company to purchase certain securities of the Company held by WCAS VII and Parent in the event this Agreement terminates and the Merger is not consummated, all on the terms and subject to the conditions contained in the Stockholders Agreement; and

     WHEREAS, Parent wishes to afford its public stockholders the right to participate in the purchase of New Parent Preferred Stock and the New Parent Subordinated Notes on the same basis as the purchasers in the Securities Purchase and Exchange Agreement and, to that end, proposes to offer to such public holders a right to purchase their proportionate share, based on fully-diluted holdings of Parent Common Stock, of the New Parent Preferred Stock and the New Parent Subordinated Notes; and

     WHEREAS, Parent and the Company are entering into an Interim Management Agreement of even date herewith (the "Interim Management Agreement"), providing for the chief executive officer of Parent to serve jointly as the chief executive officer of the Company of Parent and the Company during the period specified therein; and

     WHEREAS, pursuant to a Note and Warrant Assignment and Transfer Agreement of even date herewith (the "Cerplex Note Purchase Agreement"), simultaneously with the execution and delivery hereof, WCAS VII is purchasing for cash from the holders thereof (i) an aggregate $18,069,375 principal amount of outstanding 9.50% Senior Subordinated Notes due 2001 together with accrued interest thereon (the "Cerplex Subordinated Notes") of the Company, representing all the issued and outstanding Cerplex Subordinated Notes and (ii) certain warrants to purchase shares of Company Common Stock, all on the terms and subject to the conditions set forth therein; and

     WHEREAS, pursuant to a Forbearance Agreement of even date herewith and a Seventh Amendment to Credit Agreement and Limited Waiver of even date herewith (collectively, the "Forbearance Agreement"), Citibank, N.A. ("Citibank") is agreeing to the repayment of certain loans at a discount and to waive certain defaults and forbear from enforcing certain of its rights under the Credit Agreement dated as of October 12, 1994, as amended (the "Cerplex Credit Agreement") among the Company, the lenders named therein and Wells Fargo Bank, N.A., as Agent, pending consummation of the Merger and repayment of the obligations of the Company under the Cerplex Credit Agreement, all on the terms and subject to the conditions set forth in the Forbearance Agreement; and

     WHEREAS, as a condition precedent to the Merger, Parent desires to obtain proceeds from a new senior lender of at least $17,000,000 (the "New Senior Loan") on terms acceptable to Parent; and

     WHEREAS, pursuant to a letter agreement of even date herewith (the "Chase Waiver"), The Chase Manhattan Bank, N.A. ("Chase") is consenting to the New Senior Loan and agreeing to the subordination to the New Senior Loan of Chase's currently outstanding loan pursuant to the Credit Agreement, dated as of March 29, 1996, as amended, among Aurora Electronics Group, Inc., the guarantors named therein, the lenders named therein, and Chase (formerly known as Chemical Bank), as Agent, all on the terms and subject to the conditions set forth in the Chase Amendment;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     SECTION 1.01. The Merger. In accordance with the provisions of this Agreement and the DGCL, at the Effective Time (as defined in Section 1.02), Sub shall be merged with and into the Company, the separate existence of Sub (except as it may be continued by operation of law) shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.02. Effective Time. The Merger shall become effective at the time of filing of, or at such later time specified in, a properly executed Certificate of Merger, in the form required by and executed in accordance with the DGCL, filed with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL. Such filing shall be made as soon as practicable after the Closing (as defined in Section 1.03). When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

     SECTION 1.03. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, at 10:00 a.m., local time, on the day on which all of the conditions set forth in Article VIII are satisfied or waived or on such other date and at such other time and place as Parent and the Company shall agree (such date, the "Closing Date").

                                  ARTICLE II.

                           THE SURVIVING CORPORATION

     SECTION 2.01. Certificate of Incorporation. The Certificate of Incorporation of Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "The Cerplex Group, Inc."

     SECTION 2.02. By-Laws. The By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.03. Directors and Officers of Surviving Corporation.

          (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

          (b) The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III.

                              CONVERSION OF SHARES

     SECTION 3.01. Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be canceled in accordance with Section 3.01(b) and (ii) shares of Company Common Stock for which appraisal rights have been perfected in accordance with

     Section 262 of the DGCL ("Dissenting Shares")) shall be converted into the right to receive, subject to adjustment as provided in Section 3.01(f) below, 1.076368 (the "Exchange Ratio") shares of Parent Common Stock, payable upon the surrender of the certificate formerly representing such share of Company Common Stock.

          (b) (i) All shares of Company Common Stock and all shares of Preferred Stock, $.001 par value (the "Company Preferred Stock") of the Company (collectively sometimes hereinafter referred to as "Company Stock") that, in either case, are (x) held by the Company as treasury shares or (y) owned by Parent or any wholly-owned Subsidiary of Parent, and (ii) all shares of Preferred Stock issued and outstanding immediately prior to the Effective Time, shall be canceled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, the term "Subsidiary", means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, a majority of whose outstanding equity securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or one or more of its Subsidiaries.

          (c) Each share of Common Stock, par value $.01 per share ("Sub Common Stock"), of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

          (d) Each outstanding option to purchase Company Common Stock (each, a "Company Stock Option") under all stock option plans of the Company shall be assumed by Parent as more specifically provided in Section 7.08 and each outstanding right, subscription, warrant, call, option or other agreement or arrangement of any kind (collectively, "Company Stock Purchase Rights") to purchase or otherwise to receive from the Company or any of its Subsidiaries any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company or any of its Subsidiaries shall be canceled or assumed, as applicable, by Parent as more specifically provided in Section 7.09.

          (e) The holders of Dissenting Shares, if any, shall be entitled to payment by the Surviving Corporation of the appraised value of such shares to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Dissenting Shares shall, under the circumstances permitted by the DGCL, subsequently deliver a written withdrawal of such holder's demand for appraisal of such shares, or (ii) if any holder fails to establish such holder's entitlement to rights to payment as provided in such Section 262, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 262, such holder or holders (as the case may be) shall forfeit such right to payment for such shares and such shares shall thereupon be deemed to have been converted into Parent Common Stock pursuant to Section 3.01(a) as of the Effective Time. The Surviving Corporation shall be solely responsible for, and shall pay out of its own funds, any amounts which become due and payable to holders of Dissenting Shares, and such amounts shall not be paid directly or indirectly by Parent.

          (f) It is understood that the parties intend for the Exchange Ratio to result in a capital structure for Parent in which the holders of all equity securities on a fully-diluted basis of the Company issued and outstanding at the Effective Time (including, without limitation, Company Common Stock, Company Stock Options and the Company Stock Purchase Rights listed on
     Schedule 4.02(a) which are not terminated prior to the Effective Time) shall receive in the Merger equity securities of Parent (including Parent Common Stock, Parent Stock Options (as hereinafter defined) or Parent Stock Purchase Rights (as hereinafter defined), as the case may be) constituting 25% of the Parent Common Stock on a fully-diluted basis after giving effect to the Merger and the consummation of all transactions to be consummated concurrently with the Merger (including the issuance of the New Parent Preferred Stock, the cancellation of the Cerplex Warrants acquired pursuant to the Cerplex Note Purchase Agreement and the cancellation of warrants pursuant to the Forbearance Agreement), not including, for purposes of such calculation, 50% of the shares of Parent Common Stock subject to then outstanding Parent Stock

     Options and 50% of the then outstanding Parent Stock Purchase Rights with an exercise price or conversion price greater than $2.50. Accordingly, the parties agree to make such adjustments to the Exchange Ratio as may be appropriate to give effect to the intent of the parties set forth herein; provided, that such adjustments may be made no later than five (5) business days prior to the Effective Time.

     SECTION 3.02. Exchange of Company Stock; Procedures.

          (a) Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with or for the account of the Exchange Agent stock certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 3.01 in exchange for outstanding shares of Company Stock, which shares of Parent Common Stock shall be deemed to have been issued at the Effective Time.

          (b) As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock (the "Certificates") that were converted pursuant to Section 3.01 into the right to receive shares of Parent Common Stock (i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article III and (y) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.04, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes had been paid. Until surrendered as contemplated by this Section 3.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Article III.

     SECTION 3.03. Dividends; Transfer Taxes; Escheat. No dividends or distributions that are declared on shares of Parent Common Stock will be paid to persons entitled to receive certificates representing shares of Parent Common Stock hereunder until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Parent Common Stock shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to Parent all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and any holders of Company Stock who have not theretofore complied with this Article III and the letter of transmittal shall look thereafter only to Parent for the shares of Parent Common Stock, any dividends or distributions thereon, and any cash in lieu of fractional shares thereof to which they are entitled pursuant to this Article III. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Stock for any shares of Parent Common Stock, any dividends or distributions thereon or any cash in lieu of fractional shares thereof delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     SECTION 3.04. No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Company Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of such holder's Certificates will be entitled to receive sufficient funds to make a cash payment (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Stock then held of record by such holder) and (ii) the average last sale price of shares of Parent Common Stock for the twenty trading days immediately prior to the Effective Time or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the principal national securities exchange on which Parent Common Stock is then listed or admitted to trading or on the OTC Bulletin Board. It is understood (x) that the payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration and (y) that no holder of Company Stock will receive cash in lieu of fractional shares of Parent Common Stock in an amount greater than the value of one full share of Parent Common Stock.

     SECTION 3.05. Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Parent, they shall be canceled and exchanged as provided in this Article III.

     SECTION 3.06. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                  ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     SECTION 4.01. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect, individually or in the aggregate, on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole, or the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement (a "Company Material Adverse Effect").

     SECTION 4.02. Capitalization.

          (a) The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock, of which 3,066,340 shares have been designated as Series A Preferred Stock (the "Series A Preferred") and 8,000 shares have been designated as Series B Preferred Stock (the "Series B Preferred"). As of January 30, 1998, (i) 36,366,084 shares of Company Common Stock were issued and outstanding, (ii) no shares of Series A Preferred were issued and outstanding, (iii) no shares of Series B Preferred were issued and outstanding, (iv) Company Stock Options to acquire 1,294,881 shares of Company Common Stock were outstanding under all stock option plans of the Company, (v) 6,000,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Options and all other employee benefit plans of the Company and (vi) 4,705,119 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Stock Purchase Rights. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable. Schedule 4.02(a) sets forth with respect to each Company Stock Option and each Company Stock Purchase Right, the exercise price, the vesting or exercisability schedule (as applicable), the expiration date and the number of shares of Company Common Stock into which such Company Stock Option or Company Stock Purchase Right, as the case may be, is exercisable.

          (b) Except as disclosed in this Section 4.02 or as set forth on
     Schedule 4.02(a), (i) there are no outstanding Company Stock Options or Company Stock Purchase Rights, (ii) there is no outstanding security of any kind convertible into or exchangeable for shares of capital stock of the Company, and (iii) there is no voting trust or other agreement or understanding to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

          (c) Except as set forth on Schedule 4.02(c), the Company has not in any manner accelerated or provided for the acceleration or the vesting or exercisability of, or otherwise modified the terms and conditions applicable to, any of the Company Stock Options, whether set forth in the governing stock option plans of the Company, a stock option grant, award or other agreement or otherwise. Except as set forth on Schedule 4.02(c), none of the awards, grants or other agreements pursuant to which Company Stock Options were issued have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement (including the documents attached as Exhibits hereto), the consummation of the transactions contemplated hereby (or thereby) or any other "change of control" events.

     SECTION 4.03. Company Subsidiaries. Schedule 4.03(a) contains a complete and accurate list of all Subsidiaries of the Company. Each Subsidiary of the Company that is a corporation, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary of the Company that is a partnership is duly formed and validly existing under the laws of its jurisdiction of formation. Each Subsidiary of the Company has the corporate power or the partnership power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted. Each Subsidiary of the Company is duly qualified as a foreign corporation or a foreign partnership, as the case may be, authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Company Material Adverse Effect. All of the outstanding shares of capital stock of the Subsidiaries of the Company that are corporations are validly issued, fully paid and nonassessable. Except as set forth in Schedule 4.03(b), all of the outstanding shares of capital stock of, or other ownership interests in, each other Subsidiary of the Company are directly owned by the Company or a Subsidiary of the Company free and clear of any liens, pledges, security interests, claims, charges or other encumbrances of any kind whatsoever ("Liens").

     SECTION 4.04. Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Interim Management Agreement and the Forbearance Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders meeting contemplated by Section 7.04(a) with respect to this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     SECTION 4.05. Consents and Approvals; No Violations. Except as set forth in
Schedule 4.05 or as otherwise stated herein, neither the execution, delivery and performance of this Agreement, the Interim Management Agreement or the Forbearance Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (i) conflict with or result in any breach of any provisions of the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission (a "Governmental Entity"), except in connection with or in order to comply with the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" laws, the By-Laws of the National Association of Securities Dealers (the "NASD") and the filing and recordation of a Certificate of Merger as required by the DGCL, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Liens on any property or asset of the Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation (each, a "Contract") to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company, any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (ii), (iii) and (iv), where the failure to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in any such case, a Company Material Adverse Effect.

     SECTION 4.06. Reports and Financial Statements. Except as set forth in
Schedule 4.06, the Company has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act since January 1, 1995 (collectively, the "Company SEC Reports"), and has previously made available to Parent true and complete copies of all such Company SEC Reports. Such Company SEC Reports, as of their respective dates except to the extent that such Company SEC Reports were subsequently amended or restated, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that such Company SEC Reports were subsequently amended or restated, the financial statements of the Company included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements to normal recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended. Since December 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any of its consolidated Subsidiaries.

     SECTION 4.07. Absence of Certain Changes or Events; Material
Contracts. Except as set forth on Schedule 4.07 or in the Company SEC Reports filed and publicly available prior to the date of this Agreement, since September 30, 1997, (i) neither the Company nor any of its Subsidiaries has conducted its business and operations other than in the ordinary course and consistent with past practices, or taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of Section
6.01 in such manner as to result in a Company Material Adverse Effect and (ii) there has not been any material adverse change in the business, properties, financial condition, results of operations or prospects of the Company and each of its Subsidiaries taken as a whole. Except as set forth on Schedule 4.07, the transactions contemplated by this Agreement will not require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any material Contract to which the Company or any of its Subsidiaries is a party.

     SECTION 4.08. Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company SEC Reports or which were incurred after September 30, 1997 in the ordinary course of business and consistent with past practice, and except as set forth on
Schedule 4.08, none of the Company and its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet or reflected in the notes thereto) or which would have a Company Material Adverse Effect.

     SECTION 4.09. No Default. Except as set forth on Schedule 4.09, neither the Company nor any Subsidiary of the Company is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter, by-laws or comparable organizational documents, (ii) any Contract to which the Company or any of its Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries, except, in the cases of clauses (ii) and (iii), for defaults or violations which would not have a Company Material Adverse Effect.

     SECTION 4.10. Litigation. Except for litigation disclosed in the notes to the financial statements included in the Company SEC Reports or set forth in
Schedule 4.10 hereto, there is no suit, action, proceeding or investigation pending of which the Company has received notice or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the outcome of which, in the reasonable judgment of the Company, is likely to have a Company Material Adverse Effect; nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity outstanding against the Company or any of its Subsidiaries having, or which is reasonably likely to have, a Company Material Adverse Effect.

          SECTION 4.11. Taxes.

          (a) The Company has heretofore delivered or will make available to Parent true, correct and complete copies of the consolidated federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by the Company and the Company Subsidiaries for each of the Company's fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992 inclusive. Except as set forth on Schedule 4.11, the Company has duly filed, and each Subsidiary has duly filed, all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by the Company or any of its Subsidiaries. All such Tax Returns are true, correct and complete, in all material respects, and the Company and each of its Subsidiaries have duly paid, all Taxes (as hereinafter defined) shown on such Tax Returns and have made adequate provision for payment of all accrued but unpaid material Taxes anticipated in respect of all periods since the periods covered by such Tax Returns. Except as set forth on Schedule 4.11, all material deficiencies assessed as a result of any examination of Tax Returns of the Company or any of its Subsidiaries by federal, state, local or foreign tax authorities have been paid or reserved on the financial statements of the Company in accordance with GAAP consistently applied, and true, correct and complete copies of all revenue agent's reports, "30-day letters," or "90-day letters" or similar written statements proposing or asserting any Tax deficiency against the Company or any of its Subsidiaries for any open year have been heretofore delivered to Parent. The Company has heretofore delivered or promptly will make available to Parent true, correct and complete copies of all written tax-sharing agreements and written descriptions of all such unwritten agreements or arrangements to which the Company or any of its Subsidiaries is a party. Except as set forth in Schedule 4.11, no material issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed material deficiency for any other period not so examined. Except as disclosed in Schedule 4.11 hereof, neither the Company nor any of its Subsidiaries has granted any extension or waiver of the statutory period of limitations applicable to any claim for any material Taxes. The consolidated federal income tax returns of the Company and its Subsidiaries have been examined by and settled with the Internal Revenue Service (the "Service"), or the statute of limitations has expired, for all years through 1993. Except as set forth in Schedule 4.11, (i) neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (ii) no consent has been filed under Section 341(f) of the Code with respect to any of the Company or the Subsidiaries of the Company; (iii) neither the Company nor any of the Subsidiaries of the Company has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code; and (iv) neither the Company nor any of the Subsidiaries of the Company has issued or assumed any corporate acquisition indebtedness, as defined in Section 279(b) of the Code. The Company and each Subsidiary of the Company have complied (and until the Effective Time will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

          (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, duties, imposts or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, transfer, gains, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" shall mean any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

     SECTION 4.12. Title to Properties; Encumbrances. Except as described in the following sentence or as set forth in Schedule 4.12, each of the Company and its Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its respective material properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1997 included in the Company's Quarterly Report on Form 10-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since September 30, 1997). None of such properties or assets are subject to any Liens (whether absolute, accrued, contingent or otherwise), except (i) as specifically set forth in the Company SEC Reports or in Schedule 4.12 and (ii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of any of the Company and its Subsidiaries.

     SECTION 4.13. Intellectual Property.

          (a) Except as set forth on Schedule 4.13, the Company and its Subsidiaries are the sole and exclusive owners of all material patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, registrations for and applications for registration of trademarks, service marks and copyrights, technology and know how, rights in Computer Software (as hereinafter defined) and other proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used or held for use in connection with the businesses of the Company or any of its Subsidiaries as currently conducted (collectively, the "Intellectual Property"), free and clear of all Liens except as set forth on Schedule 4.13 and except minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the Intellectual Property subject thereto and do not impair the operations of any of the Company and its Subsidiaries.

          (b) Each of the Company and its Subsidiaries owns or in the case of material Intellectual Property licensed from a third party, to the knowledge of the Company has the right to use all of the material Intellectual Property used by it or held for use by it in connection with its business. To the knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party.

     To the knowledge of the Company, the conduct of the businesses of the Company and its Subsidiaries as currently conducted (collectively, the "Business") does not conflict with or infringe in any way any proprietary right of any third party, which conflict or infringement would have a Company Material Adverse Effect or restrict in any material fashion the conduct of such Business, and there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property.

          (c) The material Computer Software used by the Company or any of its Subsidiaries in the conduct of the Business is either: (i) owned by the Company or such Subsidiary of the Company, as the case may be, as the result of internal development by an employee of the Company or such Subsidiary of the Company; (ii) developed on behalf of the Company or any of its Subsidiaries by a consultant or contractor and all ownership rights therein have been assigned or otherwise transferred to or vested in the Company or such Subsidiary of the Company, as the case may be; or (iii) licensed or acquired from a third party pursuant to a written license, assignment, or other Contract which is in full force and effect and of which neither the Company nor any of its Subsidiaries is in material breach. Except as set forth on Schedule 4.13, (x) no third party has had access to any of the source code for any of the Computer Software described in clause (i) or (ii) hereof and (iii) no act has been done or omitted to be done by the Company or any of its Subsidiaries to impair or dedicate to the Public or entitle any Governmental Entity to hold abandoned any of such Computer Software.

          (d) For purposes of this Agreement, the term "Computer Software" shall mean (i) any and all computer programs consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing (x) including without limitation all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and (y) whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing.

     SECTION 4.14. Compliance with Applicable Law. Except as set forth on
Schedule 4.14 or as disclosed in the Company SEC Reports, (i) the Company and its Subsidiaries hold, and are in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the current and proposed conduct of their respective businesses ("Company Permits"), except for failures to hold or to comply with such permits, licenses, exemptions, orders and approvals which would not have a Company Material Adverse Effect, (ii) no fact exists or event has occurred, and no action or proceeding is pending or, to the Company's knowledge, threatened, that has a reasonable possibility of resulting in a revocation, nonrenewal, termination, suspension or other material impairment of any material Company Permits, (iii) the businesses of the Company and its Subsidiaries are not being conducted in violation of any applicable law, ordinance, regulation, judgment, decree or order of any Governmental Entity ("Applicable Law"), except for violations or possible violations which do not and are not reasonably likely to have a Company Material Adverse Effect, and (iv) to the knowledge of the Company, (x) no investigation or review by any Governmental Entity with respect to the Company or its Subsidiaries is pending or threatened and (y) no Governmental Entity has indicated an intention to conduct the same, other than, in each case, those which the Company reasonably believes will not have a Company Material Adverse Effect.

     SECTION 4.15. Information in Disclosure Documents and Registration Statement. None of the information to be supplied by the Company for inclusion in (i) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (the "Registration Statement") or (ii) the joint proxy statement to be distributed in connection with Parent's and the Company's meetings of stockholders with respect to this Agreement (the "Proxy Statement") will, in the case of the Registration Statement and any post-effective amendment thereof, at the time it becomes effective or is filed, as the case may be, and, in any such case, at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or its representatives for inclusion in the Proxy Statement or with respect to information concerning Parent or any of its Subsidiaries included or incorporated by reference in the Proxy Statement.

     SECTION 4.16. Employee Benefit Plans; ERISA.

          (a) Schedule 4.16 hereto sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained, or was maintained at any time during the five (5) calendar years preceding the date of this Agreement (the "Company Plans"), by the Company or by any United States trade or business, whether or not incorporated (a "Company ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of Section 414(b) and (c) of the Code.

          (b) Each of the Company Plans that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") is and has been in compliance with ERISA and the Code in all material respects; each of the Company Plans intended to be "qualified" within the meaning of
     Section 401(a) of the Code has received an IRS determination letter regarding its tax-qualified status; no Company Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor any Company ERISA Affiliate has incurred, directly or indirectly, any material liability (including any material contingent liability) to or on account of a Company Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Company Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Company Plan subject to Title IV of ERISA; and no condition exists that presents a material risk to the Company or any Company ERISA Affiliate of incurring a material liability to or on account of a Company Plan pursuant to Title IV of ERISA.

          (c) The current value of the assets of each of the Company Plans that are subject to Title IV of ERISA, based upon the actuarial assumptions (to the extent reasonable) presently used by the Company Plans, exceeds the present value of the accrued benefits under each such Company Plan; no Company Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Company Plan is a multiple employer plan as defined in Section 413 of the Code; and all material contributions or other amounts payable by the Company as of the Effective Time with respect to each Company Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of the Company. To the best knowledge of the Company, there are no material pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto.

          (d) Neither the Company nor any Company ERISA Affiliate, nor any Company Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Company ERISA Affiliate, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code. No Company Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company ERISA Affiliate beyond their retirement or other termination of service other than (i) coverage mandated by applicable law or (ii) death benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA).

     SECTION 4.17. Environmental Laws and Regulations.

          (a) Except as set forth on Schedule 4.17 and except for matters which would not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect: (i) the Company and its Subsidiaries are and have been in compliance with, and there are no outstanding allegations by any person or entity that the Company or its Subsidiaries has not been in compliance with, all applicable laws, rules, regulations, common law, ordinances, decrees, orders or other binding legal requirements relating to pollution (including the treatment, storage and disposal of wastes and the remediation or releases and threatened releases of materials), the preservation of the environment, and the exposure to materials in the environment or work place ("Environmental Laws") and (ii) the Company and its Subsidiaries currently hold all permits, licenses, registrations and other governmental authorizations (including exemptions, waivers, and the like) and financial assurance required under Environmental Laws for the Company and its Subsidiaries to operate their businesses as currently conducted.

          (b) Except as set forth on Schedule 4.17, (i) to the knowledge of the Company, there is no friable asbestos-containing material in or on any real property currently owned, leased or operated by the Company or its Subsidiaries and (ii) there are and have been no underground storage tanks (whether or not required to be registered under any applicable law), dumps, landfills, lagoons, surface impoundments, injection wells or other land disposal units in or on any property currently owned, leased or operated by the Company or its Subsidiaries.

          (c) Except as set forth on Schedule 4.17, (i) neither the Company nor its Subsidiaries has received (or, to the knowledge of the Company, is expected to receive) (x) any written communication from any person stating or alleging that any of them may be a potentially responsible party under any Environmental Law (including, without limitation, the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a amended) with respect to any actual or alleged environmental contamination nor (y) any request for information under any Environmental Law from any Governmental Entity with respect to any actual or alleged material environmental contamination; and (ii) none of the Company, its Subsidiaries or any Governmental Entity is conducting or has conducted (or, to the knowledge of the Company, is threatening to conduct) any environmental remediation or investigation which could result in a material liability of the Company or its Subsidiaries under any Environmental Law.

     SECTION 4.18. Vote Required. The affirmative vote of (i) the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, consisting of the Company Common Stock present in person or represented by proxy at the stockholders' meeting of the Company described in
Section 7.04(a) (provided that the shares so present or represented constitute a majority of the outstanding shares of Company Common Stock) is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. The Board of Directors of the Company (at a meeting duly called and held) has unanimously (i) approved this Agreement, the Forbearance Agreement and the Interim Management Agreement, (ii) determined that the transactions contemplated hereby and thereby are fair to and in the best interests of the holders of Company Stock and (iii) determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to such holders for approval and adoption.

     SECTION 4.19. Opinion of Financial Advisor. The Company has received the opinion of Chanin and Company LLC, dated the date hereof, substantially to the effect that the consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view.

     SECTION 4.20. DGCL Section 203. Prior to the date hereof, the Company has elected, in accordance with the provisions of Section 203(b) of the DGCL, not to be governed by Section 203 of the DGCL.

     SECTION 4.21. Labor Matters. Except as set forth in Schedule 4.21, neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other understanding with a labor union or labor organization and, to the knowledge of the Company, there is no activity, involving any employees of the Company or its Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity.

     SECTION 4.22. Severance Arrangements. Except as set forth on Schedule 4.22 hereto, neither the Company nor any of its subsidiaries is party to any agreement with any employee (i) the benefits of which (including, without limitation, severance benefits) are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, the Merger or the Interim Management Agreement or (ii) providing severance benefits in excess of those generally available under the Company's severance policies as in effect on the date hereof (which are described on Schedule 4.22), or which are conditioned upon a change of control, after the termination of employment of such employees regardless of the reason for such termination of employment, and neither the Company nor any of its Subsidiaries is a party to any employment agreement or compensation guarantee extending for a period longer than one year from the date hereof. Schedule 4.22 sets forth all employment agreements and compensation guarantees, regardless of duration, to which the Company or any of its Subsidiaries is a party.

     SECTION 4.23. Affiliate Transactions. Except as set forth in Schedule 4.23 or as disclosed in the Company SEC Reports, there are no material Contracts that are still in force or effect (oral or written) between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

     SECTION 4.24. Brokers. Except as set forth in Schedule 4.24 hereto, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE V.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company as follows:

     SECTION 5.01. Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a material adverse effect individually or in the aggregate, on the business, properties, financial condition, results of operations or prospects of Parent and its Subsidiaries taken as a whole or on the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement (a "Parent Material Adverse Effect"). Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

     SECTION 5.02. Capitalization.

          (a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, and 1,000,000 shares of Preferred Stock, par value $.01 per share of Parent, of which 400,000 shares have been designated Convertible Preferred Stock, 25,000 shares have been designated Series B Convertible Preferred Stock, 25,000 shares have been designated Series C Convertible Preferred Stock and 20,000 shares have been designated Series D Convertible Preferred Stock. As of January 30, 1998, (i) 6,847,583 shares of Parent Common Stock were issued and outstanding, (ii) 470,000 shares of Parent Preferred Stock were issued and outstanding, (iii) options to acquire 4,311,599 shares of Parent Common Stock (the "Parent Stock Options") were outstanding under all stock option plans of Parent, (iv) 5,209,887 shares of Parent Common Stock were reserved for issuance pursuant to the Parent Stock Options and all other employee benefit plans of Parent,
     (v) 30,000,000 shares of Parent Common Stock were reserved for issuance upon the conversion of the outstanding Parent Preferred Stock and (vi) 3,700,000 shares of Parent Company Stock were reserved for issuance upon the exercise of all outstanding rights, subscrip-
                                      A-18
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     tions, warrants, calls, options or other agreements or arrangements of any kind (collectively, the "Parent Stock Purchase Rights") to purchase or otherwise receive from Parent any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Parent. All of the outstanding shares of capital stock of Parent are, and the shares of Parent Common Stock issuable in exchange for shares of Company Common Stock and Company Preferred Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. Schedule 5.02 sets forth with respect to each Parent Stock Option and Parent Stock Purchase Right, the exercise price, the vesting or exercisability schedule (as applicable), the expiration date and the number of shares of Parent Common Stock into which such Parent Stock Option or Parent Stock Purchase Right, as the case may be, is exercisable.

          (b) The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, of which 1,000 shares, as of the date hereof, were issued and outstanding. All of such outstanding shares are owned by Parent, and are validly issued, fully paid and nonassessable.

          (c) Except as disclosed in this Section 5.02 or as set forth on
     Schedule 5.02, (i) there are no outstanding Parent Stock Options or Parent Stock Purchase Rights, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock and (iii) there is no voting trust or other agreement or understanding to which Parent or Sub is a party or is bound with respect to the voting of the capital stock of Parent or Sub.

     SECTION 5.03. Parent Subsidiaries. Schedule 5.03(a) contains a complete and accurate list of all Subsidiaries of Parent. Each Subsidiary of Parent that is a corporation is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary of Parent that is a partnership is duly formed and validly existing under the laws of its jurisdiction of formation. Each Subsidiary of Parent has the corporate power or the partnership power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted. Each Subsidiary of Parent is duly qualified as a foreign corporation or a foreign partnership, as the case may be, authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Parent Material Adverse Effect. All of the outstanding shares of capital stock of the Subsidiaries of Parent that are corporations are validly issued, fully paid and nonassessable. Except as set forth in Schedule 5.03(b), all of the outstanding shares of capital stock of, or other ownership interests in, each other Subsidiary of Parent are directly owned by Parent or a Subsidiary of Parent free and clear of any Liens.

     SECTION 5.04. Authority Relative to this Agreement. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by Parent and Sub of the transactions contemplated on its part hereby have been duly authorized by their respective Boards of Directors, and by Parent as the sole stockholder of Sub, and, except for the approval of Parent's stockholders to be sought at the stockholders meeting contemplated by Section 7.04(b), no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms.

     SECTION 5.05. Consents and Approvals; No Violations. Except as set forth in
Schedule 5.05 or as otherwise stated herein, neither the execution, delivery and performance of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of Parent or of Sub, (ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except in connection with or in order to comply with the applicable provisions of the HSR Act, the Securities Act, the Exchange Act, state laws relating to takeovers, if applicable, state securities or "blue sky" laws, the By-Laws of NASD and other exchanges on which the shares of Parent Common Stock are listed, and the filing and recordation of a Certificate of Merger as required by the DGCL, (iii) result in a violation or breach of, or constitute (with or

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

without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any Contract to which Parent or Sub is a party or by which either of them or any of their properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Parent, Sub or any of their properties or assets, except, in the case of clauses (ii), (iii) and (iv), where the failure to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in any such case, a Parent Material Adverse Effect.

     SECTION 5.06. Reports and Financial Statements. Except as set forth in
Schedule 5.06, Parent has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act since January 1, 1995 (collectively, the "Parent SEC Reports"), and has previously made available to the Company true and complete copies of all such Parent SEC Reports. Such Parent SEC Reports, as of their respective dates except to the extent that such Parent SEC Reports were amended or restated, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that such Parent SEC Reports were amended or restated, the financial statements of Parent included in the Parent SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods then ended. Since December 31, 1996, there have been no changes in any of the significant accounting (including tax accounting) policies, practices or procedures of the Parent or any of its consolidated Subsidiaries.

     SECTION 5.07. Absence of Certain Changes or Events. Except as set forth in
Schedule 5.07 or in the Parent SEC Reports since September 30, 1997, Parent has not conducted its business and operations other than in the ordinary course and consistent with past practices, or taken any actions, that if it had been in effect, would have violated Section 6.02 in such a manner as to result in a Parent Material Adverse Effect.

     SECTION 5.08. Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in Parent's financial statements (or reflected in the notes thereto) included in the Parent SEC Reports or which were incurred after September 30, 1997 in the ordinary course of business and consistent with past practice, and except as set forth in
Schedule 5.08, none of Parent and its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) or which would have a Parent Material Adverse Effect.

     SECTION 5.09. No Default. Neither Parent nor any Subsidiary of Parent is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter, by-laws or comparable organizational documents,
(ii) Contracts to which Parent or its Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Parent or any of its Subsidiaries, except, in the case of causes
(ii) and (iii) above, for defaults or violations which would not have a Parent Material Adverse Effect.

     SECTION 5.10. Litigation. Except for litigation disclosed in the notes to the financial statements included in the Parent SEC Reports, there is no suit, action, proceeding or investigation pending of which Parent has received notice or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, the outcome of which, in the reasonable judgment of Parent, is likely to have a Parent Material Adverse Effect; nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity outstanding

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

against Parent or any of its Subsidiaries having, or which is reasonably likely to have, a Parent Material Adverse Effect.

     SECTION 5.11. Taxes. Parent has heretofore delivered or will make available to the Company true correct and complete copies of the consolidated federal, state, local and foreign income, franchise, sales and other Tax Returns filed by Parent and its Subsidiaries for each of the Parent's fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992 inclusive. Except as set forth on Schedule 5.11, Parent has duly filed, and each of its Subsidiaries has duly filed, all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by Parent or the Subsidiaries of Parent. All such Tax Returns are true, correct and complete, in all material respects, and Parent and the Subsidiaries of Parent have duly paid all Taxes shown on such Tax Returns and have paid or made adequate provision for payment of all accrued but unpaid material Taxes in respect of all periods since the periods covered by such Tax Returns. Except as set forth on Schedule 5.11, all material deficiencies assessed as a result of any examination of Tax Returns of Parent or the Subsidiaries of Parent by federal, state, local or foreign tax authorities have been paid or reserved on the financial statements of Parent in accordance with GAAP consistently applied, and true, correct and complete copies of all revenue agent's reports, "30-day letters," or "90-day letters" or similar written statements proposing or asserting any Tax deficiency against Parent or the Subsidiaries of Parent for any open year have been heretofore delivered to the Company. Except as set forth on Schedule 5.11, no material issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed material deficiency for any other period not so examined. Except as disclosed in Schedule 5.11, neither Parent nor any of its Subsidiaries has granted any extension or waiver of the statutory period of limitations applicable to any claim for any material Taxes. The consolidated federal income tax returns of Parent and the Subsidiaries of Parent have been examined by and settled with the Service, or the statute of limitations has expired, for all years through 1993. Except as set forth on
Schedule 5.11, neither Parent nor any Subsidiary of Parent (i) is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (ii) has filed a consent under Section 341(f) of the Code with respect to any of Parent or the Subsidiaries of Parent; (iii) has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code; or (iv) has issued or assumed any corporate acquisition indebtedness, as defined in Section 279(b) of the Code. Parent and each of the Subsidiaries of Parent have complied (and until the Effective Time will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

     SECTION 5.12. Compliance with Applicable Law. Except as disclosed in the Parent SEC Reports, (i) Parent and its Subsidiaries hold, and are in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the current or proposed conduct of their respective businesses ("Parent Permits"), except for failures to hold or to comply with such permits, licenses, exemptions, orders and approvals which would not have a Parent Material Adverse Effect, (ii) no fact exists or event has occurred, and no action or proceeding is pending or, to Parent's knowledge, threatened, that has a reasonable possibility of resulting in a revocation, non-renewal, termination, suspension or other material impairment of any material Parent Permits, (iii) the businesses of Parent and its Subsidiaries are not being conducted in violation of any Applicable Law (including ERISA and Environmental Laws), except for violations or possible violations which do not and are not reasonably likely to have a Parent Material Adverse Effect, and (iv) to the knowledge of Parent, (x) no investigation or review by any Governmental Entity with respect to Parent or its Subsidiaries is pending or threatened and
(y) no Governmental Entity has indicated an intention to conduct the same, other than, in each case, those which Parent reasonably believes will not have a Parent Material Adverse Effect.

     SECTION 5.13. Information in Disclosure Documents and Registration Statement. None of the information to be supplied by Parent or Sub for inclusion in (i) the Registration Statement or (ii) the Proxy

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

Statement will, in the case of the Registration Statement and any post-effective amendment thereto, at the time it becomes effective or is filed, as the case may be, and, in any case, at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement, including all amendments thereto, and the Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to statements made therein based on information supplied by the Company or its representatives for inclusion in the Registration Statement or the Proxy Statement or with respect to information concerning the Company or any of its Subsidiaries included or incorporated by reference in the Registration Statement or the Proxy Statement.

     SECTION 5.14. Vote Required. The affirmative vote of (i) the holders of a majority of the shares of Parent Common Stock, voting together as a single class with the holders of the Parent Preferred Stock (with such Parent Preferred Stock holders being entitled to one vote for each share of Parent Common Stock into which such shares of Parent Preferred Stock so held would be convertible on the record date set for the vote), and (ii) the holders of a majority of the outstanding shares of Parent Preferred Stock, voting as a separate class, are the only votes of the holders of any class or series of Parent capital stock necessary to approve the amendment to Parent's Certificate of Incorporation (the "Parent Certificate of Amendment") necessary to authorize a sufficient number of shares of Parent Common Stock for issuance in the Merger and for issuance upon the conversion of the New Parent Preferred Stock. The affirmative vote of Parent, as the sole stockholder of all outstanding shares of Sub Common Stock, is the only vote of the holders of any class or series of Sub capital stock necessary to approve the Merger. The Board of Directors of Parent (at a meeting duly called and held) has by the unanimous vote of the directors (w) approved this Agreement, the Securities Purchase and Exchange Agreement, the Interim Management Agreement and the Chase Waiver, (x) determined that the transactions contemplated hereby and thereby are fair to and in the best interests of the holders of Parent Common Stock, (y) approved the Parent Certificate of Amendment and determined to submit the Parent Certificate of Amendment to such holders for approval and adoption and (z) caused Parent, as the sole stockholder of Sub, to approve and adopt this Agreement. The Board of Directors of Sub (by unanimous written consent) has approved this Agreement.

     SECTION 5.15. Opinion of Financial Advisor. Parent has received the opinion of Dain Rauscher Incorporated, dated January 28, 1998, substantially to the effect that the transactions contemplated hereby are fair to the stockholders of Parent (other than WCAS VII and its affiliates) from a financial point of view as a whole.

     SECTION 5.16. Brokers. Except as set forth on Schedule 5.16 hereto, no broker, finder or financial advisor is entitled to any brokerage finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                                  ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 6.01. Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement (including Schedule 6.01 hereto) or resulting from joint management of the Company and Parent pursuant to the Interim Management Agreement:

          (a) the Company shall conduct, and cause each of its Subsidiaries to conduct, its business only in the ordinary and usual course consistent with past practice, and the Company shall use, and cause each of its Subsidiaries to use, its reasonable efforts consistent with past practice to preserve intact its present

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

     business organization, keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it;

          (b) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) amend its charter, by-laws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock,
     (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than payments to the Company by a Subsidiary) or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

          (c) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or Rights to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or Company Stock Purchase Rights outstanding on the date of this Agreement and disclosed in Section 4.02 hereof; (ii) merge or consolidate with another entity; (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (iv) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any material amount of its assets outside the ordinary and usual course of business and consistent with past practice; (v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary of the Company, in each case in the ordinary course of business and consistent with past practice; (vii) make any loans, advances or capital contributions to, or investments in, any other person, other than to Subsidiaries of the Company; (viii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor and disclosed to Parent; (ix) permit any insurance policy naming the Company or any Subsidiary of the Company as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) the Company shall not, nor shall it permit its Subsidiaries to,
     (i) adopt, enter into, terminate or amend (except as may be required by Applicable Law) any Company Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for increases in salaried compensation in the ordinary course of business consistent with past practice), or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan (including the Company Stock Options); and

          (e) the Company shall not, nor shall it permit its Subsidiaries to, take any action with respect to, or make any material change in, its accounting or tax policies or procedures.

     SECTION 6.02. Conduct of Business by Parent Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement or resulting from joint management of the Company pursuant to the Interim Management Agreement:

          (a) the business of Parent shall be conducted, and Parent shall cause each of its Subsidiaries to conduct its business, only in the ordinary and usual course consistent with past practice, and Parent shall use, and Parent shall cause each of its Subsidiaries to use, its reasonable efforts to preserve intact its present business organization, to keep available the services of its respective present officers and key employees, and preserve the goodwill of those having business relationships with it;

          (b) Parent shall not, nor shall it permit any of its Subsidiaries to,
     (i) amend its charter (other than, in the case of Parent, to increase the number of authorized shares of Parent Common Stock and to create the New Parent Preferred Stock), By-Laws or other organizational documents; (ii) split, combine or reclassify any shares of its outstanding capital stock;
     (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than payments to Parent by a Subsidiary or regular dividends on the Parent Preferred Stock); or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

          (c) Parent shall not, nor shall it permit any of its Subsidiaries to,
     (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or Rights to acquire or convertible into any shares of, its capital stock or shares of capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for
     (w) the issuance of shares of Parent Common Stock (A) upon the exercise of Parent Stock Options or other Rights outstanding on the date of this Agreement and disclosed in Section 5.02 hereof, (B) upon the exercise of Parent Stock Options or Parent Stock Purchase Rights outstanding as of the date of this Agreement or Parent Stock Options described in the immediately following clause (x), or (C) upon the conversion of the Parent Preferred Stock in accordance with its present terms, (x) the issuance of Parent Stock Options pursuant to existing employee benefit plans or arrangements in a manner consistent with past practice, (y) the issuance of New Parent Preferred Stock pursuant to the Securities Purchase and Exchange Agreement and the Parent Rights Offering and (z) the issuance of Parent Common Stock upon conversion of New Parent Preferred Stock in accordance with its terms, or (ii) merge or consolidate with any other entity, other than the merger of Sub into the Company or the merger of any Subsidiary of Parent into Parent or any Subsidiary of Parent; and

          (d) neither Parent nor Sub shall take any action with respect to, or make any material change in, its accounting or tax policies or procedures.

     SECTION 6.03. Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. It is understood that Sub was formed by Parent solely for the purpose of effecting the Merger, and that Sub will have no material assets and no material liabilities prior to the Merger.

                                  ARTICLE VII.

                             ADDITIONAL AGREEMENTS

     SECTION 7.01. Access and Information. Each of the Company and Parent shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 7.01 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all non-public information so acquired in accordance with the terms of the Confidentiality Agreement, dated December 9, 1997, between Parent and the Company (the "Confidentiality Agreement").

     SECTION 7.02. No Solicitation. Prior to the Effective Time, the Company agrees that neither it, any of its Subsidiaries or its affiliates, nor any of the respective directors, officers, employees, agents or representatives of the foregoing will, directly or indirectly, solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or the acquisition of all or any significant assets or capital stock of the Company or any Subsidiary of the Company taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise engage in discussions with any person (other than Parent and its representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, however, that the Company may, in response to an unsolicited written proposal from a third party, furnish information to and engage in discussions with such third party, in each case only if the Board of Directors of the Company determines in good faith by a majority vote, after consultation with its financial advisors and based upon the advice of outside legal counsel to the Company, that failing to take such action would result in a breach of the fiduciary duties of the Board of Directors. The Company agrees that as of the date hereof, its Subsidiaries and affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall promptly cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than Parent and its representatives) conducted heretofore with respect to any Acquisition Transaction. The Company agrees to immediately advise Parent in writing of any inquiries or proposals received by, any such information requested from, or any such negotiations or discussions sought to be initiated or continued with, any of the Company, its Subsidiaries or affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from each person (other than Parent and its representatives) with respect to an Acquisition Transaction, and the terms thereof, including the identity of such third party, and to update on an ongoing basis or upon Parent's request, the status thereof, as well as any actions taken or other developments pursuant to this Section 7.02.

     SECTION 7.03. Registration Statement. As promptly as practicable, Parent and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statement and Parent in consultation with the Company shall prepare and file with the SEC the Registration Statement. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective. Parent shall also use its reasonable best efforts to take any action required to be taken under state securities or "blue sky" laws in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and the Merger. The Company shall furnish Parent with all information concerning the Company and its Subsidiaries and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the Registration Statement and the issuance of shares of Parent Common Stock. If at any time prior to the Effective Time any event or circumstance relating to Parent, any Subsidiary of Parent, the Company, any Subsidiary of the Company, or their respective officers or directors, is discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

     SECTION 7.04. Proxy Statements; Stockholder Approvals.

          (a) The Company, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective, a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law as advised by outside legal counsel, recommend approval and adoption of this Agreement and the transactions contemplated hereby, by the stockholders of the Company entitled to vote thereon and include in the Proxy Statement such recommendation and take all reasonable and lawful action to solicit and obtain such approval.

          (b) Parent, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective, a meeting of the holders of Parent Common Stock and Parent Preferred Stock for the purpose of voting to approve the Parent Certificate of Amendment.

          (c) Parent and the Company, as promptly as practicable (or with such other timing as they mutually agree), shall cause the definitive Proxy Statement to be mailed to their stockholders.

          (d) At or prior to the Closing, each of Parent and the Company shall deliver to the other a certificate of its Secretary setting forth the voting results from its stockholder meeting.

     SECTION 7.05. Affiliates.

          (a) At least 45 days prior to the Effective Time, the Company shall cause to be delivered to Parent a list identifying all persons who were, in its reasonable judgment, at the record date for its stockholders' meeting convened in accordance with Section 7.04 hereof, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

          (b) The Company shall use its best efforts to cause each person who is identified as one of its Affiliates in its list referred to in Section 7.05(a) above to deliver to Parent (with a copy to the Company), at least 30 days prior to the Effective Time, a written agreement, in the form attached here as Exhibit B (the "Affiliate Letters").

          (c) If any Affiliate of the Company refuses to provide an Affiliate Letter, Parent may place appropriate legends on the certificates evidencing the shares of Parent Common Stock to be received by such Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Parent Common Stock to the effect that the shares of Parent Common Stock received by such Affiliate pursuant to this Agreement only may be sold, transferred or otherwise conveyed (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance wit Rule 145 promulgated under the Securities Act, or (iii) pursuant to another exemption under the Securities Act.

     SECTION 7.06. Reasonable Efforts. Subject to the terms and conditions herein provided, and with the understanding that time is of the essence, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Securities Purchase and Exchange Agreement, the Cerplex Note Purchase Agreement, and the Note and Warrant Assignment and Transfer Agreement, and fulfill the conditions set forth in Article VIII hereof, including, without limitation, (i) the obtaining of all necessary waivers, consents and approvals and (ii) the effecting of all necessary registrations and filings; provided, however, that the foregoing shall not require either party hereto to waive any condition to its obligation to effect the Merger set forth herein or obtain from any of its stockholders any guarantees of its obligations or any undertakings with respect thereto similar in purpose or effect other than as provided herein or in such agreements. Without limiting the generality of the foregoing, as promptly as practicable, the Company, Parent and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to the Confidentiality Agreements, the Company will furnish to Parent and Sub, and Parent and Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the Confidentiality Agreements, the Company will provide Parent and Sub, and Parent and Sub will provide the Company, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Parent and the Surviving Corporation shall take all such necessary action.

     SECTION 7.07. Certain Agreements. Concurrently herewith, and as an essential inducement for Parent's entering into this Agreement, (i) Parent is entering into the Irrevocable Proxy and Option Agreement with certain holders of the Company Common Stock, (ii) Parent is entering into the Securities Purchase and Exchange Agreement with the several purchasers named therein, (iii) Parent and the Company are entering into the Interim Management Agreement, (iv) WCAS VII is entering into the Cerplex Note Purchase Agreement with the several noteholders named therein, (v) the Company and Citibank are entering into the

Forbearance Agreement, (vi) Parent has obtained the Senior Commitment from the New Lender and (vii) Parent is entering into the Chase Amendment with Chase.

     SECTION 7.08. Company Stock Options. At the Effective Time, each of the Company Stock Options which is outstanding immediately prior to the Effective Time shall be assumed by Parent and converted automatically into an option to purchase shares of Parent Common Stock (a "New Option") in an amount and at an exercise price determined as provided below:

          (a) the number of shares of Parent Common Stock to be subject to the New Option shall be equal to the product of the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective
     Time) to the original option and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

          (b) the exercise price per share of Parent Common Stock under the New Option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

        The adjustment provided herein with respect to any Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with
        Section 424(a) of the Code. After the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time, except that all references to the Company shall be deemed to be references to Parent. Parent shall file with the SEC a Registration Statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement and shall take any action required to be taken under state securities "blue sky" laws for purposes of registering all shares of Parent Common Stock issuable after the Effective Time upon exercise of the New Options, and use all reasonable efforts to have such registration statement or post-effective amendment become effective with respect thereto as promptly as practicable after the Effective Time.

     SECTION 7.09. Settlement of Company Stock Purchase Rights.

          (a) At the Effective Time, each of the warrants to purchase Company Common Stock set forth on Schedule 4.02(a) hereto which are outstanding and which are not being canceled or terminated pursuant to the Forbearance Agreement or the Stockholders Agreement shall be assumed by Parent and converted automatically into a warrant to purchase shares of Parent Common Stock (a "New Warrant") in an amount and at an exercise price determined as provided below:

             (i) the number of shares of Parent Common Stock to be subject to the New Warrant shall be equal to the product of the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original warrant and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded to the nearest share; and

             (ii) the exercise price per share of Parent Common Stock under the New Warrant shall be equal to the exercise price per share of Company Common Stock under the original warrant divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

        After the Effective Time, each New Warrant shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company warrant immediately prior to the Effective Time, except that all references to the Company shall be deemed to be references to Parent.

          (b) At the Effective Time, each outstanding Company Stock Purchase Right not listed on Schedule 4.02(a) shall be canceled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor.

     SECTION 7.10. Public Announcements. Each of Parent, Sub, and the Company agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby (or thereby) without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with any national securities exchange and (ii) the party making such disclosure has first used its reasonable best efforts to consult with (but not obtain the consent of) the other party about the form and substance of such disclosure.

     SECTION 7.11. Directors' and Officers' Indemnification and Insurance.

          (a) All rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors and officers of the Company under the provisions existing on the date hereof in the Company's Certificate of Incorporation, By-Laws or by contract shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time, and, as of the Effective Time, the Surviving Corporation and Parent shall assume all obligations of the Company in respect thereof as to any claim or claims asserted prior to or within a six-year period immediately after the Effective Time.

          (b) For a period of three years after the Effective Time, the Surviving Corporation and Parent shall cause to be maintained in effect the current policies of directors and officers' liability insurance maintained by the Company (provided that the Surviving Corporation and Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to former officers and directors of the Company with respect to claims arising from facts or events which occurred before the Effective Time); provided, however, that in no event shall the Surviving Corporation or Parent be required to expend pursuant to this Section 7.11(b) more than an amount equal to 150% of current annual premiums paid by the Company for such insurance (the "Maximum Amount") (which premiums the Company represents and warrants to be approximately $312,000 in the aggregate).

          (c) The obligations under this Section 7.11 shall be transferred to, and assumed in writing by, the successor entity in the event of a sale of substantially all of the assets, merger or recapitalization of Parent during the applicable time periods referenced herein.

     SECTION 7.12. Expenses. Except as otherwise set forth in Section 9.02(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby (and thereby) shall be paid by the party incurring such expenses, except that (i) the filing fee in connection with filings under the HSR Act, (ii) the expenses incurred in connection with printing the Registration Statement and the Proxy Statement and (iii) the filing fee with the SEC relating to the Registration Statement or the Proxy Statement will be shared equally by Parent and the Company. In the event the Merger is consummated, Parent shall cause the Company to pay, at the Closing and in accordance with agreements entered into by the Company, the fees and expenses incurred by the Company in connection with the transactions contemplated hereby that are listed in Schedule 7.12.

     SECTION 7.13. Supplemental Disclosure. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence, of any event of which such party is aware the occurrence, or non-occurrence, of which would result in the breach of (x) any representation or warranty by such party contained in this Agreement or (y) any covenant, condition or agreement by such party contained in this Agreement and
(ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.13 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

     SECTION 7.14. Public Reporting; Continued Listing. Parent shall use its best efforts (i) to maintain the registration of its Common Stock under Section 12 of the 1934 Act, (ii) to make and keep public information available as those terms are understood and defined in SEC Rule 144 and (iii) to maintain the listing of its Common Stock on the OTC Bulletin Board, in each case for a minimum of three years from the Effective Time.

                                 ARTICLE VIII.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 8.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) HSR Approval. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

          (b) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by (i) the requisite vote (as described in Section 4.18) of the stockholders of the Company and (ii) by the requisite vote (as described in Section 5.14) of the stockholders of Parent, in each case, in accordance with applicable law.

          (c) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

          (d) No Order. No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

          (e) Approvals. Other than the filing of Merger documents in accordance with the DGCL, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to obtain, make or occur would have a material adverse effect at or after the Effective Time on (i) Parent or (ii) the Surviving Corporation shall have been obtained, been filed or have occurred.

     SECTION 8.02. Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

          (a) Representations and Warranties. All representations and warranties of the Company that are qualified with reference to a Company Material Adverse Effect or materiality shall be true and correct in all respects and all representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, except to the extent such representations and warranties speak as of an earlier date.

          (b) Performance of Obligations of the Company. Each of the Company and its Subsidiaries shall have performed in all material respects all obligations (including those under Section 7.13) required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by a proper officer of the Company to such effect.

          (c) Tax Opinion of Counsel. Parent shall have received an opinion of Hughes & Luce LLP, tax counsel to Parent, in form and substance reasonably satisfactory to Parent, dated as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that, accordingly, no gain or loss will be recognized by the Company, Parent or Sub as a result of the Merger.

          (d) Letters of Resignation. Parent and Sub shall have received letters of resignation addressed to the Company from the members of the Company's Board of Directors and letters of resignation addressed to each of the Company's Subsidiaries from the members of such Subsidiary's board of directors, which resignations shall be effective as of the Effective Time.

          (e) Dissenting Shares. The aggregate number of shares of Company Common Stock into which all Dissenting Shares are convertible shall not constitute more than 5% of the number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time (calculated assuming full conversion of all then issued and outstanding shares of Company Preferred Stock but no other dilution).

          (f) Debt Financing. Parent shall have obtained at least $17,000,000 of proceeds from the New Senior Loan on terms reasonably acceptable to Parent, as determined in good faith by Parent.

          (g) Repayment of Indebtedness. Citibank shall have complied with the Forbearance Agreement in all material respects and the Company shall have satisfied in full its obligations under the Cerplex Credit Agreement, the Liens granted thereunder shall have been discharged and the Cerplex Credit Agreement shall have been terminated.

     SECTION 8.03. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company:

          (a) Representations and Warranties. All representations and warranties of Parent contained in this Agreement that are qualified with reference to a Parent Material Adverse Effect or materiality shall be true and correct in all respects and all representations and warranties that are not so qualified shall be true and correct in all material respects as of the date of this Agreement, and, except to the extent such representations and warranties speak as of an earlier date.

          (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

          (c) Tax Opinion of Counsel. The Company shall have received an opinion of Brobeck, Phleger & Harrison, LLP ("Brobeck") in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of
     Section 368(a) of the Code and that accordingly:

             (i) no gain or loss will be recognized by the stockholders of the Company who exchange their Company Stock solely for shares of Parent Common Stock pursuant to the Merger (except to the extent that cash is received in lieu of a fractional share interest);

             (ii) the aggregate basis of the shares of Parent Common Stock received by stockholders of the Company in the Merger will be the same as the aggregate basis of the Company Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received);

             (iii) the holding period of the shares of Parent Common Stock received by stockholders of the Company in the Merger will include the period during which the shares of Company Stock surrendered in exchange therefor were held, provided such shares were held as a capital asset at the Effective Time; and

             (iv) no gain or loss will be recognized by the Company, Parent or Sub as a result of the Merger.

          In rendering such opinion Brobeck may require and rely upon representations contained in certificates of officers of Parent, Sub and the Company, certain principal stockholders and others; provided, however, that the condition set forth in this Section 8.03(c) shall be deemed satisfied if Brobeck is unable to render such opinion solely by reason of any of the holders of the Company Common Stock refusing or failing to provide Brobeck with requested representations.

          (d) Directors. Parent shall have appointed William A. Klein and Robert Finzi to Parent's Board of Directors.

          (e) Debt Financing. Parent shall have obtained at least $17,000,000 of proceeds in respect of the New Senior Loan and the Securities Purchase and Exchange Agreement shall have been consummated.

                                  ARTICLE IX.

                                  TERMINATION

     SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Parent or the Company:

          (a) by mutual consent of Parent and the Company;

          (b) by either Parent or the Company, if (i) the Merger shall not have been consummated before June 30, 1998, or (ii) the approval of the stockholders of the Company required by Section 4.18 hereof shall not have been obtained at a meeting duly convened therefor or any adjournment thereof; provided that in the case of any such termination pursuant to this
     Section 9.01(b), the failure to so consummate the Merger by such date or to obtain such stockholder approval shall not have been caused by the action or failure to act of the party (or its Subsidiaries) seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement);

          (c) by either Parent or the Company, if any permanent injunction or action by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.01(c) shall have used all reasonable efforts to remove such injunction or overturn such action;

          (d) by Parent, if (i) there has been breach of any representations or warranties of the Company set forth herein the effect of which is a Company Material Adverse Effect, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company, or (iii) the Board of Directors of the Company (x) withdraws or amends or modifies in a manner adverse to Parent or Sub its recommendation or approval in respect of this Agreement or the Merger, (y) makes any recommendation with respect to an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Acquisition Transaction, or (z) takes any material action that would be prohibited by
     Section 7.02; and

          (e) by the Company, if (i) there has been a breach of any representations or warranties of Parent set forth herein the effect of which is a Parent Material Adverse Effect, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent or (iii) such termination is necessary to allow the Company to enter into an Acquisition Transaction that its Board of Directors has determined in good faith, by a majority vote after consultation with its financial advisors and based upon the advice of outside legal counsel to the Company, is more favorable to the stockholders of the Company than the Merger contemplated by this Agreement (provided that the termination described in this clause (iii) shall not be effective unless and until the Company shall have paid to Parent in full the fee and expense reimbursement described in Section 9.02(b)).

     SECTION 9.02. Effect of Termination.

          (a) In the event of termination of this Agreement pursuant to this
     Article IX, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except as provided in this Section 9.02, Section 7.01 and Section 7.12, and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

          (b) If (x) Parent shall have terminated this Agreement pursuant to
     Section 9.01(d)(iii), (y) the Company shall have terminated this Agreement pursuant to Section 9.01(e)(iii) or (z) either (1) Parent or the Company shall have terminated this Agreement pursuant to Section 9.01(b)(ii) or (2) Parent shall have terminated this Agreement pursuant to Section 9.01(d)(ii) and, prior to or within one (1) year after any termination described in this clause (z), the Company (or any of its Subsidiaries) shall have directly or indirectly entered into a definitive agreement for, or shall have consummated, an Acquisition Transaction, then, in any of such cases, the Company shall pay Parent (A) a termination fee of one million dollars ($1,000,000), plus (B) an amount, not in excess of five hundred thousand dollars ($500,000), equal to Parent's actual, documented out-of-pocket expenses directly attributable to the negotiation and execution of this Agreement and the transactions contemplated hereby and the Merger; provided, however, that no fee or expense reimbursement shall be paid pursuant to this Section 9.02(b) if Parent shall be in material breach of its obligations hereunder. Any fees or amounts payable under this Section 9.02(b) shall be paid in same day funds no later than (i) two business days after a termination described in clause (x) of this Section 9.02(b), (ii) concurrently with a termination described in clause (y) of this Section 9.02(b) or (ii) concurrently with the consummation of such Acquisition Transaction, in the case of a termination described in clause (z) of this
     Section 9.02(b).

                                   ARTICLE X.

                               GENERAL PROVISIONS

     SECTION 10.01. Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Sub and the Company with respect to any of the terms contained herein; provided, however, that after any approval and adoption of this Agreement by the stockholders of Parent or the Company, no such amendment, modification or supplementation shall be made which under applicable law requires the approval of such stockholders, without the further approval of such stockholders.

     SECTION 10.02. Waiver. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other,
(ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

     SECTION 10.03. Survivability; Investigations. The respective representations and warranties of Parent and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time (i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (ii) shall not survive beyond the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

     SECTION 10.04. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the a dresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

       (a) If to Parent or Sub, to:

           Aurora Electronics, Inc.
           9477 Waples Street, Suite 250
           San Diego, California 92121
           Telecopy Number: (619) 552-8942
           Attention: Chief Executive Officer

           with copies to:

           Reboul, MacMurray, Hewitt, Maynard & Kristol
           45 Rockefeller Plaza
           New York, New York 10111
           Telecopy Number: (212) 841-5725
           Attention: William J. Hewitt, Esq.

       (b) if to the Company, to:

           The Cerplex Group, Inc.
           1382 Bell Avenue
           Tustin, California 92780
           Telecopy Number: (714) 258-0730
           Attention: William A. Klein

           with copies to:

           Brobeck Phleger & Harrison LLP
           4675 MacArthur Court, Suite 1000
           Newport Beach, California 92660
           Telecopy Number: (714) 752-7522
           Attention: Frederic A. Randall, Jr., Esq.

     SECTION 10.05. Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any why the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a Governmental Entity or an unincorporated organization.

     SECTION 10.06. Entire Agreement; Assignment. This Agreement (including the Schedules, Exhibits and other documents and instruments referred to herein), together with the Irrevocable Proxy and Option Agreement and the Confidentiality Agreements, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder except with respect to the obligations to the individuals and entities under Section 7.11 and the obligations to individuals and entities under Section
7.14. This Agreement shall not be assigned by operation of law or otherwise; provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

     SECTION 10.07. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein).

     SECTION 10.08. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

     SECTION 10.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREFORE, each of Parent, Sub and the Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                            AURORA ELECTRONICS, INC.

                                            By:      /s/ JIM C. COWART
                                              ----------------------------------
                                            Name: Jim C. Cowart
                                            Title: Chairman

                                            HOLLY ACQUISITION CORP.

                                            By:      /s/ JIM C. COWART
                                              ----------------------------------
                                            Name: Jim C. Cowart
                                            Title: Chairman

                                            THE CERPLEX GROUP, INC.

                                            By:    /s/ WILLIAM A. KLEIN
                                              ----------------------------------
                                            Name: William A. Klein
                                            Title: Chairman

                                   APPENDIX B

            OPINION OF FINANCIAL ADVISOR TO AURORA ELECTRONICS, INC.

                               February 26, 1998

Board of Directors
Aurora Electronics, Inc.
9477 Waples St., Suite 150
San Diego, California 92121

Gentlemen:

     You have advised us that Aurora Electronics, Inc., a Delaware corporation ("Aurora"), Holly Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Aurora, and The Cerplex Group, Inc., a Delaware corporation ("Cerplex") have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated January 30, 1998 whereby each outstanding share of the capital stock of Cerplex will be converted into the right to receive 1.076368 shares of Aurora Common Stock, $0.03 par value ("Aurora Common Stock"), subject to adjustment as provided for in the Merger Agreement. Additionally, Aurora and certain holders of the capital stock of Aurora (including Welsh, Carson, Anderson & Stowe VII, L.P. and certain of its affiliates ("WCAS")) have entered into a Securities Purchase and Exchange Agreement (the "Securities Purchase and Exchange Agreement") dated January 30, 1998. You have asked for our opinion as to the fairness from a financial point of view to the holders of Aurora Common Stock (other than WCAS) of the proposed transactions, taken as a whole.

     In connection with the opinion described below, we have reviewed business and financial information relating to Aurora and Cerplex. We have, among other things: (i) reviewed the Merger Agreement, the Securities Purchase and Exchange Agreement and the Joint Proxy Statement / Prospectus of Aurora and Cerplex as filed on February 26, 1998 with the Securities and Exchange Commission; (ii) reviewed the Annual Reports on Form 10-K for the three fiscal years ended September 30, 1997 of Aurora, Annual Reports on Form 10-K for the three years ended December 31, 1996 of Cerplex and the Quarterly Report on Form 10-Q for the nine months ended September 30, 1997 of Cerplex; (iii) discussed with certain members of senior management of Aurora and Cerplex the past and current business operations, financial condition and future prospects of Aurora and Cerplex, and have visited certain of Aurora's and Cerplex's facilities; (iv) reviewed certain internal financial analyses and forecasts of Aurora and Cerplex prepared by respective managements; (v) reviewed historical market prices and trading volumes for Aurora's and Cerplex's common stock; (vi) compared certain financial information for Aurora and Cerplex with similar information for certain other companies the securities of which are publicly traded; and (vii) reviewed selected financial terms of certain recent business combinations.

     In addition, we have considered such other information and have conducted such other analyses as we deemed appropriate under the circumstances. In connection with our review, we have relied upon and assumed the accuracy and completeness of the financial and other information publicly available or furnished to us by Aurora and Cerplex or their representatives. We have not independently verified the accuracy or completeness of such information. We have not made or obtained any independent evaluations or appraisals of any of the properties, assets or facilities of Aurora or Cerplex. With respect to the financial projections of Aurora and Cerplex, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management as to the future financial performance of Aurora and Cerplex, respectively, and we express no opinion with respect to such forecasts or the assumptions on which they are based.

     Subject to the foregoing and based upon our experience as investment bankers, the matters described above and other factors we deemed relevant, we are of the opinion that as of the date hereof, the transactions pursuant to the Merger Agreement and the Securities Purchase and Exchange Agreement, taken as a whole, are fair from a financial point of view to the holders of Aurora Common Stock (other than WCAS).

                                          Very truly yours,

                                          DAIN RAUSCHER INCORPORATED

                                          By:     /s/ RICHARD L. DAVIS
                                            ------------------------------------
                                                      Richard L. Davis
                                                     Managing Director

                                   APPENDIX C

            OPINION OF FINANCIAL ADVISOR TO THE CERPLEX GROUP, INC.

January 30, 1998

Board of Directors
The Cerplex Group, Inc.
1382 Bell Avenue
Tustin, California 92780

     Chanin Capital Partners LLC ("Chanin"), as financial advisor to The Cerplex Group, Inc., a Delaware Corporation (the "Company"), was asked by the Board of Directors of the Company to render an opinion to the Board of Directors of the Company as to whether the consideration to be received by the Common Stockholders ("Common Stockholders") of the Company pursuant to the proposed business combination transaction (the "Merger") by and among the Company, Aurora Electronics, Inc., a Delaware corporation (the "Parent"), and Aurora Acquisition Corp., a Delaware Corporation and an affiliate of the Parent ("Sub") is fair, to the Common Stockholders of the Company, from a financial point of view.

THE TRANSACTION

     It is our understanding that the Board of Directors of the Company are contemplating that the Sub merge with and into the Company in accordance with the Agreement and Plan of Merger by and among the Parent, the Sub and the Company, dated January 30, 1998 (the "Merger Agreement"). Based on our review of the Merger related documents provided to us by the Company, it is our understanding that the significant Merger terms and the consideration to be paid pursuant to the Merger are set forth below. All capitalized terms not otherwise defined herein refer to such terms as defined in the Merger Agreement and other Merger related documents.

  I. Structure of the Merger

      1. At the Effective Time, all outstanding shares of the capital stock of the Company (excluding Dissenting Shares (as defined)), and all shares of capital stock of the Company held as treasury shares) will be converted into the right to receive fully paid and nonassessable shares of Common Stock, $.03 par value of the Parent ("Parent Common Stock"), and that all options and other rights to purchase shares of the capital stock of the Company will be canceled, exchanged or assumed, in each case, as provided in the Merger Agreement.

      2. Immediately after the Effective Time and solely as a result of the Merger, the Company shall continue as the surviving corporation, the separate existence of Sub shall cease, and the Parent will own all the issued and outstanding shares of the capital stock of the Company.

      3. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

      4. Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent's willingness to enter into the Merger Agreement, certain holders of shares of the Common Stock, par value $.001 per share of the Company (the "Company Common Stock") who own in the aggregate a majority of the outstanding shares of Company Common Stock are entering into an Irrevocable Proxy and Option Agreement, pursuant to which such Common Stockholders have agreed, among other things (i) to grant irrevocable proxies coupled with an interest to representatives of the Parent to vote such shares of Company Common Stock in favor of the Merger; (ii) to grant the Parent an option to purchase such shares of Company Common Stock for the same number of shares as such Common Stockholders would receive in the Merger; and (iii) not to transfer or otherwise dispose of such shares of Company Common Stock or any interest therein except pursuant to the Merger, all on the terms and subject to the conditions set forth in the Merger Agreement.

      5. The Parent and Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS VII") are entering into a Securities Purchase and Exchange Agreement dated January 30, 1998 (the "Securities Purchase and Exchange Agreement"), pursuant to which WCAS VII has agreed at the Effective Time to: (i) purchase $15,000,000 principal amount of 10% Senior Subordinated Notes due 2005 (the "New Parent Senior Subordinated Notes") of the Parent, for cash equal to the principal amount thereof (except that a portion of the purchase price payable by WCAS VII shall be paid by surrender or exchange of other indebtedness as provided therein); (ii) subject to the rights offering referred to below, purchase up to 180,000 shares of Senior Convertible Preferred Stock, $.01 par value ("New Parent Preferred Stock") of the Parent, for a cash purchase price of $100 per share; (iii) exchange an aggregate of $10 million principal amount of Parent's existing 10% Senior Subordinated Notes due 2001 together with accrued interest thereon (the "Parent Senior Subordinated Notes") for an aggregate 33,000 shares of New Parent Preferred Stock; and (iv) convert all outstanding shares of Convertible Preferred Stock, $.01 par value ("Parent Preferred Stock") into Parent Common Stock, on the terms and subject to the conditions set forth in the Securities Purchase and Exchange Agreement.

      6. Pursuant to the Stockholders Agreement dated January 30, 1998 by and among WCAS VII, Parent and the Company (the "Stockholders Agreement"), WCAS VII has agreed to: (i) vote its shares of Parent Common Stock in favor of approval of the Parent Certificate of Amendment; (ii) subject to consummation of the Merger, to convert all outstanding shares of the Parent Preferred Stock into Parent Common Stock in accordance with the Certificate of Incorporation of the Parent; (iii) to make further assurances with respect to the Parent's obligations under this Agreement and the Securities Purchase and Exchange Agreement; and (iv) to grant, together with Parent, an option to the Company to purchase certain securities of the Company held by WCAS VII and Parent in the event this Agreement terminates and the Merger is not consummated, all on the terms and subject to the conditions contained in the Stockholders Agreement.

      7. Parent wishes to afford its public stockholders the right to participate in the purchase of New Parent Preferred Stock and the New Parent Senior Subordinated Notes on the same basis as the purchasers in the Securities and Exchange Agreement and, to that end, proposes to offer to such public stockholders a right to purchase their proportionate share, based on fully-diluted stockholdings of Parent Common Stock, of the New Parent Preferred Stock and the New Parent Subordinated Notes.

      8. Parent and the Company are entering into an Interim Management Agreement dated January 30, 1998 (the "Interim Management Agreement"), providing for the Chief Executive Officer of the Parent to serve jointly as the Chief Executive Officer of the Parent and the Company during the period specified in the Interim Management Agreement.

      9. Pursuant to a Note and Warrant Assignment and Transfer Agreement dated January 30, 1998 (the "Cerplex Note Purchase Agreement"), simultaneously with the execution and delivery of the Merger Agreement, WCAS VII is purchasing for cash from the holders thereof: (i) an aggregate $18,069,375 principal amount of outstanding 9.50% Senior Subordinated Notes due 2001 together with accrued interest thereon (the "Cerplex Subordinated Notes") of the Company, representing all the issued and outstanding Cerplex Subordinated Notes; and (ii) certain warrants to purchase shares of Company Common Stock, all on terms and subject to the conditions set forth therein.

     10. Pursuant to a Forbearance Agreement dated January 30, 1998 and a Seventh Amendment to a Credit Agreement and Limited Waiver dated January 30, 1998 (collectively, the "Forbearance Agreement"), Citibank, N.A. ("Citibank") is agreeing to the repayment of certain loans at a discount and to waive certain defaults and forbear from enforcing certain of its rights under the Credit Agreement dated as of October 12, 1994, as amended among the Company, the lenders named therein and Citibank, N.A., as Agent (the "Cerplex Credit Agreement"), pending consum-mation of the Merger and repayment of the obligations of the Company under the Cerplex Credit Agreement, all on the terms and subject to the conditions set forth in the Forbearance Agreement.

     11. As a condition precedent to the Merger, the Parent shall obtain proceeds from a new senior lender of at least $17,000,000 (the "New Senior Loan") on terms reasonably acceptable to the Parent.

     12. Pursuant to a letter agreement (the "Chase Waiver"), The Chase Manhattan Bank, N.A. ("Chase") is consenting to the New Senior Loan and agreeing to the subordination to the New Senior Loan of Chase's currently outstanding loan pursuant to the Credit Agreement, dated as of March 29, 1996, as amended, among the Parent, the guarantors named therein, the lenders named therein, and Chase, as Agent, all on the terms and subject to the conditions set forth in the Chase waiver.

  II. Merger Consideration

     1. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be canceled in accordance with Section 3.01(b) of the Merger Agreement and
     (ii) shares of Company Common Stock for which appraisal rights have been perfected in accordance with Section 262 of the Delaware General Corporate Law ("Dissenting Shares")) shall be converted into the right to receive
     1.076368 (the "Exchange Ratio") shares of Parent Common Stock payable upon the surrender of the certificate formerly representing such share of Company Common Stock.

          b) (i) All shares of Company Common Stock and all shares of Preferred Stock, $.001 par value (the "Company Preferred Stock") of the Company (collectively sometimes hereinafter referred to as "Company Stock") that, in either case, are (x) held by the Company as treasury shares or (y) owned by Parent or any wholly-owned Subsidiary of Parent, and (ii) all shares of Preferred Stock issued and outstanding immediately prior to the Effective Time, shall be canceled and retired and cease to exist and no securities of the Parent or other consideration shall be delivered in exchange therefor.

          c) Each share of Common Stock, par value $.01 per share of the Sub ("Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the surviving Corporation.

          d) Each outstanding option to purchase Company Common Stock (a "Company Stock Option") under all stock option plans of the Company shall be assumed by the Parent as more specifically provided in Section 7.08 of the Merger Agreement and each outstanding right, subscription, warrant, call, option or other agreement or arrangement of any kind (collectively, "Company Stock Purchase Rights") to purchase or otherwise to receive from the Company or any of its Subsidiaries any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company or any of its Subsidiaries shall be canceled or assumed, as applicable, by the Parent as more specifically provided in Section 7.09 of the Merger Agreement.

          e) The holders of Dissenting Shares, if any, shall be entitled to payment by the Company as the surviving corporation of the appraised value of such shares to the extent permitted by and in accordance with the provisions of Section 262 of the Delaware General Corporate Law. The Surviving Corporation shall be solely responsible for, and shall pay out of its own funds, any amounts which become due and payable to holders of Dissenting Shares, and such amounts shall not be paid directly or indirectly by Parent.

          f) It is understood that the parties intend for the Exchange Ratio to result in a capital structure for Parent in which the holders of all equity securities on a fully-diluted basis of the Company issued and outstanding at the Effective Time (including, without limitation, Company Common Stock, Company Stock Options and the Company Purchase Rights listed on Schedule 4.02(a) of the Merger Agreement which are not terminated prior to the Effective Time) shall receive in the Merger equity securities of Parent (including Parent Common Stock, Parent Stock Options or Parent Stock Purchase Rights (as hereinafter defined), as the case may be) constituting 25% of the Parent Common Stock on a fully-diluted basis after giving affect to the Merger and the consummation of all transactions to be consummated concurrently with the Merger (including the issuance of the New Parent Preferred Stock, the cancellation of the Cerplex Warrants acquired pursuant to the Cerplex Note Purchase Agreement and the cancellation of warrants pursuant to the Forbearance Agreement), not including, for purposes of such calculation, 50% of the then outstanding Parent Stock Options and 50% of the then outstanding Parent Stock Purchase Rights with an exercise price or conversion price greater than $2.50. Accordingly, the parties agree to make such adjustments to the Exchange Ratio as may be appropriate to give effect to the intent of the parties set forth herein; provided, that such adjustments may be made no later than five (5) business days prior to the Effective Time.

DUE DILIGENCE AND ANALYTICAL APPROACH

     Chanin as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, recapitalizations and reorganizations, private placements, and valuations for corporate and other business purposes. In rendering an opinion as to the fairness to the Common Stockholders of the Company of the Merger, Chanin has reviewed and relied upon with your consent, certain financial and other information relating to the Company and the Parent, including historical operating results, projected operating results, meetings and discussions with certain senior officers and representatives concerning the business, operations and prospects of the Company and the Parent. Chanin reviewed and discussed with Parent management Parent's operations, historical operating results, projected operating results, expected synergies from the Merger and expected operational changes pursuant to the Merger. Chanin reviewed a financial model of the Parent and the Company developed by the Parent and the Company. In addition, Chanin has reviewed such other information regarding the Company and the Merger as Chanin determined necessary and appropriate to render the opinion referred to herein including the (i) Merger Agreement, (ii) Securities Purchase and Exchange Agreement, (iii) Cerplex Note Purchase Agreement, (iv) Certificate of Designations, Preferences and Rights of the Senior Cumulative Convertible Preferred Stock, (v) Irrevocable Proxy and Option Agreement, (vi) Interim Management Agreement, (vii) Amended and Restated Registration Rights Agreement, (viii) Stockholders Agreement, (ix) Forbearance Agreement, (x) Certificate of Amendment to the Restated Certificate of Incorporation of the Parent, (xi) the Aurora Electronics, Inc. 10% Senior Subordinated Note, due December 31, 2004, and (xii) the Cerplex Group, Inc. 10% Subordinated Note due June 30, 1998.

     In connection with our review, we have not independently verified any of the foregoing information provided to us and have relied with your consent on its completeness and accuracy in all material aspects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on the basis of reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Our opinion is rendered on the basis of security market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of the Company as known on the date hereof.

     In arriving at our opinion we compared the financial aspects of the Merger with alternatives available to the Company on a stand alone basis. Our approach compared (i) the projections of the Merger of the Parent, the Company and the Sub and the resulting underlying value of the Company's equity interest in the Merger with (ii) the projections of the Company on a stand alone basis and the resulting underlying value to the Common Stockholders of the Company. Our analysis compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed historical stock prices and trading volumes of the Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as Chanin deemed appropriate for purposes of our opinion.

     The Chanin opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to it as of, the date of the opinion.

STAND ALONE COMPANY ANALYSIS

     Given the Company's limited financial liquidity and operating flexibility, the value to the Common Stockholders of the Company on a stand-alone basis is de minimus without a significant restructuring of the Company's capital structure. In order to effectuate a restructuring of its capital structure, the Company has limited options which would include either an out-of-court restructuring or a Chapter 11 filing. An out-of-court restructuring would have considerable risk for the Company's Common Stockholders given the length of time required to execute a consensual plan and the liquidity constraints facing the Company. In the event of a Chapter 11 proceeding, the Company would most likely suffer irreparable harm. Any value to the Common Stockholders of the Company under a Chapter 11 scenario would be de minimus. Under a liquidation scenario provided to Chanin by Company management, there would be no assets available to the Common Stockholders or the Company after the repayment of all outstanding liabilities. Given the Company's current liquidity issues and overleverage, we have determined that the current value that the market attributes to the Company's Common Stockholders as speculative in nature and not an accurate reflection of current equity value of the Company.

MERGER ANALYSIS

     In evaluating the Merger we considered a variety of valuation approaches including a (i) "Comparable Company Analysis" which values a company by reference to other publicly-traded companies with similar operating and financial characteristics and then compares the public company values with operating statistics of the subject Company to calculate valuation multiples,
(ii) "Comparable Acquisitions Analysis" which values a company by reference to other private market sales of similar businesses, (iii) "Discounted Cash Flow Analysis" which values a business based on the sum of its unlevered free cash flows before financial costs over a projected period and a capitalized terminal value at the end of the projected period (using a discount rate based on the weighted average cost of capital of companies in similar businesses to reflect the relative riskiness (i.e. variability) of the projected cash flows).

     Comparison of Selected Publicly Traded Comparable Companies. Chanin analyzed the operating performance of the Company relative to a set of four companies deemed to be reasonably comparable to the Company because they possess general business, operating and financial characteristics similar to the Company (collectively, the "Comparable Companies"). Given that a significant portion of the hardware maintenance market is serviced by OEM service organizations and a highly fragmented group of small privately held companies, there are few publicly traded directly comparable companies. The reasonably comparable companies selected consisted of PC Service Source, Inc., DecisionOne Holdings Corp., Genicom Corporation, and Solectron Corporation.

     Chanin calculated certain trading statistics with the Comparable Companies including total enterprise value (defined as market value of common equity plus book value of total debt less cash and cash equivalents) (based on reported closing prices for the Comparable Companies on January 20, 1998) as a multiple of the latest twelve months ("LTM") revenues, LTM earnings before interest, taxes, depreciation, and amortization ("EBITDA"), LTM earnings before interest and taxes ("EBIT") and price to earnings ratios ("P/E") based on the estimated calendar years ended 1998 and 1999 EPS (as estimated by IBES). The results of our analysis were as follows:

                     TRADING STATISTIC                        REFERENCE RANGE
                     -----------------                        ---------------
Enterprise Value/Revenue....................................   0.40x - 0.50x
Enterprise Value/EBITDA.....................................   7.50x - 8.50x
Enterprise Value/EBIT.......................................   15.0x - 18.0x
PE Multiples:
  1998E.....................................................   20.0x - 25.0x
  1999E.....................................................   10.0x - 12.0x

     Chanin applied the reference ranges stated above to projected revenue and EBITDA for 1998 and 1999, respectively, for the Merged entity. Given the integration issues of merging the two companies together, revenue and EBITDA were considered the most appropriate valuation references. The analysis resulted in a reference range of the value to the Common Stockholders of the equity interest in the Merged entity of between $10,000,000 to $15,000,000.

     Analysis of Selected Transactions in the Computer and Electronics Repair Industry. Chanin reviewed publicly available information for selected merger and acquisition transactions in the computer and electronics repair industry announced subsequent to January 1993 through January 1998 for control of the target company (greater than 50% of equity) and with purchase prices between $20 million to $400 million. Chanin reviewed the consideration paid in such transactions in terms of the total enterprise value as a multiple of LTM revenues and LTM EBITDA of the target company prior to its acquisition. The analysis resulted in the following reference ranges:

                     TRADING STATISTIC                        REFERENCE RANGE
                     -----------------                        ---------------
Enterprise Value/Revenue....................................   0.75x - 1.00x
Enterprise Value/EBITDA.....................................   8.00x - 9.00x

     Chanin applied the reference ranges stated above to projected revenue and EBITDA for 1998 and 1999 respectively, for the Merger. Given the integration issues of merging the two companies together, revenue and EBITDA were considered the most appropriate valuation references. The analysis resulted in a reference range of the value to the Common Stockholders of the Company in the Merger of between $15,000,000 to $20,000,000.

     Discounted Cash Flow Analysis. Chanin analyzed the projected cash flows of the Merger from 1998 through 2002 to derive a set of expected cash flows to be discounted and arrive at an enterprise value for the Merged entity. Chanin's methodology valued the Merger as the sum of: (i) its discounted unlevered free cash flows before financial costs from 1998 through 2002; and (ii) a discounted terminal value at the end of the forecast period (2002). The analysis resulted in a reference range of the value to the Common Stockholders of the Company in the Merger of between $12,000,000 to $15,000,000.

     In addition to the above described quantitative approaches, we considered a number of qualitative factors as well including, (i) that the Company is comprised of two related but distinct business units (namely computer and electronic hardware repair, and computer and electronic parts brokering businesses), (ii) that the Company's France operations restrict the Company's ability to repatriate funds from France and that a significant contract with Rank Xerox expires in 2000, (iii) that the fourth party maintenance and repair business is a relatively young and developing industry, (iv) that the Company will be majority owned by an historically successful and active equity sponsor (WCAS VII) with significant experience and knowledge of outsourcing industries,
(v) the historical financial performance of the Company, (vi) the contemplated management team of the Company, (vii) the number of potential strategic and financial purchasers of the Company and (viii) the Company's current financial condition.

PURPOSE OF THE OPINION

     You acknowledge that our opinion given by us to you in connection with our engagement is intended solely for use in connection with the Merger, and you agree that, except to the extent otherwise required by law and as required for disclosure in the joint Registration Statement on Form S-4 of the Company and the Parent (subject to our prior written approval), no such opinion or advice shall be reproduced, disseminated, quoted or referred to any time, in any manner, or for any purpose, without the prior written consent of Chanin (except to the extent otherwise required by law).

CONCLUSION

     As a result of our due diligence and our analysis of the Merger as outlined herein it is our opinion that the consideration to be received by the Common Stockholders of the Company in the Merger is fair to the Common Stockholders of the Company, from a financial point of view.

                                   APPENDIX D

                    DELAWARE APPRAISAL RIGHTS AND PROCEDURES

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

  sec.262  APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this chapter shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this Section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251 (other than a merger effected pursuant to subsection (g) of sec.251), 252, 254, 257, 258, 263 or 264 of this chapter:

          (1) provided, however, that no appraisal rights under this Section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding the provision of subsection (b)(1) of this Section, appraisal rights under this Section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this chapter to accept for such stock anything except

             (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             (ii) shares of stock of any other corporation or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             (iii) cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses (i) and (ii); or

             (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses (i), (ii) and (iii) of this subsection.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this chapter is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this Section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this Section, including those set forth in subsections (d) and
(e) shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this Section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this Section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger for consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
     (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date if fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholders shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this Section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this Section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any other state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this Section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this Section, or if such stockholders shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this Section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                    EXHIBIT 99.2


[X] Please mark your
    votes as in this
    example.




Approval of the Merger.

   FOR         AGAINST        ABSTAIN

  [  ]           [  ]           [  ]



SIGNATURE(S)                                      DATE
            -------------------------------------      ----------

NOTE: (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

PLEASE SIGN, DATE AND MAIL TODAY.


                             THE CERPLEX GROUP, INC.

 BOARD OF DIRECTORS PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AT
                     11:00 A.M., TUESDAY, APRIL 23, 1998 AT
             THE CORPORATE HEADQUARTERS OF THE CERPLEX GROUP, INC.,
                   1382 BELL AVENUE, TUSTIN, CALIFORNIA 92780


                  The undersigned stockholder of The Cerplex Group, Inc. (the "Company") hereby appoints Stephen J. Hopkins, as proxy, with full power of substitution, to vote the shares of the undersigned at the above-stated Special Meeting and at any adjournment(s) thereof on the proposals set forth on the reverse side.

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO THE MATTER REFERRED TO THEREIN, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

                  Receipt herewith of the Company's Notice of Meeting and Joint Proxy Statement/Prospectus, dated March 27, 1998, is hereby acknowledged.

                                                                   ============
                                                                    SEE REVERSE
                                                                       SIDE
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